As filed with the Securities and Exchange Commission on September 23, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	4213	48-0948788
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(913) 696-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeff P. Bennett

Vice President—Legal, Interim General Counsel and Secretary

10990 Roe Avenue

Overland Park, Kansas 66211

(913) 696-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dennis M. Myers, P.C.

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

(312) 862-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
10% Series A Convertible Senior Secured Notes due 2015	$ 14,993,612	100%	$14,993,612(1)	$ 1,741
10% Series A Convertible Senior Secured Notes due 2015 Paid-in-Kind	$6,502,414(2)	100%	$ 6,502,414(1)	$ 755
10% Series B Convertible Senior Secured Notes due 2015	$ 13,401,338	100%	$13,401,338(1)	$ 1,556
10% Series B Convertible Senior Secured Notes due 2015 Paid-in-Kind	$5,811,879(3)	100%	$ 5,811,879(1)	$ 675
Common Stock, par value $0.01 per share	161,339,531	$0.07(4)	$ 11,293,767	$ 1,311
Common Stock, par value $0.01 per share	500,642,286(5)	—	—	$— (6)
Guarantees of 10% Series A Convertible Senior Secured Notes due 2015	—	—	—	— (7)
Guarantees of 10% Series B Convertible Senior Secured Notes due 2015	—	—	—	— (7)

(1)	Equals the aggregate principal amount of securities being registered. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Equals the maximum aggregate principal amount of 10% Series A Convertible Senior Secured Notes due 2015 (the “Series A Notes”) paid-in-kind in respect of interest to be paid on the Series A Notes.
(3)	Equals the maximum aggregate principal amount of 10% Series B Convertible Senior Secured Notes due 2015 (the “Series B Notes”) paid-in-kind in respect of interest or make whole premium to be paid on the Series B Notes.
(4)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s common stock, par value $0.01 per share (the “common stock”) as reported on the NASDAQ Global Select Market on September 21, 2011.
(5)	Equals the sum of (i) an estimate of the maximum number of shares of the registrant’s common stock issuable in respect of principal and paid-in-kind interest of the Series A Notes being registered (189,637,942 shares), (ii) an estimate of the maximum number of shares of common stock issuable in respect of principal, paid-in-kind interest and make whole premium of the Series B Notes being registered (311,004,344 shares), and (iii) such currently indeterminate number of shares of common stock as may be required for issuance in respect of the Series A Notes and the Series B Notes being registered as a result of anti-dilution provisions thereof or any liquidation preference associated therewith.
(6)	No additional consideration will be received for the common stock issuable upon conversion of the Series A Notes and the Series B Notes; therefore no registration fee is required pursuant to Rule 457(i) of the Securities Act of 1933 with respect to such shares.
(7)	The Series A Notes and the Series B Notes are guaranteed by the guarantors named in the Table of Additional Registrants. No separate consideration will be paid in respect of the guarantees pursuant to Rule 457(n) of the Securities Act.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
YRC Inc.	Delaware	34-0492670
Roadway LLC	Delaware	20-0453812
Roadway Next Day Corporation	Pennsylvania	23-2200465
YRC Enterprise Services, Inc.	Delaware	20-0780375
YRC Regional Transportation, Inc.	Delaware	36-3790696
USF Sales Corporation	Delaware	36-3799036
USF Holland Inc.	Michigan	38-0655940
USF Reddaway Inc.	Oregon	93-0262830
USF Glen Moore Inc.	Pennsylvania	23-2443760
YRC Logistics Services, Inc.	Illinois	36-3783345
IMUA Handling Corporation	Hawaii	36-4305355
YRC Association Solutions, Inc.	Delaware	20-3720424
Express Lane Service, Inc.	Delaware	20-1557186
YRC International Investments, Inc.	Delaware	20-0890711
USF RedStar LLC	Delaware	N/A
USF Dugan Inc.	Kansas	48-0760565
USF Technology Services Inc.	Illinois	36-4485376
YRC Mortgages, LLC	Delaware	20-1619478
New Penn Motor Express, Inc.	Pennsylvania	23-2209533
Roadway Express International, Inc.	Delaware	34-1504752
Roadway Reverse Logistics, Inc.	Ohio	34-1738381
USF Bestway Inc.	Arizona	86-0104184
USF Canada Inc.	Delaware	20-0211560
USF Mexico Inc.	Delaware	20-0215717
USFreightways Corporation	Delaware	N/A

The address, including zip code and telephone number, including area code, of each additional registrant’s principal executive offices is as shown on the cover page of this Registration Statement on Form S-1, except the address, including zip code and telephone number, including area code for the principal executive offices of (i) New Penn Motor Express, Inc. is 625 South Fifth Ave., Lebanon, PA 17042, (800) 285-5000, (ii) USF Glen Moore Inc. is 1711 Shearer Drive, Carlisle, PA 17013-9970, (717) 245-0788, (iii) USF Holland Inc. is 750 East 40 St., Holland, MI 49423, (616) 395-5000 and (iv) USF Reddaway Inc. is 16277 SE 130 Ave., Clackamas, OR 97015, (503) 650-1286. The name, address, including zip code, of the agent for service for each of the additional registrants is Jeff P. Bennett, Vice President—Legal, Interim General Counsel and Secretary, YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211.

The information in this prospectus may change. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 2011

PRELIMINARY PROSPECTUS

YRC Worldwide Inc.

UP TO $21,496,026 PRINCIPAL AMOUNT OF 10% SERIES A CONVERTIBLE SENIOR SECURED NOTES DUE 2015 (THE “SERIES A NOTES”) AND COMMON STOCK ISSUABLE UPON THE CONVERSION OF THE SERIES A NOTES

UP TO $19,213,217 PRINCIPAL AMOUNT OF 10% SERIES B CONVERTIBLE SENIOR SECURED NOTES DUE 2015 (THE “SERIES B NOTES”) AND COMMON STOCK ISSUABLE UPON THE CONVERSION OF THE SERIES B NOTES

UP TO 161,339,531 SHARES OF COMMON STOCK

This prospectus covers resales from time to time by selling securityholders of (i) up to $21,496,026 principal amount of our Series A Notes held by certain selling securityholders and shares of our common stock issuable upon conversion of the Series A Notes held by certain securityholders, plus such additional indeterminate number of shares of common stock as may be required for issuance in respect of the Series A Notes as a result of anti-dilution provisions thereof or any liquidation preference associated therewith, (ii) up to $19,213,217 principal amount of our Series B Notes held by certain selling securityholders and shares of our common stock issuable upon conversion of the Series B Notes held by certain securityholders, plus such additional indeterminate number of shares of common stock as may be required for issuance in respect of the Series B Notes as a result of anti-dilution provisions thereof or any liquidation preference associated therewith and (iii) up to 161,339,531 shares of our common stock held by certain selling securityholders. The Series A Notes, the Series B Notes and the shares of our common stock may be sold from time to time by or on behalf of the selling securityholders named in this prospectus or in supplements to this prospectus.

The selling securityholders are offering the Series A Notes, the Series B Notes and shares of our common stock. The selling securityholders may dispose of their securities from time to time through one or more of the means described in the section entitled “Plan of Distribution” beginning on page 197. The selling securityholders will receive all proceeds from the sales of the Series A Notes, the Series B Notes and the shares of our common stock being registered in this registration statement. We will not receive any portion of the proceeds from the sales of the Series A Notes, the Series B Notes or the shares of common stock.

Our common stock is currently listed on the NASDAQ Global Select Market under the symbol “YRCW”; however, our common stock is currently subject to delisting from the NASDAQ Global Select Market. See “Risk Factors—Risks Relating to the Securities—Our common stock currently listed on the NASDAQ is subject to delisting.” There is no market for the Series A Notes or the Series B Notes on the NASDAQ Global Select Market or any national or regional securities exchange.

Investing in the securities offered by this prospectus involves risks. See “Risk Factors” beginning on page 14.

NONE OF THE SECURITIES OFFERED HEREBY HAVE BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY, COMPLETENESS OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE IN THE UNITED STATES.

The date of this prospectus is             , 2011

i

This prospectus does not constitute an offer to any person in any jurisdiction where it is unlawful to make such an offer or solicitation. This offering is being made on the basis of this prospectus and is subject to the terms described herein and those that may be set forth in any amendment or supplement thereto or incorporated by reference herein. Any decision to participate in this offering should be based on the information contained in this prospectus or any amendment or supplement thereto or specifically incorporated by reference herein. In making an investment decision or decisions, prospective investors must rely on their own examination of us and the terms of the offering and the securities being offered, including the merits and risks involved. Prospective investors should not construe anything in this prospectus as legal, business or tax advice. Each prospective investor should consult its advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the offering under applicable legal investment or similar laws or regulations.

Each prospective investor must comply with all applicable laws and regulations in force in any jurisdiction in which it participates in the offering or possesses or distributes this prospectus and must obtain any consent, approval or permission required by it for participation in the offering under the laws and regulations in force in any jurisdiction to which it is subject, and neither we, the selling securityholders nor any of our or their respective representatives shall have any responsibility therefor.

No action with respect to this offering has been or will be taken in any jurisdiction (except the United States) that would permit a public offering of the offered securities, or the possession, circulation or distribution of this prospectus or any material relating to the Company or the offered securities where action for that purpose is required. Accordingly, the offered securities may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus nor any other offering material or advertisement in connection with this offering may be distributed or published, in or from any such jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction. A holder outside the United States may participate in this offering but should refer to the disclosure under “Non-U.S. Offer Restrictions.”

This prospectus contains summaries believed to be accurate with respect to certain documents, but reference is made to the actual documents for complete information. All of those summaries are qualified in their entirety by this reference. Copies of documents referred to herein will be made available to prospective investors upon request to us at the address and telephone number set forth in “Incorporation of Certain Documents by Reference.”

This prospectus, including the documents incorporated by reference herein contain important information that should be read before any decision is made with respect to participating in this offering.

The delivery of this prospectus shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in any attachments hereto or in the affairs of YRC Worldwide Inc. or any of its subsidiaries or affiliates since the date hereof.

No one has been authorized to give any information or to make any representations with respect to the matters described in this prospectus, other than those contained in this prospectus. If given or made, such information or representation may not be relied upon as having been authorized by us or the selling securityholders.

In this prospectus, “we”, “us”, “our” and “the Company” refers to YRC Worldwide Inc. and its subsidiaries, unless otherwise stated or the context otherwise requires. “YRCW” refers expressly to YRC Worldwide Inc. and not its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities to be offered by the selling securityholders, which we have filed with the SEC. This prospectus does not contain all of the information in the registration statement and its related exhibits and schedules. For further information regarding us and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly and current reports and proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Our common stock is currently listed on the NASDAQ Global Select Market under the symbol “YRCW”; however, our common stock is currently subject to delisting from the NASDAQ Global Select Market. See “Risk Factors—Risks Relating to the Securities—Our common stock currently listed on the NASDAQ is subject to delisting.”

Our SEC filings are also available to the public on the SEC’s internet website at http://www.sec.gov and on our website at http://www.yrcw.com. Information contained on our internet website is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is considered part of this prospectus. We incorporate by reference the documents listed below:

•

Our Annual Reports on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2010, except for the consolidated financial statements and schedule of the Company as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and the report thereon of KPMG LLP, independent registered public accounting firm, included in Part II, Item 8, “Financial Statements and Supplementary Data” of such Annual Report;

•

Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2011 (except for the consolidated financial statements of the Company as of March 31, 2011, included in Item 1 “Financial Statements” of such Quarterly Report) and the quarterly period ended June 30, 2011; and

•

Our Current Reports on Form 8-K filed with the SEC in 2011 on the following dates: January 3; February 11 and 28; March 1 and 10; April 1 and 29; May 17 (which report includes the consolidated financial statements and schedule of the Company as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and the report thereon of KPMG LLP, independent registered public accounting firm, and the consolidated financial statements of the Company as of March 31, 2011 (each of which financial statements and schedule were prepared assuming we would continue as a going concern; however, our significant declines in operations, cash flows and liquidity raise substantial doubt about our ability to continue as a going concern), which have been reissued to provide condensed consolidating financial information required by Rule 3-10 of Regulation S-X); July 8 and 25 (two filings); August 3, 4 and 31; September 16 (two filings).

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

Jeff P. Bennett

Corporate Secretary

YRC Worldwide Inc.

10990 Roe Avenue

Overland Park, Kansas 66211

(913) 696-6100

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Any statements about our expectations, beliefs, plans, objectives, assumptions, future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the caption “Risk Factors” and elsewhere in this prospectus, including the exhibits hereto and those incorporated by reference herein. All forward-looking statements are necessarily only estimates of future results and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

Forward-looking statements regarding future events and our future performance involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, without limitation, the following items:

•	our recurring losses from operations and negative operating cash flows raise substantial doubt as to our ability to continue as a going concern

•	the volatility of our common stock’s market price and possible delisting of our common stock from the NASDAQ Global Select Market;

•	income tax liability as a result of our recently completed exchange offer;

•	increases in pension expense and funding obligations, including obligations to pay surcharges;

•	economic downturn, downturns in our customers’ business cycles and changes in their business practices;

•	competitor pricing activity;

•	the effect of any deterioration in our relationship with our employees;

•	self-insurance and claims expenses exceeding historical levels;

•	adverse changes in equity and debt markets and our ability to raise capital;

•	adverse changes in the regulatory environment;

•	effects of anti-terrorism measures on our business;

•	adverse legal proceeding or Internal Revenue Service audit outcomes;

•	failure to obtain projected benefits and cost savings from operational and performance initiatives;

•	covenants and other restrictions in our credit and other financing arrangements; and

•	the other risk factors that are from time to time included in our reports filed with the SEC.

Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct.

Many of the factors set forth above are described in greater detail in our filings with the SEC. All forward-looking statements included in this prospectus are expressly qualified in their entirety by the foregoing cautionary statements. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made or to reflect the occurrence of unanticipated events.

v

SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus, including the section entitled “Risk Factors,” the documents referred to under the heading “Where You Can Find More Information” and the documents incorporated by reference under the heading “Incorporation of Certain Documents by Reference.”

Our Company

YRC Worldwide Inc., one of the largest transportation service providers in the world, is a holding company that through wholly owned operating subsidiaries and its interest in certain joint ventures offers its customers a wide range of transportation services. These services include global, national and regional transportation. Our operating subsidiaries include the following:

•

YRC National Transportation (“National Transportation”) is the reporting unit for our transportation service providers focused on business opportunities in regional, national and international services. National Transportation provides for the movement of industrial, commercial and retail goods, primarily through regionalized and centralized management and customer facing organizations. This unit includes our less-than-truckload (“LTL”) subsidiary YRC Inc. (“YRC”), and YRC Reimer, a subsidiary located in Canada that specializes in shipments into, across and out of Canada. In addition to the United States (“U.S.”) and Canada, National Transportation also serves parts of Mexico, Puerto Rico and Guam.

•

Regional Transportation (“Regional Transportation”) is the reporting unit for our transportation service providers focused on business opportunities in the regional and next-day delivery markets. Regional Transportation is comprised of New Penn Motor Express, Holland and Reddaway. These companies each provide regional, next-day ground services in their respective regions through a network of facilities located across the U.S., Canada, Mexico and Puerto Rico.

•	YRC Truckload reflects the results of Glen Moore, a provider of truckload services throughout the U.S.

In August 2010, we completed the sale of the majority of our YRC Logistics business to a third party.

At June 30, 2011, approximately 77% of our labor force was subject to collective bargaining agreements, which predominantly expire in 2015.

YRC Worldwide Inc. was incorporated in Delaware in 1983 and is headquartered in Overland Park, Kansas. We employed approximately 32,000 people as of June 30, 2011. The mailing address of our headquarters is 10990 Roe Avenue, Overland Park, Kansas 66211, and our telephone number is (913) 696-6100. Our website is www.yrcw.com. Through the “SEC Filings” link on our website, we make available the following filings as soon as reasonably practicable after they are electronically filed with or furnished to the SEC: our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. All of these filings may be viewed or printed from our website free of charge.

Summary of the Restructuring Plan

Background

The economic environment beginning in 2008, where market conditions were especially weak, and continuing in 2009 has had a dramatic effect on our industry and on our Company. The weak economic environment negatively impacted our customers’ needs to ship and, therefore, negatively impacted the volume of freight we serviced and the price we received for our services. In addition, we believe that many of our then-existing customers reduced their business with us due to their concerns regarding our financial condition. In 2010, and continuing into 2011, market conditions started to rebound and our customer base stabilized and as a result our volumes stabilized in the first and second quarters of 2010 and began to grow sequentially, seasonally adjusted, throughout the remainder of 2010 and into 2011. Pricing conditions in the industry, however, remain competitive and we believe that we will continue to face competition stemming from excess capacity in the market in the near term.

In light of the past and current economic environment, and the resulting challenging business conditions, we have executed on a number of significant initiatives beginning in 2008 through 2011 to improve liquidity, which are described more fully in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition—Liquidity” in our Annual Report on Form 10-K for the year ended December 31, 2010 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011 and June 30, 2011. See “Where You Can Find More Information.”

The Restructuring

On February 28, 2011, we and the Teamsters National Freight Industry Negotiating Committee (“TNFINC”), lenders holding at least 51% of exposure as defined in our existing credit agreement, the administrative agent under our existing credit agreement (the “Agent”) and the Steering Group Majority (as defined herein) (collectively, the “Consenting Parties”) reached a non-binding agreement in principle in the form of a term sheet entitled “Summary of Principal Terms of Proposed Restructuring” (the “term sheet”) setting forth the material terms of our proposed restructuring, of which an exchange of claims under our existing credit agreement for, among other things, the Series B Convertible Preferred Stock and the Series A Notes (the “exchange offer”) forms a part. “Steering Group Majority” means the lenders of the steering committee of an informal group of unaffiliated lenders and participants under the Company’s existing credit agreement (the “Steering Group”) representing more than 50% of the Steering Group’s exposure under the existing credit agreement (including participations).

Between February 28, 2011 and April 29, 2011, we negotiated several definitive agreements to the restructuring with the Consenting Parties and other constituents to the restructuring, including the multiemployer pension funds under our contribution deferral agreement. The advisors to those parties engaged in numerous discussions with our management, legal and financial advisors regarding our restructuring and reviewed, commented and approved the definitive documents relating to the restructuring. Also on April 29, 2011, we entered into a support agreement with certain lenders under our existing credit agreement pursuant to which such lenders agreed, among other things, to support the exchange offer subject to certain conditions and a support agreement with TNFINC pursuant to which TNFINC agreed, among other things, to the terms of the exchange offer and to support the exchange offer (collectively, the “support agreements”).

On May 17, 2011, we filed an initial registration statement on Form S-1 (Registration No. 333-174277) (as amended, the “Exchange Offer Registration Statement”) with the SEC to describe the restructuring and to register the securities issuable in the restructuring. On July 8, 2011, we commenced the exchange offer, and on July 12, 2011, the Exchange Offer Registration Statement was declared effective by the SEC. The exchange offer expired on July 20, 2011, and the exchange offer and related transactions were successfully completed on July 22, 2011.

On September 16, 2011, the Charter Amendment Merger (as defined below) was successfully consummated.

On September 23, 2011, we filed an initial shelf registration statement on Form S-1 to which this prospectus relates registering Series A Notes, Series B Notes and shares of our common stock for resale by certain securityholders who own securities that are, or are convertible into, 10% or more of our common stock or who otherwise may be deemed our affiliates.

Restructuring Transactions

The restructuring consisted of the following related transactions (among others):

•

the refinancing of claims of our lenders under our existing credit agreement (“credit agreement claims”), pursuant to which we (i) exchanged, for credit agreement claims, a combination of (A) approximately 3,717,948 shares of our Series B Convertible Preferred Stock, which automatically converted into shares of common stock equal to approximately 72.5% of the common stock outstanding immediately following the consummation of the Charter Amendment Merger on September 16, 2011, subject to dilution for a new equity incentive plan and shares of common stock issuable in respect of the Series A Notes and the Series B Notes, allocated among all holders of credit agreement claims on a pro rata basis, and (B) $140.0 million in aggregate principal amount of the Series A Notes, allocated among all holders of all non-letter of credit (“non-LC”) credit agreement claims on a pro rata basis, (ii) amended and restated our existing credit agreement to provide for, among other things, (x) the conversion of credit agreement claims into a new $307.4 million term loan (the amount of the aggregate principal amount of the non-LC credit agreement claims less $305.0 million as of the closing of the exchange offer, initially held by all holders of non-LC credit agreement claims on a pro rata basis) and (y) an amended letter of credit facility for all letter of credit claims outstanding as of the closing of the exchange offer, and (iii) issued to certain holders of credit agreement claims $100.0 million in aggregate principal amount of the Series B Notes;

•

through a special purpose, bankruptcy remote subsidiary of ours, entry into an ABL facility with initial aggregate commitments of $400.0 million and minimum excess availability on the closing date of the exchange offer of not less than $40.0 million (net of refinancing of the ABS facility and any reserves);

•	an amendment and restatement of the contribution deferral agreement and pension notes;

•

the issuance of approximately 1,282,051 shares of our Series B Convertible Preferred Stock to the Teamster-National 401(k) Savings Plan for the benefit of our International Brotherhood of Teamsters (“IBT”) employees, which Series B Convertible Preferred Stock automatically converted into shares of common stock equal to approximately 25.0% of the common stock outstanding immediately following the consummation of the Charter Amendment Merger on September 16, 2011, subject to dilution for a new equity incentive plan and shares of common stock issuable in respect of the Series A Notes and the Series B Notes; and

•

the merger of a wholly owned subsidiary of the Company with and into the Company with the Company as the surviving entity, in connection with which the Company’s certificate of incorporation was amended and restated to, among other things, increase the amount of authorized shares of common stock to a sufficient number of shares to (i) permit the automatic conversion of all the shares of the Series B Convertible Preferred Stock issued in the exchange offer into shares of our common stock and (ii) allow for conversion of the Series A Notes and the Series B Notes (the “Charter Amendment Merger”). Upon the completion of the Charter Amendment Merger on September 16, 2011, the Series B Convertible Preferred Stock automatically converted into our common stock, and the Series A Notes and the Series B Notes received the voting and conversion rights as set forth in the respective indentures governing the Series A Notes and the Series B Notes.

Additional Information

This summary of the restructuring is intended to provide you with basic information concerning those items. However, it is not a substitute for reviewing our periodic reports filed with the SEC, including our annual report for the fiscal year ended December 31, 2010, our quarterly reports for the quarterly periods ended March 31, 2011 and June 30, 2011 and our current reports. For more information on the background of the restructuring, see “Where You Can Find More Information” above. Aspects of our restructuring involve risks and uncertainties, including those described or otherwise referred to in the section of this Prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.”

Description of Series A Notes

The summary below describes the principal terms of the Series A Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Series A Notes” section of this prospectus contains a more detailed description of the terms and conditions of the Series A Notes. The “Description of Our Capital Stock” section of this prospectus contains a more detailed description of our common stock.

Issuer	YRC Worldwide Inc.

Securities Offered	Up to $21,496,026 million in aggregate principal amount of Series A Notes and the underlying shares of our common stock into which the Series A Notes will be convertible, from time to time by the selling securityholders named herein.

Maturity	March 31, 2015.

Interest Rate and Payment Dates	10% per year. Interest will be payable on a semiannual basis in arrears on March 31 and September 30 of each year commencing on September 30, 2011. Interest on the Series A Notes will be paid only in-kind through the issuance of additional Series A Notes. See “Description of Series A Notes—Principal, Maturity and Interest.”

Ranking	The Series A Notes and the guarantees of the Series A Notes are senior secured obligations of the issuer and the guarantors and:

•

rank senior in right of payment to all of the issuer’s and the guarantors’ future indebtedness and other obligations that expressly provide for their subordination to the Series A Notes and the guarantees thereof;

•

are effectively senior to all of the issuer’s and the guarantors’ existing and future unsecured indebtedness to the extent of the value of the collateral securing the Series A Notes, after giving effect to first-priority liens on the collateral and certain other permitted liens;

•

are effectively junior to the issuer’s and the guarantors’ indebtedness and other obligations that are either (i) secured by liens on the collateral that are senior or prior to the liens securing the Series A Notes, including indebtedness under the Contribution Deferral Agreement and the amended and restated credit agreement in each case, to the extent of the value of such senior priority lien collateral or (ii) secured by assets that are not part of the collateral that is securing the Series A Notes, in each case, to the extent of the value of the collateral;

•	are pari passu in right of payment and security with the Series B Notes;

•	are structurally subordinated to all of the existing and future liabilities, including trade payables, of the issuer’s subsidiaries that do not guarantee the Series A Notes.

Guarantees	The Series A Notes are initially guaranteed by all of our domestic subsidiaries that guarantee obligations under the amended and restated credit agreement. In the event any of our existing or future domestic subsidiaries guarantees any indebtedness valued in excess of $5.0 million, then such subsidiary will also guarantee our indebtedness under the Series A Notes. In the event of a sale of all or substantially all of the capital stock or assets of any guarantor, the guarantee of such guarantor will be released. See “Description of Series A Notes—Guarantees.”

Collateral	Junior priority liens on substantially the same collateral securing the amended and restated credit agreement (other than any leasehold interests and equity interests of subsidiaries to the extent such pledge of equity interests would require increased financial statement reporting obligations pursuant to Rule 3-16 of Regulation S-X). See “Description of Series A Notes—Security for the Series A Notes.”

Conversion Rights	At any time after the second anniversary of the issue date of the Series A Notes, subject to certain limitations on conversion and issuance of shares, holders may convert any outstanding Series A Notes into shares of our common stock at the initial conversion price per share of approximately $0.1134. This represents a conversion rate of approximately 8,822 shares of common stock per $1,000 principal amount of Series A Notes. The conversion price may be adjusted for certain anti-dilution adjustments. See “Description of Series A Notes—Conversion Rights—Conversion Rate Adjustments.”

Voting Rights	The Series A Notes entitle the holders thereof to vote with the common stock on As-Converted-to-Common-Stock-Basis, subject to certain limitations. See “Description of Series A Notes—Equity Voting Rights.”

Optional Redemption	The Series A Notes may be redeemed, in whole or in part, at any time at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the redemption Date. See “Description of Series A Notes—Optional Redemption.”

Certain Covenants	The indenture governing the Series A Notes contains covenants limiting, among other things, the issuer’s and its restricted subsidiaries’ ability to (i) create liens on assets and (ii) merge, consolidate, or sell all or substantially all of the issuer’s and the guarantors’ assets. These covenants are subject to important exceptions and qualifications. See “Description of Series A Notes—Certain Covenants.”

Registration Rights

We and our guarantor subsidiaries entered into a registration rights agreement with certain holders of the Series A Notes under which we agreed to prepare and file with the SEC a registration statement covering the resale of such Series A Notes and the shares of our common stock such securities are convertible into, on or prior to the fifth business day after the consummation of the Charter Amendment Merger, or September 23, 2011. The registration statement to which this prospectus relates satisfied this requirement. We will also use our commercially reasonable efforts to cause the SEC to declare the registration statement to which this prospectus relates effective within the timeframes set forth in the registration rights agreement and to maintain such effectiveness.

If we do not fulfill certain of our obligations under the registration rights agreement, we will be required to pay additional amounts in partial liquidated damages in the form of additional Series A Notes. See “Registration Rights.”

Use of Proceeds	We will not receive any proceeds from the sale of the Series A Notes and the underlying shares of our common stock into which the Series A Notes will be convertible offered by this prospectus.

Trading	We do not intend to list the notes on any national securities exchange or automated quotation system.

Trustee and Collateral Trustee	U.S. Bank National Association.

An investment in the Series A Notes or any shares of common stock issuable upon conversion or otherwise on account of the notes involves risks. You should carefully consider the information set forth in the section of this prospectus entitled “Risk Factors,” as well as other information included in or incorporated by reference into this prospectus before deciding whether to invest in the Series A Notes or our common stock.

Description of Series B Notes

The summary below describes the principal terms of the Series B Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Series B Notes” section of this prospectus contains a more detailed description of the terms and conditions of the Series B Notes. The “Description of Our Capital Stock” section of this prospectus contains a more detailed description of our common stock.

Issuer	YRC Worldwide Inc.

Securities Offered	Up to $19,213,217 million in aggregate principal amount of Series B Notes and the underlying shares of our common stock into which the Series B Notes will be convertible, from time to time by the selling securityholders named herein.

Maturity	March 31, 2015.

Interest Rate and Payment Dates	10% per year. Interest will be payable on a semiannual basis in arrears on March 31 and September 30 of each year commencing on September 30, 2011. Interest on the Series B Notes will be paid only in-kind through the issuance of additional Series B Notes. See “Description of Series B Notes—Principal, Maturity and Interest.”

Ranking	The Series B Notes and the guarantees of the Series B Notes are senior secured obligations of the issuer and the guarantors and:

•

rank senior in right of payment to all of the issuer’s and the guarantors’ future indebtedness and other obligations that expressly provide for their subordination to the Series B Notes and the guarantees thereof;

•

are effectively senior to all of the issuer’s and the guarantors’ existing and future unsecured indebtedness to the extent of the value of the collateral securing the Series B Notes, after giving effect to first-priority liens on the collateral and certain other permitted liens;

•

are effectively junior to the issuer’s and the guarantors’ indebtedness and other obligations that are either (i) secured by liens on the collateral that are senior or prior to the liens securing the Series B Notes, including indebtedness under the Contribution Deferral Agreement and the amended and restated credit agreement, in each case to the extent of the value of such senior priority lien collateral or (ii) secured by assets that are not part of the collateral that is securing the Series B Notes, in each case, to the extent of the value of the collateral;

•	are pari passu in right of payment and security with the Series A Notes; and

•	are structurally subordinated to all of the existing and future liabilities, including trade payables, of the issuer’s subsidiaries that do not guarantee the Series B Notes.

Guarantees	The Series B Notes are initially guaranteed by all of our domestic subsidiaries that will guarantee obligations under the amended and restated credit agreement. In the event any of our existing or future domestic subsidiaries guarantees any indebtedness valued in excess of $5.0 million, then such subsidiary will also guarantee our indebtedness under the Series B Notes. In the event of a sale of all or substantially all of the capital stock or assets of any guarantor, the guarantee of such guarantor will be released. See “Description of Series B Notes—Guarantees.”

Collateral	Junior priority liens on substantially the same collateral securing the amended and restated credit agreement (other than any leasehold interests and equity interests of subsidiaries to the extent such pledge of equity interests would require increased financial statement reporting obligations pursuant to Rule 3-16 of Regulation S-X). See “Description of Series B Notes—Security for the Series B Notes.”

Conversion Rights	As of September 16, 2011, holders may convert any outstanding Series B Notes into shares of our common stock at the initial conversion price per share of approximately $0.0618. This represents a conversion rate of approximately 16,187 shares of common stock per $1,000 principal amount of Series B Notes. The conversion price may be adjusted for certain anti-dilution adjustments. See “Description of Series B Notes—Conversion Rights—Conversion Rate Adjustments.”

Upon conversion, holders of Series B Notes will not receive any cash payment representing accrued and unpaid interest, however, such holders will receive a make whole premium paid in shares of our common stock for the Series B Notes that were converted. See “Description of Series B Notes—Conversion Rights—Make Whole Premium.”

Voting Rights	The Series B Notes entitle the holders thereof to vote with the common stock on an As-Converted-to-Common-Stock-Basis, subject to certain limitations. See “Description of Series B Notes—Equity Voting Rights.”

Change of Control	If a change of control of the issuer occurs, we must give holders of the Series B Notes the opportunity to sell us their Series B Notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date. See “Description of Series B Notes—Change of Control.”

Certain Covenants	The indenture governing the Series B Notes contains covenants limiting, among other things, the issuer’s and its restricted subsidiaries’ ability to:

•	pay dividends or make certain other restricted payments or investments;

•	incur additional indebtedness and issue disqualified stock or subsidiary preferred stock;

•	create liens on assets;

•	sell assets;

•	merge, consolidate, or sell all or substantially all of the issuer’s or the guarantors’ assets;

•	enter into certain transactions with affiliates; and

•	create restrictions on dividends or other payments by the issuer’s restricted subsidiaries.

These covenants are subject to important exceptions and qualifications. See “Description of Series B Notes—Certain Covenants.”

Registration Rights	We and our guarantor subsidiaries entered into a registration rights agreement with certain holders of the Series B Notes under which we agreed to prepare and file with the SEC a registration statement covering the resale of such Series B Notes and the shares of our common stock such securities are convertible into, on or prior to the fifth business day after the consummation of the Charter Amendment Merger, or September 23, 2011. The registration statement to which this prospectus relates satisfied this requirement. We will also use our commercially reasonable efforts to cause the SEC to declare the registration statement to which this prospectus relates effective within the timeframes set forth in the registration rights agreement and to maintain such effectiveness.

If we do not fulfill certain of our obligations under the registration rights agreement, we will be required to pay additional amounts in partial liquidated damages in the form of additional Series B Notes. See “Registration Rights.”

Use of Proceeds	We will not receive any proceeds from the sale of the Series B Notes and the underlying shares of our common stock into which the Series B Notes will be convertible offered by this prospectus.

Trading	We do not intend to list the Series B Notes on any national securities exchange or automated quotation system.

Trustee and Collateral Trustee	U.S. Bank National Association.

An investment in the Series B Notes or any shares of common stock issuable upon conversion or otherwise on account of the Series B Notes involves risks. You should carefully consider the information set forth in the section of this prospectus entitled “Risk Factors,” as well as other information included in or incorporated by reference into this prospectus before deciding whether to invest in the Series B Notes or our common stock.

Summary Consolidated Historical Financial Data

The following table sets forth summary consolidated historical financial data. Our summary consolidated historical financial data as of and for the six months ended June 30, 2011 and 2010, and as of and for the years ended December 31, 2010, 2009, 2008, 2007, and 2006, have been derived from the consolidated financial statements for such periods either incorporated by reference in this prospectus or not included herein.

The summary consolidated historical financial data presented herein should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements, including the notes thereto, incorporated by reference in this prospectus.

	Six Months Ended June 30,		Year Ended December 31,
(in thousands except per share and other data)	2011	2010	2010	2009	2008	2007	2006
For the Period
Operating revenue	$2,380,098	$2,106,245	$4,334,640	$4,871,025	$8,318,674	$8,998,108	$9,308,948
Operating income (loss)	(73,141)	(184,890)	(230,560)	(890,374)	(931,745)	(579,300)	525,888
Net income (loss) from continuing operations	(144,852)	(269,095)	(301,113)	(634,254)	(825,664)	(648,537)	263,591
Net income (loss) from discontinued operations, net of tax	—	(15,361)	(23,084)	12,235	(150,709)	8,175	11,060
Net income (loss)	(144,852)	(284,456)	(324,197)	(622,019)	(976,373)	(640,362)	274,651
Less: Net loss attributable to non-controlling interest	(937)	(847)	(1,963)	—	—	—	—
Net income (loss) attributable to YRC Worldwide Inc.	(143,915)	(283,609)	(322,234)	(622,019)	(976,373)	(640,362)	274,651
Net capital (proceeds) expenditures	(3,288)	(24,926)	(66,109)	(95,769)	34,686	338,424	303,057
Net cash provided by (used in) operating activities	(61,341)	(14,472)	1,097	(378,297)	219,820	392,598	532,304
Net cash provided by (used in) investing activities	6,376	30,149	105,622	134,080	(86,934)	(341,087)	(328,971)
Net cash provided by (used in) financing activities	67,874	30,824	(61,490)	16,656	134,230	(69,669)	(209,303)

At Period-End
Total assets	2,589,422	2,843,283	2,592,933	3,032,074	3,966,113	5,062,623	5,851,759
Total debt	1,298,834	1,158,949	1,060,135	1,132,909	1,349,736	1,219,895	1,266,296
Total YRC Worldwide Inc. shareholders’ equity (deficit)	(325,703)	(76,518)	(188,123)	167,190	481,451	1,621,342	2,203,567
Non-controlling interest	(3,090)	(736)	(1,894)	—	—	—	—
Total shareholders’ equity (deficit)	(328,793)	(77,254)	(190,017)	167,190	481,451	1,621,342	2,203,567

Measurements
Basic per share data:
Net income (loss) from continuing operations attributable to YRC Worldwide Inc.	(3.02)	(8.40)	(7.55)	(266.13)	(358.47)	(283.68)	114.88
Net income (loss) from discontinued operations	—	(0.48)	(0.58)	5.13	(65.43)	3.58	4.82
Net income (loss)	(3.02)	(8.88)	(8.13)	(261.00)	(423.90)	(280.10)	119.70
Average common shares outstanding – basic	47,697	32,051	39,601	2,383	2,303	2,286	2,294
Diluted per share data:
Net income (loss) from continuing operations attributable to YRC Worldwide Inc.	(3.02)	(8.40)	(7.55)	(266.13)	(358.47)	(283.68)	112.96
Net income (loss) from discontinued operations	—	(0.48)	(0.58)	5.13	(65.43)	3.58	4.74
Net income (loss)	(3.02)	(8.88)	(8.13)	(261.00)	(423.90)	(280.10)	117.70
Average common shares outstanding – diluted	47,697	32,051	39,601	2,383	2,303	2,286	2,334

Other Data
Number of employees	32,000	34,000	32,000	36,000	55,000	63,000	66,000
Operating ratio: (a)
National Transportation	102.8%	109.6%	106.9%	121.3%	111.9%	97.6%	93.8%
Regional Transportation	98.2%	101.9%	100.3%	109.6%	107.5%	130.7%	94.3%
Truckload	115.0%	108.7%	109.6%	107.7%	109.7%	105.2%	93.6%

(a)	Operating ratio is calculated as (i) 100 percent, (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue and expressed as a percentage.

Unaudited Pro Forma Condensed Consolidated Financial Information for the Restructuring

The following table sets forth unaudited pro forma condensed consolidated financial information for the restructuring as of and for the six months ended June 30, 2011 and for the year ended December 31, 2010. The data set forth in the table below has been derived by applying the pro forma adjustments described under “Unaudited Pro Forma Condensed Consolidated Financial Information for the Restructuring,” included elsewhere in this prospectus, to our historical consolidated financial statements as of and for the six months ended June 30, 2011 and for the year ended December 31, 2010, which are incorporated into this prospectus by reference from our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 filed with the SEC on August 8, 2011 and our Current Report on Form 8-K filed with the SEC on May 17, 2011, respectively.

The unaudited pro forma condensed consolidated financial information for the restructuring assumes that each of the adjustments below that are directly attributable to the restructuring and factually supportable had occurred as of June 30, 2011 for the unaudited pro forma condensed consolidated balance sheet, and as of the beginning of the respective periods for the unaudited pro forma condensed consolidated statements of operations:

•	consummation of the transactions contemplated by the exchange offer, including the payment of related fees and expenses;

•	amendment and restatement of our existing credit agreement;

•	entry, through a special purpose, bankruptcy remote subsidiary of ours, into the ABL facility;

•	amendment and restatement of our contribution deferral agreement and pension notes;

•	issuance of shares of our Series B Convertible Preferred Stock to the IBT 401(k) plan; and

•	conversion of the Series B Convertible Preferred Stock into common stock.

The unaudited pro forma condensed consolidated financial data for the restructuring is based on assumptions that we believe are reasonable and should be read in conjunction with “Capitalization,” and “Unaudited Pro Forma Condensed Consolidated Financial Information for the Restructuring,” included elsewhere in this prospectus, and to our historical consolidated financial statements as of and for the six months ended June 30, 2011 and for the year ended December 31, 2010, which are incorporated into this prospectus by reference from our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 filed with the SEC on August 8, 2011 and our Current Report on Form 8-K filed with the SEC on May 17, 2011, respectively.

The restructuring resulted in very significant dilution to our common shareholders, and resulted in pro forma ownership levels of approximately 2.5%, 72.5% and 25% for existing shareholders, credit agreement claimholders and IBT employees, respectively, immediately after giving effect to the restructuring.

The unaudited pro forma condensed consolidated financial data for the restructuring is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the restructuring and other pro forma events been consummated as of June 30, 2011 for purposes of our balance sheet data or as of the beginning of the respective periods for purposes of our statements of operations data for the three months ended June 30, 2011 and for the year ended December 31, 2010, nor is it necessarily indicative of our future financial position or results of operations.

The actual effects of the restructuring and other pro forma events on our financial position or results of operations may be different than what we have assumed or estimated, and these differences may be material.

	Pro Forma (unaudited)
	Six Months Ended June 30, 2011	Year Ended December 31, 2010
	(In thousands)
Statements of Operations Data:
Operating revenue	$2,380,098	$4,334,640
Net loss from continuing operations	(139,624)	(283,927)

Pro Forma (unaudited) As of June 30, 2011
(In thousands)
Balance Sheet Data:
Total assets	$2,708,020
Total debt	1,341,678
Total liabilities	2,935,286
Shareholders’ deficit	(227,266)

The assumptions we used to estimate the value of our common stock given to exchanging holders as part of the exchange consideration in the exchange offer are described further under “Unaudited Pro Forma Condensed Consolidated Financial Information for the Restructuring,” included elsewhere in this prospectus.

RISK FACTORS

Before investing in the securities offered by this prospectus, you should carefully consider the risks described below. You should also consider the other information included or incorporated by reference in this prospectus before deciding whether to invest in the securities offered by this prospectus.

Risks Relating to the Securities

We issued a substantial number of shares of our common stock in connection with the restructuring, and we cannot predict the price at which our common stock will trade in the future.

We issued 1,863,110,599 shares of our common stock upon the automatic conversion of all shares of our Series B Convertible Preferred Stock on September 16, 2011 or 97.5% of the common equity of the Company (based on 1,910,884,994 shares of our common stock outstanding as of September 19, 2011). On July 22, 2011, we also issued $140.0 million in aggregate principal amount of Series A Notes and $100.0 million in aggregate principal amount of Series B Notes, which, together with additional Series A Notes and Series B Notes issuable as payment-in-kind interest or make whole premium, are convertible under certain conditions into approximately 1,770,708,242 and 2,320,696,175 shares of our common stock, respectively.

We cannot predict what the demand for our common stock will be in the future, how many shares of our common stock will be offered for sale or be sold in the future, or the price at which our common stock will trade in the future. Some of the holders of our common stock may be investors that cannot or are unwilling to hold equity securities and may therefore seek to sell their shares of common stock or the shares of common stock they receive upon conversion of the Series A Notes and the Series B Notes (together with the Series A Notes, the “Convertible Notes”). There are no agreements or other restrictions that prevent the sale of a large number of our shares of our common stock. The issuance of the shares of common stock, Series A Notes and Series B Notes have been registered with the SEC. As a consequence, those securities and the common stock into which they are convertible will, in general, be freely tradable. Sales of a large number of such securities or shares of common stock in the future could materially depress the trading price of such securities or our common stock.

The price of our common stock, and therefore of the Convertible Notes, may fluctuate significantly, and this may make it difficult for you to resell the Convertible Notes, or any shares of our common stock (including those issuable upon conversion of the Convertible Notes) when you want or at prices you find attractive.

The price of our common stock on the NASDAQ Global Select Market constantly changes. We expect that the market price of our common stock will continue to fluctuate. In addition, because the Convertible Notes are convertible into shares of our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the notes.

In addition, the stock markets from time to time experience price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies and that may be extreme. These fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

We are subject to restrictions on paying dividends on our common stock and we do not intend to pay dividends on our common stock in the foreseeable future.

We do not anticipate that we will be able to pay any dividend on shares of our common stock in the foreseeable future. We intend to retain any future earnings to fund operations, debt service requirements and other corporate needs. In addition, our amended and restated credit agreement restricts, the payment of dividends on our common stock other than in additional shares of our common stock.

Our common stock currently listed on the NASDAQ is subject to delisting because we consummated the exchange offer.

On July 22, 2011, we received a staff determination letter from The NASDAQ Stock Market (“NASDAQ”) stating that our common stock should be delisted because we issued the Series B Convertible Preferred Stock, the Series A Notes and the Series B Notes at the closing of the restructuring in violation of NASDAQ Listing Rules 5635(b) and 5635(d) and because such issuance raises public interest concerns under NASDAQ Listing Rule 5101. The Company has appealed the staff’s determination to a hearing panel pursuant to the procedures set forth in the NASDAQ Listing Rule 5800 series.

On September 12, 2011, we received an additional staff determination letter from NASDAQ stating that, based on the closing bid price of our common stock for the last 30 consecutive business days, a deficiency exists with regard to NASDAQ Listing Rule 5450(a)(1), which requires a minimum bid price of $1.00 per share. Pursuant to NASDAQ’s broad discretionary authority under NASDAQ Listing Rule 5101, the staff determination letter determined not to provide us with a compliance period of 180 days generally provided under the NASDAQ Listing Rules, and that, accordingly, this matter serves as an additional basis for delisting our common stock from NASDAQ.

Delisting of our common stock would have an adverse effect on the market liquidity of our common stock and, as a result, the market price for our common stock could become more volatile. Furthermore, delisting also could make it more difficult for us to raise additional capital.

There may be a delay or difficulty in our being able to relist our common stock on an exchange.

As discussed above, if our common stock is delisted by the NASDAQ, it may take some time before we are able to relist our common stock on NASDAQ or to list our common stock on another national stock exchange. In such circumstances, it is possible that we will not be able to list our common stock on NASDAQ or another national stock exchange within the first year after the closing of the restructuring. If our common stock is not listed on NASDAQ or another national stock exchange, there may be an adverse effect on the market liquidity of our common stock and, as a result, the market price for our common stock could become more volatile. Furthermore, the absence of a listing of our common stock on a national stock exchange could also make it more difficult for us to raise additional capital.

If an active trading market does not develop for the Convertible Notes, you may not be able to resell such notes.

There is currently no public market for the Convertible Notes. We have not listed, and we have no plans to list, the Convertible Notes on any national securities exchange or to include these notes in any automated quotation system upon their registration. This may limit the trading market for the Convertible Notes. The lack of a trading market could adversely affect your ability to sell such notes and the price at which you may be able to sell such notes. The Convertible Notes may trade at a discount from their initial offering price and the liquidity of the trading market, if any, and future trading prices of the Convertible Notes will depend on many factors, including, among other things, the market price of our common stock, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that any market for the Convertible Notes which develops will be subject to disruptions which may have a negative effect on you, regardless of our operating results, financial performance or prospects.

Future sales of our common stock or equity-related securities in the public market, including sales of our common stock in short sales transactions by purchasers of the Convertible Notes, could adversely affect the trading price of our common stock and the value of the Convertible Notes and our ability to raise funds in new stock offerings.

In the future, we may sell additional shares of our common stock to raise capital. In addition, shares of our common stock are reserved for issuance on the exercise of stock options and on conversion of the Convertible Notes. We cannot predict the size of future issuances or the effect, if any, that such issuances may have on the market price for our common stock. Sales of significant amounts of our common stock or equity-related securities in the public market, or the perception that such sales may occur, could adversely affect prevailing trading prices of our common stock and the value of the Convertible Notes and could impair our ability to raise capital through future offerings of equity or equity-related securities. Further sales of shares of our common stock or the availability of shares of our common stock for future sale, including sales of our common stock by investors who view the Convertible Notes as a more attractive means of equity participation in our company or in connection with hedging and arbitrage activity that may develop with respect to our common stock, could adversely affect the trading price of our common stock or the value of the Convertible Notes.

The conversion rates of the Convertible Notes may not be adjusted for all dilutive events that may adversely affect the price of the Convertible Notes or the common stock issuable upon conversion of the Convertible Notes.

The conversion rates of the Convertible Notes are subject to adjustment upon certain events (see “Description of Series A Notes—Conversion Rights—Conversion Rate Adjustments” and “Description of Series B Notes—Conversion Rights—Conversion Rate Adjustments”). We will not adjust the conversion rate for other events, including offerings of common stock for cash by us or in connection with acquisitions. There can be no assurance that an event that adversely affects the value of the Convertible Notes, but does not result in an adjustment to the conversion rate, will not occur. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the Convertible Notes. We are generally not restricted from offering common stock in the future or engaging in other transactions that could dilute our common stock.

Our substantial indebtedness and lease obligations could adversely affect our financial flexibility and our competitive position.

We have a significant amount of indebtedness. As of June 30, 2011, on an as adjusted basis after giving effect to the restructuring, we would have had approximately $1.3 billion in aggregate principal of outstanding indebtedness. Our substantial level of indebtedness increases the risk that we may be unable to generate cash sufficient to pay amounts due in respect of our indebtedness. We also have, and will continue to have, significant lease obligations. As of June 30, 2011, our minimum rental expense under operating leases for the remainder of 2011 and full year 2012 was $28.7 million and $43.4 million, respectively. As of June 30, 2011, our total operating lease obligations totaled $148.5 million. Our substantial indebtedness and lease obligations could have other important consequences to you and significant effects on our business. For example, it could:

•	increase our vulnerability to adverse changes in general economic, industry and competitive conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to make payments on our indebtedness and leases, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	restrict us from taking advantage of business opportunities;

•	make it more difficult to satisfy our financial obligations;

•	place us at a competitive disadvantage compared to our competitors that have less debt and lease obligations; and

•

limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other general corporate purposes on satisfactory terms or at all.

In addition, the indenture governing our Series B Notes contains, and the agreements evidencing or governing our existing or future indebtedness may contain, restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our indebtedness.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could increase the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although covenants under the indenture governing the Series B Notes, our amended and restated credit agreement and other agreements limit our ability and the ability of our present and future subsidiaries to incur additional indebtedness, the terms of the indenture governing the Series B Notes, our amended and restated credit agreement and other agreements permit us to incur significant additional indebtedness. In addition, the indentures governing our Convertible Notes do not prohibit us from incurring obligations that do not constitute indebtedness as defined therein. To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial indebtedness described above, including our possible inability to service our debt, will increase.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt service obligations could harm our business, financial condition and results of operations.

Our ability to make payments on and to refinance our indebtedness and to fund working capital needs and planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, business, legislative, regulatory and other factors that are beyond our control.

If our business does not generate sufficient cash flow from operations or if future borrowings are not available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs, we may need to refinance all or a portion of our indebtedness on or before the maturity thereof, reduce or delay capital investments or seek to raise additional capital, any of which could have a material adverse effect on our operations. In addition, we may not be able to effect any of these actions, if necessary, on commercially reasonable terms or at all. Our ability to restructure or refinance our indebtedness will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments, including the indentures governing the Convertible Notes offered hereby, may limit or prevent us from taking any of these actions. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on commercially reasonable terms or at all. Our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance or restructure our obligations on commercially reasonable terms or at all, would have an adverse effect, which could be material, on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations in respect of the notes.

In addition, if we are unable to meet our debt service obligations under our existing and future indebtedness, the holders of such indebtedness would have the right, following any applicable cure period, to cause the entire principal amount thereof to become immediately due and payable. If our outstanding indebtedness was accelerated, we cannot assure you that our assets would be sufficient to repay in full the money owed, including holders of the Convertible Notes.

Restrictive covenants in the documents governing our existing and future indebtedness may limit our current and future operations, particularly our ability to respond to changes in our business or to pursue our business strategies.

The documents governing our existing indebtedness contain and the documents governing any of our future indebtedness will likely contain, a number of restrictive covenants that impose significant operating and financial restrictions, including restrictions on our ability to take actions that we believe may be in our interest. The documents governing our existing indebtedness, among other things, limit our ability to:

•	incur additional indebtedness and guarantee indebtedness;

•	pay dividends on or make distributions in respect of capital stock or make certain other restricted payments or investments;

•	enter into agreements that restrict distributions from restricted subsidiaries;

•	sell or otherwise dispose of assets, including capital stock of restricted subsidiaries;

•	enter into transactions with affiliates;

•	create or incur liens;

•	enter into sale/leaseback transactions;

•	merge, consolidate or sell substantially all of our assets;

•	make investments and acquire assets; and

•	make certain payments on indebtedness;

The restrictions could adversely affect our ability to:

•	finance our operations;

•	make needed capital expenditures;

•	make strategic acquisitions or investments or enter into alliances;

•	withstand a future downturn in our business or the economy in general;

•	engage in business activities, including future opportunities, that may be in our interest; and

•	plan for or react to market conditions or otherwise execute our business strategies.

Our ability to obtain future financing or to sell assets could be adversely affected because a very large majority of our assets have been secured as collateral for the benefit of the holders of our indebtedness.

Our failure to comply with the covenants in the documents governing our existing and future indebtedness could materially adversely affect our financial condition and liquidity.

The documents governing our indebtedness contain covenants requiring us to take certain actions and negative covenants restricting our ability to take certain actions. In the past, we have failed to meet certain of these covenants. A breach of any of the covenants in the documents governing our indebtedness, if uncured, could lead to an event of default under any such document, which in some circumstances could give our creditors the right to demand that we accelerate repayment of amounts due. This would likely in turn trigger cross-acceleration or cross-default rights in other documents governing our indebtedness. Therefore, in the event of any such breach, we may need to seek covenant waivers or amendments from our creditors or seek alternative or additional sources of financing, and we cannot assure you that we would be able to obtain any such waivers or amendments or alternative or additional financing on acceptable terms, if at all. In addition, any covenant breach or event of default could harm our credit rating and our ability to obtain additional financing on acceptable terms. The occurrence of any of these events could have a material adverse effect on our financial condition and liquidity.

Not all of our subsidiaries are guarantors of our obligations under the Convertible Notes and therefore the notes are structurally subordinated in right of payment to the indebtedness and other liabilities of our existing and future subsidiaries that do not guarantee the notes. Your right to receive payments on the Convertible Notes could be adversely affected if any of these non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

The guarantors include only our existing and future domestic subsidiaries that guarantee any indebtedness of the Company or any of its subsidiaries in an aggregate amount of $5.0 million or more. The borrower under the ABL facility is not a guarantor under the Convertible Notes or the amended and restated credit agreement. In addition, any subsidiary that we properly designate as an unrestricted subsidiary under the indentures governing the Series B Notes, will not provide guarantees of the Series B Notes. None of our foreign subsidiaries will guarantee the Convertible Notes.

The Convertible Notes and guarantees thereof are structurally subordinated to all of the liabilities of any of our subsidiaries that do not guarantee the notes including our foreign subsidiaries and such liabilities will be required to be paid before the holders of the notes have a claim, if any, against those subsidiaries and their assets. Therefore, if there were a dissolution, bankruptcy, liquidation or reorganization of any such subsidiary, the holders of the Convertible Notes would not receive any amounts with respect to the notes from the assets of such subsidiary until after the payment in full of the claims of creditors, including trade creditors and preferred stockholders, of any such subsidiary.

Our non-guarantor subsidiaries accounted for approximately $214.6 million or 5% of our total revenues and $122.7 million or 5% of our total assets, respectively, for the year ended December 31, 2010.

The pledge of the capital stock or other securities of the issuer’s subsidiaries that secure the Convertible Notes will automatically be released from the lien on them and no longer constitute collateral for so long as the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.

The Convertible Notes and the guarantees are secured by a second-priority security interest in the stock of our domestic subsidiaries (including the guarantors and the borrower under the ABL facility) and 65% of the voting capital stock (and 100% of the non-voting capital stock) of our first-tier foreign subsidiary directly owned by the Company or any domestic guarantor. Under the SEC regulations in effect as of the issue date of the Convertible Notes, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock or other securities of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the Convertible Notes then outstanding, such a subsidiary would be required to provide separate financial statements to the SEC. Under the indentures governing the Convertible Notes and the collateral documents, the capital stock and other securities of any subsidiary of the issuer that have been pledged as collateral to secure the Convertible Notes or the guarantees would be excluded from the collateral securing the Convertible Notes to the extent liens thereon would trigger the requirement to file separate financial statements of that subsidiary with the SEC under Rule 3-16 of Regulation S-X (as in effect from time to time). As of December 31, 2010, the common stock of our largest operating companies, such as YRC Inc., USF Holland Inc., New Penn Motor Express, Inc. and USF Reddaway Inc., would be excluded as collateral under these kick-out provisions.

As a result, holders of the Convertible Notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries during such period. It may be more difficult, costly and time-consuming for holders of the Convertible Notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary. See “Description of Series A Notes—Security for the Series A Notes” and “Description of Series B Notes—Security for the Series B Notes.”

Other secured indebtedness and obligations, including under our amended and restated credit agreement, will be effectively senior to the Convertible Notes to the extent of the value of senior priority collateral securing such indebtedness and obligations. If there is a default, the value of such collateral may not be sufficient to repay both the first-priority creditors and the holders of the Convertible Notes.

The Convertible Notes are secured on a second-priority basis by the same collateral (subject to certain limitations) securing, on a first-priority basis, our amended and restated credit agreement, certain of our hedging obligations and certain of our cash management obligations. The Convertible Notes are also secured on a third-priority basis by the same collateral (subject to certain limitations), securing, on a first-priority basis, our Contribution Deferral Agreement. In addition, under the terms of the indentures governing the Convertible Notes, we are permitted in the future to incur additional indebtedness and other obligations that may share in the second-priority liens on the collateral securing the Convertible Notes and, in certain circumstances, in the first-priority liens on the collateral. The first-priority liens on the collateral securing our amended and restated credit agreement, our Contribution Deferral Agreement, certain of our hedging obligations and certain of our cash management obligations and any such future indebtedness and obligations are higher in priority as to such collateral than the security interests securing the Convertible Notes and the guarantees.

The holders of obligations secured by the first-priority liens on the collateral will be entitled to receive proceeds from any realization of such senior priority collateral to repay their obligations in full before the holders of the Convertible Notes and other obligations secured by second-priority or third-priority liens, as applicable, will be entitled to any recovery from such collateral. As a result, the Convertible Notes are effectively junior in right of payment to indebtedness under our amended and restated credit agreement, our Contribution Deferral Agreement, certain of our hedging obligations and certain of our cash management obligations and any other indebtedness and obligations collateralized by a higher priority lien on the collateral, to the extent of the realizable value of such collateral. We cannot assure you that, in the event of a foreclosure, the proceeds from the sale of all of such collateral would be sufficient to satisfy the amounts outstanding under the Convertible Notes and other obligations secured by the second-priority or third-priority liens, as applicable, if any, after payment in full of all obligations secured by the first-priority or second-priority liens, as applicable, on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the Convertible Notes, then holders of the Convertible Notes, to the extent not repaid from the proceeds of the sale of the collateral, would only have an unsecured claim against our remaining assets, which claim will rank equal in priority with the unsecured claims with respect to any unsatisfied portion of the obligations secured by the first-priority and second-priority liens, as applicable, and our other unsecured senior indebtedness.

Under the indentures governing the Convertible Notes, we could also incur additional indebtedness and obligations secured by first-priority liens and second-priority liens on our assets so long as such first- and second-priority liens are securing indebtedness and obligations permitted to be incurred by the covenants described under “Description of Series A Notes” and “Description of Series B Notes” and certain other conditions are met. The value of the lien on the secured subordinated intercompany notes owed to certain restricted subsidiaries by the borrower under the ABL facility, which is collateral for the amended and restated credit agreement and the Convertible Notes, shall be directly affected by the incurrence of additional indebtedness under the ABL facility as permitted by the covenants described under “Description of Series A Notes” and “Description of Series B Notes.”

Our ability to designate future indebtedness as either first-priority secured or second-priority secured and, in either event, to enable the holders thereof to share in the collateral on either a priority basis or a pari passu basis with holders of the Convertible Notes and our obligations secured by first-priority and second-priority liens, as applicable, may have the effect of diluting the ratio of the value of such collateral to the aggregate amount of the obligations secured by the collateral.

There are certain categories of property that are excluded from the collateral.

Certain assets are excluded from the collateral securing the Convertible Notes and the guarantees. Excluded assets are summarized as follows: (i) leasehold interests, (ii) any property to the extent any grant of a security interest therein (a) is prohibited by applicable law or governmental authority or (b) is prohibited by or constitutes a breach or default under or results in the termination of, or requires any consent not obtained under any applicable shareholder or similar agreement, (iii) any lease, license, contract, property right or agreement to which any grantor is a party or any of its rights or interests thereunder if, and only for so long as, the grant of a security interest shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement, other than in the case of each of clause (ii) and (iii), to the extent that any such term would be rendered ineffective pursuant to applicable specified provisions of Article 9 of the UCC of any relevant jurisdiction, (iv) certain de minimis motor vehicles (other than tractor trailers and other rolling stock and equipment), (v) deposit accounts for the sole purpose of funding payroll obligations, tax obligations or holding funds owned by persons other than the Company, (vi) intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable law, (vii) equity interests of subsidiaries which would require separate financial statements if pledged and (viii) accounts receivable and related assets sold pursuant to a Qualified Receivables Financing, including the ABL facility. See “Description of Series A Notes—Security for the Series A Notes” and “Description of Series B Notes—Security for the Series B Notes.” If an event of default occurs and the Convertible Notes are accelerated, the Convertible Notes and the guarantees will rank equally in right with the holders of other unsubordinated and unsecured indebtedness of the relevant entity with respect to such excluded property.

It may be difficult to realize the value of the collateral securing the Convertible Notes.

The collateral securing the Convertible Notes is subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the administrative agent for our amended and restated credit agreement and any other creditors that also have the benefit of first liens on the collateral securing the Convertible Notes from time to time, whether on or after the date the Convertible Notes are issued. We have neither analyzed the effect of, nor participated in any negotiations relating to, such exceptions, defects, encumbrances, liens and other imperfections. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the Convertible Notes as well as the ability of the administrative agent for our amended and restated credit agreement, or the holders of the Convertible Notes, to realize or foreclose on such collateral.

No appraisals of any collateral have been prepared in connection with this offering. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. We cannot assure you that the fair market value of the collateral as of the date of this prospectus exceeds the principal amount of the debt secured thereby. The value of the assets pledged as collateral for the Convertible Notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition and other future trends. Any claim for the difference between the amount, if any, realized by holders of the Convertible Notes from the sale of the collateral securing the Convertible Notes and the obligations under the Convertible Notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables. Additionally, in the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the Convertible Notes and all other senior secured obligations, interest may cease to accrue on the Convertible Notes from and after the date the bankruptcy petition is filed.

We are not required to provide new surveys with respect to our owned real properties intended to constitute collateral for the Convertible Notes. To the extent accurate, we will, however, be required to give affidavits stating that there have been no changes made to the properties for which surveys were prepared when we last encumbered such properties in 2009 for the benefit of some of our lenders. As to real properties for which there were no surveys so provided in 2009 or with respect to which affidavits cannot be provided because changes have been made to such properties, there is no independent assurance that, among other things, (i) the real property encumbered by each mortgage includes all of the property owned by us or the subsidiary guarantors that was intended to be mortgaged, or (ii) no encroachments, adverse possession claims, zoning or other restrictions exist with respect to such real properties which could result in a material adverse effect on the value of such real properties.

In addition, because a portion of the collateral consists of pledges of voting capital stock and non-voting capital stock of certain of the issuer’s foreign subsidiaries, the validity of those pledges under local law, if applicable, and the ability of the holders of the Convertible Notes to realize upon that collateral under local law, to the extent applicable, may be limited by such local law, which limitations may or may not affect the liens securing the Convertible Notes.

To the extent that third parties enjoy prior liens, such third parties may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the collateral. The indentures governing the Convertible Notes do not require that we maintain the current level of collateral or maintain a specific ratio of indebtedness to asset value. Releases of collateral from the liens securing the indenture governing the Convertible Notes will be permitted under some circumstances (as discussed below).

In the future, the obligation to grant additional security over assets, or a particular type or class of assets, whether as a result of the acquisition or creation of future assets or subsidiaries, the designation of a previously unrestricted subsidiary or otherwise, is subject to the provisions of the indentures, collateral documents and an intercreditor agreement. The collateral documents and intercreditor agreement set out certain limitations on the rights of the holders of the Convertible Notes offered hereby to require security or perfection of such security in certain circumstances, which may result in, among other things, the amount recoverable under any security provided by any subsidiary being limited and/or security not being granted over a particular type or class of assets. Accordingly, this may affect the value of the security provided by us. Furthermore, upon enforcement against any collateral or in insolvency, under the terms of the intercreditor agreement, the claims of the holders of the Convertible Notes offered hereby to the proceeds of such enforcement will rank behind claims of the holders of obligations under our amended and restated credit agreement and the Contribution Deferral Agreement, each of which are secured by first-priority liens with respect to certain shared collateral, and holders of additional indebtedness and obligations secured by senior liens (in each case, to the extent such liens are permitted liens and limited to the value of the collateral subject to the senior lien).

The security interest of the collateral trustee for the Convertible Notes is subject to practical problems generally associated with the realization of security interests in collateral. For example, the collateral trustee may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. We cannot assure you that the collateral trustee for the Convertible Notes will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the collateral trustee for the Convertible Notes may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease. Further, in the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sold in a timely or orderly manner.

Holders of the Convertible Notes will not control decisions regarding collateral.

The lenders under our amended and restated credit agreement and multi-employer pension funds under the Contribution Deferral Agreement, as holders of first-priority lien obligations, will control substantially all matters related to the collateral subject to such first-priority liens pursuant to the terms of the intercreditor agreement. The holders of the first-priority lien obligations may cause the collateral trustee thereunder, which we refer to as the “first lien agent,” to dispose of, release, or foreclose on, or take other actions with respect to, the first-priority lien collateral (including certain amendments of and waivers under the collateral documents) with which holders of the Convertible Notes may disagree or that may be contrary to the interests of holders of the Convertible Notes, even after a default under the Convertible Notes. The collateral documents governing the second-priority liens may not be amended in any manner inconsistent with or in violation of the intercreditor agreement absent the consent of the first lien agent.

Furthermore, until the first-priority lien obligations are paid in full, the holders of the second-priority lien obligations and the collateral trustee for the Convertible Notes, which we refer to as the “second lien agent,” will not be permitted to enforce the second lien security interests in the collateral even if an event of default under the indenture has occurred and the Convertible Notes have been accelerated, except: (i) to file a proof of claim or statement of interest with respect to the Convertible Notes in any insolvency or liquidation proceeding; (ii) as necessary to take any action in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and the perfection and priority of its lien on, the collateral securing the second-priority liens (to the extent not adverse to the first-priority liens or the rights of the first lien agent to exercise remedies in respect of such liens); or (iii) if, after the passage of a period of 180 days following the date the second lien agent delivers written notice to the first lien agent of acceleration of the obligations under either of the indentures governing the Convertible Notes, neither the first lien agent nor or any holder of the first-priority lien obligations has commenced and is diligently exercising the rights of the holders of the first-priority lien obligations in the collateral.

We cannot assure you that in the event of a foreclosure by the holders of the first-priority lien obligations and, as applicable, the second priority lien obligations, the proceeds from the sale of collateral will be sufficient to satisfy all or any of the amounts outstanding under the Convertible Notes after payment in full of the obligations secured by first-priority liens and, if applicable, second-priority liens, on the collateral.

We will in most cases have control over the collateral unless and until there is an event of default, and the sale of particular assets by us could reduce the pool of assets securing the Convertible Notes and the guarantees.

The collateral documents generally allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the Convertible Notes and the guarantees unless and until there is an event of default. Subject to the limitations in the indentures governing the Convertible Notes and our amended and restated credit agreement and the Contribution Deferral Agreement, we may sell or dispose of certain of our assets, which could decrease the value of the collateral securing the Convertible Notes.

Your rights in the collateral may be adversely affected by the failure to perfect security interests in collateral.

Applicable law provides that a security interest in certain tangible and intangible assets can be properly perfected and its priority retained only through certain actions undertaken by the secured party. The liens in the collateral securing the Convertible Notes may not be perfected with respect to the claims of the Convertible Notes if the actions necessary to perfect any of these liens are not taken on or prior to the date of the indentures governing the Convertible Notes. There can be no assurance that the collateral agent on behalf of the lenders under our amended and restated credit agreement or the multi-employer pensions funds under the Contribution Deferral Agreement has taken all actions necessary to create properly perfected security interests in the collateral securing the indebtedness under the amended and restated credit agreement or Contribution Deferral Agreement, which, as a result of the intercreditor agreement, may result in the loss of the priority of the security interest in favor of the noteholders to which they would have been entitled. In addition, applicable law provides that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. The issuer and the guarantors have limited obligations to perfect the noteholders’ security interest in specified collateral. There can be no assurance that the collateral trustee for the Convertible Notes will monitor, or that we will inform such agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral trustee for the Convertible Notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the Convertible Notes against third parties.

Additionally, the indentures and the collateral documents entered into in connection with the issuance of the Convertible Notes do not require us to take certain actions that might improve the perfection or priority of the liens of the collateral trustee in the collateral. The actions being required include (i) the filing of UCC-1 financing statements in the jurisdictions of incorporation of the issuer and the subsidiary guarantors, (ii) the filing in the applicable federal office of U.S. intellectual property security agreements at closing (with periodic supplements thereafter) with respect to U.S. registered intellectual property included in the collateral, (iii) the granting of mortgages over owned real properties (iv) the recordation and notation of a second lien on rolling stock (including tractor trailers) certificates of title (including through a security and collateral agency agreement with the first lien agent in certain states not permitting recordation of a second lien on certificates of title), (v) the entering into of deposit account control agreements and securities account control agreements (if applicable) with the collateral trustee for the Convertible Notes as a party thereto, (vi) the holding by the first lien agents of certain physical collateral as agent for the collateral trustee for the Convertible Notes for the purposes of perfection, (vii) at any time when such items are not required to be taken in favor of the collateral agent under our amended and restated credit agreement, the delivery of stock certificates and certain other physical collateral to the collateral trustee for the Convertible Notes and (viii) other actions required pursuant to the collateral documents, including actions required on a post closing basis with respect to existing and after-acquired collateral. As a result of these limitations, the security interest of the collateral trustee for the Convertible Notes in a portion of the collateral may not be perfected or enforceable (or may be subject to other liens) under applicable U.S. law or foreign law.

Security interests over certain collateral are not in place or are not perfected.

Certain security interests were not in place or were not perfected as of September 22, 2011. In particular, certain security interests relating to our rolling stock (including tractor trailers) were not perfected as of September 22, 2011.

In the case of rolling stock (including tractor trailers), we have up to 6 months after the date of issuance of the Convertible Notes to perfect the security interest. Any issues that we are unable to resolve in connection with the perfection of such security interests may negatively impact the value of the collateral. To the extent a security interest in certain collateral is perfected following the date of issuance of the Convertible Notes, it might be avoidable in bankruptcy.

Additionally, certain mortgages, together with standard American Land Title Company commitments for the issuance of mortgage title insurance policies in the amounts of the fair market values of the properties, were delivered after the issue date of the Convertible Notes. If the issuer or any guarantor were to become subject to a bankruptcy proceeding after the issue date of the Convertible Notes, any mortgage delivered after the issue date of the Convertible Notes would face a greater risk of being invalidated than if we had delivered it at the issue date. Any mortgage delivered after the issue date, will be treated under bankruptcy law as if it were delivered to secure previously existing debt, which is materially more likely to be avoided as a preference by the bankruptcy court than if the mortgage were delivered and promptly recorded at the time of the issue date of the Convertible Notes. To the extent that the grant of any such mortgage is avoided as a preference, you would lose the benefit of the security interest in the real property that the mortgage was intended to provide.

There are circumstances, other than repayment or discharge of the Convertible Notes, under which the collateral securing the Convertible Notes and guarantees will be released, without your consent, the consent of the trustee or the consent of the collateral trustee for the Convertible Notes.

Under various circumstances, all or a portion of the collateral may be released, including:

•

in whole, upon satisfaction and discharge of the indentures governing the Convertible Notes, as described below under “Description of Series A Notes—Satisfaction and Discharge” and “Description of Series B Notes—Satisfaction and Discharge”;

•

in part, as to any property that (a) is sold, transferred or otherwise disposed of by us or any guarantor, other than to us or another guarantor, in a transaction permitted or otherwise not prohibited by the indenture at the time of such sale, transfer or other disposition or (b) is owned or at any time acquired by a guarantor that has been released from its guarantee in accordance with the indenture, concurrently with the release of such guarantee;

•

automatically upon release by (i) the lenders under our amended and restated credit agreement of their first-priority security interest in such collateral (other than as a result of the discharge of such first lien obligations) or (ii) the multi-employer pension funds under the Contribution Deferral Agreement of their first-priority security interest in such collateral (other than as a result of the discharge of such first lien obligations), in each case pursuant to the intercreditor agreement;

•	in part, in accordance with the applicable provisions of the collateral documents; and

•	as otherwise set forth in the intercreditor agreement and collateral trust agreement.

In addition, the guarantee of a guarantor will be released in connection with a sale or merger of such guarantor in a transaction permitted or not prohibited by the applicable indentures. The indenture governing the Series B Notes also permits the issuer to designate one or more of its restricted subsidiaries that is a guarantor of the Series B Notes as an unrestricted subsidiary. If we designate a guarantor as an unrestricted subsidiary, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the Series B Notes by such subsidiary or any of its subsidiaries will be released under the indenture governing the Series B Notes. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the Series B Notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries. See “Description of Series B Notes—Certain Covenants—Future Guarantors.”

The collateral is subject to casualty risks.

Although we maintain insurance policies to insure against losses, there are certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses in the event of a catastrophic loss. We cannot assure you that any insurance proceeds received by us upon the total or partial loss of the pledged collateral will be sufficient to satisfy all of our secured obligations, including the Convertible Notes.

In the event of a total or partial loss to any of the mortgaged facilities, certain items of equipment and inventory may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture replacement units or inventory could cause significant delays.

State law may limit the ability of the second lien agent to foreclose on the real property and improvements included in the collateral.

The Convertible Notes are secured by, among other things, liens on owned real property and improvements located in the states of Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida,

Georgia, Hawaii, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, New Jersey, New York, New Mexico, Nevada, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Vermont, Virginia, West Virginia, and Wisconsin. The laws of those states may limit the ability of the second lien agent and the holders of the Convertible Notes to foreclose on the improved real property collateral located in those states. Laws of those states govern the perfection, enforceability and foreclosure of mortgage liens against real property interests which secure debt obligations such as the Convertible Notes. These laws may impose procedural requirements for foreclosure different from and necessitating a longer time period for completion than the requirements for foreclosure of security interests in personal property. Debtors may have the right to reinstate defaulted debt (even if it has been accelerated) before the foreclosure date by paying the past due amounts and a right of redemption after foreclosure. Governing laws may also impose security first and one form of action rules which can affect the ability to foreclose or the timing of foreclosure on real and personal property collateral regardless of the location of the collateral and may limit the right to recover a deficiency following a foreclosure.

The holders of the Convertible Notes, the trustee and the collateral trustee for the Convertible Notes also may be limited in their ability to enforce a breach of the “no liens” covenant in the indenture governing the Convertible Notes. Some decisions of state courts have placed limits on a lenders’ ability to accelerate debt secured by real property upon breach of covenants prohibiting the creation of certain junior liens or leasehold estates, and the holders of the Convertible Notes, the trustee and the second lien agent may need to demonstrate that enforcement is reasonably necessary to protect against impairment of their security or to protect against an increased risk of default. Although these court decisions may have been preempted, at least in part, by certain federal laws, the scope of such preemption, if any, is uncertain. Accordingly, a court could prevent the trustee, the second lien agent and the holders of the Convertible Notes from declaring a default and accelerating the Convertible Notes by reason of a breach of the “no liens” covenant, which could have a material adverse effect on the ability of holders to enforce the covenant.

Lien searches may not reveal all liens on the collateral.

We cannot guarantee that the lien searches on the collateral that secure the Convertible Notes will reveal any or all existing liens on such collateral. Any such existing lien, including undiscovered liens, could be significant, could be prior in ranking to the liens securing the Convertible Notes and could have an adverse effect on the ability of the second lien agent to realize or foreclose upon the collateral securing the Convertible Notes.

Any future pledge of collateral might be avoidable in bankruptcy.

Any future pledge of collateral in favor of the collateral trustee for the Convertible Notes, including pursuant to collateral documents delivered after the respective dates of the indentures governing the Convertible Notes, might be avoidable by the pledgor (as debtor-in-possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the Convertible Notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge or, in certain circumstances, a longer period.

In the event of our bankruptcy, the ability of the holders of the Convertible Notes to realize upon the collateral will be subject to certain bankruptcy law limitations.

The ability of holders of the Convertible Notes to realize upon the collateral will be subject to certain bankruptcy law limitations in the event of our bankruptcy. Under applicable U.S. federal bankruptcy laws, secured creditors are prohibited from, among other things, repossessing their security from a debtor in a bankruptcy case without bankruptcy court approval and may be prohibited from retaining security repossessed by such creditor without bankruptcy court approval. Moreover, applicable U.S. federal bankruptcy laws generally permit the debtor to continue to retain collateral, including cash collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.”

The secured creditor is entitled to “adequate protection” to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case but the adequate protection actually provided to a secured creditor may vary according to the circumstances. Adequate protection may include cash payments or the granting of additional security if and at such times as the court, in its discretion and at the request of such creditor, determines after notice and a hearing that the collateral has diminished in value as a result of the imposition of the automatic stay of repossession of such collateral or the debtor’s use, sale or lease of such collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a U.S. bankruptcy court, we cannot predict:

•	how long payments under the Convertible Notes could be delayed following commencement of a bankruptcy case;

•	whether or when the collateral trustee for the Convertible Notes could repossess or dispose of the collateral;

•	the value of the collateral at the time of the bankruptcy petition; or

•	whether or to what extent holders of the Convertible Notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

In addition, the intercreditor agreement provides that, in the event of a bankruptcy, the second lien agent may not object to a number of important matters with respect to the first-priority collateral of the lenders under our amended and restated credit agreement or the multi-employer pension funds under the Contribution Deferral Agreement, as applicable, following the filing of a bankruptcy petition so long as any first-priority lien obligations are outstanding. After such a filing, the value of such collateral securing the Convertible Notes could materially deteriorate and you would be unable to raise an objection. The right of the holders of obligations secured by first-priority liens on the collateral to foreclose upon and sell the collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding.

Moreover, the second lien agent may need to evaluate the impact of the potential liabilities before determining to foreclose on collateral consisting of real property, if any, because secured creditors that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing the release or threatened releases of hazardous substances at such real property. Consequently, the second lien agent may decline to foreclose on such collateral or exercise remedies available in respect thereof if it does not receive indemnification to its satisfaction from the holders of the Convertible Notes.

In the event of a bankruptcy of the issuer or any of the guarantors, holders of the Convertible Notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the Convertible Notes exceed the fair market value of the collateral securing the Convertible Notes.

In any bankruptcy proceeding with respect to the issuer or any of the guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the collateral with respect to the Convertible Notes on the date of the bankruptcy filing was less than the then-current principal amount of the Convertible Notes. Upon a finding by the bankruptcy court that the Convertible Notes are under collateralized, the claims in the bankruptcy proceeding with respect to the Convertible Notes would be bifurcated between a secured claim in an amount equal to the value of the collateral and an unsecured claim with respect to the remainder of its claim which would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under collateralization would be, among other things, a lack of entitlement on the part of the Convertible Notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the Convertible Notes to receive “adequate protection” under U.S. federal bankruptcy laws.

In addition, if any payments of post-petition interest had been made at any time prior to such a finding of under collateralization, those payments would be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the Convertible Notes.

The value of the collateral securing the Convertible Notes may not be sufficient to secure post-petition interest.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding by or against us, holders of the Convertible Notes will only be entitled to post-petition interest under applicable U.S. federal bankruptcy laws to the extent that the value of their security interest in the collateral is greater than their pre-bankruptcy claim. Holders of the Convertible Notes that have a security interest in collateral with a value equal to or less than their pre-bankruptcy claim will not be entitled to post-petition interest under applicable U.S. federal bankruptcy laws. No appraisal of the fair market value of the collateral has been prepared in connection with this offering and therefore the value of the noteholders’ interest in the collateral may not equal or exceed the sum of the first-lien obligations and the principal amount of the Convertible Notes.

Fraudulent conveyance laws allow courts, under certain circumstances, to avoid or subordinate guarantees and require noteholders to return payments received from guarantors.

The Convertible Notes are guaranteed by certain of the issuer’s subsidiaries. If a guarantor becomes the subject of a bankruptcy case or a lawsuit filed by unpaid creditors, the guarantee of the Convertible Notes by such guarantor may be reviewed under U.S. federal bankruptcy laws and comparable provisions of state fraudulent transfer laws. Under these laws, a guarantee of the Convertible Notes could be avoided, or claims in respect of such guarantee could be subordinated to other obligations of the guarantor, if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, incurred such guarantee with the intent of hindering, delaying or defrauding its creditors or:

•	received less than reasonably equivalent value or fair consideration for entering into such guarantee; and

•	either:

•	was insolvent by reason of entering into such guarantee;

•	was engaged in a business or transaction for which such guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay such debts or contingent liabilities as they become due.

The measure of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts or contingent liabilities as they become due.

There can be no assurance as to what standard a court would apply to determine whether or not a guarantor was solvent at the relevant time or, regardless of the standard used, that its guarantees would not be subordinated to such guarantor’s other debt.

A subsidiary’s guarantee of the Convertible Notes could be subject to the claim that, since the subsidiary incurred its guarantee for the benefit of its parent (the issuer of the Convertible Notes), and only indirectly for the benefit of the subsidiary, its obligations under its guarantee were incurred for less than reasonably equivalent value or fair consideration. If a court held that the guarantee should be avoided as a fraudulent conveyance, the court could avoid, or hold unenforceable, the guarantee, which would mean that noteholders would not receive any payments under such guarantee, and the court could direct holders of the Convertible Notes to return any amounts that they have already received from the applicable guarantor. Furthermore, the holders of the Convertible Notes would cease to have any direct claim against the guarantor. Consequently, the guarantor’s assets would be applied first to satisfy its other liabilities, before any portion of its assets might be available (directly or indirectly) to pay the Convertible Notes. Sufficient funds to repay the Convertible Notes may not be available from other sources, including the remaining guarantors, if any. Moreover, the avoidance of a guarantee could result in acceleration of the Convertible Notes (if not otherwise accelerated due to the issuer’s or the guarantor’s insolvency or bankruptcy filing).

Each guarantee contains a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing its guarantee to be a fraudulent transfer. However, this provision may automatically reduce the guarantor’s obligations to an amount that effectively makes the guarantee worthless and, in any case, this provision may not be effective to protect a guarantee from being avoided under fraudulent transfer laws. For example, in a recent Florida bankruptcy case, a similar provision was found to be ineffective to protect similar guarantees.

Because each guarantor’s liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

Holders of the Convertible Notes have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully above, a court under federal or state fraudulent conveyance and transfer statutes could avoid the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under. See “Description of Series A Notes—Guarantees,” and “Description of Series B Notes-Guarantees.”

Any adverse rating of the Convertible Notes may cause their trading price to fall.

If Moody’s Investors Service, Standard & Poor’s or another rating service rates the Convertible Notes and if any of such rating services lowers its rating on the Convertible Notes below the rating initially assigned to the Convertible Notes, announces its intention to put the Convertible Notes on credit watch or withdraws its rating of the Convertible Notes, the trading price of the Convertible Notes could decline.

Our credit ratings may not reflect all risks of an investment in the Convertible Notes.

Our credit ratings may not reflect the potential impact of all risks related to the market values of the Convertible Notes. However, real or anticipated changes in our credit ratings will generally affect the market values of the Convertible Notes.

We may not be able to repurchase the Series B Notes when required.

Upon the occurrence of a change of control, holders of the Series B Notes may require us to repurchase their Series B Notes for cash. We may not have sufficient funds at the time of any such events to make the required repurchases or our ability to make such repurchases may be restricted by the terms of our other then outstanding debt. The source of funds for any repurchase required as a result of any such events will be our available cash or cash generated from operating activities or other sources, including borrowings, sales of assets, sales of equity or funds provided by a new controlling entity. We cannot assure you, however, that sufficient funds will be available or that the terms of our other then outstanding debt will permit us at the time of any such events to make any required repurchases of the Series B Notes tendered. Furthermore, the use of available cash to fund the repurchase of the Series B Notes may impair our ability to obtain additional financing in the future.

Conversion of the Convertible Notes may dilute the ownership interest of existing shareholders, including holders who have previously converted their Convertible Notes, depress the price of our common stock, and in some cases, cause holders to become affiliates of the Company.

The conversion of some or all of the Convertible Notes may dilute the ownership interests of existing shareholders. Any sales in the public market of any common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the anticipated conversion of the Convertible Notes into shares of our common stock could depress the price of our common stock. Furthermore, holders of a sufficient aggregate principal amount of our Convertible Notes may become affiliates of the Company upon issuance of our common stock to those holders on account of such a mandatory conversion. An affiliate of the Company is subject to the reporting requirements of Section 16 of the Exchange Act and may be subject to the purchase and sale provisions thereof with respect to their common stock. Further, the holder’s common stock could only be sold pursuant to Rule 144 of the Securities Act or pursuant to an effective registration statement covering its shares of common stock.

The issuance of preferred stock to the holders of credit agreement claims and to the IBT 401(k) plan in connection with the restructuring may have constituted a change in control under certain agreements to which we are a party.

Immediately following the consummation of the exchange offer, holders of credit agreement claims held approximately 72.5% of our capital stock and the IBT 401(k) plan held approximately 25% of our capital stock. Also, over a majority of the members of our board of directors were replaced. Therefore, the consummation of the exchange offer may have constituted a change in control under certain agreements to which we are a party, including contracts with customers. A change in control may give the counterparties the right to terminate the contracts, accelerate the amounts due under the contracts or demand payment, or materially change the terms of the contracts. In such a case, our business or liquidity may be adversely affected.

Other Risks Relating to Our Business

In addition to the risks and uncertainties contained elsewhere in this prospectus or in our other SEC filings, the following risk factors should be carefully considered in evaluating us. These risks could have a material adverse effect on our business, financial condition and results of operations.

We are a holding company, and we are dependent on the ability of our subsidiaries to distribute funds to us.

We are a holding company and our subsidiaries conduct substantially all of our consolidated operations and own substantially all of our consolidated assets. Consequently, our cash flow and our ability to make payments on our indebtedness, including the new term loans, substantially depends upon our subsidiaries’ cash flow and payments of funds to us by our subsidiaries. Our subsidiaries’ ability to make any advances, distributions or other payments to us may be restricted by, among other things, debt instruments, tax considerations and legal restrictions. If we are unable to obtain funds from our subsidiaries as a result of these restrictions, we may not be able to pay principal of, or interest on, the new term loans when due, and we cannot assure you that we will be able to obtain the necessary funds from other sources.

Our significant declines in operations, cash flows, and liquidity and need to generate adequate positive cash flow from operations or obtain adequate funding to fund our business raise substantial doubt as to our ability to continue as a going concern.

Our consolidated financial statements have been prepared assuming that we will continue as a going concern, which implies that we will continue to meet our obligations and continue our operations for at least the next 12 months. However, our significant declines in operations, cash flows, and liquidity raise substantial doubt about our ability to continue as a going concern. Realization values may be substantially different from carrying values as shown, and our consolidated financial statements do not include any adjustments relating to the recoverability or classification of recorded asset amounts or the amount and classification of liabilities that might be necessary as a result of this uncertainty.

We are subject to general economic factors that are largely out of our control, any of which could have a material adverse effect on our business, financial condition and results of operations.

Our business is subject to a number of general economic factors that may adversely affect our business, financial condition and results of operations, many of which are largely out of our control. These factors include recessionary economic cycles and downturns in customers’ business cycles and changes in their business practices, particularly in market segments and industries, such as retail and manufacturing, where we have a significant concentration of customers. Economic conditions may adversely affect our customers’ business levels, the amount of transportation services they need and their ability to pay for our services. Due to our high fixed-cost structure, in the short-term it is difficult for us to adjust expenses proportionally with fluctuations in volume levels. Customers encountering adverse economic conditions represent a greater potential for loss, and we may be required to increase our reserve for bad-debt losses.

We are subject to business risks and increasing costs associated with the transportation industry that are largely out of our control, any of which could have a material adverse effect on our business, financial condition and results of operations.

We are subject to business risks and increasing costs associated with the transportation industry that are largely out of our control, any of which could adversely affect our business, financial condition and results of operations. The factors contributing to these risks and costs include weather, excess capacity in the transportation industry, interest rates, fuel prices and taxes, fuel surcharge collection, impact on liquidity from the lag between higher payments for fuel and the collection of higher fuel surcharges in a rising fuel cost environment, terrorist attacks, license and registration fees, insurance premiums and self-insurance levels, difficulty in recruiting and retaining qualified drivers, the risk of outbreak of epidemical illnesses, the risk of widespread disruption of our technology systems, and increasing equipment and operational costs. Our results of operations may also be affected by seasonal factors.

We operate in a highly competitive industry, and our business will suffer if we are unable to adequately address potential downward pricing pressures and other factors that could have a material adverse effect on our business, financial condition and results of operations.

Numerous competitive factors could adversely affect our business, financial condition and results of operations. These factors include the following:

•

We compete with many other transportation service providers of varying sizes, some of which have a lower cost structure, more equipment and greater capital resources than we do or have other competitive advantages.

•

Some of our competitors periodically reduce their prices to gain business, especially during times of reduced growth rates in the economy, which limits our ability to maintain or increase prices or maintain or grow our business.

•	Our customers may negotiate rates or contracts that minimize or eliminate our ability to offset fuel price increases through a fuel surcharge on our customers.

•	Many customers reduce the number of carriers they use by selecting so-called “core carriers” as approved transportation service providers, and in some instances, we may not be selected.

•	Many customers periodically accept bids from multiple carriers for their shipping needs, and this process may depress prices or result in the loss of some business to competitors.

•	The trend towards consolidation in the ground transportation industry may create other large carriers with greater financial resources and other competitive advantages relating to their size.

•	Advances in technology require increased investments to remain competitive, and our customers may not be willing to accept higher prices to cover the cost of these investments.

•	Competition from non-asset-based logistics and freight brokerage companies may adversely affect our customer relationships and prices.

If our relationship with our employees were to deteriorate, we may be faced with labor disruptions or stoppages, which could have a material adverse effect on our business, financial condition and results of operations and place us at a disadvantage relative to non-union competitors.

Virtually all of our operating subsidiaries have employees who are represented by the IBT. These employees represent approximately 77% of our workforce at June 30, 2011.

Each of our YRC, New Penn, and Holland subsidiaries employ most of their unionized employees under the terms of a common national master freight agreement with the IBT, as supplemented by additional regional supplements and local agreements, which will expire on March 31, 2015. The IBT also represents a number of employees at Reddaway, and Reimer under more localized agreements, which have wages, benefit contributions and other terms and conditions that better fit the cost structure and operating models of these business units.

Certain of our subsidiaries are regularly subject to grievances, arbitration proceedings and other claims concerning alleged past and current non-compliance with applicable labor law and collective bargaining agreements.

Neither we nor any of our subsidiaries can predict the outcome of any of the matters discussed above. These matters, if resolved in a manner unfavorable to us, could have a material adverse effect on our business, financial condition and results of operations.

Our pension expense and funding obligations could increase significantly and have a material adverse effect on our business, financial condition and results of operations.

Our future funding obligations for our U.S. single-employer defined benefit pension plans qualified with the Internal Revenue Service depend upon their funded status, the future performance of assets set aside in trusts for these plans, the level of interest rates used to determine funding levels and actuarial experience and any changes in government laws and regulations.

Pursuant to the terms of the IBT Agreement, the Company’s subsidiaries began making contributions to most of the multi-employer pension funds (“the Funds”) for the month beginning June 1, 2011 at the rate of 25% of the contribution rate in effect on July 1, 2009. However, legislative changes to current law or other satisfactory action or arrangements are required to enable certain of the Funds (based on their funded status) to accept contributions at a reduced rate. Absent such legislative changes or other satisfactory action, the IBT Agreement provides that a Fund that cannot allow the Company’s subsidiaries to begin to make contributions at a reduced rate to the Fund by June 1, 2011 may elect to either (i) apply the amount of the contributions toward paying down previously deferred contributions under our Contribution Deferral Agreement, (ii) have the amount of the contributions placed in escrow until such time when the Fund is able to accept re-entry at the reduced rate, or (iii) if options (i) or (ii) are not available under applicable law or fund documentation, agree on other terms acceptable to the Company’s subsidiaries and the applicable Fund.

If the funding of the Funds does not reach certain goals (including those required not to enter endangered or critical status or those required by a Fund’s funding improvement or rehabilitation plan), our pension expenses and required cash contributions could further increase upon the expiration of our collective bargaining agreements and, as a result, could materially adversely affect our business, financial condition and results of operations. Decreases in investment returns that are not offset by contributions could also increase our obligations under such plans.

The Pension Protection Act provides that certain plans with a funded percentage of less than 65%, or that fail other tests, will be deemed to be in critical status. Plans in critical status must create a rehabilitation plan to exit critical status within periods that the Pension Protection Act prescribes. We believe that based on information obtained from public filings and from plan administrators and trustees, many of the multi-employer pension funds, including The Central States Southeast and Southwest Areas Pension Plan, which is our largest multi-employer fund, are in critical status.

We believe that based on information obtained from public filings and from plan administrators and trustees, our portion of the contingent liability in the case of a full withdrawal or termination from all of the multi-employer pension plans would be an estimated $8 billion on a pre-tax basis before taking into consideration the recent market volatility. If the Company were subject to withdrawal liability with respect to a plan, ERISA provides that a withdrawing employer can pay the obligation in a lump sum or over time based upon an annual payment that is the product of the highest contribution rate to the relevant plan multiplied by the average of the three highest consecutive years measured in contribution base units, which, in some cases, could be up to 20 years. Even so, our applicable subsidiaries have no current intention of taking any action that would subject us to payment of material withdrawal obligations, however we cannot provide any assurance that such obligations will not arise in the future which would have a material adverse effect on our business, financial condition and results of operations.

Ongoing self-insurance and claims expenses could have a material adverse effect on our business, financial condition and results of operations.

Our future insurance and claims expenses might exceed historical levels. We currently self-insure for a majority of our claims exposure resulting from cargo loss, personal injury, property damage and workers’ compensation. If the number or severity of claims for which we are self-insured increases, our business, financial condition and results of operations could be adversely affected, and we may have to post additional letters of credit to state workers’ compensation authorities or insurers to support our insurance policies. If we lose our ability to self insure, our insurance costs could materially increase, and we may find it difficult to obtain adequate levels of insurance coverage.

We have significant ongoing capital requirements that could have a material adverse effect on our business, financial condition and results of operations if we are unable to generate sufficient cash from operations.

Our business is capital intensive. If we are unable to generate sufficient cash from operations to fund our capital requirements, we may have to limit our growth, utilize our existing capital, or enter into additional financing arrangements, including leasing arrangements, or operate our revenue equipment (including tractors and trailers) for longer periods resulting in increased maintenance costs, any of which could reduce our income. If our cash from operations and existing financing arrangements are not sufficient to fund our capital requirements, we may not be able to obtain additional financing at all or on terms acceptable to us. In addition, our credit facilities contain provisions that limit our level of capital expenditures.

We operate in an industry subject to extensive government regulations, and costs of compliance with, or liability for violation of, existing or future regulations could significantly increase our costs of doing business.

The U.S. Departments of Transportation and Homeland Security and various federal, state, local and foreign agencies exercise broad powers over our business, generally governing such activities as authorization to engage in motor carrier operations, safety and permits to conduct transportation business. We may also become subject to new or more restrictive regulations that the Departments of Transportation and Homeland Security, the Occupational Safety and Health Administration, the Environmental Protection Agency or other authorities impose, including regulations relating to engine exhaust emissions, the hours of service that our drivers may provide in any one time period, security and other matters. Compliance with these regulations could substantially impair equipment productivity and increase our costs.

We are subject to various environmental laws and regulations, and costs of compliance with, or liabilities for violations of, existing or future laws and regulations could significantly increase our costs of doing business.

Our operations are subject to environmental laws and regulations dealing with, among other things, the handling of hazardous materials, underground fuel storage tanks and discharge and retention of storm water. We operate in industrial areas, where truck terminals and other industrial activities are located, and where groundwater or other forms of environmental contamination may have occurred. Our operations involve the risks of fuel spillage or seepage, environmental damage and hazardous waste disposal, among others. If we are involved in a spill or other accident involving hazardous substances, or if we are found to be in violation of applicable environmental laws or regulations, it could significantly increase our cost of doing business. Under specific environmental laws and regulations, we could be held responsible for all of the costs relating to any contamination at our past or present terminals and at third-party waste disposal sites. If we fail to comply with applicable environmental laws and regulations, we could be subject to substantial fines or penalties and to civil and criminal liability.

In addition, as climate change initiatives become more prevalent, federal, state and local governments and our customers are beginning to promulgate solutions for these issues. This increased focus on greenhouse gas emission reductions and corporate environmental sustainability may result in new regulations and customer requirements that could negatively affect us. This could cause us to incur additional direct costs or to make changes to our operations in order to comply with any new regulations and customer requirements, as well as increased indirect costs or loss of revenue resulting from, among other things, our customers incurring additional compliance costs that affect our costs and revenues. We could also lose revenue if our customers divert business from us because we haven’t complied with their sustainability requirements. These costs, changes and loss of revenue could have a material adverse affect on our business, financial condition and results of operations.

The ability of our board of directors and new management team to lead our company will be critical to our ability to succeed, and our business, financial condition and results of operations could be materially adversely affected if they are unsuccessful.

On July 22, 2011, pursuant to the terms of the restructuring, our then existing board of directors resigned and were replaced by a new board of directors. Additionally, our current chief executive officer began employment on that date. It is important to our success that our new board of directors quickly understand our industry and that our board of directors and management team understand the challenges and opportunities facing our company. If they are unable to do so, and as a result are unable to provide effective guidance and leadership, our business, financial condition and results of operations could be materially adversely affected.

Additionally, it is anticipated that our interim chief financial officer will serve in that position until our board of directors and our chief executive officer find a permanent replacement. There is no guarantee that we will be able to recruit and retain an appropriately qualified replacement for our interim chief financial officer.

Our business may be harmed by anti-terrorism measures.

In the aftermath of the terrorist attacks on the United States, federal, state and municipal authorities have implemented and are implementing various security measures, including checkpoints and travel restrictions on large trucks. Although many companies will be adversely affected by any slowdown in the availability of freight transportation, the negative impact could affect our business disproportionately. For example, we offer specialized services that guarantee on-time delivery. If the security measures disrupt or impede the timing of our deliveries, we may fail to meet the needs of our customers, or may incur increased expenses to do so. We cannot assure you that these measures will not significantly increase our costs and reduce our operating margins and income.

The outcome of legal proceedings and IRS audits to which the Company and its subsidiaries are a party could have a material adverse effect on our businesses, financial condition and results of operations.

The Company and its subsidiaries are a party to various legal proceedings, including claims related to personal injury, property damage, cargo loss, workers’ compensation, employment discrimination, breach of contract, multi-employer pension plan withdrawal liability, class actions and antitrust violations. See the “Commitments, Contingencies and Uncertainties” footnote to our consolidated financial statements incorporated by reference herein. The IRS may issue adverse tax determinations in connection with its audit of our 2010 and prior years tax returns or the returns of a consolidated group that we acquired in 2005. See the “Income Taxes” footnote to our 2010 consolidated financial statements incorporated by reference herein. We may incur significant expenses defending these legal proceedings and IRS audits. In addition, we may be required to pay significant awards, settlements or taxes, or lose the benefits under existing agreements, in connection with these proceedings and audits, which could have a material adverse effect on our businesses, financial condition and results of operations.

We may not obtain further benefits and cost savings from operational changes and performance improvement initiatives.

In response to our business environment, we initiated operational changes and process improvements to reduce costs and improve financial performance. The changes and initiatives included integrating our Yellow Transportation and Roadway networks, reorganizing our management, reducing overhead costs, closing redundant facilities and eliminating unnecessary activities. There is no assurance that these changes and improvements will be successful or that we will not have to initiate additional changes and improvements in order to achieve the projected benefits and cost savings.

Our actual operating results may differ significantly from our projections.

From time to time, we release projections and similar guidance regarding our future performance that represent our management’s estimates as of the date of release. These projections, which are forward-looking statements, are prepared by our management and are qualified by, and subject to, the assumptions and the other information contained or referred to in the release. Our projections are not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our registered public accountants nor any other independent expert or outside party compiles or examines the projections and, accordingly, no such person expresses any opinion or any other form of assurance with respect thereto.

Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change.

Projections are necessarily speculative in nature, and it can be expected that some or all of the assumptions of the projections furnished by us will not materialize or will vary significantly from actual results. Accordingly, our projections are only an estimate of what management believes is realizable as of the date of release. Actual results will vary from the projections and the variations may be material. Investors should also recognize that the reliability of any forecasted financial data diminishes the farther in the future that the data is projected. In light of the foregoing, investors are urged not to rely upon, or otherwise consider, our projections in making an investment decision in respect of the securities offered hereby.

Any failure to successfully implement our operating strategy or the occurrence of any of the events or circumstances set forth in this prospectus and the documents incorporated by reference herein could result in the actual operating results being different from the projections, and such differences may be adverse and material.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

We have computed the ratio of earnings to fixed charges for each of the following periods on a consolidated basis. You should read the following ratios in conjunction with our consolidated financial statements and the notes to those financial statements that are incorporated by reference in this prospectus. While there are preference securities outstanding as of the date of this prospectus, such preference securities do not accrue or otherwise pay any dividends. Additionally, while there were preference securities outstanding during a portion of the fiscal year ended 2010, such preference securities did not accrue or otherwise pay any dividends. Therefore, the ratios of earnings to combined fixed charges and preference dividends are identical to the ratios of earnings to fixed charges.

	Pro Forma				Historical
	Six Months Ended June 30, 2011 (3)		Fiscal Year Ended December 31, 2010 (3)		Six Months Ended June 30, 2011 (2)		Fiscal Year Ended December 31,
							2010 (2)		2009 (2)		2008 (2)		2007 (2)		2006
Ratio of Earnings to Fixed Charges (1)	(1.0x	)	(1.6x	)	(0.9x	)	(1.3x	)	(4.0x	)	(9.7x	)	(5.4x	)	5.2x

(1)	The ratio of earnings to fixed charges is computed by dividing the sum of earnings before provision for taxes on income, income or loss from equity investees and fixed charges by fixed charges. Fixed charges represent interest expense, amortization of debt premium, discount, and capitalized expenses, and an appropriate interest factor for operating leases.
(2)	The deficiency in earnings necessary to achieve a 1.0x ratio was $669.7 million for the year ended December 31, 2007, $1,004.0 million for the year ended December 31, 2008, $863.1 million for the year ended December 31, 2009, $391.0 million for the year ended December 31, 2010 and $153.2 million for the six months ended June 30, 2011.
(3)	The deficiency in pro forma earnings to achieve a 1.0x pro forma ratio was $373.8 million for the year ended December 31, 2010, and $148.0 million for the six months ended June 30, 2011.

USE OF PROCEEDS

The proceeds from the sale of the Series A Notes, the Series B Notes and the common stock offered pursuant to this prospectus are solely for the account of the selling securityholders. Accordingly, we will not receive any proceeds from the sale of the Series A Notes, the Series B Notes or the shares of common stock offered by this prospectus.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock is currently listed on the NASDAQ Global Select Market under the symbol “YRCW.” The following table contains, for the periods indicated, the high and low sale prices per share of our common stock. The presentation below has been retroactively adjusted for a 1-for-25 reverse stock split of our common stock, which became effective on NASDAQ on October 1, 2010.

	High	Low
2009
First Quarter	$136.25	$37.00
Second Quarter	$148.50	$38.00
Third Quarter	$154.50	$22.25
Fourth Quarter	$120.75	$20.00

2010
First Quarter	$29.50	$8.75
Second Quarter	$20.00	$3.75
Third Quarter	$11.00	$2.50
Fourth Quarter	$6.54	$3.10

2011
First Quarter	$5.28	$1.19
Second Quarter	$2.21	$0.55
Third Quarter (through September 21, 2011)	$0.06	$1.41

There were 3,157 holders of record of our common stock as of September 19, 2011.

As of September 21, 2011, the last reported sale price of our common stock on the NASDAQ Global Select Market was $0.07. We did not declare any cash dividends on our common stock in each of 2006 through 2010 and through 2011 (year-to-date).

Our common stock is currently listed on the NASDAQ Global Select Market under the symbol “YRCW”; however, our common stock is currently subject to delisting from the NASDAQ Global Select Market. See “Risk Factors—Risks Relating to the Securities—Our common stock currently listed on the NASDAQ is subject to delisting.” There is no market for the Series A Notes or the Series B Notes on NASDAQ or any national or regional securities exchange.

We do not intend to list the Series A Notes or the Series B Notes on any national securities exchange or automated quotation system.

Our payment of dividends in the future will be determined by our board of directors and will depend on business conditions, our financial condition, our earnings, restrictions and limitations imposed under our various debt instruments or credit agreements, and other factors.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2011 on a historical basis and on an as adjusted basis to give effect to the consummation of the restructuring. The financial information included below has been derived by applying certain pro forma adjustments described under “Unaudited Pro Forma Condensed Consolidated Financial Information for the Restructuring” to our historical unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 filed with the SEC on August 8, 2011, which has been incorporated by reference into this prospectus. See “Where You Can Find More Information.” No adjustments have been made to reflect normal course operation by us or other developments with our business after June 30, 2011, and thus the pro forma information provided below is not indicative of our actual cash position or capitalization at any date.

	As of June 30, 2011 (in thousands except per share data) (unaudited)
	Historical			As Adjusted
	Par Value	Premium/ (Discount)	Book Value	Par Value	Premium/ (Discount)	Book Value
Cash and cash equivalents	$155,926	$—	$155,926	$150,423	$—	$150,423

Debt (1)
Credit agreement:
Revolving credit facility	$173,603	$—	$173,603	$—	$—	$—
Term loan	251,645	486	252,131	—	—	—
ABS facility	164,237	—	164,237	—	—	—
Lease financing obligations	331,170	—	331,170	331,170	—	331,170
Pension contribution deferral agreement	146,595		146,595	151,088	(674)	150,414
6% Notes	69,410	(11,879)	57,531	69,410	(11,879)	57,531
Contingent convertible notes	1,870	—	1,870	1,870	—	1,870
Other	1,138	—	1,138	1,138	—	1,138
Amended credit facility
New term loan	—	—	—	294,146	111,596	405,742
ABL facility	—	—	—	255,000	(22,750)	232,250
Convertible notes
Series A Notes	—	—	—	140,000	(36,729)	103,271
Series B Notes	—	—	—	100,000	(41,708)	58,292

Total debt	$1,139,668	$(11,393)	$1,128,275	$1,343,822	$(2,144)	$1,341,678
Common stock, $0.01 par value per share	479	—	479	19,111		19,111
Preferred stock, $1 par value per share	—	—	—	1		1
Capital surplus	1,644,694	—	1,644,694	1,736,624		1,736,624
Accumulated deficit	(1,643,429)	—	(1,643,429)	(1,652,465)		(1,652,465)
Accumulated other comprehensive loss	(234,710)	—	(234,710)	(234,710)		(234,710)
Treasury stock, at cost (123 shares)	(92,737)	—	(92,737)	(92,737)		(92,737)

Total YRC Worldwide shareholders’ deficit	(325,703)	—	(325,703)	(224,176)	—	(224,176)
Non-controlling interest	(3,090)	—	(3,090)	(3,090)		(3,090)

Total shareholder’s deficit	(328,793)	—	(328,793)	(227,266)	—	(227,266)

Total capitalization	$810,875	$(11,393)	$799,482	$1,116,556	$(2,144)	$1,114,412

(1)	Our outstanding indebtedness as of June 30, 2011 does not include: (i) outstanding letters of credit of $512,464 of which $447,784 were issued under the revolving credit facility and $64,680 were issued under the ABS facility or (ii) deferred interest and fees of $196,332, of which $166,066 relates to the credit agreement, $25,773 relates to the ABS facility and $4,493 relates to the pension contribution deferral agreement.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION FOR THE RESTRUCTURING

The following sets forth unaudited pro forma condensed consolidated financial information for the restructuring as of and for the six months ended June 30, 2011 and for the year ended December 31, 2010. The data set forth has been derived by applying the pro forma adjustments to our historical consolidated financial statements as of and for the six months ended June 30, 2011 and for the year ended December 31, 2010, which are incorporated into this prospectus by reference from our from our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 filed with the SEC on August 8, 2011 and our Current Report on Form 8-K filed with the SEC on May 17, 2011, respectively.

Pursuant to the requirements under Article 11 of Regulation S-X, the unaudited pro forma condensed consolidated statements of operations for the restructuring gives effect to adjustments for transactions expected to have a continuing impact on us, that (1) are directly attributable to the restructuring and are factually supportable, and (2) represent material events that have occurred and had, or will have, a material effect on our financial statements and capital structure. The unaudited pro forma condensed consolidated balance sheet gives effect to adjustments for transactions regardless of whether they have a continuing impact on us or are non-recurring, that are (1) directly attributable to the restructuring and are factually supportable, and (2) represent material events which have occurred after June 30, 2011 and had, or will have, a material effect on our financial statements and capital structure.

The unaudited pro forma condensed consolidated financial information for the restructuring assumes that each of the adjustments below that are directly attributable to the restructuring and factually supportable had occurred as of June 30, 2011 for the unaudited pro forma condensed consolidated balance sheet, and as of the beginning of the respective periods for the unaudited pro forma condensed consolidated statements of operations:

•	consummation of the transactions contemplated by the exchange offer, including the payment of related fees and expenses;

•	amendment and restatement of our existing credit agreement;

•	entry, through a special purpose, bankruptcy remote subsidiary of ours, into the ABL facility;

•	amendment and restatement of our contribution deferral agreement and pension notes;

•	issuance of shares of our Series B Convertible Preferred Stock to the IBT 401(k) plan; and

•	conversion of the Series B Convertible Preferred Stock into common stock.

The restructuring resulted in very significant dilution to our common shareholders, and resulted in pro forma ownership levels of approximately 2.5%, 72.5% and 25% for existing shareholders, credit agreement claimholders and IBT employees, respectively, immediately after giving effect to the restructuring.

The unaudited pro forma condensed consolidated financial information for the restructuring is based on assumptions that we believe are reasonable and should be read in conjunction with “Capitalization” included elsewhere in this prospectus, and to our historical consolidated financial statements as of and for the six months ended June 30, 2011 and for the year ended December 31, 2010, which are incorporated into this prospectus by reference from our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 filed with the SEC on August 8, 2011 and our Current Report on Form 8-K filed with the SEC on May 17, 2011, respectively.

The unaudited pro forma condensed consolidated financial information for the restructuring is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the restructuring been consummated as of June 30, 2011 or as of the beginning of the period, respectively, nor is it necessarily indicative of our future financial position or results of operations. The actual effects of the restructuring and other pro forma events on our financial position or results of operations may be different than what we have assumed or estimated, and these differences may be material.

YRC WORLDWIDE INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2011

(in thousands)

	Historical	Credit Agreement Claims (1)		CDA (2)		Union Grant (3)	Series B Notes (4)		ABL/ABS Facility (5)		Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$155,926	$(15,428	)D	$(3,852	)F	—	$100,000	I	$232,250	K	$150,423
		7,833	A				(2,140)	J	(164,237	)K
									(64,680	)K,M
									(90,000 (5,249	)O )N
Restricted cash (Standby LOC)	—	—		—		—	—		64,680	M	64,680
Accounts receivable, net	540,515	—		—		—	—		—		540,515
Prepaid expenses and other	190,053	—		—		—	—		—		190,053

Total current assets	886,494	(7,595)		(3,852)			97,860		(27,236)		945,671

Net property and equipment	1,454,607	—		—		—	—		—		1,454,607
Intangibles, net	130,348										130,348
Other assets	117,973	(35,066	)A	(674	)E	—	2,140	J	5,249	K,N	87,394
									(2,228	)L
Restricted cash (ABL escrow)	—	—		—		—	—		90,000	O	90,000

Total assets	$2,589,422	$(42,661)		$(4,526)		—	$100,000		$65,785		$2,708,020

Liabilities and Shareholders’ Deficit
Current Liabilities:
Accounts payable	$157,136	—		—		—	—		$(15,000	)L	$142,136
Wages, vacations and employees’ benefits	222,618	—		—		—	—				222,618
Other current and accrued liabilities	318,306	—		—		—	—		(10,773	)L	307,533
Current maturities of long–term debt	8,008	—		—		—	—		—		8,008

Total current liabilities	706,068	—		—		—	—		(25,773)		680,295

Other Liabilities:
Long–term debt, less current portion	1,290,826	405,742	C	55,844	E	—	58,292	I	232,250	K	1,333,670
		103,271	C	(54,674	)E				(164,237	)K
		(252,131	)A	(1,844	)E
		(173,603	)A
		(166,066	)A
Deferred income taxes, net	104,391	—		—		—	—		—		104,391
Pension and postretirement	450,087	—		—		—	—		—		450,087
Claims and other liabilities	366,843	—		—		—	—		—		366,843

	Historical	Credit Agreement Claims (1)		CDA (2)		Union Grant (3)		Series B Notes (4)		ABL/ABS Facility (5)		Pro Forma
Commitments and contingencies
Shareholders’ Deficit:
Common stock, $0.01 par value per share	479	13,855	B	—		4,777	G	—		—		19,111
Preferred stock, $1 par value per share	—	—		—		1	H	—		—		1
Capital surplus	1,644,694	(1,584)	D	—		10,107	G	41,708	I	—		1,736,624
		29,309	B
		12,390	A
Accumulated deficit	(1,643,429)	(13,844)	D	(3,852)	F	(14,884)	G	—		23,545	L	(1,652,465)
						(1)	H
Accumulated other comprehensive loss	(234,710)	—		—		—		—		—		(234,710)
Treasury stock, at cost (123 shares)	(92,737)	—		—		—		—		—		(92,737)

Total YRC Worldwide Inc. shareholders’ deficit	(325,703)	40,126		(3,852)		—		41,708		23,545		(224,176)
Non-controlling interest	(3,090)	—		—		—		—		—		(3,090)

Total shareholders’ deficit	(328,793)	40,126		(3,852)		—		41,708		23,545		(227,266)

Total liabilities and shareholders’ deficit	$2,589,422	$(42,661)		$(4,526)		$—		$100,000		$65,785		$2,708,020

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information for the Restructuring.

YRC WORLDWIDE INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2011

(in thousands except per share data)

	Historical	Credit Agreement (1)		CDA (2)		Union Grant (3)	Series B Notes (4)		ABL/ABS Facility (5)		Pro Forma
Operating Revenue	$2,380,098	—		—		—	—		—		$2,380,098
Operating Expenses:
Salaries, wages and employees’ benefits	1,385,445	(16,264	)AA	—		—	—		—		1,387,947
		18,766	BB
Equity based compensation benefit	(648)	—		—		—	—		—		(648)
Operating expenses and supplies	584,530	—		—		—	—		—		584,530
Purchased transportation	260,440	—		—		—	—		—		260,440
Depreciation and amortization	96,853	—		—		—	—		—		96,853
Other operating expenses	136,855	—		—		—	—		—		136,855
Gains on property disposals, net	(10,236)	—		—		—	—		—		(10,236)

Total operating expenses	2,453,239	2,502		—		—	—		—		2,455,741

Operating Loss	(73,141)	(2,502)		—		—	—		—		(75,643)

Nonoperating (Income) Expenses:
Interest expense	78,872	(36,222	)AA	(4,738	)CC	—	7,526	EE	(12,478	)FF	71,142
		9,658	BB	5,732	DD				22,792	GG
Other, net	(34)	—		—		—	—		—		(34)

Nonoperating expenses, net	78,838	(26,564)		994		—	7,526		10,314		71,108

Income (Loss) Before Income Taxes	(151,979)	24,062		(994)		—	(7,526)		(10,314)		(146,751)
Income tax benefit	(7,127)	—		—		—	—		—		(7,127)

Net Loss from Continuing Operations	(144,852)	24,062		(994)		—	(7,526)		(10,314)		(139,624)
Less: Net Loss Attributable to Non-Controlling Interest	(937)	—		—		—	—		—		(937)

Net Loss Attributable to YRC Worldwide Inc.	$(143,915)	$24,062		$(994)		—	$(7,526)		$(10,314)		$(138,687)

Weighted Average Common Shares Outstanding—Basic and Diluted
	47,697	—		—		—	—		—		1,910,808
Basic and Diluted Loss Per Share from Continuing Operations attributable to YRC Worldwide Inc.	$(3.02)	—		—		—	—		—		$(0.07)

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information for the Restructuring.

YRC WORLDWIDE INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2010

(in thousands except per share data)

		(1)		(2)		(3)	(4)		(5)
	Historical	Credit Agreement		CDA		Union Grant	Series B Notes		ABL/ ABS Facility		Pro Forma
Operating Revenue	$4,334,640	—		—		—	—		—		$4,334,640
Operating Expenses:
Salaries, wages and employees’ benefits	2,671,468	(33,276)	AA	—		—	—		—		2,676,587
		38,395	BB
Equity based compensation expense	31,205	—		—		—	—		—		31,205
Operating expenses and supplies	949,224	—		—		—	—		—		949,224
Purchased transportation	455,800	—		—		—	—		—		455,800
Depreciation and amortization	198,508	—		—		—	—		—		198,508
Other operating expenses	248,142	—		—		—	—		—		248,142
Losses on property disposals, net	5,572	—		—		—	—		—		5,572
Impairment charges	5,281	—		—		—	—		—		5,281

Total operating expenses	4,565,200	5,119		—		—	—		—		4,570,319

Operating loss	(230,560)	(5,119)		—		—	—		—		(235,679)

Nonoperating (Income) Expenses:
Interest expense	159,192	(73,811)	AA	(9,582)	CC	—	16,061	EE	(32,427)	FF	136,887
		20,219	BB	11,469	DD				45,766	GG
Equity investment impairment	12,338	—		—		—	—		—		12,338
Other, net	1,510	—		—		—	—		—		1,510

Nonoperating expenses, net	173,040	(53,592)		1,887		—	16,061		13,339		150,735

Income (Loss) Before Income Taxes	(403,600)	48,473		(1,887)		—	(16,061)		(13,339)		(386,414)
Income tax benefit	(102,487)	—		—		—	—		—		(102,487)

Net Income (Loss) from continuing operations	(301,113)	48,473		(1,887)		—	(16,061)		(13,339)		(283,927)
Less: Net Loss Attributable to Non-Controlling Interest	(1,963)	—		—		—	—		—		(1,963)

Net Loss Attributable to YRC Worldwide Inc.	$(299,150)	$48,473		$(1,887)		$—	$(16,061)		$(13,339)		$(281,964)

Weighted Average Common Shares Outstanding—Basic and Diluted	39,601	—		—		—	—		—		1,902,712
Basic and Diluted Earnings (Loss) Per Share from continuing operations Attributable to YRC Worldwide Inc.	$(7.55)	—		—		—	—		—		$(0.15)

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information for the Restructuring.

YRC WORLDWIDE INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION FOR THE RESTRUCTURING

Notes

Consolidated Balance Sheet as of June 30, 2011 and Consolidated Statement of Operations for the six months ended June 30, 2011 and the year ended December 31, 2010

1.	Restructure existing Credit Agreement Claims and revise maturity to March 31, 2015

In connection with the restructuring, we exchanged $305.0 million of credit agreement claims for 3,717,948 shares of our Series B Convertible Preferred Stock and $140.0 million in aggregate principal amount of our Series A Notes. We also modified our Credit Agreement as it relates to term loan borrowings and letters of credit to, among other things, extend the maturity date to March 31, 2015.

(A)	The following table shows carrying values of the various credit agreement claims outstanding prior to the restructuring and estimated carrying values of the securities outstanding upon effecting the exchange and Credit Agreement modifications described above:

Credit Agreement Claims prior to Restructuring	Amount (in thousands)	Securities and Indebtedness Post- Restructuring	Amount (in thousands)
Principal amount of term loan	$251,645	Principal amount of term loan	$294,146
Revolving credit facility borrowings	181,436	Premium on term loan	111,596
Letters of credit	447,784	Principal amount of Series
		A Notes	140,000
Deferred interest on term loan	32,358	Discount on Series
		A Notes	(36,729)
Deferred interest on revolving credit facility		Conversion feature in Series
	133,708	A Notes	12,390

Total Deferred Interest and Fees	166,066	Letters of credit	447,784

		Series B Convertible Preferred Stock	43,164
Principal amount of Credit Agreement Claims	1,046,931
Premium on term loan borrowings	486
Less: Deferred charges on Credit Agreement Claims	(35,066)
Less: Letters of Credit	(447,784)	Less: Letters of Credit	(447,784)

Basis of Credit Agreement Claims to allocate in troubled debt restructuring	$564,567		$564,567

The Company borrowed all remaining availability under the existing Credit Agreement of approximately $7.8 million prior to closing the restructuring.

This element of the restructuring is being accounted for as a troubled debt restructuring. Pro forma adjustments have been made to establish the carryover basis of the new debt securities, as well as to indicate the estimated fair value of the equity issued pursuant to the exchange.

(B)	The $43.2 million shown above represents the issuance of Series B Convertible Preferred Stock in exchange for credit agreement claims. For purposes of this pro forma presentation, we have made the following assumptions regarding the Series B Convertible Preferred Stock:

•	The Series B Convertible Preferred Stock converted into 1,385 million shares of our common stock at a ratio of 372.6222 to 1

•

The estimated fair value of our common stock is approximately $0.03 per share. This assumption was derived based on an estimate of enterprise value, less the estimated fair value of debt instruments post-restructuring, to arrive at a post-restructuring equity value for the Company. Such equity value was then divided by estimated common shares outstanding, including as-converted shares of our Series B Convertible Preferred Stock and conversion of the Series B Notes. Enterprise value was estimated based on a contemporaneous valuation using assumptions related to market multiples of earnings, a market approach and Level 3 fair value measurement. The market approach used publicly traded peer companies within our industry. The resulting estimated fair value of common stock of $43.2 million was shown as a proforma adjustment of $13.8 million par value and $29.3 million capital surplus.

(C)	Pro forma adjustments have been made to record the remaining carryover basis of the credit agreement claims as Series A Notes and term loan borrowings. The remaining carryover basis has been allocated between the principal amount of Series A Notes and term loan borrowing.

(Amount in thousands)
Basis of Credit Agreement claims to allocate in troubled debt restructuring	$564,567
Less estimated fair value of preferred stock	(43,164)
Less conversion feature in Series A Notes	(12,390)

Carryover basis	$509,013

Allocation to Series A Notes (par value $140 million)	$103,271
Allocation to term loan (par value $294.1 million)	405,742

$509,013

We made a pro forma adjustment to the carrying value of the new Series A Notes in the amount of $12.4 million representing the estimated fair value of the conversion feature within the Series A Notes. The conversion feature was estimated based on a contemporaneous valuation using an option pricing model, a Level 3 fair value measurement. The conversion feature has been bifurcated as an equity-classified derivative.

(D)	Pro forma adjustments have been made for $15.4 million of estimated professional fees related to this element of the restructuring. Of this amount, $13.8 million is related to the issuance of the Series A Notes and modifications to the Credit Agreement. Such amount has been recognized as a reduction in shareholders’ equity (deficit), as such costs are not expected to have a continuing impact in connection with the restructuring. This treatment is consistent with troubled debt restructuring accounting, where such costs would be charged to expense. Estimated costs of $1.6 million are related to the issuance of the Series B Convertible Preferred Stock and have been presented as a reduction to capital surplus. Debt costs have been allocated to the debt and equity issuances of the restructuring on a relative fair value basis, for the purpose of this pro forma presentation.

(AA)	Represents the elimination of all interest expense, amortization of premium on term loan borrowings, letter of credit fee expense, and amortization of deferred charges historically related to credit agreement claims:

	Six-months ended June 30, 2011 (in thousands)	Year-ended December 31,2010 (in thousands)
Term loan interest expense	$12,606	$16,941
Term loan premium amortization	(208)	(417)
Revolving credit facility interest expense	8,983	30,114
Amortization of deferred charges	14,841	27,173

Interest expense	$36,222	$73,811

Letter of credit fee expense	$16,264	$33,276

(BB)	Pro forma adjustments have been made to record estimated interest expense and amortization of discount and premium, related to the securities issued, (resulting in estimated effective interest rates of 0.0% and 18.0% for the Term Loan and Series A Notes, respectively,) assuming such securities were outstanding at the beginning of the respective periods:

	Six-months ended June 30, 2011 (in thousands)	Year-ended December 31, 2010 (in thousands)
Term loan interest expense	$14,707	$29,415
Amortization of premium on term loan	(14,707)	(29,415)
Interest expense on Series A Notes	7,088	14,442
Amortization of discount on Series A Notes	2,570	5,777

	$9,658	$20,219

Letter of credit fee expense	$18,766	$38,395

2.	Restructure existing Contribution Deferral Agreement and revise maturity to March 31, 2015

In connection with the restructuring, we entered into an amendment and restatement of the contribution deferral agreement we have with certain multi-employer pension funds to which we contribute (the “Contribution Deferral Agreement”). Such amendment, among other things, increased the interest rate for the Central States Pension Fund, revised the maturity date to March 31, 2015 for amounts outstanding at the date of the restructuring, which consist of $146.6 million of pension contribution deferral obligations and $4.5 million of deferred interest, and converted deferred interest to principal.

This element of the restructuring is being accounted for in two separate transactions, one for the amount owed to the Central States Pension Fund and one for amounts owed to the 25 other pension funds that are party to the Contribution Deferral Agreement. For the amount owed to the Central States Pension Fund, this portion of the restructuring is accounted for as a modification of the outstanding indebtedness.

With regards to the amounts owed to the 25 other pension funds, this portion is being accounted for as a troubled debt restructuring. Pro forma adjustments have been made to establish the carryover basis of the new debt.

(E)	The following table shows carrying values of the various amounts outstanding under the Contribution Deferral Agreement for the 25 other pension funds prior to the restructuring and estimated carrying values of the amounts outstanding upon effecting the modifications described above:

Outstanding indebtedness prior to the restructuring	Amount (in thousands)	Outstanding indebtedness after the restructuring	Amount (in thousands)
Outstanding principal	$54,674	Principal amount of Contribution Deferral Agreement	$56,518
Deferred interest	1,844	Discount on the Contribution Deferral Agreement	(674)
Less: Deferred charges on Contribution Deferral Agreement	(674)

Basis of Contribution Deferral Agreement to allocate in troubled debt restructuring	$55,844		$55,844

(F)	Pro forma adjustments have been made for $3.9 million of estimated professional fees related to this element of the restructuring. Of this amount, $1.5 million is related to the 25 pension funds other than the Central States Pension Fund. Such amount has been recognized as a reduction in shareholders’ equity (deficit), as such costs are not expected to have a continuing impact in connection with the restructuring. This treatment is consistent with troubled debt restructuring accounting, where such costs would be charged to expense. Estimated costs of approximately $2.4 million relate to the amount outstanding for the Central States Pension Funds. Such amount has been recognized as a reduction in shareholders’ equity (deficit), as such costs are not expected to have a continuing impact in connection with the restructuring. This treatment is consistent with non-substantial modification accounting where such costs would be charged to expenses.

(CC)	Represents the elimination of all interest expense historically related to the Contribution Deferral Agreement

	Six-months ended June 30, 2011 (in thousands)	Year-ended December 31, 2010 (in thousands)
Interest expense	$4,172	$8,573
Deferred charges amortization	566	1,009

	$4,738	$9,582

(DD)	Pro forma adjustments have been made to record estimated interest expense, amortization of discount, and amortization of deferred charges related to the new Contribution Deferral Agreement (resulting in an estimated effective interest rate of 7.50% for the Central States Pension Fund and 7.15% for all other funds), assuming such issuance had occurred at the beginning of the respective periods:

	Six-months ended June 30, 2011 (in thousands)	Year-ended December 31, 2010 (in thousands)
Interest expense	$5,527	$11,057
Amortization of discount	80	162
Deferred charges amortization	125	250

	$5,732	$11,469

3.	Issue new equity to IBT 401(k) in exchange for ratification of labor contract modifications through March 31, 2015

In connection with the restructuring, we issued 1,282,051 shares of our Series B Convertible Preferred Stock to the IBT 401(k).

This element of the restructuring is being accounted for as the grant of a share-based payment award to employees. For purposes of this pro forma presentation we have made the following assumptions:

•	a grant date has been achieved

•	the Series B Convertible Preferred Stock has converted into 477.7 million shares of our common stock at a ratio of 372.6222 to 1

•	the grant date estimated fair value assumptions used to value this award at $0.03 per share of as-converted common stock are consistent with the discussion above at (B)

(G)	Represents the grant of as-converted common stock to the IBT 401(k)

Amount (in thousands)
Share-based payment expense	$14,884
Par value of common stock at $0.01 per share	4,777

Increase in capital surplus	$10,107

The pro forma adjustment related to the share-based payment expense has been made to shareholders’ equity (deficit) as such expense is not expected to have a continuing impact in connection with the Restructuring.

(H)	In connection with the restructuring, we issued one share of Series A Voting Preferred Stock to the IBT in order to confer board rights upon the IBT. The share of Series A Voting Preferred Stock has a liquidation preference of $1.00 and does not pay any dividends. The IBT will be permitted to appoint two directors to the Company’s board of directors, until such time at which the share is redeemed by the Company in accordance with its terms.

The substance of this element of the restructuring is the conveyance of one additional board seat to the IBT. As such, for the purposes of this pro forma presentation, the one share is being recorded at its liquidation value of $1.00.

4.	Issue $100 million new money convertible notes due March 31, 2015

In connection with the restructuring, we issued subscription rights up to $100 million in aggregate principal amount of our new Series B Notes.

(I)	Reflects the cash proceeds of $100.0 million and the recognition of the equity and debt components of the Series B Notes. The estimated fair value of the conversion feature within the Series B Notes of $41.7 million has been bifurcated as an equity-classified derivative. The conversion feature was estimated based on a contemporaneous valuation using an option pricing model, a Level 3 fair value measurement. The value attributed to the debt component of the Series B Notes is the residual amount of $58.3 million.

(J)	Pro forma adjustments have been made for $2.1 million of estimated professional fees related to this element of the restructuring. Such amount has been capitalized as debt issue costs and will be recognized as interest expense over the life of the Series B Notes.

(EE)	Pro forma adjustments have been made to record estimated interest expense, amortization of discount, and amortization of deferred charges related to the Series B Notes (resulting in an estimated effective interest rate of 25.6%,) assuming the Series B Notes were outstanding at the beginning of the respective periods:

	Six-months ended June 30, 2011 (in thousands)	Year-ended December 31, 2010 (in thousands)
Interest expense on Series B Notes	$5,063	$10,316
Amortization of discount on Series B Notes	2,341	5,458
Amortization of deferred charges	122	287

Total	$7,526	$16,061

5.	Refinance existing 364-Day $325 million ABS facility with new 3-year $400 million credit facility

In connection with the restructuring, the Company entered into a new $400.0 million credit facility (“New Facility”), the proceeds of which were used to refinance the ABS facility, provide working capital and for other general corporate purposes. The new $400.0 million credit facility consists of a $175.0 million first-out term facility (“First Out Facility”) and a $225.0 million last-out term facility (“Last Out Facility”), both of which were funded by lenders that did not participate in the ABS facility.

(K)	Reflects the estimated uses of funds in connection with this element of the restructuring.

Sources of Funds	Amount (in thousands)	Uses of Funds	Amount (in thousands)
Borrowings net of original issue discount	$232,250	Repayment of principal amount of ABS facility	$164,237
		Arrangement and professional fees related to the New Facility	5,249
Company cash	1,916	Collateralization of letters-of-credit under the ABS facility	64,680

Total	$234,166	Total	$234,166

This element of the restructuring is being accounted for as an extinguishment of existing debt and issuance of new debt, as none of the lenders participating in the New Facility, currently participate in the ABS facility.

(L)	Pro forma adjustments have been made to shareholders’ equity (deficit) for those income statement items that are not expected to have a continuing impact in connection with the restructuring as follows:

Amount (in thousands)
Write-off of deferred charges on ABS facility	$2,228
Gain recognized on forgiveness of deferred ABS facility amendment fees and accrued interest	(25,773)

$(23,545)

(M)	Represents the cash collateralization of the $64.7 million of undrawn letters of credit outstanding under the ABS facility at the transaction closing date.

(N)	Represents the capitalization of the estimated arrangement and professional fees related to the New Facility of $5.2 million. Such costs will be recognized as interest expense over the life of the New Facility.

(O)	Pro forma adjustments have been made to present $90.0 million deposited into escrow as a non-current asset as such funds will be restricted in accordance with the terms of the New Facility.

(FF)	Represents the elimination of all interest expense and amortization of deferred charges historically related to the ABS facility:

	Six-months ended June 30, 2011 (in thousands)	Year-ended December 31, 2010 (in thousands)
ABS facility interest	$9,159	$16,597
ABS facility deferred charges amortization	3,319	15,830

Total interest expense	$12,478	$32,427

(GG)	Pro forma adjustments have been made to record estimated interest expense, discount amortization, and amortization of deferred charges related to the New Facility, assuming the New Facility has a 39-month term and was established at the beginning of the respective periods:

	Six-months ended June 30, 2011 (in thousands)	Year-ended December 31, 2010 (in thousands)
Facility interest and commitment fees	$19,006	$38,013
Amortization of the original issue discount	3,131	6,393
Facility deferred charges amortization	655	1,360

Total interest expense	$22,792	$45,766

6.	Income taxes

The pro forma pre-tax changes have no net effect on the tax benefit or the balance of current or deferred income taxes because their initial tax impact is expected to fully offset by the related change in the valuation allowance for deferred tax assets.

7.	Outstanding shares

The pro forma weighted average common shares outstanding below include the effect of issuing new equity to the IBT 401(k) in exchange for ratification of labor contract modifications through March 31, 2015 and the issuance of equity to the Credit Agreement lenders in exchange for credit agreement claims.

	Six-months ended June 30, 2011 (in thousands)	Year-ended December 31, 2010 (in thousands)
Existing common shares outstanding	47,697	39,601
Shares issued to the IBT 401(k)	477,721	477,721
Shares issued to the credit facility lenders	1,385,390	1,385,390

Total shares outstanding	1,910,808	1,902,712

DESCRIPTION OF SERIES A NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the terms “Company,” “us” or “we” refer only to YRC Worldwide Inc. and not to any of its subsidiaries or affiliates.

The Company issued on the Issue Date $140.0 million aggregate principal amount of 10% Series A Convertible Senior Secured Notes due 2015 (the “Series A Notes”) under an indenture (the “Series A Indenture”), dated July 22, 2011, among itself, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Series A Notes include those stated in the Series A Indenture and those made part of the Series A Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Series A Notes have the benefit of certain collateral security as provided in the Collateral Documents and discussed below under “—Security for the Series A Notes”. The Collateral Trustee entered into, on behalf of and binding as to all present and future Holders, the Senior Priority Lien Intercreditor Agreement, dated July 22, 2011, which contains, for the benefit of the applicable Senior Secured Party with respect to any Collateral, provisions relating to (i) the junior status of the Liens in favor of the Collateral Trustee for the benefit of the Secured Parties and various related limitations on the rights of the Collateral Trustee (on behalf of the Trustee, the Other Notes Trustee, the Holders and the Other Note Holders) with respect to the Collateral and (ii) turn-over requirements with respect to payments to the Collateral Trustee, the Trustee or Holders from proceeds of Collateral. See “—Security for the Series A Notes—Payments Over in Violation of Senior Priority Lien Intercreditor Agreement.”

The Series A Notes are convertible into shares of our Common Stock as described under “—Conversion Rights.”

The following description is only a summary of the material provisions of the Series A Indenture, the Registration Rights Agreement and the Collateral Documents. It does not purport to be complete and is qualified in its entirety by reference to the provisions of those agreements, including the definitions therein of certain terms used below.

Brief Description of the Series A Notes

The Series A Notes:

•	are senior obligations of the Company;

•	are convertible into shares of Common Stock as described under “—Conversion Rights”;

•	are secured by junior-priority Liens in the Collateral that are subject only to Permitted Liens, as described under “—Security for the Series A Notes”;

•	are guaranteed on a senior secured basis by each Guarantor;

•	are structurally subordinated to any existing and future Indebtedness of Subsidiaries of the Company that are not Guarantors;

•

are effectively junior to the Company’s and the Guarantors’ indebtedness and other obligations that are either (i) secured by Liens on the Collateral that are senior or prior to the Liens securing the Series A Notes and the Other Notes, including the obligations secured pursuant to an Asset Backed Credit Facility, if any, the Bank Group Obligations and the Pension Fund Obligations, in each case, to the extent of the value of such senior priority Lien Collateral, as described under “—Security for the Series A Notes” or (ii) secured by assets that are not part of the Collateral securing the Series A Notes to the extent of the value of the assets securing such obligations;

•	are pari passu in right of payment with all existing and future Indebtedness of the Company that is not subordinated in right of payment to the Series A Notes;

•

are effectively senior, together with the Other Notes on an equal and ratable basis, to all Indebtedness that is secured by a Lien on the Collateral that is junior in priority to the Liens securing the Series A Notes and unsecured Indebtedness of the Company to the extent that the value of the Collateral exceeds the amount of such senior obligations;

•	are secured on an equal priority basis with the Other Notes by Liens on the Collateral; and

•	are senior in right of payment to any future subordinated obligations of the Company.

Principal, Maturity and Interest

The Series A Indenture provides for the issuance of up to $140.0 million of Series A Notes thereunder and an amount of additional notes issued in respect of interest payments on any such Series A Notes (“Series A PIK Notes”). The Series A Notes and any Series A PIK Notes were or will be issued in fully registered form only, without coupons, in minimum denominations of $1.00 and any integral multiple thereof. The Series A Notes will mature on March 31, 2015.

Interest will be payable on a semiannual basis in arrears on March 31 and September 30 of each year (each, an “Interest Payment Date”), commencing on September 30, 2011. The Company will make each interest payment to the Holders of record on the March 15 and September 15 immediately preceding the related Interest Payment Date. Interest on the Series A Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Upon the occurrence and during the continuation of an Event of Default, the interest rate will be increased by 2% per annum.

Interest on the Series A Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be paid only in-kind through the issuance of Series A PIK Notes or by an increase in the outstanding principal amount of Series A Notes (the “PIK Interest”) and will accrue for each interest period at 10% per annum. As used in this description, the term “Series A Notes” includes any Series A PIK Notes.

Methods of Receiving Payments on the Series A Notes

The Company will make all cash payments of principal and premium on each Note in global form registered in the name of DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the Holder of such global Note.

On each Interest Payment Date, the Company shall request the Trustee to, and the Trustee shall upon the Company’s request, authenticate and deliver Series A PIK Notes for original issuance to the Holders of the Series A Notes on the relevant record date, in an aggregate principal amount necessary to pay the PIK Interest. With respect to Series A PIK Notes represented by one or more global notes registered in the name of DTC or its nominee on the relevant record date, the principal amount of such Series A PIK Notes shall be increased by an amount equal to the amount of PIK Interest for the applicable interest period. Any Series A PIK Note so issued will be dated as of the applicable Interest Payment Date, will bear interest from and after such date and will be issued with the designation “PIK” on the face thereof. Notwithstanding anything to the contrary in this description, the Company may not issue Series A PIK Notes in lieu of paying interest in cash if such interest is payable with respect to any principal that is due and payable, whether at stated maturity, upon redemption, repurchase or otherwise.

Paying Agent and Registrar for the Series A Notes

The Trustee is initially acting as paying agent and registrar in respect of the Series A Indenture. The Company may change the paying agent or registrar without prior notice to the Holders of the Series A Notes, and the Company or any of its Subsidiaries may act as paying agent.

Guarantees

The Guarantors jointly and severally Guarantee, on a senior secured basis, our obligations under the Series A Notes and the other Documents (as well as the Other Notes and Other Note Documents). The initial Guarantors are all of the Company’s domestic Subsidiaries that guarantee any Indebtedness of the Company or any of its or any of its Restricted Subsidiaries in an aggregate amount equal to or greater than $5.0 million. Not all of the Company’s Subsidiaries Guarantee the Series A Notes. The ABL Borrower under the ABL Credit Agreement is not a Guarantor under the Series A Notes and the Other Note Documents. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Company.

Each Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Documents to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

The obligations of each Guarantor under its Guarantee are designed to be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law and, therefore, are limited to the amount that such Guarantor could Guarantee without such Guarantee constituting a fraudulent conveyance; this limitation, however, may not be effective to prevent such Guarantee from constituting a fraudulent conveyance. If a Guarantee was rendered voidable, it could be subordinated by a court to all other Indebtedness (including Guarantees and other contingent liabilities) of the applicable Guarantor, and, depending on the amount of such Indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Relating to The Securities—Fraudulent conveyance laws allow courts, under certain circumstances, to avoid or subordinate guarantees and require noteholders to return payments received from guarantors.”

Pursuant to the Series A Indenture, no Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor (but excluding any consolidation, amalgamation or merger if the surviving corporation is no longer a Subsidiary) unless (i) subject to the provisions of the Series A Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the Notes Obligations of such Guarantor pursuant to a supplemental indenture under the Series A Notes and the Series A Indenture and (ii) immediately after giving effect to such transaction, no default or event of default exists.

A Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under the Series A Indenture without any further action required on the part of the Trustee or any Holder upon:

1.	the sale or other transfer of all or substantially all of the Capital Stock or all or substantially all of the assets of a Guarantor to any Person in compliance with the terms of the Series A Indenture (including, without limitation, the preceding paragraph) and in a transaction that does not result in a default or an event of default being in existence or continuing immediately thereafter;

2.	the release or discharge of the guarantee of any other Indebtedness which resulted in the obligation to guarantee the Notes Obligations; or

3.	the applicable Guarantor ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest in favor of Senior Priority Lien Obligations, subject to, in each case, the application of the proceeds of such foreclosure in the manner described in the Intercreditor Agreements.

Ranking

Other Indebtedness versus Series A Notes

The Indebtedness evidenced by the Series A Notes is senior Indebtedness of the Company, ranks pari passu in right of payment with all existing and future senior Indebtedness of the Company, including the Other Notes, have the benefit, together with the Other Notes, of the junior-priority Liens on the Collateral described below under “—Security for the Series A Notes” and are senior in right of payment to all future Indebtedness of the Company that is, by its terms, expressly subordinated in right of payment to the Series A Notes. Pursuant to the Senior Priority Lien Intercreditor Agreement and the other applicable Collateral Documents, the Liens on the Collateral securing the Series A Notes are junior in priority (subject to Permitted Liens described under “—Security for the Series A Notes”) to all Liens on the Collateral at any time granted to secure obligations secured pursuant to an Asset Backed Credit Facility, if any, the Bank Group Obligations and the Pension Fund Obligations, in each case to the extent of the value of the senior priority Lien Collateral. In addition, pursuant to the Series A Indenture and the Collateral Trust Agreement, the Liens on the Collateral granted to the Collateral Trustee secure the Other Notes Obligations on an equal priority and ratable basis with the Notes Obligations. As of June 30, 2011, after giving effect to the Transactions, the Company would have had aggregate principal amount of Indebtedness of approximately $1.3 billion.

Liabilities of Subsidiaries versus Series A Notes

The Series A Notes are guaranteed by the Guarantors. The Indebtedness evidenced by the Guarantees is senior Indebtedness of the applicable Guarantor, ranks pari passu in right of payment with all existing and future senior Indebtedness of such Guarantor, including the Other Notes, have the benefit, together with the Other Notes, of the junior-priority Liens on the Collateral described below under “—Security for the Series A Notes” and are senior in right of payment to all future Indebtedness of such Guarantor that is, by its terms, expressly subordinated in right of payment to the Guarantees. Pursuant to the Senior Priority Lien Intercreditor Agreement and the other applicable Collateral Documents, the Liens on the Collateral securing the Guarantees are junior in priority (subject to Permitted Liens described under “—Security for the Series A Notes”) to all Liens on the Collateral at any time granted to secure obligations secured pursuant to an Asset Backed Credit Facility, if any, the Bank Group Obligations and the Pension Fund Obligations, in each case to the extent of the value of the senior priority Lien Collateral. In addition, pursuant to the Series A Indenture and the Collateral Trust Agreement, Liens on the Collateral granted to the Collateral Trustee secure the Other Notes Obligations on an equal priority and ratable basis with the Notes Obligations.

As of June 30, 2011, after giving effect to the Transactions, the Guarantors would have had Indebtedness of approximately $1.1 billion.

All of the Company’s operations are conducted through its Subsidiaries. Some of its Subsidiaries, including the ABL Borrower, are not guaranteeing the Series A Notes, and, as described above under “—Guarantees,” Guarantees may be released under certain circumstances. In addition, under certain circumstances, the Company’s future Subsidiaries may not be required to guarantee the Series A Notes. Claims of creditors of such non-guarantor Subsidiaries, including trade creditors and creditors holding Indebtedness or guarantees issued by such non-guarantor Subsidiaries and claims of preferred stockholders of such non-guarantor Subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of the Company’s creditors, including Holders. Accordingly, the Series A Notes are structurally subordinated to creditors (including trade creditors) and preferred stockholders, if any, of the Company’s non-guarantor Subsidiaries.

At June 30, 2011, after giving effect to the Transactions, the total liabilities of the Company’s non-guarantor Subsidiaries were approximately $109.9 million, including trade payables.

Security for the Series A Notes

The Series A Notes and the Guarantees and all Notes Obligations with respect thereto under the Series A Indenture are secured by junior-priority Liens on (subject to Permitted Liens) the Collateral in favor of the Collateral Trustee. The Collateral consists of substantially the same assets securing the Bank Group Obligations; namely, substantially all of the tangible and intangible assets of the Company and the Guarantors, but in any event not including Excluded Property and any issued and outstanding equity interests of any foreign subsidiary (other than up to 65% of the issued and outstanding equity interests of any first tier foreign subsidiary) until the Bank Group Representative determines to include all or any portion of such equity interests in the collateral securing the Bank Group Obligations at which time such equity interests will secure the Secured Obligations.

The Liens in favor of the Collateral Trustee securing the Notes Obligations and the Other Notes Obligations and the Guarantees are junior in priority to any and all Liens at any time granted:

•

with respect to Pension Fund Priority Collateral, in favor of the Pension Fund Agent (on a first-priority basis) for the benefit of the Pension Fund Secured Parties and the Bank Group Agent (on a second-priority basis) for the benefit of the Bank Group Secured Parties, to secure, respectively, Pension Fund Obligations and Bank Group Obligations; and

•	with respect to Bank Group Priority Collateral, in favor of the Bank Group Agent (on a first-priority basis) for the benefit of the Bank Group Secured Parties.

The security interests in favor of the Collateral Trustee are also subject to Permitted Liens, which include Liens granted pursuant to an Asset Backed Credit Facility.

With respect to Pension Fund Priority Collateral and Bank Group Priority Collateral: (i) the Person holding a Senior Lien on such priority Collateral, together with any other Persons on whose behalf such Person is holding such Senior Liens, are collectively referred to as the “Senior Secured Party” as to such priority Collateral; and (ii) any other Person holding a Lien on such priority Collateral (including the Collateral Trustee), together with any other Persons on whose behalf such Person is holding such Liens, are collectively referred to herein as a “Junior Secured Party” as to such priority Collateral.

A “Senior Lien” with respect to any Collateral is initially the Lien of the Person who holds a first-priority Lien (as described above) on such Collateral until the obligations of such Person and the other Persons on whose behalf such Person is holding such Liens are paid in full and then is the Person (if any) who holds a second-priority Lien on such Collateral (such Lien, a “Junior Second Lien”) until the obligations of such Person and the other Persons whose behalf such Person is holding such Liens are paid in full. A “Junior Third Lien” with respect to any Collateral is a third priority Lien junior to the Senior Lien and Junior Second Lien with respect to such Collateral.

With respect to any Collateral, the Senior Secured Party for such Collateral, and any other Person that has a Lien on such Collateral that is senior to the Collateral Trustee’s, may have rights and remedies that, if exercised, could adversely affect the value of the Collateral or the ability of the Collateral Trustee to realize or foreclose on the Collateral on behalf of Holders and the Other Notes Holders.

On the Issue Date, the Collateral Trustee entered into the Senior Priority Lien Intercreditor Agreement with the Company, the Guarantors, the ABL Agent (solely for purposes of acknowledging the ABL Standstill Period), the Pension Fund Agent, the Bank Group Agent, to provide for, among other things, the relative priorities of Liens on the Collateral, as set forth above.

In addition, on the Issue Date, the Company and the Guarantors entered into the Collateral Trust Agreement with the Collateral Trustee, the Trustee and the Other Notes Trustee. The Collateral Trust Agreement sets forth the terms on which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all Liens upon all Collateral for the benefit of all present and future holders of Notes Obligations and Other Notes Obligations (if any) and all other Secured Parties.

The Collateral Trustee will act for the benefit of:

•	the Holders;

•	the Other Notes Holders; and

•	the other Secured Parties.

The Collateral Trustee will hold (directly or through co-trustees or separate trustees), and will be entitled to enforce on behalf of the holders of the Secured Obligations, all Liens on the Collateral created by the Collateral Documents for their benefit, subject to the provisions of the Intercreditor Agreements, each as described below.

Except as provided in the Collateral Trust Agreement or as directed by the Directing Parties in accordance with the Collateral Trust Agreement, as further described below in “—Enforcement of Liens”, the Collateral Trustee will not be obligated:

(1)	to act upon directions purported to be delivered to it by any Person;

(2)	to foreclose upon or otherwise enforce any Lien; or

(3)	to take any other action whatsoever with regard to any or all of the Collateral Documents, the Liens created thereby or the Collateral.

After-Acquired Collateral

From and after the Issue Date and subject to the terms, conditions and provisions set forth in the Collateral Documents, the Company and the Guarantors will agree that all Senior Priority After-Acquired Property shall be Collateral under the Series A Indenture and all appropriate Collateral Documents and shall take all necessary action, including the execution and delivery of such mortgages, deeds of trust, security instruments, supplements and joinders to security instruments, financing statements, certificates and opinions of counsel (in each case, in accordance with the applicable terms and provisions of the Series A Indenture and the Collateral Documents), so that such Senior Priority After-Acquired Property is subject to the Lien of appropriate Collateral Documents and such Lien is perfected and has priority over other Liens in each case to the extent required by and in accordance with the applicable terms and provisions of the Series A Indenture and the applicable Collateral Documents.

Information Regarding Collateral

The Company will furnish to the Collateral Trustee, with respect to the Company or any Guarantor, ten days’ prior written notice of any change in (i) such Person’s corporate name, (ii) the location at which certain Collateral owned by such Person is located, (iii) such Person’s form or jurisdiction of organization, (iv) such Person’s organizational taxpayer identification number or (v) such Person’s mailing address. The Company will also furnish other customary collateral reports.

Further Assurances

Subject to the terms of the Collateral Documents, the Company and the Guarantors shall promptly (as applicable) make, execute, endorse, acknowledge, file and/or deliver to the Collateral Trustee from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its receivables, equipment, contracts, instruments, investment property, chattel paper, and other property or rights covered by the security interest hereby granted, as may be required and as the Collateral Trustee may reasonably request to perfect, preserve and protect its security interest in the Collateral. The Company shall also be bound by the further assurances clauses contained in the other Collateral Documents, including the Collateral Trust Agreement.

Collateral Documents

The Company, the Guarantors and the Collateral Trustee entered into the Collateral Documents defining the terms of the security interests that secure the Series A Notes and the Guarantees and the Other Notes (and related guarantees). These security interests secure the payment and performance when due of all of the Secured Obligations.

The applicable Collateral Documents provide that, so long as no Notice of Acceleration is in effect, and subject to certain terms and conditions, the Company and the Guarantors will be entitled to exercise any voting and other consensual rights pertaining to all Capital Stock pledged pursuant to the applicable Collateral Documents and to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Collateral Documents), to operate the Collateral, to alter the Collateral and to collect, invest and dispose of any income thereon. Subject to the provisions of the Intercreditor Agreements, the Bank Group Agent will maintain in its possession certificates evidencing pledges of Capital Stock to the extent such Capital Stock is certificated and will also hold such certificates as agent for the Collateral Trustee for perfection purposes. Further, pursuant to the Security Agreement, other than deposit accounts constituting Excluded Property, all deposit accounts and securities accounts of the Company and the Guarantors shall be subject to deposit account control agreements or securities account control agreements. The deposit account control agreements will be among the Company or any Guarantor, a banking institution holding the Company’s or such Guarantor’s funds, the Collateral Trustee, the Bank Group Agent, if any, and the Asset Backed Agent, if any and to the extent applicable, with respect to collection and “control” for purposes of perfection under Article 9 of the Uniform Commercial Code of all deposits and balances held in all deposit accounts maintained by the Company or such Guarantor with such banking institution. The securities account control agreements will be among the Company or any Guarantor, the securities intermediary with which the Company or such Guarantor maintains a securities account, the Collateral Trustee, the Bank Group Agent, if any, and the Asset Backed Agent, if any and to the extent applicable, with respect to collection and “control” for purposes of perfection under Article 9 of the Uniform Commercial Code of all assets held in such securities account maintained by the Company or such Guarantor with such securities intermediary.

When a Notice of Acceleration is in effect, to the extent permitted by law and subject to the provisions of the Collateral Documents:

(a) Grantor will permit the Collateral Trustee or its nominee, with prior notice to such Grantor, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to Investment Property that is included in the Collateral and owned by such Person or any part thereof, and to receive all dividends and interest in respect of such Collateral;

(b) the Collateral Trustee may take possession of and sell the Collateral or any part thereof in accordance with the terms of applicable law; and

(c) the Collateral Trustee will have all other rights and remedies under the Collateral Documents.

In the event of the enforcement of the security interests in the Collateral, the holder of the Senior Lien, in accordance with the terms of the security agreements in respect of the obligations secured pursuant to an Asset Backed Credit Facility, if any, Bank Group Obligations and the Pension Fund Obligations, the Senior Priority Lien Intercreditor Agreement described below and the other applicable Collateral Documents, will determine the time and method by which the security interests in such Senior Lien Collateral will be enforced and, if applicable, will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration) of such Collateral received by it for the ratable benefit of the holders of such Senior Liens.

Intercreditor Arrangements

The Senior Priority Lien Intercreditor Agreement

On the Issue Date, the Collateral Trustee, on behalf of all Secured Parties, entered into the Senior Priority Lien Intercreditor Agreement with the Company, the Guarantors, the ABL Agent (solely for purposes of acknowledging the ABL Standstill Period), on behalf of all ABL Secured Parties, the Pension Fund Agent, on behalf of all Pension Fund Secured Parties and the Bank Group Agent, on behalf of all Bank Group Secured Parties, to provide for, among other things, the junior nature of the Collateral Trustee’s Liens. The Senior Priority Lien Intercreditor Agreement includes certain intercreditor arrangements relating to the junior rights of the Collateral Trustee in the Bank Group Priority Collateral and the Pension Fund Priority Collateral as described under the caption “—Security for the Series A Notes” above.

The Senior Priority Lien Intercreditor Agreement permits the Bank Group Obligations, the Pension Fund Obligations, and the Secured Obligations to be refunded, refinanced or replaced by certain permitted replacement facilities without affecting the lien priorities set forth in the Senior Priority Lien Intercreditor Agreement, in each case without the consent of any Secured Party or any holder of Bank Group Obligations or Pension Fund Obligations, subject to certain restrictions, including the restrictions set forth in the caption “—Amendments” below.

Limitation on Enforcement of Remedies

The Senior Priority Lien Intercreditor Agreement provides that the Senior Secured Party with respect to any Collateral shall have the exclusive right to exercise any rights and remedies with respect to such Collateral or to commence or prosecute the enforcement of any of the rights and remedies under the collateral documents securing the obligations of the Senior Secured Party or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the United States Bankruptcy Code (any such action, an “Enforcement Action”) with respect to any Senior Lien the Senior Secured Party has in such Collateral, without any consultation with or consent of any Junior Secured Party. The Senior Priority Lien Intercreditor Agreement provides that, notwithstanding the foregoing, any Junior Secured Party may, subject to the provisions described in “—Releases” below, with respect to any Collateral, to the extent such Junior Secured Party is secured by a Lien that is immediately junior to the then Senior Lien with respect to such Collateral (the “Secondary Secured Parties”) take any Enforcement Action with respect to such Collateral or join with any person in commencing, or petition for or vote in favor of any Enforcement Action with respect to such Collateral, after a period of 180 days has elapsed since the date on which the Secondary Secured Party has delivered to the Senior Secured Party with respect to such Collateral written notice of the acceleration of the indebtedness owing to it (the “Standstill Period”).

Notwithstanding the expiration of the Standstill Period or anything in the Senior Priority Lien Intercreditor Agreement to the contrary, the Senior Priority Lien Intercreditor Agreement provides that the Secondary Secured Party will not be able take any Enforcement Action with respect to the applicable Collateral, or commence, join with any Person in commencing, or petition for or vote in favor of any resolution for, any Enforcement Action with respect to such Collateral, if the Senior Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any insolvency proceeding to enable the commencement and pursuit thereof), any Enforcement Action with respect to such Collateral or any such action or proceeding (prompt written notice thereof to be given to the Secondary Secured Party by the Senior Secured Party).

After the expiration of the Standstill Period, so long as the Senior Secured Party with respect to any Collateral shall have not commenced any action to enforce its Lien on any material portion of such Collateral, in the event that and for so long as such Secondary Secured Party has commenced any actions to enforce its Lien with respect to all or any material portion of such Collateral to the extent permitted under the Senior Priority Lien Intercreditor Agreement and is diligently pursuing such actions, the Senior Secured Party will not be able take any action of a similar nature with respect to such Collateral.

In addition, the Senior Priority Lien Intercreditor Agreement provides that neither the Bank Group Agent, any other Bank Group Secured Party, the Pension Fund Agent, any other Pension Fund Secured Party, the

Collateral Trustee nor any holder of the Series A Notes or any holder of the Other Notes shall take any Enforcement Action with respect to, or join with any person in commencing, or petition for or vote in favor of any Enforcement Action with respect to, any of the Company’s or any of its Subsidiaries’ trucks, other vehicles, rolling stock, terminals, depots or other storage facilities, in each case, whether leased or owned, until after a period of 10 business days has elapsed since the date on which such Person has delivered to the ABL Representative written notice of such Person’s intention to exercise any Enforcement Action under the applicable loan documents governing the indebtedness held by the applicable secured parties (the “ABL Standstill Period”) provided, however, that the applicable representative or secured parties may take any such Enforcement Action or join with any Person in commencing, or petitioning for or voting in favor of any such Enforcement Action prior to the end of the ABL Standstill Period if (i) an exigent circumstance arising as a result of fraud, theft, concealment, destruction, waste or abscondment then exists or (ii) an exigent circumstance other than an exigent circumstance as described in clause (i) above then exists, and, after notice thereof has been provided by the applicable representative to the ABL Representative, the ABL Representative has consented thereto. The Senior Priority Lien Intercreditor Agreement shall also provide that during the ABL Standstill Period, the Company and its Subsidiaries may use trucks, equipment and other properties of the Company and its Subsidiaries to finish in-transit deliveries and collections upon the occurrence of a termination event under the ABL Credit Agreement so long as the costs associated with such use, including insurance, maintenance and security costs related to the use of such property, are paid from amounts maintained in the Escrow Accounts.

Waivers of Remedies

The Senior Priority Lien Intercreditor Agreement requires the Collateral Trustee, on behalf of the Secured Parties, to agree that, subject to the exception described under the caption “—Limitation on Enforcement of Remedies”:

•

they will not take or cause to be taken any action, the purpose or effect of which is to make (i) any junior Lien on any applicable Collateral pari passu with or senior to, or to give any holder of a junior Lien on any applicable Collateral any preference or priority relative to, the Senior Liens with respect to any applicable Collateral or (ii) any Junior Third Lien on any applicable Collateral pari passu with or senior to, or to give any holder of a Junior Third Lien on any applicable Collateral any preference or priority relative to, the Junior Second Liens with respect to any applicable Collateral;

•

they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an insolvency proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of any applicable Collateral by any holder of a Senior Lien or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any holder of a Senior Lien with respect to any applicable Collateral;

•

they have no right to (i) direct the holder of a Senior Lien to exercise any right, remedy or power with respect to any applicable Collateral or (ii) consent or object to the exercise by the holder of a Senior Lien of any right, remedy or power with respect to its Senior Lien on any applicable Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior Lien creditor or otherwise, they will irrevocably waive such right);

•

they will not institute any suit or other proceeding or assert in any suit, insolvency proceeding or other proceeding any claim against any holder of a Senior Lien seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any applicable Collateral;

•

they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings with respect to a junior Lien on any applicable Collateral (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce a junior Lien on any applicable Collateral, other than filing a proof of claim;

•	they will not commence judicial or nonjudicial foreclosure proceedings with respect to a junior Lien on any applicable Collateral; and

•	they will not seek, and hereby waive any right, to have any applicable Collateral or any other assets or any part thereof marshalled upon any foreclosure or other disposition of the Collateral.

Reciprocal waivers will be provided by the Bank Group Secured Parties and the Pension Fund Secured Parties.

Relative Lien Priorities

The Senior Priority Lien Intercreditor Agreement provides that notwithstanding the date, manner or order of grant, attachment or perfection of any Senior Lien, any Junior Second Lien or any Junior Third Lien, and notwithstanding any provision of the Uniform Commercial Code, any applicable law, any security agreement, any alleged or actual defect or deficiency in any of the foregoing or any other circumstances whatsoever:

•

any Senior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, segregation or otherwise, shall be and shall remain senior and prior to any junior Lien in respect of such Collateral;

•

any Junior Second Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, segregation or otherwise, shall be and shall remain senior and prior to any to any Junior Third Lien in respect of such Collateral;

•

any Junior Second Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, segregation or otherwise, shall be junior and subordinate in all respects to any Senior Lien in respect of such Collateral; and

•

any Junior Third Lien in favor of the Collateral Trustee in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, segregation or otherwise, shall be junior and subordinate in all respects to any Senior Lien and any Junior Second Lien in respect of such Collateral.

Prohibition on Contesting Liens

The Senior Priority Lien Intercreditor Agreement provides that no Bank Group Secured Party, Secured Party or Pension Fund Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any insolvency proceeding), the validity, extent, perfection, priority or enforceability of any security interest of any Bank Group Secured Parties, Secured Parties or Pension Fund Secured Parties in any applicable Collateral. Notwithstanding any failure by any Bank Group Secured Party, Secured Party or Pension Fund Secured Party to perfect its security interests in any applicable Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in any applicable Collateral granted to the Bank Group Secured Parties, Secured Parties or Pension Fund Secured Parties, the priority and rights as between the Bank Group Secured Parties, Secured Parties and Pension Fund Secured Parties with respect to any applicable Collateral shall be as set forth above under the caption “—Security for the Series A Notes”.

Access to Facility, Books and Records

Under the Senior Priority Lien Intercreditor Agreement, the Pension Fund Agent acknowledged and agreed that:

•

in connection with the exercise of the Collateral Trustee’s remedies against the Company or any other Guarantor with respect to any Collateral on which the Collateral Trustee has a Junior Second Lien; or

•	if a Pension Fund Secured Party should acquire possession of any Pension Fund Priority Collateral in respect of which the Pension Fund Agent shall have a Senior Lien,

the Pension Fund Agent will allow the Collateral Trustee to access Collateral on which the Collateral Trustee has a Lien located at any such Pension Fund Priority Collateral constituting real property, subject to certain terms and conditions.

Application of Proceeds

The Senior Priority Lien Intercreditor Agreement provides that all proceeds of any applicable Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of such Collateral, whether or not pursuant to an insolvency proceeding, and any distribution in any insolvency proceeding in respect of claims secured by such Collateral, shall be distributed as follows:

•	first, to the holders of Senior Liens on such Collateral until their secured obligations are paid in full,

•	second, to the holders of Junior Second Liens on such Collateral until their secured obligations are paid in full, and

•	thereafter, if applicable, to the holders of Junior Third Liens on such Collateral until their secured obligations are paid in full.

Payments Over in Violation of Senior Priority Lien Intercreditor Agreement

The Senior Priority Lien Intercreditor Agreement provides that any Collateral that may be received by any holder of a junior Lien or which is otherwise received in violation of the Senior Priority Lien Intercreditor Agreement shall be segregated and held in trust and promptly paid over to the applicable holder of the Senior Lien on such Collateral, in the same form as received, with any necessary endorsements. Each Secured Party irrevocably authorized (i) the Pension Fund Agent and/or the Bank Group Agent to make any such endorsements in respect of Collateral securing the Pension Fund Obligations as agent for the Collateral Trustee and (ii) the Bank Group Agent to make any such endorsements in respect of the Bank Group Priority Collateral as agent for the Collateral Trustee.

Releases

The Senior Priority Lien Intercreditor Agreement provides that upon any release, sale or disposition of Collateral permitted pursuant to the terms of the loan documents governing the Bank Group Obligations and the Pension Fund Obligations that results in the release of the Senior Lien on any applicable Collateral (including without limitation any sale or other disposition pursuant to any Enforcement Action but excluding any release on or after payment in full of the Bank Group Obligations and the Pension Fund Obligations), whether or not such sale or other disposition is expressly prohibited by the loan documents governing the then junior secured obligations, the junior Liens on such Collateral shall be automatically and unconditionally released with no further consent or action of any Person and in any such instance, each of the junior secured parties shall, at the Company’s expense, promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Secured Party or the Company shall reasonably request in writing to evidence such release of the applicable junior Liens.

Bailees for Perfection

Under the Senior Priority Lien Intercreditor Agreement, each of the Bank Group Agent, on behalf of itself and each Bank Group Secured Party, and the Collateral Trustee, on behalf of itself and each Secured Party, acknowledged that, to the extent that it or a third party on its behalf, holds physical possession of or has “control” (as defined in the Uniform Commercial Code) over, or is noted as a lienholder on or maintains possession or custody of any certificate of title with respect to any vehicle constituting, Collateral pursuant to the Bank Group Credit Documents or the Collateral Documents, as applicable, the Bank Group Agent, on behalf of itself and each Bank Group Secured Party, and the Collateral Trustee, on its behalf and each Secured Party, as applicable, each will agree to, directly or through a third party, hold or control, or suffer to exist any notation thereof as lienholder on or maintain possession or custody of such certificate of title with respect to any vehicle constituting, such Collateral as bailee and as non-fiduciary agent for the Bank Group Agent and the Collateral Trustee, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC and applicable certificate of title laws), solely for the purpose of (i) perfecting the security interest (including any second-priority or third-priority security interest) granted under the Bank Group Credit Documents or the Collateral Documents, as applicable, in such Collateral and (ii) maintaining possession and custody by persons other than the Company or any subsidiary thereof (and providing for safekeeping) of any certificates of title with respect to any vehicles constituting Collateral in which any such security instrument has so been granted, all subject to the terms and conditions of the Senior Priority Lien Intercreditor Agreement.

DIP Financing

The Senior Priority Lien Intercreditor Agreement provides that the aggregate principal amount of all Bank Group DIP Financings, as described below, will not exceed $175.0 million at any time in the aggregate, which amount shall be in addition to the total amount of Bank Group Obligations, as applicable, outstanding as of the date of commencement of any insolvency proceeding (such total amount of Bank Group Obligations outstanding as of the date of commencement of any Insolvency Proceeding being the “Bank Group Rollup Amount”).

If any Bank Group Loan Party becomes subject to any insolvency proceeding, and if the Senior Secured Parties with respect to the Bank Group Priority Collateral desire to consent (or not object) to the use of cash collateral under the United States Bankruptcy Code or to provide financing to any Bank Group Loan Party under the United States Bankruptcy Code or to consent (or not object) to the provision of such financing to any Bank Group Loan Party by a Senior Secured Party with respect to the Bank Group Priority Collateral (any such financing, “Bank Group DIP Financing”), then the junior secured parties with respect to the Bank Group Priority Collateral will agree with respect to the Bank Group Priority Collateral that, except to the extent that such Bank Group DIP Financing seeks to impose a Lien that is senior to or equal in priority to Senior Liens held on Collateral other than the Bank Group Priority Collateral by the Pension Fund Secured Parties, each such Junior Secured Party, in each case in its respective capacity as a secured creditor (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such Bank Group DIP Financing and (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such Bank Group DIP Financing except as set forth under the caption “—Other Agreements With Respect to Insolvency or Liquidation Proceedings” below; provided that the interest rate, fees, advance rates, lending limits and sub-limits and other terms are commercially reasonable under the circumstances. A Bank Group DIP Financing will be secured solely by the Bank Group Priority Collateral.

Other Agreements With Respect to Insolvency or Liquidation Proceedings

The Senior Priority Lien Intercreditor Agreement requires the Collateral Trustee to agree on behalf the Secured Parties that:

•

no Secured Party will, in or in connection with any insolvency proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any junior lien on any Collateral, including with respect to the value of any claims of such parties under Section 506(a) of the United States Bankruptcy Code or otherwise, as applicable; provided that the Collateral Trustee may file a proof of claim in an insolvency proceeding, subject to the limitations contained in the Senior Priority Lien Intercreditor Agreement and only if consistent with the terms and the limitations on such Collateral Trustee imposed by the Senior Priority Lien Intercreditor Agreement;

•

no Secured Party will seek relief from the automatic stay or from any other stay in any insolvency proceeding or take any action in derogation thereof, in each case in respect of (i) any Pension Fund Priority Collateral, without the prior written consent of the Pension Fund Agent or (ii) any Bank Group Priority Collateral, without the prior written consent of the Bank Group Agent; and

•

no Secured Party (other than in their respective capacities as unsecured creditors) will object to, contest, or support any other Person objecting to or contesting, (i) any request by the Pension Fund Agent or the other Pension Fund Secured Parties, the Bank Group Agent or the other Bank Group Secured Parties for adequate protection with respect to their Senior Liens or Junior Second Liens on any applicable Collateral, or any adequate protection provided to the Pension Fund Agent or the other Pension Fund Secured Parties, the Bank Group Agent or the other Bank Group Secured Parties with respect to their Senior Liens or Junior Second Liens on any applicable Collateral or (ii) any objection by the Pension Fund Agent or the other Pension Fund Secured Parties, the Bank Group Agent or the other Bank Group Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection with respect to their Senior Liens or Junior Second Liens on any applicable Collateral or (iii) the payment of interest, fees, expenses or other amounts to the Pension Fund Agent or the other Pension Fund Secured Parties, the Bank Group Agent or the other Bank Group Secured Parties under Section 506(b) or 506(c) of the United States Bankruptcy Code or otherwise with respect to their Senior Liens or Junior Second Liens on any applicable Collateral. In any insolvency proceeding, (x) if the Pension Fund Secured Parties (or any subset thereof) or the Bank Group Secured Parties (or any subset thereof) are granted adequate protection with respect to their Senior Liens or Junior Second Liens on any applicable Collateral consisting of additional collateral (with replacement Liens on such additional collateral) and/or superpriority claims in connection with any Bank Group DIP Financing or use of cash collateral, and the Pension Fund Secured Parties or Bank Group Secured Parties, as applicable, do not object to the adequate protection being provided to the Pension Fund Secured Parties, Bank Group Secured Parties, as applicable, then in connection with any such Bank Group DIP Financing or use of cash collateral the Collateral Trustee, on behalf of the Secured Parties, may seek or accept adequate protection with respect to their junior Liens on the applicable Collateral consisting solely of (A) a replacement Lien on the same additional collateral, subordinated to the Senior Liens and, if applicable, Junior Second Liens, securing the Pension Fund Obligations or Bank Group Obligations, as applicable, and such Bank Group DIP Financing on the same basis as the other junior Liens securing the Secured Obligations are so subordinated to the Pension Fund Obligations or Bank Group Obligations, as applicable, under the Senior Priority Lien Intercreditor Agreement and (B) superpriority claims junior in all respects to the superpriority claims granted to the Pension Fund Secured Parties or Bank Group Secured Parties, as applicable, provided, however, that the Collateral Trustee shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Secured Parties, in any stipulation and/or order granting such adequate protection with respect to their junior Liens on the applicable Collateral that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (y) in the event the Collateral Trustee, on behalf of the applicable Secured Parties, seeks or accepts adequate protection with respect to their junior Liens on the applicable Collateral in accordance with clause (x) above and such adequate protection is granted in the form of additional collateral, then the Collateral Trustee, on behalf of the Secured Parties, agrees that the Pension Fund Agent or Bank Group Agent, as applicable, shall also be granted a Senior Lien on such additional collateral as security for the Pension Fund Obligations or Bank Group Obligations, as applicable, and any such Bank Group DIP Financing and that any Lien on such additional collateral shall be subordinated to the Liens on such collateral securing the Pension Fund Obligations or Bank Group Obligations, as applicable, and any such Bank Group DIP Financing (and all obligations relating thereto) and any other Liens granted to the Pension Fund Secured Parties or Bank Group Secured Parties, as applicable, as adequate protection, with such subordination to be on the same terms that the other junior Liens of the Collateral Trustee are subordinated to the Senior Liens or Junior Second Liens, as applicable, on the applicable Collateral securing such Pension Fund Obligations or Bank Group Obligations, as applicable, under the Senior Priority Lien Intercreditor Agreement. The Collateral Trustee, on behalf of the Secured Parties, will agree that except as expressly set forth above none of them shall seek or accept adequate protection with respect to their junior Liens on any applicable Collateral without the prior written consent of the Pension Fund Agent or Bank Group Agent, as applicable, that holds such Senior Lien or Junior Second Lien, as applicable, on such Collateral.

Notice of Exercise of Remedies

The Senior Priority Lien Intercreditor Agreement requires, in the absence of an exigent circumstance, the Bank Group Agent to deliver to the Collateral Trustee five business days prior written notice of its intention to commence any Enforcement Action or accelerate the Bank Group Obligations (such notice being a “Trigger Notice”). The Senior Priority Lien Intercreditor Agreement further requires that, if an exigent circumstance exists, the Bank Group Agent will give the Collateral Trustee the Trigger Notice as soon as practicable and in any event contemporaneously with the taking of such action. Unless an exigent circumstance exists, for a period not to exceed five business days following delivery of a Trigger Notice and at any time following the receipt of a Purchase Notice, the Bank Group Secured Parties will not commence any foreclosure or other action to sell or otherwise realize upon the applicable Collateral (provided that continuing collection of accounts receivable and certain other actions will not be prohibited) unless and until the applicable Person fails to consummate a purchase in accordance with the terms of such Purchase Notice.

Purchase Option

The Senior Priority Lien Intercreditor Agreement provides that to the extent permitted by applicable law, at any time following receipt of a Trigger Notice or at any time following the commencement of an insolvency proceeding of the Company or a Guarantor, the Secured Parties shall have the continuing option (the “Purchase Option”) to purchase at par (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses, but excluding the early termination fee payable pursuant to the applicable loan documents and except that any letter of credit obligations shall be cash collateralized at an amount equal to 103.5% of the face amount of such letters of credit) all of the Bank Group Obligations from the Bank Group Secured Parties (such Convertible Note Secured Parties that exercise the Purchase Option are referred to as the “Purchasing Noteholders”) upon five Business Days prior written notice from Purchasing Noteholders (or their representative) to the Bank Group Agent (the “Purchase Notice”). The Purchasing Noteholders also must satisfy certain other conditions.

However, if the Other Notes Holders shall have given a Purchase Notice, the Holders may, on or prior to the date specified as the closing date in such Purchase Notice, acquire the right to purchase such Purchase Option Obligations from the applicable Other Notes Holders upon one Business Day prior written notice and by delivering the purchase price therefor.

Amendments

The Senior Priority Lien Intercreditor Agreement provides that the Collateral Trustee, the Secured Parties and the Company may not, without the prior written consent of the Bank Group Agent, amend, modify, supplement, extend, replace, renew, restate or refinance the Notes Obligations or Other Notes Obligations if the effect thereof is to:

•

increase the interest rate applicable thereto (other than the imposition of the default rate of interest as provided in the Series A Indenture and the Other Notes Indenture, as applicable, as in effect on the Issue Date),

•

shorten the scheduled final maturity date of the Series A Notes or the Other Notes or any scheduled date of interim amortization thereof (other than in connection with the acceleration of the Series A Notes and the Other Notes in accordance with the terms of the Collateral Trust Agreement) or otherwise shorten the weighted average life to maturity of the Series A Notes or the Other Notes, or

•	add amortization payments or modify the amortization schedule of the Series A Notes or the Other Notes in a manner adverse to the Bank Group Loan Parties.

The Senior Priority Lien Intercreditor Agreement also provides that the Collateral Trustee and the Secured Parties may not, without the prior written consent of the Bank Group Agent, sell, assign, transfer or encumber any interest in the Series A Notes, the Other Notes, the Series A Indenture, the Other Indenture or the Collateral Documents to any person or entity not bound to the Senior Priority Lien Intercreditor Agreement in the same manner as the Collateral Trustee is bound under the Senior Priority Lien Intercreditor Agreement.

The Senior Priority Lien Intercreditor Agreement also provides certain restrictions on the ability of the Bank Group Secured Parties’, the Pension Fund Secured Parties’ and the Company and its Subsidiaries’ ability to amend modify, supplement, extend, replace, renew, restate or refinance the Bank Group Obligations and the Pension Fund Obligations, including:

•

absent consent, (other than any Bank Group DIP Financing not constituting the Bank Group Rollup Amount) if the effect thereof is to increase the interest rate applicable to the Bank Group Obligations by more than 2.0% per annum (other than the imposition of the default rate of interest as provided in the Bank Group Credit Documents as of the Issue Date); provided that payment of any amendment, consent or waiver fee shall be equated to interest rates based on an assumed three-year average life to maturity without any present value discount for purposes of calculating such 2.0%; and

•

absent consent, if the effect thereof is to increase the interest rate applicable to the Pension Fund Obligations (other than the imposition of the default rate of interest or other self-effectuating increases as provided in the Contribution Deferral Agreement as of the Issue Date).

Avoidance Actions

The Senior Priority Lien Intercreditor Agreement provides that if any holder of a Senior Lien or Junior Second Lien on any Collateral is required in any insolvency proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Bank Group Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Bank Group Obligations, Pension Fund Obligations or Secured Obligations, as applicable, shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred. The Senior Priority Lien Intercreditor Agreement provides that none of the parties thereto shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made with respect to any applicable Collateral, whether by preference or otherwise.

Asset Dispositions in Insolvency

The Senior Priority Lien Intercreditor Agreement provides that no Junior Secured Parties shall, in an insolvency proceeding or otherwise, oppose any sale or disposition of any assets of any Bank Group Loan Party or any Pension Fund Obligor comprising any applicable Collateral that is supported by the holder of a Senior Lien on such asset or assets comprising such applicable Common Collateral, and all such parties will be deemed to have consented under Section 363 and/or Section 1123(a)(5)(d), as applicable, of the United States Bankruptcy Code (and otherwise) to any such sale and to have released their Liens on such assets; provided that, Junior Secured Parties may credit bid on the applicable Collateral in any such sale or disposition in accordance with Section 363(k) of the United States Bankruptcy Code; provided further that, any such credit bid must contemplate the payment in full in cash of the Bank Group Obligations, Pension Fund Obligations and/or the Secured Obligations, to the extent such obligations are secured by Liens that are senior in priority to the Lien of the Junior Secured Parties making such credit bid with respect to the Collateral that is the subject of such sale or disposition, upon closing of any resulting sale or disposition.

The Collateral Trust Agreement

On the Issue Date, the Company and each of its Subsidiaries from time to time party thereto entered into the Collateral Trust Agreement with the Collateral Trustee, the Trustee and the Other Notes Trustee. The Collateral Trust Agreement sets forth the terms on which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of Collateral for the benefit of all present and future Secured Parties.

The Collateral Trust Agreement permits the Series A Notes and the Other Notes to be refunded, refinanced or replaced by certain permitted replacement facilities without affecting the lien priorities and collateral trust arrangements set forth in the Collateral Trust Agreement, in each case without the consent of any Holder, any Other Notes Holder or any other Secured Party.

Enforcement of Liens

The Collateral Trust Agreement provides that either the Trustee or the Other Notes Trustee may deliver to the Collateral Trustee in respect of the Secured Obligations for which Trustee or the Other Notes Trustee acts, a notice (such notice, a “Notice of Acceleration”) stating that (a) the Secured Obligations for which the Trustee or the Other Notes Trustee acts as a representative have not been paid in full at the stated final maturity thereof and any applicable grace period has expired or (b) an event of default has occurred and is continuing under and as defined in the provisions of the Documents or the Other Notes Documents, as applicable and, as a result thereof, the related Secured Obligations outstanding under the Documents or the Other Notes Documents have become (or have been declared to be) due and payable in accordance with the terms of the Series A Indenture or the Other Notes Indenture and have not been paid in full. A Notice of Acceleration will be deemed to be in effect upon certain insolvency proceedings of the Company and/or the Guarantors.

So long as a Notice of Acceleration is in effect, upon the written direction of the Directing Parties, as provided in the Collateral Trust Agreement, the Collateral Trustee, subject to the terms, conditions and provisions of the Senior Priority Lien Intercreditor Agreement and the Asset Backed Credit Facility Intercreditor Agreement, if any, shall exercise the rights and remedies provided in the Collateral Trust Agreement and in the other Collateral Documents, as provided in the Collateral Trust Agreement. The Collateral Trustee will not be empowered and shall have no obligation to take any Collateral enforcement action with respect to the Collateral under the Collateral Trust Agreement or under any other Collateral Document unless a Notice of Acceleration is in effect. Subject to the terms, conditions and provisions of the Senior Priority Lien Intercreditor Agreement and the Asset Backed Credit Facility Intercreditor Agreement, if any, if a Notice of Acceleration is in effect, the Collateral Trustee will comply with written instructions originated by the Directing Parties directing disposition of the funds in its control without further consent by the Company or the Guarantors. The Collateral Trustee and the Secured Parties will agree that the Collateral Trustee shall exercise all of its powers, rights and remedies under the Collateral Trust Agreement and under the Collateral Documents as directed in writing from the Directing Parties directing such exercise.

Equal and Ratable Sharing

The Collateral Trust Agreement provides that the Liens granted to the Collateral Trustee under the Collateral Documents shall be treated, as among the Secured Parties, as being for the equal and ratable benefit of all the Secured Parties (subject to the provisions of the Collateral Trust Agreement described under the caption “—Order of Application” below), without preference, priority, prejudice or distinction as to any Lien of any Secured Party over any other Secured Party. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any of the Secured Obligations secured by the Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or any defect or deficiencies in the Liens securing the Secured Obligations or any other circumstance whatsoever, each Holder, each Other Notes Holder and each other Secured Party shall have equal priority on a pari passu and a pro rata basis to all of the Collateral and proceeds thereof.

Order of Application

The Collateral Trust Agreement provides that, subject to the terms, conditions and provisions of the Senior Priority Lien Intercreditor Agreement and the Asset Backed Credit Facility Intercreditor Agreement, if any, the Collateral Trustee will have the right at any time to apply moneys held by it to the payment of due and unpaid “trustee fees” (as defined in the Collateral Trust Agreement).

In addition, the Collateral Trust Agreement provides that, subject to the terms, conditions and provisions of the Senior Priority Lien Intercreditor Agreement and the Asset Backed Credit Facility Intercreditor Agreement, if any, all moneys held by the Collateral Trustee in the Collateral Account while a Notice of Acceleration is in effect shall, to the extent available for distribution (it being understood that the Collateral Trustee may liquidate, without liability, investments prior to maturity in order to make a distribution) and unless otherwise directed by the Directing Parties, as provided herein, be distributed by the Collateral Trustee in the following order of priority (with such distributions being made by the Collateral Trustee to the Trustee and the Other Notes Trustee for the Secured Parties entitled thereto, and the Trustee and the Other Notes Trustee shall be responsible for insuring that amounts distributed to it are distributed to its Secured Parties in the order of priority set forth below):

•

First, to the Collateral Trustee (and other trustees appointed pursuant to the Collateral Trust Agreement) for any unpaid trustee fees then due and then to any Secured Party that has theretofore advanced or paid any trustee fees constituting administrative expenses allowable under Section 503(b) of the United States Bankruptcy Code, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to such Secured Parties in proportion to the amounts of such trustee fees advanced by the respective Secured Parties and remaining unpaid on such distribution date;

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Second, to any Secured Party which has theretofore advanced or paid any trustee fees other than such administrative expenses, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such distribution date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to such Secured Parties in proportion to the amounts of such trustee fees advanced by the respective Secured Parties and remaining unpaid on such distribution date;

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Third, to the Trustee or the Other Trustee for any expenses earned, due and payable to such Person pursuant to the Documents and Other Documents and, if such moneys shall be insufficient to pay such amounts in full, then ratably to such Persons in proportion to the unpaid amounts thereof on such distribution date;

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Fourth, to the holders of Secured Obligations in an amount equal to the unpaid principal and unpaid interest on and premium and other charges, if any, with respect to the Secured Obligations, and all other amounts constituting Secured Obligations (including but not limited to indemnities and payments for increased costs), in each case to the extent the same are due and payable, as of such distribution date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to such holders in proportion to the unpaid amounts thereof on such distribution date;

•	Fifth, all other amounts owed to Secured Parties in any capacity pursuant to the Note Documents and the Other Note Documents and to the extent constituting Secured Obligations; and

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Sixth, any surplus then remaining shall be paid to the Company and its Subsidiaries party to the Collateral Trust Agreement or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

The proceeds from the sale of the Collateral remaining after the satisfaction of all senior ranking lien obligations, in each case to the extent of the value of such senior priority lien Collateral, may not be sufficient to satisfy the obligations owed to the Holders and the other Secured Parties. By its nature some or all of the Collateral is and will be illiquid and may have no readily ascertainable market value. Accordingly, the Collateral may not be able to be sold in a short period of time, if salable.

Release of Liens on Collateral

The Collateral Trust Agreement provides that the Notes Obligations shall no longer be secured by the Collateral (or a portion thereof) and shall be released upon:

•

the termination of, and satisfaction in full of all of the outstanding Notes Obligations with respect to the Series A Notes (other than contingent indemnification obligations for which no claim has been made) as certified in writing by a responsible officer of the Company;

•

in whole or in part, to enable us to consummate the disposition of such Collateral to the extent not prohibited under the Documents and the Other Notes Documents as certified in writing by a responsible officer of the Company;

•	as required by the Senior Priority Lien Intercreditor Agreement or the Asset Backed Credit Facility Intercreditor Agreement, if any; or

•

upon receipt by the Collateral Trustee of written notice from the Trustee directing the Collateral Trustee to cause the Liens on a portion or all of the Collateral (identified in such notice) securing the applicable Secured Obligations to be released and discharged.

Upon such termination and release, the Collateral Trust Agreement requires the Collateral Trustee to promptly take certain other actions to effectuate the termination and release if requested by the Company.

The Collateral Trust Agreement provides that, so long as no Notice of Acceleration shall be in effect, upon the sale or other disposition of all the Capital Stock of the Company or any Subsidiary thereof party to the Collateral Trust Agreement to any Person (other than the Company or any Subsidiary thereof party to the Collateral Trust Agreement) in a transaction permitted (or not prohibited, as the case may be) by the Documents and the Other Notes Documents as certified in writing by a responsible officer of the Company:

•

the Company or such Subsidiary and each other Subsidiary of the Company or such Subsidiary which is included in such sale or other disposition (such parties being referred to herein as “Included Grantors”) shall cease to be a party to the Collateral Trust Agreement or any Collateral Document and shall be released automatically from its obligations pursuant thereto;

•

the security interests created by the Collateral Documents entered into by such Included Grantors in all right, title and interest of such Included Grantors in the Collateral, and the security interests created by the Collateral Documents in the Capital Stock of such Included Grantors, shall terminate automatically, in each case only with respect to such Included Grantors and such Capital Stock (subject to any requirement with respect to the retention of proceeds of such sale or other disposition subject to the Collateral Trust Agreement or any other Collateral Document); and

•

any obligations of such Included Grantors shall, unless otherwise expressly notified by the Company to the Collateral Trustee and the Directing Parties in writing, automatically cease to be Secured Obligations.

Upon any such termination and release, the Collateral Trust Agreement requires the Collateral Trustee to promptly take certain other actions to effectuate the termination and release if requested by the Company.

Amendment of Collateral Documents

The Collateral Trust Agreement provides that, with the written consent of the Directing Parties, the Collateral Trustee, the Company and its Subsidiaries party to the Collateral Trust Agreement may, from time to time, enter into written agreements supplemental to the Collateral Trust Agreement or to any other Collateral Document for the purpose of adding to, or waiving any provisions of, the Collateral Trust Agreement or any other Collateral Document or changing in any manner the rights of the Collateral Trustee, the Secured Parties or the Company and its Subsidiaries party to the Collateral Trust Agreement under the Collateral Trust Agreement or other Collateral Document; provided that no such supplemental agreement shall:

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amend, modify or waive the amendments provision of the Collateral Trust Agreement without the written consent of the Trustee and the Other Notes Trustee but only if the relative rights of the Trustee or the Other Notes Trustee would be adversely affected thereby;

•

amend the definition of Directing Parties or any use of such defined term in the Collateral Trust Agreement, in each case without the written consent of the Trustee and the Other Notes Trustee (to the extent the Other Notes are then outstanding) but only if the rights of the Trustee or the Other Notes Trustee would be adversely affected thereby;

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change the percentage specified in the definition of Majority Holders, Majority Note Class Holders or Majority New Other Note Class Holders or amend, modify or waive any provision regarding application of moneys or the definition of Secured Obligations or otherwise change the relative rights of the Secured Parties under the Collateral Trust Agreement in respect of payments or Collateral without the written consent of holders constituting the Majority Class Holders of Series A Notes and the Other Notes whose rights would be adversely affected thereby;

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amend, modify or waive any provisions relating to the “provisions relating to Secured Obligations” section of the Collateral Trust Agreement without the written consent of the Trustee and the Other Notes Trustee, but only if the relative rights of the Holders (in the case of the Trustee) or the Other Notes Holders (in the case of the Other Notes Trustee) would be adversely affected thereby; or

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amend, modify or waive certain provisions relating to the Collateral account, distributions or the rights and obligations of the Collateral Trustee or otherwise adversely alter the duties, rights or obligations of the Collateral Trustee under the Collateral Trust Agreement or under the other Collateral Documents without the written consent of the Collateral Trustee.

Notwithstanding the foregoing, without the consent of the Directing Parties or any other Secured Party, the Collateral Trustee, the Company and its Subsidiaries party to the Collateral Trust Agreement, at any time and from time to time, may, subject to the terms, conditions and provisions of the Senior Priority Lien Intercreditor Agreement and the Asset Backed Credit Facility Intercreditor Agreement, if any, enter into one or more agreements supplemental to the Collateral Trust Agreement or to any other Collateral Document, in form and substance reasonably satisfactory to the Company, its Subsidiaries party to the Collateral Trust Agreement and the Collateral Trustee:

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to add to the covenants of the Company and/or its Subsidiaries party to the Collateral Trust Agreement for the benefit of the Secured Parties or to surrender any right or power herein conferred upon the Company and/or its Subsidiaries party to the Collateral Trust Agreement or add to the rights or benefits of the Secured Parties;

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to mortgage or pledge to the Collateral Trustee, or grant a security interest in favor of the Collateral Trustee in, any property or assets as additional security for the Secured Obligations or to preserve, perfect or establish any liens on the Collateral to secure the Secured Obligations or the rights of the Collateral Trustee with respect thereto;

•	to conform to any applicable law or to advice given by special or local counsel;

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to cure any ambiguity, to correct or supplement any provision in the Collateral Trust Agreement or in any other Collateral Document which may be defective or inconsistent with any other provision therein or to make any other provision with respect to matters or questions arising thereunder which shall not be inconsistent with any provision of the Collateral Trust Agreement; provided, that any such action shall not adversely affect the Secured Parties;

•	to secure additional Secured Obligations otherwise permitted to be secured by the Collateral pursuant to the Documents and the Other Notes Documents;

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to provide for the assumption of the Company’s or any of its Subsidiaries obligations under any Collateral Document in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Subsidiary’s assets, as applicable;

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to make, complete or confirm any grant of a Lien on Collateral permitted or required by any Note Document or Other Note Document; to the extent required under the Senior Priority Lien Intercreditor Agreement or any other intercreditor agreement constituting a Collateral Document, to conform any Collateral Document to reflect permitted amendments or modifications to comparable provisions of any Bank Group Credit Document, Pension Fund Document or applicable agreement or document governing obligations secured pursuant to an Asset Backed Credit Facility, if any; or to amend the Senior Priority Lien Intercreditor Agreement pursuant to the terms thereof or otherwise enter into another intercreditor agreement to the extent permitted under, and in accordance with the terms, conditions and provisions of the other applicable Note Documents and Other Notes Documents (including an Asset Backed Intercreditor Agreement which provides for the subordination of Liens granted to the Bank Group Agent and the Collateral Trustee in accounts receivable and related assets to secure an Asset Backed Credit Facility); or

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to comply with the provisions of the Trust Indenture Act, or with any requirement of the Securities and Exchange Commission arising as a result of the qualification of the Series A Indenture or the Other Notes Indenture under the Trust Indenture Act.

The Collateral Trustee will not enter into any amendment or supplement unless it has received a certificate of a responsible officer of the Company to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Documents and the Other Notes Documents. Prior to executing any amendment adding Collateral, the Collateral Trustee will be entitled to receive upon request an Opinion of Counsel to the effect that the execution and delivery of such document is permitted under the Collateral Trust Agreement and all conditions precedent thereto have been satisfied and addressing customary creation and perfection matters (which Opinion of Counsel may be subject to customary assumptions and qualifications).

Limitation on Collateral Consisting of Subsidiary Securities

On the Issue Date, the Company became subject to Rule 3-16 of Regulation S-X under the Securities Act. In such an event, the Capital Stock and other securities of a Subsidiary that are owned by the Company or any Guarantor otherwise constituting Collateral will constitute Collateral for the benefit of the Holders only to the extent that such Capital Stock and other securities can secure the Series A Notes without Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other government agency). In the event that Rule 3-16 of Regulation S-X under the Securities Act (or any such other law, rule or regulation) requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary’s Capital Stock and other securities secure the Secured Obligations, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral for the benefit of the Holders (but only to the extent necessary to not be subject to such requirement). As of December 31, 2010, the common stock of our largest operating companies, such as YRC Inc., USF Holland Inc., New Penn Motor Express, Inc. and USF Reddaway Inc., would be excluded as collateral under these kick-out provisions.

However, in the event that Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock and other securities to secure the Secured Obligations in excess of the amount then pledged without filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital

Stock of such Subsidiary shall automatically be deemed to be a part of the Collateral for the benefit of the Holders (but only to the extent necessary to not be subject to any such financial statement requirement).

In accordance with the limitations described in the two immediately preceding paragraphs, if Rule 3-16 of Regulation S-X under the Securities Act becomes applicable to the Company, the Collateral for the benefit of the Holders may decrease or increase as described above. The Liens on such Capital Stock of such Subsidiaries for the benefit of any holders of future secured creditors may not be subject to the foregoing limitations. See “Risk Factors—Risks Relating to the Securities—The pledge of the capital stock or other securities of the issuer’s subsidiaries that secure the Convertible Notes will automatically be released from the lien on them and no longer constitute collateral for so long as the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.”

Optional Redemption

We will be entitled at our option, at any time, to redeem all or a portion of the Series A Notes at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, and Liquidated Damages, if any, to the redemption date.

Selection and Notice of Redemption

If we are redeeming less than all the Series A Notes at any time, the Trustee will select Series A Notes by lot, on a pro rata basis or by such other method as the Trustee shall deem fair and appropriate to the extent practicable.

We will redeem Series A Notes of $1.00 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the applicable redemption date to each Holder of Series A Notes to be redeemed at its registered address.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancelation of the original Note. Series A Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Series A Notes or portions of Series A Notes called for redemption.

Mandatory Redemption; Open Market Purchases

We are not required to make any mandatory redemption or sinking fund payments with respect to the Series A Notes.

We may, at any time and from time to time, purchase Series A Notes in the open market or otherwise, subject to compliance with the Series A Indenture and compliance with all applicable securities laws.

Conversion Rights

At any time after the second anniversary of the Issue Date, a Holder may convert any outstanding Series A Notes into Common Stock at an initial Conversion Price per share of approximately $0.1134 upon the terms described in this section. This represents an initial conversion rate (the “Conversion Rate”) of approximately 8,822 shares per $1,000 principal amount of the Series A Notes. The Conversion Price (and resulting Conversion Rate) is, however, subject to adjustment as described below. A Holder may convert Series A Notes only in minimum denominations of $1.00 and any integral multiple thereof.

Conversion Rate Adjustments

We will adjust the Conversion Rate from time to time if any of the following events occur:

(1)	If we exclusively issue Common Stock as a dividend or distribution on Common Stock, or if we effect a share split or share combination, then the Conversion Rate will be adjusted based on the following formula:

CR’ =	CR0 x OS’
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the ex-date (as defined below) of such dividend or distribution, or the effective date of such share split or share combination, as applicable;

CR’	=	the Conversion Rate in effect immediately after such ex-date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such ex-date or effective date; and

OS’	=	the number of shares of Common Stock outstanding immediately after such ex-date or effective date.

(2)	If we issue to all holders of Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula (provided that the Conversion Rate will be readjusted to the extent such rights or warrants are not exercised prior to their expiration):

CR’ = CR0 x	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the ex-date for such issuance;

CR’	=	the Conversion Rate in effect immediately after such ex-date;

OS0	=	the number of shares of Common Stock outstanding immediately after such ex-date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights divided by the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of the issuance of such rights.

(3)	If we distribute shares of any class of our Capital Stock, evidences of our indebtedness or other assets or property to all holders of Common Stock, excluding: (i) dividends or distributions referred to in clause (1) above; (ii) rights or warrants referred to in clause (2) above; (iii) dividends or distributions paid exclusively in cash; and (iv) spin-offs (as described below) to which the provisions set forth below in this clause applies; then the Conversion Rate will be adjusted based on the following formula:

CR’ = CR0 x	SP0
SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the ex-date for such distribution;

CR’	=	the Conversion Rate in effect immediately after such ex-date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive trading-day period ending on the Business Day immediately preceding the ex-date for such distribution; and

FMV	=	the Fair Market Value (as determined by our board of directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of the Common Stock on the record date for such distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit (a “spin-off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the effective date of the spin-off shall be increased based on the following formula:

CR’= CR0 x	FMV0 + MP0
MP0

where

CR0	=	the Conversion Rate in effect immediately prior to the effective date of the adjustment;

CR’	=	the Conversion Rate in effect immediately after the effective date of the adjustment;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after the effective date of the spin-off; and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the first ten consecutive Trading Day period after the effective date of the spin-off.

The adjustment to the Conversion Rate under the preceding paragraph will occur on the tenth Trading Day from, and including, the effective date of the spin-off; provided that in respect of any conversion within the 10 Trading Days following the effective date of any spin-off, references within this clause (3) to “10 days” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such spin-off and the conversion date in determining the applicable Conversion Rate.

(4)	If any cash dividend or other distribution is made to all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	SP0
SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the ex-date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the ex-date for such distribution;

SP0	=	the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the ex-date for such distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

(5)	If we or one of our subsidiaries make a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	AC + (SP’ x OS’)
OS0 x SP’

where,

CR0	=	the Conversion Rate in effect on the date the tender or exchange offer expires;

CR’	=	the Conversion Rate in effect on the day next succeeding the date the tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires; and

SP’	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this clause (5) shall occur on the tenth Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days beginning on the Trading Day next succeeding the date the tender or exchange offer expires, references within this clause (5) to “10 days” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Trading Day next succeeding the date the tender or exchange offer expires and the conversion date in determining the applicable Conversion Rate.

As used in this section, “ex-date” shall mean the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question. Notwithstanding the foregoing, if the application of the foregoing formulas would result in a decrease in the Conversion Rate (other than as a result of a reverse stock split or a stock combination), no adjustment to the Conversion Rate (or the Conversion Price) shall be made.

The Conversion Price will not be adjusted until adjustments amount to 1% or more of the Conversion Price as last adjusted. We will carry forward any adjustment we do not make and will include it in any future adjustment.

We will not issue fractional shares of Common Stock to a Holder who converts a note. In lieu of issuing fractional shares, we will pay cash based upon the closing sale price of our Common Stock on the date of conversion.

We may from time to time increase the Conversion Rate (and thereby decrease the Conversion Price) if our board of directors determines that this reduction would be in the best interests of the Company. Any such determination by our board of directors will be conclusive. Any such reduction in the Conversion Price must remain in effect for at least 20 days.

Equity Voting Rights

Except as may be otherwise expressly provided in the Certificate of Incorporation or as expressly required by the General Corporation Law of the State of Delaware, Holders of the Series A Notes will be entitled, for so long as any Series A Notes remain outstanding, to vote on all matters on which holders of Common Stock generally are entitled to vote (or to take action by written consent of the stockholders), voting together as a single class with the shares of Common Stock and not as a separate class, on an As-Converted-to-Common-Stock-Basis, at any annual or special meeting of stockholders of the Company and each Holder of Series A Notes will be entitled to such number of votes as such Holder would receive on an As-Converted-to-Common-Stock-Basis on the record date for such vote; provided, that, such number of votes shall be limited in order to comply with NASDAQ Listing Rule 5640 and the policies promulgated thereunder unless compliance therewith has been waived by NASDAQ, or we have received a waiver of any comparable requirement of any other exchange on which we seek to list. Holders of the Series A Notes also will be entitled to receive notice of any stockholders’ meeting in accordance with the Certificate of Incorporation and bylaws of the Company. As used herein, “As-Converted-to-Common-Stock-Basis” gives effect immediately prior to the applicable record date, with respect to an annual or special meeting of the Company’s stockholders, to the conversion of the Series A Notes into Common Stock in accordance with “—Conversion Rights” above.

So long as any Series A Notes remain outstanding, the Company shall not take any action, directly or indirectly (including without limitation by merger or recapitalization), to amend, alter or repeal, or adopt any provision as part of the Certificate of Incorporation inconsistent with the purpose and intent of, ARTICLE ELEVENTH of the Certificate of Incorporation and the preceding paragraph, except upon the affirmative vote of a majority of the outstanding Principal Amount of the Series A Notes.

Consolidation, Merger and Sale of Assets

The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

•

(i) the Company shall be the resulting or surviving corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and (y) shall expressly assume, by an indenture supplemental to the Series A Indenture, executed and delivered to the Trustee, all of the obligations of the Company under the Series A Notes, the Series A Indenture and the Collateral Documents;

•	immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing; and

•

we deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the Series A Indenture and that all conditions precedent in the Series A Indenture provided for relating to such transaction have been complied with.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company would constitute all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The successor corporation formed by such consolidation or into which the Company is merged or the successor corporation to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Series A Indenture with the same effect as if such successor had been named as the Company in the Series A Indenture; and thereafter, except in the case of a lease and except for the obligations the Company may have under a supplemental indenture pursuant to the Series A Indenture, the Company shall be discharged from all obligations and covenants under the Series A Indenture, the Series A Notes and the Collateral Documents.

Certain Covenants

Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, Incur or suffer to exist any Lien on or with respect to the Collateral other than Permitted Liens. Subject to the immediately preceding sentence, the Company will not, and will not permit any of its Restricted Subsidiaries to, create, Incur or suffer to exist any Lien, other than Permitted Liens, on any asset or property of the Company or any such Restricted Subsidiary of the Company, or any income or profits therefrom, or assign or convey any right to receive income therefrom, whether owned at the Issue Date or thereafter acquired unless the Notes Obligations are secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes Obligations shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien.

Any Lien on property securing the Notes Obligations for the benefit of the Secured Parties shall be automatically and unconditionally released and discharged in accordance with the terms and provisions of the Intercreditor Agreements and, to the extent applicable and not in conflict with the Intercreditor Agreements, the Series A Indenture and the other applicable Collateral Documents.

Future Guarantors

The Company will cause each Domestic Subsidiary that guarantees any Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate amount of $5.0 million or more to (a) promptly execute and deliver to the Trustee a supplemental indenture to the Series A Indenture pursuant to which such Domestic Subsidiary shall guarantee the Secured Obligations on the same secured basis, (b) promptly execute and deliver to the Trustee and the Collateral Trustee a joinder to the Intercreditor Agreements and (c) within 45 days execute and deliver to the Collateral Trustee such Collateral Documents or supplements or joinders thereto as are necessary for such Domestic Subsidiary to become a grantor or mortgagor under all applicable Collateral Documents and take all actions so that the Lien of the Collateral Documents on the property and assets of such Domestic Subsidiary are perfected and have priority over other Liens to the extent required by, and in accordance with, the applicable terms and provisions of the Series A Indenture and the Collateral Documents.

SEC Reports

We will file with the Trustee, within 15 days after we file such annual and quarterly reports, information, documents and other reports with the SEC, copies of our annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event we are at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had we continued to have been subject to such reporting requirements. In such event, such reports shall be provided to the Trustee at the times we would have been required to provide reports had we continued to have been subject to such reporting requirements.

We will also disclose in our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K to be filed with the SEC from and after the Issue Date so long as any Series A Notes remain outstanding, which disclosure will set forth the then outstanding aggregate principal amount of the Series A Notes and the maximum number of shares of Common Stock which may be issued in connection therewith after taking into account any conversions of the Series A Notes as of the end of the fiscal period to which such report relates and, to the extent available, as of a more recent date for which such information is available at the time such report is filed with the SEC.

Modification and Waiver

Subject to certain exceptions, the Series A Indenture, any Guarantee and the Series A Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Series A Notes then outstanding and any existing default or compliance with any provisions thereof may also be waived with the consent of the Holders of a majority in principal amount of the Series A Notes then outstanding (other than Series A Notes beneficially owned by the Company or its Affiliates). However, without the consent of each Holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

•	change the Stated Maturity of the principal of, the time at which any Note may be redeemed, or payment date of any installment of interest or Liquidated Damages, if any, on any Series A Note;

•

reduce the principal amount of, the premium due in respect of, or the rate of interest or Liquidated Damages, if any, on any Series A Note, or alter the manner of calculation of interest or Liquidated Damages, if any, or the rate of accrual, on any Series A Note;

•	change the currency in which the principal of any Series A Note or interest or Liquidated Damages, if any, is payable;

•

impair the right to receive payment of, or institute suit for the enforcement of any payment of, principal of, premium due in respect of, or interest or Liquidated Damages, if any, on, any Series A Note when due;

•	adversely affect any right provided in the Series A Indenture to convert any Series A Note;

•	modify the ranking of the Series A Notes or any Guarantee in a manner adverse to the rights of the Holders of the Series A Notes;

•	reduce the percentage in principal amount of the outstanding Series A Notes necessary to modify or amend the Series A Indenture or to consent to any waiver provided for in the Series A Indenture;

•	waive a default in the payment of principal of, premium due in respect of, or interest or Liquidated Damages, if any, on, any Series A Note;

•

modify or change the provision of the Series A Indenture regarding waiver of past defaults, the provision regarding rights of Holders to receive payment and the provision regarding amendments that require the consent of each Holder; or

•	make any change in the provisions in the Intercreditor Agreements or the Series A Indenture dealing with the application of proceeds of Collateral that would adversely affect the Holders.

Notwithstanding the preceding, without the consent of any Holder of the Series A Notes, the Company and Trustee may amend or supplement the Series A Indenture, the Collateral Documents to which the Trustee is a party or the Series A Notes:

•	to cure any ambiguity, defect or inconsistency in the Series A Indenture;

•	to evidence a successor to us and the assumption by the successor of our obligations under the Series A Indenture, the Series A Notes and the Collateral Documents;

•	to make any change that does not adversely affect the rights of any Holder of the Series A Notes;

•	to provide the Holders of the Series A Notes with any additional rights or benefits;

•	to complete or make provision for certain other matters contemplated by the Series A Indenture;

•

to add additional Guarantors to the Series A Indenture, any Collateral Document or the Collateral Trust Agreement, or to add Collateral to secure the Notes Obligations or otherwise enter into additional or supplemental Collateral Documents pursuant to, and to the extent permitted by, the Series A Indenture, any Collateral Document or otherwise;

•	to release any Guarantor from any of its Notes Obligations under its Guarantee (to the extent in accordance with the provisions of the Series A Indenture and the Collateral Documents, as applicable);

•

to release Collateral from the Liens when permitted or required by the Series A Indenture, the Collateral Trust Agreement, the Senior Priority Lien Intercreditor Agreement and the other Collateral Documents;

•

to make, complete or confirm any grant of a Lien on Collateral permitted or required by the Series A Indenture or any of the Collateral Documents or, to the extent required under the Intercreditor Agreements, to conform any Collateral Documents to reflect permitted amendments or other modifications to comparable provisions under any security documents in respect of Bank Group Obligations, obligations incurred pursuant to an Asset Backed Credit Facility, if any, or Pension Fund Obligations;

•

to amend the Senior Priority Lien Intercreditor Agreement pursuant to the terms thereof or otherwise enter into an intercreditor agreement in respect of any Credit Agreement permitted by the Series A Indenture to the extent permitted under the Intercreditor Agreements and provided such intercreditor agreement is not less favorable to the Notes Secured Parties (taken as a whole) than the Intercreditor Agreements in effect as of the Issue Date (it being understood that an intercreditor agreement providing for the subordination of Liens granted to the Bank Group Agent and the Collateral Trustee in accounts receivable and related assets to secure an Asset Backed Credit Facility shall not be deemed less favorable so long as the terms of such lien subordination are consistent with the lien subordination terms set forth in the Senior Priority Lien Intercreditor Agreement as in effect on the Issue Date (assuming such lien subordination was applicable to accounts receivable and related assets)); or

•	to comply with the provisions of the Trust Indenture Act, or with any requirement of the SEC arising as a result of the qualification of the Series A Indenture under the Trust Indenture Act.

In addition, except as otherwise provided in the Documents, without the consent of the Holders of at least 66 2/3% in aggregate principal amount of Series A Notes then outstanding, no amendment or waiver may release all or substantially all of the Guarantors from their Notes Obligations under the Documents or all or substantially all of the Collateral from the Lien of the Series A Indenture and the Collateral Documents, or modify or supplement the Collateral Documents in any way that would be adverse to the Holders of the Series A Notes in any material respect.

The Collateral Documents may be amended or supplemented as set forth under the caption “—Security for the Series A Notes—Amendment of Collateral Documents” above.

Events of Default

Each	of the following is an “Event of Default”:

(1)	a default in the payment of any interest, or Liquidated Damages, if any, upon any of the Series A Notes when due and payable and such default continues for a period of 30 days;

(2)	a default in the payment of the principal or premium of the Series A Notes when due;

(3)	a failure to comply with any of our agreements in the Series A Indenture or the Series A Notes which continues for 45 days;

(4) (i)	the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any of our or our Subsidiaries’ Indebtedness

(including Indebtedness with respect to the Other Notes), or the acceleration of the final stated maturity of any such Indebtedness (other than Indebtedness with respect to the Other Notes) (which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by us or such Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 10-day period described above has elapsed), aggregates $15.0 million or more at any time; or (ii) the acceleration of the final stated maturity of the Indebtedness with respect to the Other Notes;

(5)	failure by us or any of our Significant Subsidiaries to pay when due any final, non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $15.0 million, which judgments are not stayed, bonded or discharged within 60 days after their entry;

(6)	our failure to issue Common Stock upon conversion of Series A Notes by a Holder in accordance with the provisions set forth in the Series A Indenture and the Series A Notes;

(7)	any Guarantee by a Significant Subsidiary shall for any reason cease to be in full force and effect or be asserted by the Company or any such guarantor, as applicable, not to be in full force and effect (except pursuant to the release of any such Guarantee in accordance with the provisions of the Series A Indenture);

(8)	the IBT MOU shall be declared invalid or illegal, shall be terminated, or shall no longer be in full force and effect

(9)	events of bankruptcy, insolvency or reorganization involving us or any of our Significant Subsidiaries;

(10)	unless such Liens have been released in accordance with the provisions of the Series A Indenture and the Collateral Documents, Liens in favor of the Collateral Trustee for the benefit of the Notes Secured Parties with respect to all or a substantial portion of the Collateral cease to be valid, enforceable, or perfected Liens (subject only to Permitted Liens) or the Company or any Guarantor asserts in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any Guarantor, the Company fails to cause such Guarantor to rescind such assertions within 30 days after the Company has actual knowledge of such assertions; or

(11)	the failure by the Company or any Guarantor to comply for 60 days after notice by the Trustee, Collateral Trustee or the Holders of at least 25% in aggregate principal amount of the Series A Notes at the time outstanding, with any of its agreements contained in the Collateral Documents except for a failure that would not be material to the Holders of the Series A Notes and would not materially affect the value of the Collateral taken as a whole.

If an Event of Default described above (other than an Event of Default specified in clause (4)(ii) or (9) above with respect to the Company) occurs and is continuing, subject to the provisions, terms and conditions of the Intercreditor Agreements, either the Trustee or the Holders of at least 25% in principal amount of the outstanding Series A Notes may declare the principal amount of and accrued and unpaid interest (including the payment of the Acceleration Premium), on all Series A Notes to be immediately due and payable in cash. This declaration may be rescinded if the conditions described in the Series A Indenture are satisfied. If an Event of Default of the type referred to in clause (4)(ii) or (9) above with respect to the Company occurs, the principal amount of and accrued and unpaid interest, and Liquidated Damages, if any, on the outstanding Series A Notes (including the Acceleration Premium) will automatically become immediately due and payable in cash.

Within 90 days following a Default, the Trustee must give to the registered Holders of Series A Notes notice of all uncured Defaults known to it. The Trustee will be protected in withholding the notice if it in good faith determines that the withholding of the notice is in the best interests of the registered Holders, except in the case of a default in the payment of the principal of, or interest, or Liquidated Damages, if any, on, any of the Series A Notes when due or due for purchase.

Subject to the provisions of the Series A Indenture, the Holders of a majority in principal amount of the outstanding Series A Notes may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. Subject to the provisions of the Series A Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Series A Indenture at the request or direction of any of the Holders of the Series A Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, or interest, when due or the right to convert a Series A Note in accordance with the Series A Indenture, no Holder may institute a proceeding or pursue any remedy with respect to the Series A Indenture or the Series A Notes unless the conditions provided in the Series A Indenture have been satisfied, including among other things:

•	Holders of at least a majority in principal amount of the outstanding Series A Notes have requested in writing that the Trustee pursue the remedy; and

•	Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense.

We are required to deliver to the Trustee annually a certificate indicating whether the officers signing the certificate know of any Default by us in the performance or observance of any of the terms of the Series A Indenture. If the officers know of a Default, the certificate must specify the status and nature of all Defaults.

Registration Rights

We and the Guarantors entered into a Registration Rights Agreement for the benefit of certain Holders of the Series A Notes and the shares of our Common Stock issuable on conversion of the Series A Notes or otherwise on account of the Series A Notes. Under the Registration Rights Agreement, we will at our cost, use our commercially reasonable efforts to keep the shelf registration statement to which this prospectus relates effective until the earlier of:

•	the sale under the shelf registration statement of all of the Series A Notes and any shares of our Common Stock issued on their conversion or otherwise under the terms of the Series A Notes; and

•

the date the Series A Notes and any shares of our Common Stock issued on their conversion or otherwise under the terms of the Series A Notes may be sold without restriction under Rule 144 of the Securities Act (such date, the “effective period”).

If we do not fulfill certain of our obligations under the Registration Rights Agreement, we will be required to pay additional amounts in partial liquidated damages in the form of additional Series A Notes to the holders party to the Registration Rights Agreement. See “Registration Rights.”

Satisfaction and Discharge

When (1) we deliver to the Trustee all outstanding Series A Notes for cancellation or (2) all outstanding Series A Notes have become due and payable or will become due and payable at the Stated Maturity within one year) or (3) all outstanding Series A Notes are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at our expense and, in each case, we irrevocably deposit with the Trustee cash, in immediately available funds, sufficient to pay and discharge all amounts due and owing on all outstanding Series A Notes, together with irrevocable instructions from us directing the Trustee to apply such funds to the payment thereof at Stated Maturity or redemption, as the case may be, and if in each case all other Notes Obligations have been paid and satisfied in full, then the Series A Indenture shall, subject to certain exceptions, cease to be of further effect.

Governing Law

The Series A Indenture, the Series A Notes and the Guarantees will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

The definitions set forth under this subheading relate solely to the Series A Notes.

“ABL Agent” means JPMorgan Chase Bank, N.A., together with its successors and permitted assigns.

“ABL Borrower” means a special purpose, bankruptcy-remote Restricted Subsidiary of the Company.

“ABL Credit Agreement” means the Credit Agreement, dated as of the Issue Date, by and among the ABL Borrower, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent thereunder, together with its successors and permitted assigns, as amended or otherwise modified time to time and any documents related thereto; provided that any amendment or modification is not materially adverse to the Holders. For the avoidance of doubt, any amendment or modification that meets the conditions described in clause (b) of the definition of “Qualified Receivables Financing” shall not be deemed to be materially adverse to the Holders.

“ABL Documents” means the ABL Credit Agreement, any “sale” document pursuant to which the ABL Borrower acquires receivables, and the security documents, agreements and other documents entered into in connection with the ABL Credit Agreement (as in existence on the Issue Date or as otherwise permitted hereby).

“ABL Obligations” means (a) all principal of and interest (including without limitation any post-petition interest) and premium (if any) on all loans made pursuant to the ABL Credit Agreement and (b) all guarantee obligations, indemnification obligations, fees, expenses and other amounts payable from time to time pursuant to the ABL Documents, in each case whether or not allowed or allowable in an insolvency proceeding.

“ABL Secured Parties” means ABL Agent, the Secured Parties (as defined in the ABL Credit Agreement) and any other holders of the ABL Obligations.

“Acceleration Premium” shall mean, in connection with any accelerated payment of any of the Series A Notes pursuant to “—Events of Default”, the aggregate present value as of the date of such accelerated payment of the amount of unpaid interest (exclusive of interest that has been accrued to the date of such accelerated payment, but inclusive of any interest that would have become payable on Series A PIK Notes or on any increased principal amount of Series A Notes as a result of the payment of PIK Interest if such accelerated payment had not been made) that would have been payable in respect of the principal amount of the Series A Notes (including any Series A PIK Notes or any increase in the principal amount of the Series A Notes as a result of the payment of PIK Interest), then outstanding, with the present value determined by discounting, on a semi-annual basis, such interest at the Reinvestment Rate (determined on the third Business Day preceding the date such declaration of acceleration is made) from the respective dates on which such interest payments would have been payable if such accelerated payment had not been made.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “Control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing. Solely for purposes of determining whether the Holders of the requisite Principal Amount of Series A Notes have given or concurred in any request, demand, authorization, direction, notice, consent or waiver under the Series A Indenture, no Person will be deemed to “Control” another Person solely by virtue of their ownership of less than 20 percent of the voting power of the voting securities of such other Person.

“Amended and Restated Credit Agreement” means the Credit Agreement, dated as of the Issue Date, among the Company, the lenders party thereto from time to time and JPMorgan Chase Bank, National Association, as administrative agent thereunder.

“Asset Backed Agent” means the agent under any Asset Backed Credit Facility together with its successors and assigns.

“Asset Backed Credit Facility” means (i) any credit facility (other than the ABL Credit Agreement) with an advance rate on the basis of the value of inventory, or accounts receivable (and, in each case, related assets) to the Company or any of its Restricted Subsidiaries or similar instrument, that refinances, replaces or otherwise restructures the ABL Credit Agreement, including any agreement extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount loaned or issued thereunder or altering the maturity thereof, and (ii) any similar credit support agreements or guarantees Incurred from time to time, as amended, supplemented, modified, extended, restructured, renewed, restated, refinanced or replaced in whole or in part from time to time; provided that any credit facility that refinances or replaces an Asset Backed Credit Facility must comply with clause (i) of this definition in order to be an Asset Backed Credit Facility.

“Asset Backed Credit Facility Intercreditor Agreement” means any intercreditor agreement entered into by the Company and/or any of its Restricted Subsidiaries, the Asset Backed Agent, the Collateral Trustee and other applicable secured parties with respect to any shared collateral.

“Bank Group Agent” means JPMorgan Chase Bank, National Association, in its capacity as administrative agent under the Bank Group Credit Agreement, together with its successors and permitted assigns.

“Bank Group Cash Management Obligations” means, with respect to any Bank Group Loan Party, any obligations of such Bank Group Loan Party owed to any Bank Group Secured Party in respect of treasury management arrangements, depositary or other cash management services pursuant to banking services agreements.

“Bank Group Credit Agreement” means (a) the Amended and Restated Credit Agreement and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Bank Group Credit Agreement (as in existence on the Issue Date), or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a Bank Group Credit Agreement hereunder.

“Bank Group Credit Documents” means any guarantee by any Bank Group Loan Party of any or all of the Bank Group Obligations, the “Security Agreement,” the “Mortgages,” the “Mortgage Instruments” and the other “Collateral Documents” as defined in the Bank Group Credit Agreement, and any other documents that are designated under the Bank Group Credit Agreement or any other Bank Group Credit Agreement as “Bank Group Credit Documents” for purposes of the Senior Priority Lien Intercreditor Agreement.

“Bank Group Loan Party” means the Company and each direct or indirect affiliate or shareholder (or equivalent) of the Company or any of its affiliates that is now or hereafter becomes a party to any Bank Group Credit Document as a “Borrower”, “Subsidiary Guarantor” or “Grantor” (as defined in the Bank Group Credit Agreement (as in existence on the Issue Date).

“Bank Group Obligations” means (a) all principal of and interest (including without limitation any post-petition interest) and premium (if any) on all loans made pursuant to the Bank Group Credit Agreement, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the Bank Group Credit Agreement, (c) all “Swap Obligations” (as defined in the Bank Group Credit Agreement (as in existence on the Issue Date), (d) all Bank Group Cash Management Obligations, (e) all guarantee obligations, indemnification obligations, fees, expenses and other amounts payable from time to time pursuant to the Bank Group Credit Documents, in each case whether or not allowed or allowable in an insolvency proceeding and (f) all other Secured Obligations (as defined in the Bank Group Credit Agreement (as in existence on the Issue Date).

“Bank Group Priority Collateral” means, with respect to the Bank Group Loan Parties (and subject to certain exceptions and qualifications): (i) assets (other than real estate) of the Bank Group Loan Parties on which the Bank Group Agent had the sole lien immediately prior to consummating the transactions to occur on the Issue Date (including certain accounts receivable, chattel paper, commercial tort claims, copyrights, deposit accounts, documents, equipment (including, without limitation, all tractor trailers), farm products, fixtures, general intangibles, goods, instruments, inventory, investment property, letters of credit, letter-of-credit rights, licenses, patents, pledged deposits, receivables, supporting obligations, trademarks and other collateral, and the proceeds (including stock rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto, in each case, to the extent not constituting Excluded Property); and (ii) real estate on which the Bank Group Agent had the sole lien immediately prior to consummating the transactions to occur on the Issue Date; provided that “Bank Group Priority Collateral” shall not include (1) those assets as to which the Bank Group Agent under the Bank Group Credit Agreement reasonably determines that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Bank Group Lenders of the security to be afforded thereby and (2) Excluded Property and certain other exceptions and qualifications.

“Bank Group Secured Parties” means the Bank Group Agent, the “Holders of Secured Obligations” as defined in the Bank Group Credit Agreement and any other holders of the Bank Group Obligations.

“Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and the Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended.

“Business Day” means a day, other than a Saturday or Sunday, that in The City of New York or at a place of payment is not a day on which banking institutions are authorized or required by law, regulation or executive order to close.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock or shares;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

provided, however, that all convertible Indebtedness, including the Series A Notes, the Other Notes and the Company’s 3.375% contingent convertible notes due 2023, 5% contingent convertible senior notes due 2023 and 6% convertible senior notes due 2014, shall be deemed Indebtedness, and not Capital Stock, unless and until the applicable part of any such Indebtedness is converted into Common Stock.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date; provided, that, for the avoidance of doubt, any obligations relating to a lease that was accounted for by such Person as an operating lease as of the Issue Date and any similar lease entered into after the Issue Date by such Person shall be accounted for as an operating lease and not a Capitalized Lease Obligation.

“Certificate of Incorporation” means the Company’s certificate of incorporation, as it may be amended from time to time.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of the Company and each Guarantor, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Collateral Trustee and for the benefit of the Secured Parties to secure the Secured Obligations; provided, that, Collateral shall exclude Identified Collateral until the Bank Group Agent determines that its collateral shall include all or any portion of the Identified Collateral, and, at the time of each such determination, such Identified Collateral shall be, and shall be deemed to be, Collateral for all purposes of the Documents; and provided, further, that Collateral shall exclude Excluded Property.

“Collateral Documents” means, collectively, the Security Agreement, the Security and Collateral Agency Agreement, the Mortgages, the Vehicle Title Custodial Agreement, the Intercreditor Agreements and all other agreements, instruments and documents executed in connection with the Series A Indenture that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, collateral trust agreements, intercreditor agreements or collateral sharing agreements, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by the Company or any Guarantor and delivered to the Collateral Trustee, in each case that is intended to create, perfect or evidence Liens to secure the Secured Obligations, as the same may be amended, amended and restated, restated, supplemented, renewed, extended, replaced or otherwise modified from time to time.

“Collateral Trust Agreement” means the Collateral Trust Agreement among the Company, the Subsidiaries of the Company from time to time party thereto, the Trustee, the Other Trustee and U.S. Bank National Association, as Collateral Trustee, dated as of the Issue Date, as it may be amended, restated, supplemented, modified, extended, renewed or replaced from time to time in accordance with its terms.

“Collateral Trustee” means U.S. Bank National Association, together with its successors and permitted assigns, in its capacity as collateral trustee under the Collateral Trust Agreement, the Security Agreement and any other Collateral Document (and to the extent applicable any co-trustee or separate trustee appointed by the Collateral Trustee pursuant to the Collateral Trust Agreement).

“Common Stock” shall mean shares of the Company’s Common Stock, $0.01 par value per share (as of the Issue Date), as they exist on the Issue Date or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)	to advance or supply funds:

(a)	for the purchase or payment of any such primary obligation; or

(b)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)	to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof; provided that the term Contingent Obligations shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

“Contribution Deferral Agreement” means that certain Amended and Restated Contribution Deferral Agreement, dated as of the Issue Date, by and between YRC Inc., USF Holland, Inc., New Penn Motor Express, Inc., USF Reddaway Inc., certain other of the Subsidiaries of the Company, the Trustees for the Central States, Southeast and Southwest Areas Pension Fund, the Pension Fund Entities (as defined in the Amended and Restated Credit Agreement) and each other pension fund from time to time party thereto and Wilmington Trust Company, and all agreements, instruments and other documentation related thereto, all as the same may be amended, amended and restated, restated, supplemented or otherwise modified in accordance with the terms hereof.

“Conversion Price” means, in respect of each Security, as of any date, $1.00 divided by the Conversion Rate as of such date.

“Credit Agreement” means (i) the Amended and Restated Credit Agreement, including the letter of credit facility, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced, renewed, extended or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, (ii) any Asset Backed Credit Facility and (iii) whether or not the Indebtedness referred to in clauses (i) or (ii) remains outstanding, if designated by the Company to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Agreement Documents” means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, any fee letters related thereto, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Directing Parties” shall mean:

(1)	in the case of matters relating to requests by the Directing Parties to the Company and its Subsidiaries party to the Collateral Trust Agreement to grant or perfect Liens on Collateral as required by any Document or Other Notes Document, or to request additional information, such applicable Primary Holder Representative; and

(2)	in all other cases, including in the case of matters relating to the exercise of rights or remedies (including the taking or refraining from taking of any action) against or in respect of the Collateral or the enforcement of the Collateral Documents, both Primary Holder Representatives (each Primary Holder Representative determination to be made in accordance with the terms, conditions and provisions of the Indenture applicable to it) and, if the Primary Holder Representatives do not concur, Directing Parties shall mean (a) the Other Notes Trustee at all times when the Other Notes Obligations represent 25% or greater of the aggregate of the Other Notes Obligations and the Notes Obligations, or (b) the Majority Holders at all times when the Other Notes Obligations represent less than 25% of the aggregate of the Other Notes Obligations and the Notes Obligations.

“Documents” means the “Restructuring Convertible Note Documents” as defined in the Senior Priority Lien Intercreditor Agreement.

“Domestic Subsidiary” means a Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory or possession of the United States.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Escrow Accounts” means each escrow account established by the Company pursuant to the terms of the ABL Documents which provides for the release of escrowed money for specified purposes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time. “Excluded Property” means (a) (i) any property to the extent any grant of a security interest therein (A) is prohibited by applicable law or governmental authority or (B) is prohibited by or constitutes a breach or default under or results in the termination of, or requires any consent not obtained under any applicable shareholder or similar agreement or (ii) any lease, license, contract, property right or agreement to which any Subsidiary is a party or any of its rights or interests thereunder if, and only for so long as, the grant of a security interest shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement, other than in the case of each of clause (i) and (ii), to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-408 of the UCC of any relevant jurisdiction, provided, however, that any portion of any such property, lease, license, contract, property right or agreement shall cease to constitute Excluded Property at the time and to the extent that the grant of a security interest therein does not result in any of the consequences specified above, (b) any motor vehicle (other than tractor trailers and other rolling stock and equipment) consisting of a personal employee or light vehicle having an individual fair market value not in excess of $40,000 and the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction; provided, that, this clause (b) shall only exclude such vehicles having an aggregate fair market value of not more than $1,000,000, (c) deposit accounts for the sole purpose of funding payroll obligations, tax obligations or holding funds owned by Persons other than the Subsidiaries, (d) intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under Federal law, (e) any leasehold interest of the Company or any Subsidiary, (f) any Equity Interests and other securities of a Subsidiary to the extent that the pledge of such Equity Interests and other securities results in the Company being required to file separate financial statements of such Subsidiary with the SEC pursuant to Rule 3-16 of Regulation S-X under the Securities Act, but only to the extent necessary to not be subject to such requirement and (g) receivables and related assets sold to a special purpose vehicle pursuant to a Qualified Receivables Financing; provided, however, that Excluded Property will not include any proceeds, substitutions or replacements of any Excluded Property referred to above (unless such proceeds, substitutions or replacements would constitute Excluded Property).

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Foreign Subsidiary” means a Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States of America on the Issue Date, except with respect to any reports or financial information required to be delivered pursuant to the covenant described under “—Certain Covenants —SEC Reports”, which shall be prepared in accordance with GAAP as in effect on the date thereof.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means an unconditional guaranty of the Notes Obligations given by any Subsidiary as described in “—Guarantees”.

“Guarantor” means each of (i) YRC Inc., a Delaware corporation, Roadway LLC, a Delaware limited liability company, Roadway Next Day Corporation, a Pennsylvania corporation, YRC Enterprise Services, Inc., a Delaware corporation, YRC Regional Transportation, Inc., a Delaware corporation, USF Sales Corporation, a Delaware corporation, USF Holland Inc., a Michigan corporation, USF Reddaway Inc., an Oregon corporation, USF Glen Moore Inc., a Pennsylvania corporation, YRC Logistics Services, Inc., an Illinois corporation, IMUA Handling Corporation, a Hawaii corporation, YRC Association Solutions, Inc., a Delaware corporation, Express Lane Service, Inc., a Delaware corporation, YRC International Investments, Inc., a Delaware corporation, USF RedStar LLC, a Delaware limited liability company, USF Dugan Inc., a Kansas corporation, USF Technology Services Inc., an Illinois corporation, YRC Mortgages, LLC, a Delaware limited liability company, New Penn Motor Express, Inc., a Pennsylvania corporation, Roadway Express International, Inc., a Delaware corporation, Roadway Reverse Logistics, Inc., an Ohio corporation, USF Bestway Inc., an Arizona corporation, USF Canada Inc., a Delaware corporation, USF Mexico Inc., a Delaware corporation and USFreightways Corporation, a Delaware corporation, (ii) each Subsidiary that executes and delivers a Guarantee pursuant to the terms of the Series A Indenture and (iii) each Subsidiary that otherwise executes and delivers a Guarantee, in each case, until such time as such Subsidiary is released from its Guarantee in accordance with the provisions of the Series A Indenture. References to Guarantor or Guarantors, where appropriate, shall include such Guarantor, or Guarantors, in its or their capacity as a grantor or mortgagor under the applicable Collateral Documents.

“Holder” or “Securityholder” means a Person in whose name a Note is registered on the registrar’s books.

“IBT MOU” means the Agreement for the Restructuring of the YRC Worldwide, Inc. Operating Companies, dated September 24, 2010, among YRC Inc., USF Holland, Inc. and New Penn Motor Express, Inc. and the Teamsters National Freight Industry Negotiating Committee.

“Identified Collateral” means any issued and outstanding equity interests of any Foreign Subsidiary (other than up to 65% of the issued and outstanding Equity Interests of any First Tier Foreign Subsidiary (as defined in the Security Agreement) to the extent directly owned by the Company or other Grantor party to the Security Agreement).

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1)	the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that (i) constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Swap Obligations, if and to the extent that any of the foregoing would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)	to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3)	to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Company) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations Incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; or (4) Obligations under or in respect of Qualified Receivables Financing.

Notwithstanding anything in the Series A Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Series A Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the Series A Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the Series A Indenture.

“Intercreditor Agreements” means the Senior Priority Lien Intercreditor Agreement, the Collateral Trust Agreement, the Security and Collateral Agency Agreement and such other intercreditor agreements as may be entered into from time to time by the Company with respect to the Collateral.

“Issue Date” means July 22, 2011.

“Last Reported Sale Price” means, on any date, the closing sale price per share of the Common Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall mean the last quoted bid price for the Common Stock on the OTC Bulletin Board, or if not so reported, by Pink Sheets LLC or a successor organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall mean the average of the mid-point of the last bid and ask prices for the Common Stock on such date from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose.

“Lien” means, with respect to any property or asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such property or asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property or asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidated Damages” means “Liquidated Damages” (as defined in the Registration Rights Agreement and calculated by the Company.

“Majority Class Holders” means, on any date, each of the Majority Note Class Holders and the Majority Other Note Class Holders.

“Majority Holders” shall mean, on any date, holders of Notes Obligations and Other Notes Obligations holding more than 50% of the sum of the aggregate outstanding amount of the Series A Notes and Other Notes on such date.

“Majority Note Class Holders” means, on any date, Holders holding more than 50% of the aggregate outstanding amount of the Series A Notes outstanding on such date.

“Majority Other Note Class Holders” means, on any date, Other Holders holding more than 50% of the aggregate outstanding amount of the Other Notes outstanding on such date.

“Mortgage” means each mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Collateral Trustee for the benefit of the Secured Parties (as defined in the Collateral Trust Agreement) on owned real property of the Company or any Guarantor, including any amendment, amendment and restatement, restatement, modification, supplement, extension, renewal or replacement thereto.

“Notes Obligations” shall mean, collectively, the unpaid principal of and interest on the Series A Notes and all other obligations and liabilities of the Company or any other Grantor (as defined in the Collateral Trust Agreement) (including, without limitation, interest accruing at the then applicable rate provided in the Indenture after the maturity of the Series A Notes and Post-Petition Interest (as defined in the Collateral Trust Agreement)) to the Trustee or any holder of Series A Notes, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, that arise under, out of, or in connection with, the Documents, in each case whether on account of principal, interest, fees, prepayment premiums, indemnities, costs, expenses, Guarantees or otherwise (including, without limitation, all fees and disbursements of counsel, agents and professional advisors to the Trustee or any holder of Series A Notes that are required to be paid by the Company or any of the other Grantors pursuant to the terms of any of the foregoing agreements).

“Notes Secured Parties” means the Trustee, each Holder and each other holder of Notes Obligations.

“Obligations” means, with respect to any indebtedness, any obligation thereunder or in connection therewith, including, without limitation, principal, premium and interest (including post-petition interest thereon), penalties, liquidated damages, fees, costs, expenses, indemnifications, reimbursements, damages and other liabilities, whether now existing or hereafter arising, whether arising before or after the commencement of any case with respect to any obligor thereof under the Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured, and including without limitation Acceleration Premium.

“Officer” means the Chairman, Vice Chairman, Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the statements specified in the Series A Indenture, signed by any two Officers and delivered to the Trustee.

“Opinion of Counsel” means a written opinion containing the statements specified in the Series A Indenture, from legal counsel, who may be an employee of, or counsel to, the Company, who is acceptable to the Trustee and delivered to the Trustee.

“Other Notes” means the Company’s 10% Series B Convertible Senior Secured Notes due 2015 described under “Description of Series B Notes.”

“Other Notes Documents” means the “New Money Convertible Note Documents” as defined in the Senior Priority Lien Intercreditor Agreement.

“Other Notes Indenture” means the indenture, dated as of the Issue Date, among the Company, the guarantors party thereto and the Other Notes Indenture Trustee, pursuant to which the Other Notes will be issued on the Issue Date.

“Other Notes Obligations” shall mean, collectively, the unpaid principal of and interest on the Other Notes and all other obligations and liabilities of the Company or any other Grantor (as defined in the Collateral Trust Agreement) (including, without limitation, interest accruing at the then applicable rate provided in the Other Notes Indenture after the maturity of the Other Notes and Post-Petition Interest (as defined in the Collateral Trust Agreement)) to the Other Notes Trustee or any holder of Other Notes, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, that arise under, out of, or in connection with, the Other Notes Documents, in each case whether on account of principal, interest, fees, prepayment premiums, indemnities, costs, expenses, Guarantees or otherwise (including, without limitation, all fees and disbursements of counsel, agents and professional advisors to the Other Notes Trustee or any holder of Other Notes that are required to be paid by the Company or any of the other Grantors pursuant to the terms of any of the foregoing agreements).

“Other Notes Trustee” means U.S. Bank National Association in it capacity as trustee under the Other Notes Indenture, together with its successors.

“Pension Fund Agent” means Wilmington Trust Company, in its capacity as agent, together with its successors and permitted assigns.

“Pension Fund Agreement” means the collective reference to (a) the Contribution Deferral Agreement, (b) any Additional Pension Fund Agreement (as defined in the Senior Priority Lien Intercreditor Agreement) and (c) any other agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Pension Fund Agreement (as in existence on the Issue Date), any Additional Pension Fund Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement expressly provides that it is not intended to be and is not a Pension Fund Agreement.

“Pension Fund Documents” means the Pension Fund Agreement, each of the “Collateral Documents” as defined in the Pension Fund Agreement and any documents that are designated under the Senior Priority Lien Intercreditor Agreement as “Pension Fund Security Documents” for purposes of the Senior Priority Lien Intercreditor Agreement and each guarantee by any Bank Group Loan Party of any or all of the Pension Fund Obligations.

“Pension Fund Obligations” means (a) all Deferred Pension Payments (as defined in the Pension Fund Agreement (dated as of the Issue Date)), any other obligations relating to deferred payments or otherwise in the nature of “principal” under the Pension Fund Agreement, interest (including without limitation any post-petition interest) on all payment obligations under the Pension Fund Agreement, and (b) all guarantee obligations, indemnification obligations, fees, expenses (including the fees and expenses of the Pension Fund Agent, the Pension Fund Agent’s agents, professional advisors and counsel) and other amounts payable from time to time pursuant to the Pension Fund Documents, in each case whether or not allowed or allowable in an insolvency proceeding.

“Pension Fund Obligors” means YRC Inc., USF Holland Inc., New Penn Motor Express, Inc., USF Reddaway Inc., USF Glen Moore Inc. and Transcontinental Lease, S. de R.L. de C.V. and each other Person (other than the Pension Fund Agent) who executes a guarantee of the Pension Fund Obligations.

“Pension Fund Priority Collateral” means owned real estate on which the Pension Fund Agent had a senior lien and the Bank Group Agent had a junior lien immediately prior to consummation of the Transactions to occur on the Issue Date.

“Pension Fund Secured Parties” means Pension Fund Agent, the “Funds” as defined in the Pension Fund Agreement, or any Persons that are designated under the Pension Fund Agreement as the “Pension Fund Creditors” for purposes of the Senior Priority Lien Intercreditor Agreement.

“Permitted Liens” has the meaning set forth in “Description of Series B Notes—Certain Definitions”.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

“Primary Holder Representatives” means, collectively, the Trustee and the Other Notes Trustee.

“Principal Amount” or “principal amount” of a Series A Note means the Principal Amount as set forth on the face of the Series A Note or, in the case of a global note, as such Principal Amount may be increased or decreased as set forth in Schedule I attached thereto, in all cases including any increase in the principal amount of the Series A Notes as a result of the payment of PIK Interest.

“Principal Market” means The NASDAQ Global Select Market or such other stock exchange or electronic quotation system on which the Common Stock is listed or quoted as of the applicable Trading Day.

“Project Delta Purchase Agreement” means that certain Equity Interest Purchase Agreement, dated as of June 25, 2010, by and among the Company, certain of its Subsidiaries and CEG Holdings, Inc. as in effect on July 28, 2010 and without giving effect to any subsequent modifications thereto that would be materially adverse to the lenders under the Amended and Restated Credit Agreement (it being understood and agreed that any reduction of the purchase price thereunder (whether individually or in the aggregate) in excess of $1,000,000 shall be deemed to be materially adverse to such lenders).

“Qualified Receivables Financing” has the meaning set forth in “Description of Series B Notes—Definitions”.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, among the Company, the Guarantors party thereto and the Holders party thereto, relating to the Series A Notes.

“Reinvestment Rate” shall mean with respect to the Series A Notes, 0.50% plus the arithmetic mean of the yields under the heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the accelerated payment date of the Series A Notes. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Acceleration Premium shall be used.

“Required Charter Amendment” means an amendment to the Certificate of Incorporation increasing the Company’s total number of shares of Common Stock authorized for issuance to no less than 6,045,422,914 shares of Common Stock.

“Restricted Subsidiary” has the meaning set forth in “Description of Series B Notes—Certain Definitions”.

“Restructuring Agreement” means the letter agreement related to restructuring, dated as of April 29, 2011, among the Company and the participating lenders party thereto.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Obligations” means, collectively, (i) all Notes Obligations, (ii) all Other Notes Obligations and (iii) obligations owing to the Collateral Trustee under the Collateral Trust Agreement and under the other Collateral Documents; provided, however, that to the extent any payment with respect to the Secured Obligations (whether by or on behalf of the Company or any Guarantor, as proceeds of Collateral, enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Secured Parties” means the Collateral Trustee, the Trustee, each Holder, the Other Note Trustee, each Other Note Holder and each other holder of Secured Obligations.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the Issue Date, by and among the Company, the Subsidiaries of the Company from time to time party thereto and the Collateral Trustee, for the benefit of the Secured Parties (as defined in the Collateral Trust Agreement), and any other pledge or security agreement entered into, after the date of the Series A Indenture by the Company or any Subsidiary (as required by the Series A Indenture or any Collateral Document), or any other Person, as the same may be amended, amended and restated, restated, supplemented, modified, extended, renewed or replaced from time to time.

“Security and Collateral Agency Agreement” means the Security and Collateral Agency Agreement, dated as of the Issue Date, among the Company, certain of the Subsidiaries of the Company from time to time party thereto, the Bank Group Agent, the Collateral Trustee and JPMorgan Chase Bank, National Association, as collateral agent for the benefit of the Bank Group Secured Parties (as defined in the Senior Priority Lien Intercreditor Agreement) and the Secured Parties (as defined in the Collateral Trust Agreement), as the same may be amended, amended and restated, restated, supplemented, renewed, extended, replaced or otherwise modified from time to time.

“Senior Priority After-Acquired Property” means any and all assets or property of the Company or any Guarantor that secures any Bank Indebtedness that is not already subject to the Lien under the Collateral Documents, except to the extent such asset or property constitutes Excluded Property.

“Senior Priority Lien Intercreditor Agreement” means the intercreditor agreement among the Bank Group Agent, the Collateral Trustee, the Pension Fund Agent, the ABL Agent (solely for purposes of acknowledging the ABL Standstill Period) and the other parties from time to time party thereto, to dated as of the Issue Date, as it may be amended, amended and restated, restated, supplemented, modified replaced, extended, restructured or renewed from time to time in accordance with the Series A Indenture.

“Senior Priority Lien Obligations” means (i) all Bank Indebtedness, (ii) Swap Obligations of the Company and its Subsidiaries, (iii) all Bank Group Cash Management Obligations, (iv) all obligations of the Company and its Subsidiaries secured pursuant to an Asset Backed Credit Facility, if any, and (v) all Pension Fund Obligations.

“Significant Subsidiary” has the meaning ascribed to such term in Regulation S-X (17 CFR Part 210). Unless the context requires otherwise, “Significant Subsidiary” shall refer to a Significant Subsidiary of the Company.

“Stated Maturity” when used with respect to any Series A Note, means the date on which the principal amount of such Series A Note becomes due and payable as therein or herein provided, whether at the date specified as the maturity date in the form of Series A Note or by declaration of acceleration, call for redemption or otherwise.

“Subordinated Indebtedness” means (a) with respect to the Company, any Indebtedness of the Company which is by its terms subordinated in right of payment to the Series A Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee.

“Subsidiary” means any person of which at least a majority of the outstanding Voting Stock or the majority of the outstanding voting power of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any Subsidiary shall be a Swap Agreement.

“Swap Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder entered into with a counterparty that was a lender or an Affiliate of a lender under the Credit Agreement at the time such Swap Agreement was entered into, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Trading Day” means a day during which trading in securities generally occurs on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

“Transactions” means (i) the execution, delivery and performance by the Company of the Amended and Restated Credit Agreement, the borrowing of loans thereunder and the use of the proceeds thereof, the issuance of letters of credit thereunder and the execution, delivery and performance by the Company and the Subsidiary Guarantors of the other Loan Documents (as defined in the Amended and Restated Credit Agreement), (ii) the consummation of the Non-US Tranche Conversion and Termination, the Swingline Loan Conversion, the Revolving Loan Conversion, the Deferred Amounts Conversion, the Term Loan Exchange and the Equity Exchange (all as defined in the Amended and Restated Credit Agreement) and (iii) the consummation of those certain transactions defined in the Restructuring Agreement.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the Issue Date, provided, however, that in the event the Trust Indenture Act is amended after such date, Trust Indenture Act means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Trustee” means U.S. Bank National Association until a successor replaces it and, thereafter, means the successor.

“Vehicle Title Custodial Agreement” means that certain Amended and Restated Custodial Administration Agreement, dated as of the Issue Date, by and among the Company, certain Subsidiaries of the Company, VINtek, Inc., the Bank Group Agent, the Collateral Trustee and JPMorgan Chase Bank, National Association, as collateral agent under the Security and Collateral Agency Agreement, as the same may be amended, amended and restated, restated, supplemented, modified, replaced, renewed or extended from time to time.

“Voting Stock” of a Person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

DESCRIPTION OF SERIES B NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the terms “Company,” “us” or “we” refer only to YRC Worldwide Inc. and not to any of its subsidiaries or affiliates.

The Company issued on the Issue Date $100.0 million aggregate principal amount of 10% Series B Convertible Senior Secured Notes due 2015 (the “Series B Notes”) under an indenture (the “Series B Indenture”), dated July 22, 2011, among itself, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Series B Notes include those stated in the Series B Indenture and those made part of the Series B Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Series B Notes have the benefit of certain collateral security as provided in the Collateral Documents and discussed below under “—Security for the Series B Notes”. The Collateral Trustee entered into, on behalf of and binding as to all present and future Holders, the Senior Priority Lien Intercreditor Agreement, dated July 22, 2011, which contains, for the benefit of the applicable Senior Secured Party with respect to any Collateral, provisions relating to (i) the junior status of the Liens in favor of the Collateral Trustee for the benefit of the Secured Parties and various related limitations on the rights of the Collateral Trustee (on behalf of the Trustee, the Other Notes Trustee, the Holders and the Other Note Holders) with respect to the Collateral and (ii) turn-over requirements with respect to payments to the Collateral Trustee, the Trustee or Holders from proceeds of Collateral. See “—Security for the Series B Notes—Payments Over in Violation of Senior Priority Lien Intercreditor Agreement.”

The Series B Notes are convertible into shares of our Common Stock as described under “—Conversion Rights.”

The following description is only a summary of the material provisions of the Series B Indenture, the Registration Rights Agreement and the Collateral Documents. It does not purport to be complete and is qualified in its entirety by reference to the provisions of those agreements, including the definitions therein of certain terms used below.

Brief Description of the Series B Notes

The Series B Notes:

•	are senior obligations of the Company;

•	are convertible into shares of Common Stock as described under “—Conversion Rights”;

•	are secured by junior-priority Liens in the Collateral that are subject only to Permitted Liens, as described under “—Security for the Series B Notes”;

•	are guaranteed on a senior secured basis by each Guarantor;

•	are structurally subordinated to any existing and future Indebtedness of Subsidiaries of the Company that are not Guarantors;

•

are effectively junior to the Company’s and the Guarantors’ indebtedness and other obligations that are either (i) secured by Liens on the Collateral that are senior or prior to the Liens securing the Series B Notes and the Other Notes, including the obligations secured pursuant to an Asset Backed Credit Facility, if any, the Bank Group Obligations and the Pension Fund Obligations, in each case, to the extent of the value of such senior priority Lien Collateral, as described under “—Security for the Series B Notes” or (ii) secured by assets that are not part of the Collateral securing the Series B Notes to the extent of the value of the assets securing such obligations;

•	are pari passu in right of payment with all existing and future Indebtedness of the Company that is not subordinated in right of payment to the Series B Notes;

•

are effectively senior, together with the Other Notes on an equal and ratable basis, to all Indebtedness that is secured by a Lien on the Collateral that is junior in priority to the Liens securing the Series B Notes and unsecured Indebtedness of the Company to the extent that the value of the Collateral exceeds the amount of such senior obligations;

•	are secured on an equal priority basis with the Other Notes by Liens on the Collateral; and

•	are senior in right of payment to any future subordinated obligations of the Company.

Principal, Maturity and Interest

The Series B Indenture provides for the issuance of up to $100.0 million of Series B Notes thereunder and an amount of additional notes issued in respect of interest payments on any such Series B Notes (“Series B PIK Notes”). The Series B Notes and any Series B PIK Notes were or will be issued in fully registered form only, without coupons, in minimum denominations of $1.00 and any integral multiple thereof. The Series B Notes will mature on March 31, 2015.

Interest will be payable on a semiannual basis in arrears on March 31 and September 30 of each year (each, an “Interest Payment Date”), commencing on September 30, 2011. The Company will make each interest payment to the Holders of record on the March 15 and September 15 immediately preceding the related Interest Payment Date. Interest on the Series B Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Upon the occurrence and during the continuation of an Event of Default, the interest rate will be increased by 2% per annum.

Interest on the Series B Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be paid only in-kind through the issuance of Series B PIK Notes or by an increase in the outstanding principal amount of Series B Notes (the “PIK Interest”) and will accrue for each interest period at 10% per annum. As used in this description, the term “Series B Notes” includes any Series B PIK Notes.

Methods of Receiving Payments on the Series B Notes

The Company will make all cash payments of principal and premium on each Note in global form registered in the name of DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the Holder of such global Note.

On each Interest Payment Date, the Company shall request the Trustee to, and the Trustee shall upon the Company’s request, authenticate and deliver Series B PIK Notes for original issuance to the Holders of the Series B Notes on the relevant record date, in an aggregate principal amount necessary to pay the PIK Interest. With respect to Series B PIK Notes represented by one or more global notes registered in the name of DTC or its nominee on the relevant record date, the principal amount of such Series B PIK Notes shall be increased by an amount equal to the amount of PIK Interest for the applicable interest period. Any Series B PIK Note so issued will be dated as of the applicable Interest Payment Date, will bear interest from and after such date and will be issued with the designation “PIK” on the face thereof. Notwithstanding anything to the contrary in this description, the Company may not issue Series B PIK Notes in lieu of paying interest in cash if such interest is payable with respect to any principal that is due and payable, whether at stated maturity, upon redemption, repurchase or otherwise.

Paying Agent and Registrar for the Series B Notes

The Trustee is initially acting as paying agent and registrar in respect of the Series B Indenture. The Company may change the paying agent or registrar without prior notice to the Holders of the Series B Notes, and the Company or any of its Subsidiaries may act as paying agent.

Guarantees

The Guarantors jointly and severally Guarantee, on a senior secured basis, our obligations under the Series B Notes and the other Documents (as well as the Other Notes and Other Note Documents). The initial Guarantors are all of the Company’s domestic Subsidiaries that guarantee any Indebtedness of the Company or any of its or any of its Restricted Subsidiaries in an aggregate amount equal to or greater than $5.0 million. Not all of the Company’s Subsidiaries Guarantee the Series B Notes. The ABL Borrower under the ABL Credit Agreement is not a Guarantor under the Series B Notes and the Other Note Documents. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Company.

Each Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Documents to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

The obligations of each Guarantor under its Guarantee are designed to be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law and, therefore, are limited to the amount that such Guarantor could Guarantee without such Guarantee constituting a fraudulent conveyance; this limitation, however, may not be effective to prevent such Guarantee from constituting a fraudulent conveyance. If a Guarantee was rendered voidable, it could be subordinated by a court to all other Indebtedness (including Guarantees and other contingent liabilities) of the applicable Guarantor, and, depending on the amount of such Indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Relating to Accepting the Exchange Offer—Fraudulent conveyance laws allow courts, under certain circumstances, to avoid or subordinate guarantees and require noteholders to return payments received from guarantors.”

Pursuant to the Series B Indenture, no Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor (but excluding any consolidation, amalgamation or merger if the surviving corporation is no longer a Subsidiary) unless (i) subject to the provisions of the Series B Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the Notes Obligations of such Guarantor pursuant to a supplemental indenture under the Series B Notes and the Series B Indenture and (ii) immediately after giving effect to such transaction, no default or event of default exists.

A Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under the Series B Indenture without any further action required on the part of the Trustee or any Holder upon:

1.	the sale or other transfer of all or substantially all of the Capital Stock or all or substantially all of the assets of a Guarantor to any Person in compliance with the terms of the Series B Indenture (including, without limitation, the preceding paragraph) and in a transaction that does not result in a default or an event of default being in existence or continuing immediately thereafter;

2.	the Company designating such Guarantor to be an Unrestricted Subsidiary in accordance with the provisions of the covenant described under “Certain Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”;

3.	the release or discharge of the guarantee of any other Indebtedness which resulted in the obligation to guarantee the Notes Obligations; or

4.	the applicable Guarantor ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest in favor of Senior Priority Lien Obligations, subject to, in each case, the application of the proceeds of such foreclosure in the manner described in the Intercreditor Agreements.

Ranking

Other Indebtedness versus Series B Notes

The Indebtedness evidenced by the Series B Notes is senior Indebtedness of the Company, ranks pari passu in right of payment with all existing and future senior Indebtedness of the Company, including the Other Notes, will have the benefit, together with the Other Notes, of the junior-priority Liens on the Collateral described below under “—Security for the Series B Notes” and are senior in right of payment to all future Indebtedness of the Company that is, by its terms, expressly subordinated in right of payment to the Series B Notes. Pursuant to the Senior Priority Lien Intercreditor Agreement and the other applicable Collateral Documents, the Liens on the Collateral securing the Series B Notes are junior in priority (subject to Permitted Liens described under “—Security for the Series B Notes”) to all Liens on the Collateral at any time granted to secure obligations secured pursuant to an Asset Backed Credit Facility, if any, the Bank Group Obligations and the Pension Fund Obligations, in each case to the extent of the value of the senior priority Lien Collateral. In addition, pursuant to the Series B Indenture and the Collateral Trust Agreement, the Liens on the Collateral granted to the Collateral Trustee secure the Other Notes Obligations on an equal priority and ratable basis with the Notes Obligations. As of June 30, 2011, after giving effect to the Transactions, the Company would have had aggregate principal amount of Indebtedness of approximately $1.3 billion.

Liabilities of Subsidiaries versus Series B Notes

The Series B Notes are guaranteed by the Guarantors. The Indebtedness evidenced by the Guarantees is senior Indebtedness of the applicable Guarantor, ranks pari passu in right of payment with all existing and future senior Indebtedness of such Guarantor, including the Other Notes, has the benefit, together with the Other Notes, of the junior-priority Liens on the Collateral described below under “—Security for the Series B Notes” and is senior in right of payment to all future Indebtedness of such Guarantor that is, by its terms, expressly subordinated in right of payment to the Guarantees. Pursuant to the Senior Priority Lien Intercreditor Agreement and the other applicable Collateral Documents, the Liens on the Collateral securing the Guarantees are junior in priority (subject to Permitted Liens described under “—Security for the Series B Notes”) to all Liens on the Collateral at any time granted to secure obligations secured pursuant to an Asset Backed Credit Facility, if any, the Bank Group Obligations and the Pension Fund Obligations, in each case to the extent of the value of the senior priority Lien Collateral. In addition, pursuant to the Series B Indenture and the Collateral Trust Agreement, the Liens on the Collateral granted to the Collateral Trustee secure the Other Notes Obligations on an equal priority and ratable basis with the Notes Obligations.

As of June 30, 2011, after giving effect to the Transactions, the Guarantors would have had Indebtedness of approximately $1.1 billion.

All of the Company’s operations are conducted through its Subsidiaries. Some of its Subsidiaries, including the ABL Borrower, are not guaranteeing the Series B Notes, and, as described above under “—Guarantees,” Guarantees may be released under certain circumstances. In addition, under certain circumstances, the Company’s future Subsidiaries may not be required to guarantee the Series B Notes. Claims of creditors of such non-guarantor Subsidiaries, including trade creditors and creditors holding Indebtedness or guarantees issued by such non-guarantor Subsidiaries, and claims of preferred stockholders of such non-guarantor Subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of the Company’s creditors, including Holders. Accordingly, the Series B Notes are structurally subordinated to creditors (including trade creditors) and preferred stockholders, if any, of the Company’s non-guarantor Subsidiaries.

At June 30, 2011, after giving effect to the Transactions, the total liabilities of the Company’s non-guarantor Subsidiaries were approximately $109.9 million, including trade payables.

Security for the Series B Notes

The Series B Notes and the Guarantees and all Notes Obligations with respect thereto under the Series B Indenture are secured by junior-priority Liens on (subject to Permitted Liens) the Collateral in favor of the Collateral Trustee. The Collateral consists of substantially the same assets securing the Bank Group Obligations; namely, substantially all of the tangible and intangible assets of the Company and the Guarantors, but in any event not including Excluded Property and any issued and outstanding equity interests of any foreign subsidiary (other than up to 65% of the issued and outstanding equity interests of any first tier foreign subsidiary) until the Bank Group Representative determines to include all or any portion of such equity interests in the collateral securing the Bank Group Obligations at which time such equity interests will secure the Secured Obligations.

The Liens in favor of the Collateral Trustee securing the Notes Obligations and the Other Notes Obligations and the Guarantees are junior in priority to any and all Liens at any time granted:

•

with respect to Pension Fund Priority Collateral, in favor of the Pension Fund Agent (on a first-priority basis) for the benefit of the Pension Fund Secured Parties and the Bank Group Agent (on a second-priority basis) for the benefit of the Bank Group Secured Parties, to secure, respectively, Pension Fund Obligations and Bank Group Obligations; and

•	with respect to Bank Group Priority Collateral, in favor of the Bank Group Agent (on a first-priority basis) for the benefit of the Bank Group Secured Parties.

The security interests in favor of the Collateral Trustee are also subject to Permitted Liens, which include Liens granted pursuant to an Asset Backed Credit Facility.

With respect to Pension Fund Priority Collateral and Bank Group Priority Collateral: (i) the Person holding a Senior Lien on such priority Collateral, together with any other Persons on whose behalf such Person is holding such Senior Liens, are collectively referred to as the “Senior Secured Party” as to such priority Collateral; and (ii) any other Person holding a Lien on such priority Collateral (including the Collateral Trustee), together with any other Persons on whose behalf such Person is holding such Liens, are collectively referred to herein as a “Junior Secured Party” as to such priority Collateral.

A “Senior Lien” with respect to any Collateral is initially the Lien of the Person who holds a first-priority Lien (as described above) on such Collateral until the obligations of such Person and the other Persons on whose behalf such Person is holding such Liens are paid in full and then is the Person (if any) who holds a second-priority Lien on such Collateral (such Lien, a “Junior Second Lien”) until the obligations of such Person and the other Persons whose behalf such Person is holding such Liens are paid in full. A “Junior Third Lien” with respect to any Collateral is a third priority Lien junior to the Senior Lien and Junior Second Lien with respect to such Collateral.

With respect to any Collateral, the Senior Secured Party for such Collateral, and any other Person that has a Lien on such Collateral that is senior to the Collateral Trustee’s, may have rights and remedies that, if exercised, could adversely affect the value of the Collateral or the ability of the Collateral Trustee to realize or foreclose on the Collateral on behalf of Holders and the Other Notes Holders.

On the Issue Date, the Collateral Trustee entered into the Senior Priority Lien Intercreditor Agreement with the Company, the Guarantors, the ABL Agent (solely for purposes of acknowledging the ABL Standstill Period), the Pension Fund Agent, the Bank Group Agent, to provide for, among other things, the relative priorities of Liens on the Collateral, as set forth above.

In addition, on the Issue Date, the Company and the Guarantors entered into a Collateral Trust Agreement with the Collateral Trustee, the Trustee and the Other Notes Trustee. The Collateral Trust Agreement sets forth the terms on which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all Liens upon all Collateral for the benefit of all present and future holders of Notes Obligations and Other Notes Obligations (if any) and all other Secured Parties.

The Collateral Trustee will act for the benefit of:

•	the Holders;

•	the Other Notes Holders; and

•	the other Secured Parties.

The Collateral Trustee will hold (directly or through co-trustees or separate trustees), and will be entitled to enforce on behalf of the holders of the Secured Obligations, all Liens on the Collateral created by the Collateral Documents for their benefit, subject to the provisions of the Intercreditor Agreements, each as described below.

Except as provided in the Collateral Trust Agreement or as directed by the Directing Parties in accordance with the Collateral Trust Agreement, as further described below in “—Enforcement of Liens”, the Collateral Trustee will not be obligated:

(1)	to act upon directions purported to be delivered to it by any Person;

(2)	to foreclose upon or otherwise enforce any Lien; or

(3)	to take any other action whatsoever with regard to any or all of the Collateral Documents, the Liens created thereby or the Collateral.

After-Acquired Collateral

From and after the Issue Date and subject to the terms, conditions and provisions set forth in the Collateral Documents, the Company and the Guarantors will agree that all Senior Priority After-Acquired Property shall be Collateral under the Series B Indenture and all appropriate Collateral Documents and shall take all necessary action, including the execution and delivery of such mortgages, deeds of trust, security instruments, supplements and joinders to security instruments, financing statements, certificates and opinions of counsel (in each case, in accordance with the applicable terms and provisions of the Series B Indenture and the Collateral Documents), so that such Senior Priority After-Acquired Property is subject to the Lien of appropriate Collateral Documents and such Lien is perfected and has priority over other Liens in each case to the extent required by and in accordance with the applicable terms and provisions of the Series B Indenture and the applicable Collateral Documents.

Information Regarding Collateral

The Company will furnish to the Collateral Trustee, with respect to the Company or any Guarantor, ten days’ prior written notice of any change in (i) such Person’s corporate name, (ii) the location at which certain Collateral owned by such Person is located, (iii) such Person’s form or jurisdiction of organization, (iv) such Person’s organizational taxpayer identification number or (v) such Person’s mailing address. The Company will also furnish other customary collateral reports.

Further Assurances

Subject to the terms of the Collateral Documents, the Company and the Guarantors shall promptly (as applicable) make, execute, endorse, acknowledge, file and/or deliver to the Collateral Trustee from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its receivables, equipment, contracts, instruments, investment property, chattel paper, and other property or rights covered by the security interest hereby granted, as may be required and as the Collateral Trustee may reasonably request to perfect, preserve and protect its security interest in the Collateral. The Company shall also be bound by the further assurances clauses contained in the other Collateral Documents, including the Collateral Trust Agreement.

Collateral Documents

The Company, the Guarantors and the Collateral Trustee entered into the Collateral Documents defining the terms of the security interests that secure the Series B Notes and the Guarantees and the Other Notes (and related guarantees). These security interests secure the payment and performance when due of all of the Secured Obligations.

The applicable Collateral Documents provide that, so long as no Notice of Acceleration is in effect, and subject to certain terms and conditions, the Company and the Guarantors will be entitled to exercise any voting and other consensual rights pertaining to all Capital Stock pledged pursuant to the applicable Collateral Documents and to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Collateral Documents), to operate the Collateral, to alter the Collateral and to collect, invest and dispose of any income thereon. Subject to the provisions of the Intercreditor Agreements, the Bank Group Agent will maintain in its possession certificates evidencing pledges of Capital Stock to the extent such Capital Stock is certificated and will also hold such certificates as agent for the Collateral Trustee for perfection purposes. Further, pursuant to the Security Agreement, other than deposit accounts constituting Excluded Property, all deposit accounts and securities accounts of the Company and the Guarantors shall be subject to deposit account control agreements or securities account control agreements. The deposit account control agreements will be among the Company or any Guarantor, a banking institution holding the Company’s or such Guarantor’s funds, the Collateral Trustee and the Bank Group Agent, if any, and the Asset Backed Agent, if any and to the extent applicable, with respect to collection and “control” for purposes of perfection under Article 9 of the Uniform Commercial Code of all deposits and balances held in all deposit accounts maintained by the Company or such Guarantor with such banking institution. The securities account control agreements will be among the Company or any Guarantor, the securities intermediary with which the Company or such Guarantor maintains a securities account, the Collateral Trustee and the Bank Group Agent, if any, and the Asset Backed Agent, if any and to the extent applicable, with respect to collection and “control” for purposes of perfection under Article 9 of the Uniform Commercial Code of all assets held in such securities account maintained by the Company or such Guarantor with such securities intermediary.

When a Notice of Acceleration is in effect, to the extent permitted by law and subject to the provisions of the Collateral Documents:

(a) Grantor will permit the Collateral Trustee or its nominee, with prior notice to such Grantor, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to Investment Property that is included in the Collateral and owned by such Person or any part thereof, and to receive all dividends and interest in respect of such Collateral;

(b) the Collateral Trustee may take possession of and sell the Collateral or any part thereof in accordance with the terms of applicable law; and

(c) the Collateral Trustee will have all other rights and remedies under the Collateral Documents.

In the event of the enforcement of the security interests in the Collateral, the holder of the Senior Lien, in accordance with the terms of the security agreements in respect of obligations secured pursuant to an Asset Backed Credit Facility, if any, Bank Group Obligations and the Pension Fund Obligations, the Senior Priority Lien Intercreditor Agreement described below and any other applicable Collateral Documents, will determine the time and method by which the security interests in such Senior Lien Collateral will be enforced and, if applicable, will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration) of such Collateral received by it for the ratable benefit of the holders of such Senior Liens.

Intercreditor Arrangements

The Senior Priority Lien Intercreditor Agreement

On the Issue Date, the Collateral Trustee, on behalf of all Secured Parties, entered into the Senior Priority Lien Intercreditor Agreement with the Company, the Guarantors, the ABL Agent (solely for purposes of acknowledging the ABL Standstill Period), on behalf of all ABL Secured Parties, the Pension Fund Agent, on behalf of all Pension Fund Secured Parties and the Bank Group Agent, on behalf of all Bank Group Secured Parties, to provide for, among other things, the junior nature of the Collateral Trustee’s Liens. The Senior Priority Lien Intercreditor Agreement includes certain intercreditor arrangements relating to the junior rights of the Collateral Trustee in the Bank Group Priority Collateral and the Pension Fund Priority Collateral as described under the caption “—Security for the Series B Notes” above.

The Senior Priority Lien Intercreditor Agreement permits the Bank Group Obligations, the Pension Fund Obligations and the Secured Obligations to be refunded, refinanced or replaced by certain permitted replacement facilities without affecting the lien priorities set forth in the Senior Priority Lien Intercreditor Agreement, in each case without the consent of any Secured Party or any holder of Bank Group Obligations or Pension Fund Obligations, subject to certain restrictions, including the restrictions set forth in the caption “—Amendments” below.

Limitation on Enforcement of Remedies

The Senior Priority Lien Intercreditor Agreement provides that the Senior Secured Party with respect to any Collateral shall have the exclusive right to exercise any rights and remedies with respect to such Collateral or to commence or prosecute the enforcement of any of the rights and remedies under the collateral documents securing the obligations of the Senior Secured Party or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the United States Bankruptcy Code (any such action, an “Enforcement Action”) with respect to any Senior Lien the Senior Secured Party has in such Collateral, without any consultation with or consent of any Junior Secured Party. The Senior Priority Lien Intercreditor Agreement provides that, notwithstanding the foregoing, any Junior Secured Party may, subject to the provisions described in “—Releases” below, with respect to any Collateral, to the extent such Junior Secured Party is secured by a Lien that is immediately junior to the then Senior Lien with respect to such Collateral (the “Secondary Secured Parties”) take any Enforcement Action with respect to such Collateral or join with any person in commencing, or petition for or vote in favor of any Enforcement Action with respect to such Collateral, after a period of 180 days has elapsed since the date on which the Secondary Secured Party has delivered to the Senior Secured Party with respect to such Collateral written notice of the acceleration of the indebtedness owing to it (the “Standstill Period”).

Notwithstanding the expiration of the Standstill Period or anything in the Senior Priority Lien Intercreditor Agreement to the contrary, the Senior Priority Lien Intercreditor Agreement provides that the Secondary Secured Party will not be able take any Enforcement Action with respect to the applicable Collateral, or commence, join with any Person in commencing, or petition for or vote in favor of any resolution for, any Enforcement Action with respect to such Collateral, if the Senior Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any insolvency proceeding to enable the commencement and pursuit thereof), any Enforcement Action with respect to such Collateral or any such action or proceeding (prompt written notice thereof to be given to the Secondary Secured Party by the Senior Secured Party).

After the expiration of the Standstill Period, so long as the Senior Secured Party with respect to any Collateral shall have not commenced any action to enforce its Lien on any material portion of such Collateral, in the event that and for so long as such Secondary Secured Party has commenced any actions to enforce its Lien with respect to all or any material portion of such Collateral to the extent permitted under the Senior Priority Lien Intercreditor Agreement and is diligently pursuing such actions, the Senior Secured Party will not be able take any action of a similar nature with respect to such Collateral.

In addition, the Senior Priority Lien Intercreditor Agreement provides that neither the Bank Group Agent, any other Bank Group Secured Party, the Pension Fund Agent, any other Pension Fund Secured Party, the Collateral Trustee nor any holder of the Series B Notes or any holder of the Other Notes shall take any

Enforcement Action with respect to, or join with any person in commencing, or petition for or vote in favor of any Enforcement Action with respect to, any of the Company’s or any of its Subsidiaries’ trucks, other vehicles, rolling stock, terminals, depots or other storage facilities, in each case, whether leased or owned, until after a period of 10 business days has elapsed since the date on which such Person has delivered to the ABL Representative written notice of such Person’s intention to exercise any Enforcement Action under the applicable loan documents governing the indebtedness held by the applicable secured parties (the “ABL Standstill Period”) provided, however, that the applicable representative or secured parties may take any such Enforcement Action or join with any Person in commencing, or petitioning for or voting in favor of any such Enforcement Action prior to the end of the ABL Standstill Period if (i) an exigent circumstance arising as a result of fraud, theft, concealment, destruction, waste or abscondment then exists or (ii) an exigent circumstance other than an exigent circumstance as described in clause (i) above then exists, and, after notice thereof has been provided by the applicable representative to the ABL Representative, the ABL Representative has consented thereto. The Senior Priority Lien Intercreditor Agreement shall also provide that during the ABL Standstill Period, the Company and its Subsidiaries may use trucks, equipment and other properties of the Company and its Subsidiaries to finish in-transit deliveries and collections upon the occurrence of a termination event under the ABL Credit Agreement so long as the costs associated with such use, including insurance, maintenance and security costs related to the use of such property, are paid from amounts maintained in the Escrow Accounts.

Waivers of Remedies

The Senior Priority Lien Intercreditor Agreement requires the Collateral Trustee, on behalf of the Secured Parties, to agree that, subject to the exception described under the caption “—Limitation on Enforcement of Remedies”:

•

they will not take or cause to be taken any action, the purpose or effect of which is to make (i) any junior Lien on any applicable Collateral pari passu with or senior to, or to give any holder of a junior Lien on any applicable Collateral any preference or priority relative to, the Senior Liens with respect to any applicable Collateral or (ii) any Junior Third Lien on any applicable Collateral pari passu with or senior to, or to give any holder of a Junior Third Lien on any applicable Collateral any preference or priority relative to, the Junior Second Liens with respect to any applicable Collateral;

•

they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an insolvency proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of any applicable Collateral by any holder of a Senior Lien or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any holder of a Senior Lien with respect to any applicable Collateral;

•

they have no right to (i) direct the holder of a Senior Lien to exercise any right, remedy or power with respect to any applicable Collateral or (ii) consent or object to the exercise by the holder of a Senior Lien of any right, remedy or power with respect to its Senior Lien on any applicable Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior Lien creditor or otherwise, they will irrevocably waive such right);

•

they will not institute any suit or other proceeding or assert in any suit, insolvency proceeding or other proceeding any claim against any holder of a Senior Lien seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any applicable Collateral;

•

they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings with respect to a junior Lien on any applicable Collateral (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce a junior Lien on any applicable Collateral, other than filing a proof of claim;

•	they will not commence judicial or nonjudicial foreclosure proceedings with respect to a junior Lien on any applicable Collateral; and

•	they will not seek, and hereby waive any right, to have any applicable Collateral or any other assets or any part thereof marshalled upon any foreclosure or other disposition of the Collateral.

Reciprocal waivers will be provided by the Bank Group Secured Parties and the Pension Fund Secured Parties.

Relative Lien Priorities

The Senior Priority Lien Intercreditor Agreement provides that notwithstanding the date, manner or order of grant, attachment or perfection of any Senior Lien, any Junior Second Lien or any Junior Third Lien, and notwithstanding any provision of the Uniform Commercial Code, any applicable law, any security agreement, any alleged or actual defect or deficiency in any of the foregoing or any other circumstances whatsoever:

•

any Senior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, segregation or otherwise, shall be and shall remain senior and prior to any junior Lien in respect of such Collateral;

•

any Junior Second Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, segregation or otherwise, shall be and shall remain senior and prior to any to any Junior Third Lien in respect of such Collateral;

•

any Junior Second Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, segregation or otherwise, shall be junior and subordinate in all respects to any Senior Lien in respect of such Collateral; and

•

any Junior Third Lien in favor of the Collateral Trustee in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, segregation or otherwise, shall be junior and subordinate in all respects to any Senior Lien and any Junior Second Lien in respect of such Collateral.

Prohibition on Contesting Liens

The Senior Priority Lien Intercreditor Agreement provides that no Bank Group Secured Party, Secured Party or Pension Fund Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any insolvency proceeding), the validity, extent, perfection, priority or enforceability of any security interest of any Bank Group Secured Parties, Secured Parties or Pension Fund Secured Parties in any applicable Collateral. Notwithstanding any failure by any Bank Group Secured Party, Secured Party or Pension Fund Secured Party to perfect its security interests in any applicable Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in any applicable Collateral granted to the Bank Group Secured Parties, Secured Parties or Pension Fund Secured Parties, the priority and rights as between the Bank Group Secured Parties, Secured Parties and Pension Fund Secured Parties with respect to any applicable Collateral shall be as set forth above under the caption “—Security for the Series B Notes”.

Access to Facility, Books and Records

Under the Senior Priority Lien Intercreditor Agreement, the Pension Fund Agent acknowledged and agreed that:

•

in connection with the exercise of the Collateral Trustee’s remedies against the Company or any other Guarantor with respect to any Collateral on which the Collateral Trustee has a Junior Second Lien; or

•	if a Pension Fund Secured Party should acquire possession of any Pension Fund Priority Collateral in respect of which the Pension Fund Agent shall have a Senior Lien,

the Pension Fund Agent will allow the Collateral Trustee to access Collateral on which the Collateral Trustee has a Lien located at any such Pension Fund Priority Collateral constituting real property, subject to certain terms and conditions.

Application of Proceeds

The Senior Priority Lien Intercreditor Agreement provides that all proceeds of any applicable Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of such Collateral, whether or not pursuant to an insolvency proceeding, and any distribution in any insolvency proceeding in respect of claims secured by such Collateral, shall be distributed as follows:

•	first, to the holders of Senior Liens on such Collateral until their secured obligations are paid in full,

•	second, to the holders of Junior Second Liens on such Collateral until their secured obligations are paid in full, and

•	thereafter, if applicable, to the holders of Junior Third Liens on such Collateral until their secured obligations are paid in full.

Payments Over in Violation of Senior Priority Lien Intercreditor Agreement

The Senior Priority Lien Intercreditor Agreement provides that any Collateral that may be received by any holder of a junior Lien or which is otherwise received in violation of the Senior Priority Lien Intercreditor Agreement shall be segregated and held in trust and promptly paid over to the applicable holder of the Senior Lien on such Collateral, in the same form as received, with any necessary endorsements. Each Secured Party irrevocably authorized (i) the Pension Fund Agent and/or the Bank Group Agent to make any such endorsements in respect of Collateral securing the Pension Fund Obligations as agent for the Collateral Trustee and (ii) the Bank Group Agent to make any such endorsements in respect of the Bank Group Priority Collateral as agent for the Collateral Trustee.

Releases

The Senior Priority Lien Intercreditor Agreement provides that upon any release, sale or disposition of Collateral permitted pursuant to the terms of the loan documents governing the Bank Group Obligations and the Pension Fund Obligations that results in the release of the Senior Lien on any applicable Collateral (including without limitation any sale or other disposition pursuant to any Enforcement Action but excluding any release on or after payment in full of the Bank Group Obligations and the Pension Fund Obligations), whether or not such sale or other disposition is expressly prohibited by the loan documents governing the then junior secured obligations, the junior Liens on such Collateral shall be automatically and unconditionally released with no further consent or action of any Person and in any such instance, each of the junior secured parties shall, at the Company’s expense, promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Secured Party or the Company shall reasonably request in writing to evidence such release of the applicable junior Liens.

Bailees for Perfection

Under the Senior Priority Lien Intercreditor Agreement, each of the Bank Group Agent, on behalf of itself and each Bank Group Secured Party and the Collateral Trustee, on behalf of itself and each Secured Party, acknowledged that, to the extent that it or a third party on its behalf, holds physical possession of or has “control” (as defined in the Uniform Commercial Code) over, or is noted as a lienholder on or maintains possession or custody of any certificate of title with respect to any vehicle constituting, Collateral pursuant to the Bank Group Credit Documents or the Collateral Documents, as applicable, the Bank Group Agent, on behalf of itself and each Bank Group Secured Party and the Collateral Trustee, on its behalf and each Secured Party, as applicable, each will agree to, directly or through a third party, hold or control, or suffer to exist any notation thereof as lienholder on or maintain possession or custody of such certificate of title with respect to any vehicle constituting, such Collateral as bailee and as non-fiduciary agent for the Bank Group Agent and the Collateral Trustee, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC and applicable certificate of title laws), solely for the purpose of (i) perfecting the security interest (including any second-priority or third-priority security interest) granted under the Bank Group Credit Documents or the Collateral Documents, as applicable, in such Collateral and (ii) maintaining possession and custody by persons other than the Company or any subsidiary thereof (and providing for safekeeping) of any certificates of title with respect to any vehicles constituting Collateral in which any such security instrument has so been granted, all subject to the terms and conditions of the Senior Priority Lien Intercreditor Agreement.

DIP Financing

The Senior Priority Lien Intercreditor Agreement provides that the aggregate principal amount of all Bank Group DIP Financings, as described below, will not exceed $175.0 million at any time in the aggregate, which amount shall be in addition to the total amount of Bank Group Obligations, as applicable, outstanding as of the date of commencement of any insolvency proceeding (such total amount of Bank Group Obligations outstanding as of the date of commencement of any Insolvency Proceeding being the “Bank Group Rollup Amount”).

If any Bank Group Loan Party becomes subject to any insolvency proceeding, and if the Senior Secured Parties with respect to the Bank Group Priority Collateral desire to consent (or not object) to the use of cash collateral under the United States Bankruptcy Code or to provide financing to any Bank Group Loan Party under the United States Bankruptcy Code or to consent (or not object) to the provision of such financing to any Bank Group Loan Party by a Senior Secured Party with respect to the Bank Group Priority Collateral (any such financing, “Bank Group DIP Financing”), then the junior secured parties with respect to the Bank Group Priority Collateral will agree with respect to the Bank Group Priority Collateral that, except to the extent that such Bank Group DIP Financing seeks to impose a Lien that is senior to or equal in priority to Senior Liens held on Collateral other than the Bank Group Priority Collateral by the Pension Fund Secured Parties, each such Junior Secured Party, in each case in its respective capacity as a secured creditor (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such Bank Group DIP Financing and (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such Bank Group DIP Financing except as set forth under the caption “—Other Agreements With Respect to Insolvency or Liquidation Proceedings” below; provided that the interest rate, fees, advance rates, lending limits and sub-limits and other terms are commercially reasonable under the circumstances. A Bank Group DIP Financing will be secured solely by the Bank Group Priority Collateral.

Other Agreements With Respect to Insolvency or Liquidation Proceedings

The Senior Priority Lien Intercreditor Agreement requires the Collateral Trustee to agree on behalf the Secured Parties that:

•

no Secured Party will, in or in connection with any insolvency proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any junior lien on any Collateral, including with respect to the value of any claims of such parties under Section 506(a) of the United States Bankruptcy Code or otherwise, as applicable; provided that the Collateral Trustee may file a proof of claim in an insolvency proceeding, subject to the limitations contained in the Senior Priority Lien Intercreditor Agreement and only if consistent with the terms and the limitations on such Collateral Trustee imposed by the Senior Priority Lien Intercreditor Agreement;

•

no Secured Party will seek relief from the automatic stay or from any other stay in any insolvency proceeding or take any action in derogation thereof, in each case in respect of (i) any Pension Fund Priority Collateral, without the prior written consent of the Pension Fund Agent or (ii) any Bank Group Priority Collateral, without the prior written consent of the Bank Group Agent; and

•

no Secured Party (other than in their respective capacities as unsecured creditors) will object to, contest, or support any other Person objecting to or contesting, (i) any request by the Pension Fund Agent or the other Pension Fund Secured Parties, the Bank Group Agent or the other Bank Group Secured Parties for adequate protection with respect to their Senior Liens or Junior Second Liens on any applicable Collateral, or any adequate protection provided to the Pension Fund Agent or the other Pension Fund Secured Parties, the Bank Group Agent or the other Bank Group Secured Parties with respect to their Senior Liens or Junior Second Liens on any applicable Collateral or (ii) any objection by the Pension Fund Agent or the other Pension Fund Secured Parties, the Bank Group Agent or the other Bank Group Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection with respect to their Senior Liens or Junior Second Liens on any applicable Collateral or (iii) the payment of interest, fees, expenses or other amounts to the Pension Fund Agent or the other Pension Fund Secured Parties, the Bank Group Agent or the other Bank Group Secured Parties under Section 506(b) or 506(c) of the United States Bankruptcy Code or otherwise with respect to their Senior Liens or Junior Second Liens on any applicable Collateral. In any insolvency proceeding, (x) if the Pension Fund Secured Parties (or any subset thereof) or the Bank Group Secured Parties (or any subset thereof) are granted adequate protection with respect to their Senior Liens or Junior Second Liens on any applicable Collateral consisting of additional collateral (with replacement Liens on such additional collateral) and/or superpriority claims in connection with any Bank Group DIP Financing or use of cash collateral, and the Pension Fund Secured Parties or Bank Group Secured Parties, as applicable, do not object to the adequate protection being provided to the Pension Fund Secured Parties, Bank Group Secured Parties, as applicable, then in connection with any such Bank Group DIP Financing or use of cash collateral the Collateral Trustee, on behalf of the Secured Parties, may seek or accept adequate protection with respect to their junior Liens on the applicable Collateral consisting solely of (A) a replacement Lien on the same additional collateral, subordinated to the Senior Liens and, if applicable, Junior Second Liens, securing the Pension Fund Obligations or Bank Group Obligations, as applicable, and such Bank Group DIP Financing on the same basis as the other junior Liens securing the Secured Obligations are so subordinated to the Pension Fund Obligations or Bank Group Obligations, as applicable, under the Senior Priority Lien Intercreditor Agreement and (B) superpriority claims junior in all respects to the superpriority claims granted to the Pension Fund Secured Parties or Bank Group Secured Parties, as applicable, provided, however, that the Collateral Trustee shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Secured Parties, in any stipulation and/or order granting such adequate protection with respect to their junior Liens on the applicable Collateral that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (y) in the event the Collateral Trustee, on behalf of the applicable Secured Parties, seeks or accepts adequate protection with respect to their junior Liens on the applicable Collateral in accordance with clause (x) above and such adequate protection is granted in the form of additional collateral, then the Collateral Trustee, on behalf of the Secured Parties, agrees that the Pension Fund Agent or Bank Group Agent, as applicable, shall also be granted a Senior Lien on such additional collateral as security for the Pension Fund Obligations or Bank Group Obligations, as applicable, and any such Bank Group DIP Financing and that any Lien on such additional collateral shall be subordinated to the Liens on such collateral securing the Pension Fund Obligations or Bank Group Obligations, as applicable, and any such Bank Group DIP Financing (and all obligations relating thereto) and any other Liens granted to the Pension Fund Secured Parties or Bank Group Secured Parties, as applicable, as adequate protection, with such subordination to be on the same terms that the other junior Liens of the Collateral Trustee are subordinated to the Senior Liens or Junior Second Liens, as applicable, on the applicable Collateral securing such Pension Fund Obligations or Bank Group Obligations, as applicable, under the Senior Priority Lien Intercreditor Agreement. The Collateral Trustee, on behalf of the Secured Parties, will agree that except as expressly set forth above none of them shall seek or accept adequate protection with respect to their junior Liens on any applicable Collateral without the prior written consent of the Pension Fund Agent or Bank Group Agent, as applicable, that holds such Senior Lien or Junior Second Lien, as applicable, on such Collateral.

Notice of Exercise of Remedies

The Senior Priority Lien Intercreditor Agreement requires, in the absence of an exigent circumstance, the Bank Group Agent to deliver to the Collateral Trustee five business days prior written notice of its intention to commence any Enforcement Action or accelerate the Bank Group Obligations (such notice being a “Trigger Notice”). The Senior Priority Lien Intercreditor Agreement further requires that, if an exigent circumstance exists, the Bank Group Agent will give the Collateral Trustee the Trigger Notice as soon as practicable and in any event contemporaneously with the taking of such action. Unless an exigent circumstance exists, for a period not to exceed five business days following delivery of a Trigger Notice and at any time following the receipt of a Purchase Notice, the Bank Group Secured Parties will not commence any foreclosure or other action to sell or otherwise realize upon the applicable Collateral (provided that continuing collection of accounts receivable and certain other actions will not be prohibited) unless and until the applicable Person fails to consummate a purchase in accordance with the terms of such Purchase Notice.

Purchase Option

The Senior Priority Lien Intercreditor Agreement provides that to the extent permitted by applicable law, at any time following receipt of a Trigger Notice or at any time following the commencement of an insolvency proceeding of the Company or a Guarantor, the Secured Parties shall have the continuing option (the “Purchase Option”) to purchase at par (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses, but excluding the early termination fee payable pursuant to the applicable loan documents and except that any letter of credit obligations shall be cash collateralized at an amount equal to 103.5% of the face amount of such letters of credit) all of the Bank Group Obligations from the Bank Group Secured Parties (such Convertible Note Secured Parties that exercise the Purchase Option are referred to as the “Purchasing Noteholders”) upon five Business Days prior written notice from Purchasing Noteholders (or their representative) to the Bank Group Agent (the “Purchase Notice”). The Purchasing Noteholders also must satisfy certain other conditions.

However, if the Other Notes Holders shall have given a Purchase Notice, the Holders may, on or prior to the date specified as the closing date in such Purchase Notice, acquire the right to purchase such Purchase Option Obligations from the applicable Other Notes Holders upon one Business Day prior written notice and by delivering the purchase price therefor.

Amendments

The Senior Priority Lien Intercreditor Agreement provides that the Collateral Trustee, the Secured Parties and the Company may not, without the prior written consent of the Bank Group Agent, amend, modify, supplement, extend, replace, renew, restate or refinance the Notes Obligations or Other Notes Obligations if the effect thereof is to:

•

increase the interest rate applicable thereto (other than the imposition of the default rate of interest as provided in the Series B Indenture and the Other Notes Indenture, as applicable, as in effect on the Issue Date),

•

shorten the scheduled final maturity date of the Series B Notes or the Other Notes or any scheduled date of interim amortization thereof (other than in connection with the acceleration of the Series B Notes and the Other Notes in accordance with the terms of the Collateral Trust Agreement) or otherwise shorten the weighted average life to maturity of the Series B Notes or the Other Notes, or

•	add amortization payments or modify the amortization schedule of the Series B Notes or the Other Notes in a manner adverse to the Bank Group Loan Parties.

The Senior Priority Lien Intercreditor Agreement also provides that the Collateral Trustee and the Secured Parties may not, without the prior written consent of the Bank Group Agent, sell, assign, transfer or encumber any interest in the Series B Notes, the Other Notes, the Series B Indenture, the Other Indenture or the Collateral Documents to any person or entity not bound to the Senior Priority Lien Intercreditor Agreement in the same manner as the Collateral Trustee is bound under the Senior Priority Lien Intercreditor Agreement.

The Senior Priority Lien Intercreditor Agreement also provides certain restrictions on the ability of the Bank Group Secured Parties’, the Pension Fund Secured Parties’ and the Company and its Subsidiaries’ ability to amend modify, supplement, extend, replace, renew, restate or refinance the Bank Group Obligations and the Pension Fund Obligations, including:

•

absent consent, (other than any Bank Group DIP Financing not constituting the Bank Group Rollup Amount) if the effect thereof is to increase the interest rate applicable to the Bank Group Obligations by more than 2.0% per annum (other than the imposition of the default rate of interest as provided in the Bank Group Credit Documents as of the Issue Date); provided that payment of any amendment, consent or waiver fee shall be equated to interest rates based on an assumed three-year average life to maturity without any present value discount for purposes of calculating such 2.0%; and

•

absent consent, if the effect thereof is to increase the interest rate applicable to the Pension Fund Obligations (other than the imposition of the default rate of interest or other self-effectuating increases as provided in the Contribution Deferral Agreement as of the Issue Date).

Avoidance Actions

The Senior Priority Lien Intercreditor Agreement provides that if any holder of a Senior Lien or Junior Second Lien on any Collateral is required in any insolvency proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Bank Group Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Bank Group Obligations, Pension Fund Obligations or Secured Obligations, as applicable, shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred. The Senior Priority Lien Intercreditor Agreement provides that none of the parties thereto shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made with respect to any applicable Collateral, whether by preference or otherwise.

Asset Dispositions in Insolvency

The Senior Priority Lien Intercreditor Agreement provides that no Junior Secured Parties shall, in an insolvency proceeding or otherwise, oppose any sale or disposition of any assets of any Bank Group Loan Party or any Pension Fund Obligor comprising any applicable Collateral that is supported by the holder of a Senior Lien on such asset or assets comprising such applicable Common Collateral, and all such parties will be deemed to have consented under Section 363 and/or Section 1123(a)(5)(d), as applicable, of the United States Bankruptcy Code (and otherwise) to any such sale and to have released their Liens on such assets; provided that, Junior Secured Parties may credit bid on the applicable Collateral in any such sale or disposition in accordance with Section 363(k) of the United States Bankruptcy Code; provided further that, any such credit bid must contemplate the payment in full in cash of the Bank Group Obligations, Pension Fund Obligations and/or the Secured Obligations, to the extent such obligations are secured by Liens that are senior in priority to the Lien of the Junior Secured Parties making such credit bid with respect to the Collateral that is the subject of such sale or disposition, upon closing of any resulting sale or disposition.

The Collateral Trust Agreement

On the Issue Date, the Company and each of its Subsidiaries from time to time party thereto entered into the Collateral Trust Agreement with the Collateral Trustee, the Trustee and the Other Notes Trustee. The Collateral Trust Agreement sets forth the terms on which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of Collateral for the benefit of all present and future Secured Parties.

The Collateral Trust Agreement permits the Series B Notes and the Other Notes to be refunded, refinanced or replaced by certain permitted replacement facilities without affecting the lien priorities and collateral trust arrangements set forth in the Collateral Trust Agreement, in each case without the consent of any Holder, any Other Notes Holder or any other Secured Party.

Enforcement of Liens

The Collateral Trust Agreement provides that either the Trustee or the Other Notes Trustee may deliver to the Collateral Trustee in respect of the Secured Obligations for which Trustee or the Other Notes Trustee acts, a notice (such notice, a “Notice of Acceleration”) stating that (a) the Secured Obligations for which the Trustee or the Other Notes Trustee acts as a representative have not been paid in full at the stated final maturity thereof and any applicable grace period has expired or (b) an event of default has occurred and is continuing under and as defined in the provisions of the Documents or the Other Notes Documents, as applicable and, as a result thereof, the related Secured Obligations outstanding under the Documents or the Other Notes Documents have become (or have been declared to be) due and payable in accordance with the terms of the Series B Indenture or the Other Notes Indenture and have not been paid in full. A Notice of Acceleration will be deemed to be in effect upon certain insolvency proceedings of the Company and/or the Guarantors.

So long as a Notice of Acceleration is in effect, upon the written direction of the Directing Parties, as provided in the Collateral Trust Agreement, the Collateral Trustee, subject to the terms, conditions and provisions of the Senior Priority Lien Intercreditor Agreement and the Asset Backed Credit Facility Intercreditor Agreement, if any, shall exercise the rights and remedies provided in the Collateral Trust Agreement and in the other Collateral Documents, as provided in the Collateral Trust Agreement. The Collateral Trustee will not be empowered and shall have no obligation to take any Collateral enforcement action with respect to the Collateral under the Collateral Trust Agreement or under any other Collateral Document unless a Notice of Acceleration is in effect. Subject to the terms, conditions and provisions of the Senior Priority Lien Intercreditor Agreement and the Asset Backed Credit Facility Intercreditor Agreement, if any, if a Notice of Acceleration is in effect, the Collateral Trustee will comply with written instructions originated by the Directing Parties directing disposition of the funds in its control without further consent by the Company or the Guarantors. The Collateral Trustee and the Secured Parties will agree that the Collateral Trustee shall exercise all of its powers, rights and remedies under the Collateral Trust Agreement and under the Collateral Documents as directed in writing from the Directing Parties directing such exercise.

Equal and Ratable Sharing

The Collateral Trust Agreement provides that the Liens granted to the Collateral Trustee under the Collateral Documents shall be treated, as among the Secured Parties, as being for the equal and ratable benefit of all the Secured Parties (subject to the provisions of the Collateral Trust Agreement described under the caption “—Order of Application” below), without preference, priority, prejudice or distinction as to any Lien of any Secured Party over any other Secured Party. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any of the Secured Obligations secured by the Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or any defect or deficiencies in the Liens securing the Secured Obligations or any other circumstance whatsoever, each Holder, each Other Notes Holder and each other Secured Party shall have equal priority on a pari passu and a pro rata basis to all of the Collateral and proceeds thereof.

Order of Application

The Collateral Trust Agreement provides that, subject to the terms, conditions and provisions of the Senior Priority Lien Intercreditor Agreement and the Asset Backed Credit Facility Intercreditor Agreement, if any, the Collateral Trustee will have the right at any time to apply moneys held by it to the payment of due and unpaid “trustee fees” (as defined in the Collateral Trust Agreement).

In addition, the Collateral Trust Agreement provides that, subject to the terms, conditions and provisions of the Senior Priority Lien Intercreditor Agreement and the Asset Backed Credit Facility Intercreditor Agreement, if any, all moneys held by the Collateral Trustee in the Collateral Account while a Notice of Acceleration is in effect shall, to the extent available for distribution (it being understood that the Collateral Trustee may liquidate, without liability, investments prior to maturity in order to make a distribution) and unless otherwise directed by the Directing Parties, as provided herein, be distributed by the Collateral Trustee in the following order of priority (with such distributions being made by the Collateral Trustee to the Trustee and the Other Notes Trustee for the Secured Parties entitled thereto, and the Trustee and the Other Notes Trustee shall be responsible for insuring that amounts distributed to it are distributed to its Secured Parties in the order of priority set forth below):

•

First, to the Collateral Trustee (and other trustees appointed pursuant to the Collateral Trust Agreement) for any unpaid trustee fees then due and then to any Secured Party that has theretofore advanced or paid any trustee fees constituting administrative expenses allowable under Section 503(b) of the United States Bankruptcy Code, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to such Secured Parties in proportion to the amounts of such trustee fees advanced by the respective Secured Parties and remaining unpaid on such distribution date;

•

Second, to any Secured Party which has theretofore advanced or paid any trustee fees other than such administrative expenses, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such distribution date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to such Secured Parties in proportion to the amounts of such trustee fees advanced by the respective Secured Parties and remaining unpaid on such distribution date;

•

Third, to the Trustee or the Other Trustee for any expenses earned, due and payable to such Person pursuant to the Documents and Other Documents and, if such moneys shall be insufficient to pay such amounts in full, then ratably to such Persons in proportion to the unpaid amounts thereof on such distribution date;

•

Fourth, to the holders of Secured Obligations in an amount equal to the unpaid principal and unpaid interest on and premium and other charges, if any, with respect to the Secured Obligations, and all other amounts constituting Secured Obligations (including but not limited to indemnities and payments for increased costs), in each case to the extent the same are due and payable, as of such distribution date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to such holders in proportion to the unpaid amounts thereof on such distribution date;

•	Fifth, all other amounts owed to Secured Parties in any capacity pursuant to the Note Documents and the Other Note Documents and to the extent constituting Secured Obligations; and

•

Sixth, any surplus then remaining shall be paid to the Company and its Subsidiaries party to the Collateral Trust Agreement or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

The proceeds from the sale of the Collateral remaining after the satisfaction of all senior ranking lien obligations, in each case to the extent of the value of such senior priority lien Collateral, may not be sufficient to satisfy the obligations owed to the Holders and the other Secured Parties. By its nature some or all of the Collateral is and will be illiquid and may have no readily ascertainable market value. Accordingly, the Collateral may not be able to be sold in a short period of time, if salable.

Release of Liens on Collateral

The Collateral Trust Agreement provides that the Notes Obligations shall no longer be secured by the Collateral (or a portion thereof) and shall be released upon:

•

the termination of, and satisfaction in full of all of the outstanding Notes Obligations with respect to the Series B Notes (other than contingent indemnification obligations for which no claim has been made) as certified in writing by a responsible officer of the Company;

•

in whole or in part, to enable us to consummate the disposition of such Collateral to the extent not prohibited under the Documents and the Other Notes Documents as certified in writing by a responsible officer of the Company;

•	as required by the Senior Priority Lien Intercreditor Agreement or the Asset Backed Credit Facility Intercreditor Agreement, if any; or

•

upon receipt by the Collateral Trustee of written notice from the Trustee directing the Collateral Trustee to cause the Liens on a portion or all of the Collateral (identified in such notice) securing the applicable Secured Obligations to be released and discharged.

Upon such termination and release, the Collateral Trust Agreement requires the Collateral Trustee to promptly take certain other actions to effectuate the termination and release if requested by the Company.

The Collateral Trust Agreement provides that, so long as no Notice of Acceleration shall be in effect, upon the sale or other disposition of all the Capital Stock of the Company or any Subsidiary thereof party to the Collateral Trust Agreement to any Person (other than the Company or any Subsidiary thereof party to the Collateral Trust Agreement) in a transaction permitted (or not prohibited, as the case may be) by the Documents and the Other Notes Documents as certified in writing by a responsible officer of the Company:

•

the Company or such Subsidiary and each other Subsidiary of the Company or such Subsidiary which is included in such sale or other disposition (such parties being referred to herein as “Included Grantors”) shall cease to be a party to the Collateral Trust Agreement or any Collateral Document and shall be released automatically from its obligations pursuant thereto;

•

the security interests created by the Collateral Documents entered into by such Included Grantors in all right, title and interest of such Included Grantors in the Collateral, and the security interests created by the Collateral Documents in the Capital Stock of such Included Grantors, shall terminate automatically, in each case only with respect to such Included Grantors and such Capital Stock (subject to any requirement with respect to the retention of proceeds of such sale or other disposition subject to the Collateral Trust Agreement or any other Collateral Document); and

•

any obligations of such Included Grantors shall, unless otherwise expressly notified by the Company to the Collateral Trustee and the Directing Parties in writing, automatically cease to be Secured Obligations.

Upon any such termination and release, the Collateral Trust Agreement requires the Collateral Trustee to promptly take certain other actions to effectuate the termination and release if requested by the Company.

Amendment of Collateral Documents

The Collateral Trust Agreement provides that, with the written consent of the Directing Parties, the Collateral Trustee, the Company and its Subsidiaries party to the Collateral Trust Agreement may, from time to time, enter into written agreements supplemental to the Collateral Trust Agreement or to any other Collateral Document for the purpose of adding to, or waiving any provisions of, the Collateral Trust Agreement or any other Collateral Document or changing in any manner the rights of the Collateral Trustee, the Secured Parties or the Company and its Subsidiaries party to the Collateral Trust Agreement under the Collateral Trust Agreement or other Collateral Document; provided that no such supplemental agreement shall:

•

amend, modify or waive the amendments provision of the Collateral Trust Agreement without the written consent of the Trustee and the Other Notes Trustee but only if the relative rights of the Trustee or the Other Notes Trustee would be adversely affected thereby;

•

amend the definition of Directing Parties or any use of such defined term in the Collateral Trust Agreement, in each case without the written consent of the Trustee and the Other Notes Trustee (to the extent the Other Notes are then outstanding) but only if the rights of the Trustee or the Other Notes Trustee would be adversely affected thereby;

•

change the percentage specified in the definition of Majority Holders, Majority Note Class Holders or Majority New Other Note Class Holders or amend, modify or waive any provision regarding application of moneys or the definition of Secured Obligations or otherwise change the relative rights of the Secured Parties under the Collateral Trust Agreement in respect of payments or Collateral without the written consent of holders constituting the Majority Class Holders of Series B Notes and the Other Notes whose rights would be adversely affected thereby;

•

amend, modify or waive any provisions relating to the Provisions Relating to Secured Obligations section of the Collateral Trust Agreement without the written consent of the Trustee and the Other Notes Trustee, but only if the relative rights of the Holders (in the case of the Trustee) or the Other Notes Holders (in the case of the Other Notes Trustee) would be adversely affected thereby; or

•

amend, modify or waive certain provisions relating to the Collateral account, distributions or the rights and obligations of the Collateral Trustee or otherwise adversely alter the duties, rights or obligations of the Collateral Trustee under the Collateral Trust Agreement or under the other Collateral Documents without the written consent of the Collateral Trustee.

Notwithstanding the foregoing, without the consent of the Directing Parties or any other Secured Party, the Collateral Trustee, the Company and its Subsidiaries party to the Collateral Trust Agreement, at any time and from time to time, may, subject to the terms, conditions and provisions of the Senior Priority Lien Intercreditor Agreement and the Asset Backed Credit Facility Intercreditor Agreement, if any, enter into one or more agreements supplemental to the Collateral Trust Agreement or to any other Collateral Document, in form and substance reasonably satisfactory to the Company, its Subsidiaries party to the Collateral Trust Agreement and the Collateral Trustee:

•

to add to the covenants of the Company and/or its Subsidiaries party to the Collateral Trust Agreement for the benefit of the Secured Parties or to surrender any right or power herein conferred upon the Company and/or its Subsidiaries party to the Collateral Trust Agreement or add to the rights or benefits of the Secured Parties;

•

to mortgage or pledge to the Collateral Trustee, or grant a security interest in favor of the Collateral Trustee in, any property or assets as additional security for the Secured Obligations or to preserve, perfect or establish any liens on the Collateral to secure the Secured Obligations or the rights of the Collateral Trustee with respect thereto;

•	to conform to any applicable law or to advice given by special or local counsel;

•

to cure any ambiguity, to correct or supplement any provision in the Collateral Trust Agreement or in any other Collateral Document which may be defective or inconsistent with any other provision therein or to make any other provision with respect to matters or questions arising thereunder which shall not be inconsistent with any provision of the Collateral Trust Agreement; provided, that any such action shall not adversely affect the Secured Parties;

•	to secure additional Secured Obligations otherwise permitted to be secured by the Collateral pursuant to the Documents and the Other Notes Documents;

•

to provide for the assumption of the Company’s or any of its Subsidiaries’ obligations under any Collateral Document in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Subsidiaries’ assets, as applicable;

•

to make, complete or confirm any grant of a Lien on Collateral permitted or required by any Note Document or Other Note Document; to the extent required under the Senior Priority Lien Intercreditor Agreement or any other intercreditor agreement constituting a Collateral Document, to conform any Collateral Document to reflect permitted amendments or modifications to comparable provisions of any Bank Group Credit Document, Pension Fund Document or applicable agreement or document governing obligations secured pursuant to an Asset Backed Credit Facility, if any; or to amend the Senior Priority Lien Intercreditor Agreement pursuant to the terms thereof or otherwise enter into another intercreditor agreement to the extent permitted under, and in accordance with the terms, conditions and provisions of the other applicable Note Documents and Other Notes Documents (including an Asset Backed Intercreditor Agreement which provides for the subordination of Liens granted to the Bank Group Agent and the Collateral Trustee in accounts receivable and related assets to secure an Asset Backed Credit Facility); or

•

to comply with the provisions of the Trust Indenture Act, or with any requirement of the Securities and Exchange Commission arising as a result of the qualification of the Series B Indenture or the Other Notes Indenture under the Trust Indenture Act.

The Collateral Trustee will not enter into any amendment or supplement unless it has received a certificate of a responsible officer of the Company to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Documents and the Other Notes Documents. Prior to executing any amendment adding Collateral, the Collateral Trustee will be entitled to receive upon request an Opinion of Counsel to the effect that the execution and delivery of such document is permitted under the Collateral Trust Agreement and all conditions precedent thereto have been satisfied and addressing customary creation and perfection matters (which Opinion of Counsel may be subject to customary assumptions and qualifications).

Limitation on Collateral Consisting of Subsidiary Securities

On the Issue Date, the Company became subject to Rule 3-16 of Regulation S-X under the Securities Act. In such an event, the Capital Stock and other securities of a Subsidiary that are owned by the Company or any Guarantor otherwise constituting Collateral will constitute Collateral for the benefit of the Holders only to the extent that such Capital Stock and other securities can secure the Series B Notes without Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other government agency). In the event that Rule 3-16 of Regulation S-X under the Securities Act (or any such other law, rule or regulation) requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary’s Capital Stock and other securities secure the Secured Obligations, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral for the benefit of the Holders (but only to the extent necessary to not be subject to such requirement). As of December 31, 2010, the common stock of our largest operating companies, such as YRC Inc., USF Holland Inc., New Penn Motor Express, Inc. and USF Reddaway Inc., would be excluded as collateral under these kick-out provisions.

However, in the event that Rule 3-16 of Regulation S-X under the Securities Act (or any such other law, rule or regulation) is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock and other securities to secure the Secured Obligations in excess of the amount then pledged without filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital

Stock of such Subsidiary shall automatically be deemed to be a part of the Collateral for the benefit of the Holders (but only to the extent necessary to not be subject to any such financial statement requirement).

In accordance with the limitations described in the two immediately preceding paragraphs, if Rule 3-16 of Regulation S-X under the Securities Act becomes applicable to the Company, the Collateral for the benefit of the Holders may decrease or increase as described above. The Liens on such Capital Stock of such Subsidiaries for the benefit of any holders of future secured creditors may not be subject to the foregoing limitations. See “Risk Factors—Risks Relating to Accepting the Exchange Offer—The pledge of the capital stock or other securities of the issuer’s subsidiaries that secure the Convertible Notes will automatically be released from the lien on them and no longer constitute collateral for so long as the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.”

Mandatory Redemption; Open Market Purchases

We are not required to make any mandatory redemption or sinking fund payments with respect to the Series B Notes. We will not have the right to redeem any Series B Notes.

We may, at any time and from time to time, purchase Series B Notes in the open market or otherwise, subject to compliance with the Series B Indenture and compliance with all applicable securities laws.

Conversion Rights

As of September 16, 2011, a Holder may convert any outstanding Series B Notes into Common Stock at an initial Conversion Price per share of approximately $0.0618 upon the terms described in this section. This represents an initial conversion rate (the “Conversion Rate”) of approximately 16,187 shares per $1,000 principal amount of the Series B Notes. The Conversion Price (and resulting Conversion Rate) is, however, subject to adjustment as described below. A Holder may convert Series B Notes only in minimum denominations of $1.00 and any integral multiple thereof.

Make Whole Premium

Upon conversion of Series B Notes by a Holder pursuant to this section, we will also pay to such Holder a make whole premium (“Make Whole Premium”) on the Series B Notes converted equal to the sum of undiscounted interest that would have been paid on the principal amount of such Series B Notes from the last date interest was paid immediately prior to such conversion through and including the Stated Maturity as though such Series B Notes had remained outstanding until the Stated Maturity. The Make Whole Premium will be payable in shares of Common Stock equal to the Conversion Price then in effect; provided, that the number of shares of Common Stock issuable with respect to the Make Whole Premium will be subject to the limitations set forth in the form of Series B Note.

Conversion Rate Adjustments

We will adjust the Conversion Rate from time to time if any of the following events occur:

(1)	If we exclusively issue Common Stock as a dividend or distribution on Common Stock, or if we effect a share split or share combination, then the Conversion Rate will be adjusted based on the following formula:

CR’ =	CR0 x OS’
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the ex-date (as defined below) of such dividend or distribution, or the effective date of such share split or share combination, as applicable;

CR’	=	the Conversion Rate in effect immediately after such ex-date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such ex-date or effective date; and

OS’	=	the number of shares of Common Stock outstanding immediately after such ex-date or effective date.

(2)	If we issue to all holders of Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula (provided that the Conversion Rate will be readjusted to the extent such rights or warrants are not exercised prior to their expiration):

CR’= CR0 x	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the ex-date for such issuance;

CR’	=	the Conversion Rate in effect immediately after such ex-date;

OS0	=	the number of shares of Common Stock outstanding immediately after such ex-date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights divided by the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of the issuance of such rights.

(3)	If we distribute shares of any class of our Capital Stock, evidences of our indebtedness or other assets or property to all holders of Common Stock, excluding: (i) dividends or distributions referred to in clause (1) above; (ii) rights or warrants referred to in clause (2) above; (iii) dividends or distributions paid exclusively in cash; and (iv) spin-offs (as described below) to which the provisions set forth below in this clause applies; then the Conversion Rate will be adjusted based on the following formula:

CR’= CR0 x	SP0
SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the ex-date for such distribution;

CR’	=	the Conversion Rate in effect immediately after such ex-date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive trading-day period ending on the Business Day immediately preceding the ex-date for such distribution; and

FMV	=	the Fair Market Value (as determined by our board of directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of the Common Stock on the record date for such distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit (a “spin-off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the effective date of the spin-off shall be increased based on the following formula:

CR’ = CR0 x	FMV0 + MP0
MP0

where

CR0	=	the Conversion Rate in effect immediately prior to the effective date of the adjustment;

CR’	=	the Conversion Rate in effect immediately after the effective date of the adjustment;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after the effective date of the spin-off; and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the first ten consecutive Trading Day period after the effective date of the spin-off.

The adjustment to the Conversion Rate under the preceding paragraph will occur on the tenth Trading Day from, and including, the effective date of the spin-off; provided that in respect of any conversion within the 10 Trading Days following the effective date of any spin-off, references within this clause (3) to “10 days” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such spin-off and the conversion date in determining the applicable Conversion Rate.

(4)	If any cash dividend or other distribution is made to all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	SP0
SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the ex-date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the ex-date for such distribution;

SP0	=	the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the ex-date for such distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

(5)	If we or one of our subsidiaries make a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR’= CR0 x	AC + (SP’ x OS’)
OS0 x SP’

where,

CR0	=	the Conversion Rate in effect on the date the tender or exchange offer expires;

CR’	=	the Conversion Rate in effect on the day next succeeding the date the tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires; and

SP’	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this clause (5) shall occur on the tenth Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days beginning on the Trading Day next succeeding the date the tender or exchange offer expires, references within this clause (5) to “10 days” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Trading Day next succeeding the date the tender or exchange offer expires and the conversion date in determining the applicable Conversion Rate.

As used in this section, “ex-date” shall mean the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question. Notwithstanding the foregoing, if the application of the foregoing formulas would result in a decrease in the Conversion Rate (other than as a result of a reverse stock split or a stock combination), no adjustment to the Conversion Rate (or the Conversion Price) shall be made.

The Conversion Price will not be adjusted until adjustments amount to 1% or more of the Conversion Price as last adjusted. We will carry forward any adjustment we do not make and will include it in any future adjustment.

We will not issue fractional shares of Common Stock to a Holder who converts a note. In lieu of issuing fractional shares, we will pay cash based upon the closing sale price of our Common Stock on the date of conversion.

We may from time to time increase the Conversion Rate (and thereby decrease the Conversion Price) if our board of directors determines that this reduction would be in the best interests of the Company. Any such determination by our board of directors will be conclusive. Any such reduction in the Conversion Price must remain in effect for at least 20 days.

Equity Voting Rights

Except as may be otherwise expressly provided in the Certificate of Incorporation or as expressly required by the General Corporation Law of the State of Delaware, Holders of the Series B Notes will be entitled, for so long as any Series B Notes remain outstanding, to vote on all matters on which holders of Common Stock generally are entitled to vote (or to take action by written consent of the stockholders), voting together as a single class with the shares of Common Stock and not as a separate class, on an As-Converted-to-Common-Stock-Basis, at any annual or special meeting of stockholders of the Company and each Holder of Series B Notes will be entitled to such number of votes as such Holder would receive on an As-Converted-to-Common-Stock-Basis on the record date for such vote; provided, that, such number of votes shall be limited in order to comply with NASDAQ Listing Rule 5640 and the policies promulgated thereunder unless compliance therewith has been waived by NASDAQ, or we have received a waiver of any comparable requirement of any other exchange on which we seek to list. Holders of the Series B Notes also will be entitled to receive notice of any stockholders’ meeting in accordance with the Certificate of Incorporation and bylaws of the Company. As used herein, “As-Converted-to-Common-Stock-Basis” gives effect immediately prior to the applicable record date, with respect to an annual or special meeting of the Company’s stockholders, to the conversion of the Series B Notes into Common Stock in accordance with “—Conversion Rights” above.

So long as any Series B Notes remain outstanding, the Company shall not take any action, directly or indirectly (including without limitation by merger or recapitalization), to amend, alter or repeal, or adopt any provision as part of the Certificate of Incorporation inconsistent with the purpose and intent of, ARTICLE ELEVENTH of the Certificate of Incorporation and the preceding paragraph, except upon the affirmative vote of a majority of the outstanding Principal Amount of the Series B Notes.

Change of Control

Upon the occurrence of any of the following events (each a “Change of Control”), each Holder shall have the right to require that the Company repurchase all or any part of such Holder’s Series B Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or;

(2) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Company.

In the event that at the time of such Change of Control the terms of any Bank Indebtedness restrict or prohibit the repurchase of Series B Notes pursuant to this section, then prior to the mailing of the notice to the Holders provided for in the next paragraph but in any event within 30 days following any Change of Control, we shall (i) repay in full all Bank Indebtedness or, if doing so will allow the purchase of Series B Notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender and/or Holder who has accepted such offer, or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Series B Notes as provided for in this section.

Within 30 days following any Change of Control, we will mail a notice (the “Change of Control Offer”) to each Holder with a copy to the Trustee stating:

(1) that a Change of Control has occurred and that such Holder has the right to require us to repurchase such Holder’s Series B Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts and financial information regarding such Change of Control;

(3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its Series B Notes purchased.

We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Series B Indenture applicable to a Change of Control Offer made by us and purchases all Series B Notes validly tendered and not withdrawn under such Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Series B Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

Future Indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such Indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require us to repurchase their Series B Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the Holders following the occurrence of a Change of Control may be limited by our then-existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks Relating to the Securities—We may not be able to repurchase the Series B Notes when required.”

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Company to make an offer to repurchase the Series B Notes as described above.

Suspension of Covenants

If on any date following the Issue Date (i) the Series B Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Series B Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), then, beginning on that day and continuing at all times thereafter until the Reversion Date (as defined below), and subject to the provisions of the following paragraph, the Company and the Restricted Subsidiaries will not be subject to the covenants in the Series B Indenture specifically listed under the following captions in this “Description of Series B Notes” (the “Suspended Covenants”):

(1)	“—Certain Covenants—Limitation on Indebtedness”;

(2)	“—Certain Covenants—Limitation on Restricted Payments”;

(3)	“—Certain Covenants—Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(4)	“—Certain Covenants—Limitation on Asset Sales”;

(5)	“—Certain Covenants—Limitation on Affiliate Transactions”; and

(6)	the fourth bullet point of “Consolidation, Merger and Sale of Assets”.

In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Series B Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Series B Notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Series B Indenture with respect to future events.

On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to paragraph (a) or (b) of the covenant described under “—Certain Covenants—Limitation on Indebtedness” (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to paragraph (a) of the covenant described under “—Certain Covenants—Limitation on Indebtedness”, such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (b)(iii) of the covenant described under “—Certain Covenants—Limitation on Indebtedness”. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under the covenant described under “—Certain Covenants—Limitation on Restricted Payments” will be made as though such covenant had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under paragraph (a) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments”. In addition, for purposes of the covenant described under “—Certain Covenants—Limitation on Affiliate Transactions”, all agreements and arrangements entered into by the Company and any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period prior to such Reversion Date will be deemed to have been entered into on or prior to the Issue Date and for purposes of the covenant described under “—Certain Covenants—Dividend and Other Payment Restrictions Affecting Subsidiaries”, all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the Issue Date. As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Company or the Restricted Subsidiaries during the Suspension Period.

For purposes of the covenant described under “—Certain Covenants—Limitation on Asset Sales”, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

There can be no assurance that the notes will ever achieve or maintain a rating of Investment Grade from any Rating Agency.

Consolidation, Merger and Sale of Assets

The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

•

(i) the Company shall be the resulting or surviving corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and (y) shall expressly assume, by an indenture supplemental to the Series B Indenture, executed and delivered to the Trustee, all of the obligations of the Company under the Series B Notes, the Series B Indenture and the Collateral Documents;

•	immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing;

•

we deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the Series B Indenture and that all conditions precedent in the Series B Indenture provided for relating to such transaction have been complied with; and

•

immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either

(a) the successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in paragraph (a) of the covenant described under “—Certain Covenants—Limitation on Indebtedness”; or

(b) the Fixed Charge Coverage Ratio for the successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction.

Notwithstanding the foregoing, fourth bullet point of the immediately preceding paragraph shall not be applicable to the Merger (as defined in the Restructuring Agreement).

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company would constitute all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The successor corporation formed by such consolidation or into which the Company is merged or the successor corporation to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Series B Indenture with the same effect as if such successor had been named as the Company in the Series B Indenture; and thereafter, except in the case of a lease and except for the obligations the Company may have under a supplemental indenture pursuant the Series B Indenture, the Company shall be discharged from all obligations and covenants under the Series B Indenture, the Series B Notes and the Collateral Documents.

Certain Covenants

Required Charter Amendment

From the date that is sixty days after the Issue Date until the date on which the Required Charter Amendment is in full force and effect, then in addition to any other rights Holders may have under the Series B Indenture or under applicable law, as partial liquidated damages and not as a penalty, default damages will accrue on the Series B Notes at a rate of 20% per annum (“Required Charter Amendment Liquidated Damages”); provided that no such Required Charter Amendment Liquidated Damages shall be payable (i) in the event the Company duly convenes a special stockholders’ meeting within 60 days after the Issue Date to approve the Merger (as defined in the Restructuring Agreement), and the stockholders of the Company do not approve the Merger at such meeting and (ii) for any time after the effectiveness of the Required Charter Amendment. Required Charter Amendment Liquidated Damages will be due on the same interest payment dates as interest on the Series B Notes is payable, and will be paid in the same form as PIK Interest is paid.

Limitation on Indebtedness

(a) (i) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) the

Company shall not permit any of the Restricted Subsidiaries (other than a Guarantor) to issue any shares of Preferred Stock; provided, however, that the Company and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary that is not a Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b) The limitations set forth in the foregoing paragraph (a) shall not apply to

(i) the Incurrence by the Company or any Restricted Subsidiary of Indebtedness under the Credit Agreement as follows:

(A) Indebtedness under any Credit Agreement (other than an Asset Backed Credit Facility) in an aggregate principal amount outstanding at any time that does not exceed the amount outstanding on the Issue Date, less all principal repayments of Indebtedness Incurred under this clause (b)(i)(A) with the Net Proceeds of Asset Sales utilized in accordance with clause (b)(i) of the covenant described under “—Limitation on Asset Sales”;

(B) Indebtedness under any Asset Backed Credit Facility in an aggregate principal amount outstanding at any time that does not exceed $400.0 million; and

(C) Indebtedness under any letter of credit (to the extent cash collateralized); provided that the aggregate amount of Indebtedness permitted pursuant to this clause (i)(C) shall not exceed $150.0 million at any time.

(ii) the Incurrence by the Company and the Guarantors of Indebtedness represented by the Series B Notes and the Guarantees issued on the Issue Date (plus any Series B PIK Notes issued from time to time as payment of PIK Interest on the Series B Notes and any increase in the principal amount of Series B Notes as a result of the payment of PIK Interest and, in each case, related guarantees thereof);

(iii) Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (i), (ii) and (xvii) of this paragraph (b)) or permitted to be Incurred under the Amended and Restated Credit Agreement as in effect on the Issue Date with respect to Sale/Leaseback Transactions permitted under the Amended and Restated Credit Agreement as in effect on the Issue Date including (x) under the Contribution Deferral Agreement and the guarantees thereof, (y) the $140.0 million principal amount of Other Notes issued on the Issue Date and the guarantees thereof (plus any additional Other Notes issued from time to time as payment of pay-in-kind interest or liquidated damages on the Other Notes and any increase in the principal amount of the Other Notes as a result of a payment of pay-in-kind interest or liquidated damages and, in each case, related guarantees thereof) and (z) the Company’s $69.4 million aggregate principal amount of 6% convertible senior notes due 2014;

(iv) Indebtedness (including Capitalized Lease Obligations) Incurred by the Company or any Restricted Subsidiaries, Disqualified Stock issued by the Company or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate amount which, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (iv), does not exceed the greater of $35.0 million and 1.5% of Total Assets at the time of Incurrence;

(v) Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Company or any Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person and incurred in the ordinary course of business;

(vi) Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with any acquisition or disposition of any business, assets or a Subsidiary in accordance with the terms of the Series B Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii) Indebtedness of the Company to a Restricted Subsidiary; provided that (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Company and its Subsidiaries) any such Indebtedness owed to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes Obligations; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);

(viii) shares of Preferred Stock of the Company or a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);

(ix) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if a Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not the Company or a Guarantor (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Company and its Subsidiaries), such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor in respect of the Series B Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);

(x) Indebtedness incurred pursuant to Swap Agreements entered into in the ordinary course of business and not for speculative purposes and in respect of Bank Group Cash Management Obligations or Asset Backed Cash Management Obligations;

(xi) Indebtedness of the Company and its Restricted Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees, workers’ compensation claims, self-insurance obligations, performance bonds, export or import indemnitees or similar instruments, customs bonds, governmental contracts, leases, and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(xii) Indebtedness or Disqualified Stock of the Company or, Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xii), does not exceed the greater of $35.0 million and 1.5% of Total Assets at the time of Incurrence (it being understood that any Indebtedness Incurred pursuant to this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed Incurred for purposes of paragraph (a) of this covenant from and after the first date on which the Company, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under paragraph (a) of this covenant without reliance upon this clause (xii));

(xiii) Indebtedness or Disqualified Stock of the Company or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference not greater than 200% of the net cash proceeds received by the Company since immediately after the Issue Date from the issue or sale of Equity Interests of the Company or any direct or indirect parent entity of the Company (which proceeds are contributed to the Company) or cash contributed to the capital of the Company (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Company or any of its Subsidiaries) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the covenant described under “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof); provided that any Indebtedness or Disqualified Stock in excess of 100% of such net cash proceeds or cash shall have a date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred) that is later than the maturity date of the Series B Notes.

(xiv) any guarantee by the Company or any Restricted Subsidiary of the Company of Indebtedness or other obligations of the Company or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by the Company or such Restricted Subsidiary is permitted under the terms of the Series B Indenture; provided that (i) if such Indebtedness is by its express terms subordinated in right of payment to the Series B Notes or the Guarantee of the Company or such Restricted Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Series B Notes or such Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the Series B Notes or the Guarantee, as applicable, and (ii) if such guarantee is of Indebtedness of the Company, such guarantee is Incurred in accordance with the covenant described under “—Future Guarantors” to the extent such covenant is applicable.

(xv) the Incurrence by the Company or any of the Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under paragraph (a) of this covenant and clauses (ii), (iii), (iv), (xii), (xv) and (xvi) of this paragraph (b) or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), expenses, defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is 91 days following the last maturity date of any Series B Notes then outstanding were instead due on such date (provided that this subclause (1) will not apply to any refunding or refinancing of any Secured Indebtedness constituting Senior Priority Lien Obligations other than the Pension Fund Obligations);

(B) to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the Series B Notes or a Guarantee, as applicable, such Refinancing Indebtedness is junior to the Series B Notes or the Guarantee, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and

(C) shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Company or a Guarantor, or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

(xvi) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Company or any Restricted Subsidiaries Incurred to finance an acquisition or (y) Persons that are acquired by the Company or any Restricted Subsidiary or merged, consolidated or amalgamated with or into the Company or any Restricted Subsidiary in accordance with the terms of the Series B Indenture; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

(A) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in paragraph (a) of this covenant; or

(B) the Fixed Charge Coverage Ratio of the Company would be greater than immediately prior to such acquisition or merger, consolidation or amalgamation;

(xvii) Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Company or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(xviii) Indebtedness (i) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds for a period not more than five (5) Business Days after the chief financial officer, principal accounting officer, treasurer or controller of the Company has knowledge thereof and (ii) in respect of customary netting services and overdraft protections in connection with deposit accounts, in each case for clauses (i) and (ii) in the ordinary course of business;

(xix) Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

(xx) Indebtedness of Foreign Subsidiaries; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (xx), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause and pursuant to clause (xxiv) below, does not exceed $25.0 million (it being understood that any Indebtedness Incurred pursuant to this clause (xx) shall cease to be deemed Incurred or outstanding for purposes of this clause (xx) but shall be deemed Incurred for the purposes of paragraph (a) of this covenant from and after the first date on which such Foreign Subsidiary could have Incurred such Indebtedness under paragraph (a) of this covenant without reliance upon this clause (xx));

(xxi) Indebtedness of the Company or any Restricted Subsidiary consisting of (1) the financing of insurance premiums or (2) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xxii) Indebtedness consisting of Indebtedness issued by the Company or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent of the Company to the extent described in clause (b)(iv) of the covenant described under “—Limitation on Restricted Payments”;

(xxiii)(a) Indebtedness of the Company or any Restricted Subsidiary as an account party in respect of trade letters of credit; (b) Indebtedness in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made hereunder; and (c) Attributable Debt or any other Capitalized Lease Obligations incurred in connection with a Sale/Leaseback Transaction existing on the Issue Date or otherwise permitted under the Series B Indenture;

(xxiv) Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, non-U.S. joint ventures of the Company or any Restricted Subsidiary; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (xxiv), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xxiv) and pursuant to clause (xx) above, does not exceed $25.0 million;

(xxv) Indebtedness in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made hereunder; and

(xxvi) Indebtedness of the Company or any Restricted Subsidiary as an account party in respect of trade letters of credit.

For purposes of determining compliance with this covenant:

(i) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxvi) above or is entitled to be Incurred pursuant to paragraph (a) of this covenant, the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this covenant; provided that all Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred pursuant to clause (i) and the Company shall not be permitted to reclassify all or any portion of any Indebtedness Incurred pursuant to such clause (i); and

(ii) subject to the proviso to clause (i) above, at the time of Incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in paragraphs (a) and (b) of this covenant without giving pro forma effect to the Indebtedness Incurred pursuant to paragraph (b) of this covenant when calculating the amount of Indebtedness that may be Incurred pursuant to paragraph (a) of this covenant.

Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant or the covenant described under “—Limitation on Liens.” Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

(c) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company and the Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

(a) the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any distribution on account of the any of the Company’s or any of the Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Company (other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Company; (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly-Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities; and (C) dividends or distributions by the Company pursuant to and in accordance with stock option plans or other benefit plans for directors, officers, members of management or employees of the Company and its Subsidiaries);

(ii) purchase or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company;

(iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Company or a Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (vii) and (ix) of paragraph (b) of the covenant described under “—Limitation on Indebtedness”); or

(iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(A) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(B) immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “—Limitation on Indebtedness”; and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i), (ii) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (C) thereof), (vi)(C), (viii), (xiii)(B), (xiv)(b) and (xviii) of paragraph (b) of this covenant, but excluding all other Restricted Payments permitted by paragraph (b) of this covenant), is less than the amount equal to the Cumulative Credit (with the amount of any Restricted Payment made under this covenant in any property other than cash being equal to the Fair Market Value (as determined in good faith by the Company) of such property at the time made).

(b) The provisions of paragraph (a) of this covenant shall not prohibit:

(i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Series B Indenture;

(ii)(1) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Company, any direct or indirect parent of the Company or any Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Company or any direct or indirect parent of the Company (contributed to the capital of the Company) or contributions to the equity capital of the Company (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Company) (collectively, including any such contributions, “Refunding Capital Stock”),

(2) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Refunding Capital Stock, and

(3) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (vi) of this paragraph (b) and not made pursuant to clause (ii)(2) of this paragraph (b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(iii) the redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of the Company or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company or a Guarantor which is Incurred in accordance with the covenant described under “—Limitation on Indebtedness” so long as:

(1) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses Incurred in connection therewith),

(2) such Indebtedness is subordinated to the Series B Notes or the related Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value except as otherwise permitted under clause (xv) of paragraph (b) of the covenant described under “—Limitation on Indebtedness”,

(3) such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any Series B Notes then outstanding, and

(4) such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Series B Notes then outstanding were instead due on such date;

(iv) a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of the Company or any direct or indirect parent of the Company held by any future, present or former employee, director or consultant of the Company or any direct or indirect parent of the Company or any Subsidiary of the Company pursuant to and in accordance with stock option plans or other benefit plans for directors, officers, members of management or employees of the Company and its subsidiaries;

(v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued or Incurred in accordance with the covenant described under “—Limitation on Indebtedness”;

(vi)(1) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(2) a Restricted Payment to any direct or indirect parent of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Company issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (2) does not exceed the net cash proceeds actually received by the Company from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; and

(3) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (b)(ii) of this covenant;

provided, however, in the case of each of (1) and (3) above of this clause (vi), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Company would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(vii) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Company), taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed $7.5 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(viii) the payment of dividends on the Company’s Capital Stock (or a Restricted Payment to any direct or indirect parent of the Company to fund the payment by such direct or indirect parent of the Company of dividends on such entity’s common stock) of up to 6% per annum of the net proceeds received by the Company from any public offering of such Capital Stock of the Company or any direct or indirect parent of the Company, other than public offerings with respect to the Company’s (or such direct or indirect parent’s) Capital Stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(ix) Restricted Payments that are made with Excluded Contributions;

(x) other Restricted Payments in an aggregate amount not to exceed $35.0 million;

(xi) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(xii) [Reserved];

(xiii) the payment of Restricted Payments, if applicable:

(1) in amounts required for any direct or indirect parent of the Company to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Company and general corporate operating and overhead expenses of any direct or indirect parent of the Company in each case to the extent such fees and expenses are attributable to the ownership or operation of the Company, if applicable, and their Subsidiaries;

(2) in amounts required for any direct or indirect parent of the Company, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Company or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, the Company Incurred in accordance with the covenant described under “—Limitation on Indebtedness”; and

(3) in amounts required for any direct or indirect parent of the Company to pay fees and expenses, other than to Affiliates of the Company, related to any unsuccessful equity or debt offering of such parent;

(xiv) payments made in connection with the Transactions;

(xv) [Reserved];

(xvi) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(xvii) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(xviii) Restricted Payments by the Company or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(xix) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the covenant described under “—Limitation on Asset Sales” and “Change of Control”; provided that all Series B Notes tendered by Holders of the Series B Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(xx) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, that complies with “Consolidation, Merger and Sale of Assets”; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Company shall have made a Change of Control Offer (if required by the Series B Indenture) and that all Series B Notes tendered by Holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (vi)(B), (vii), (x), (xi) and (xiii)(B) of this paragraph (b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (b)(i) through (xx) of this covenant, or is permitted pursuant to paragraph (a) of this covenant, the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant.

(d) As of the Issue Date, all of the Subsidiaries of the Company shall be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of the Company or any Restricted Subsidiary to:

(a)(i) pay dividends or make any other distributions to the Company or any Restricted Subsidiary (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Company or any of Restricted Subsidiary;

(b) make loans or advances to the Company or any Restricted Subsidiary; or

(c) sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary; except in each case for such encumbrances or restrictions existing under or by reason of:

(A) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Agreement Documents, the ABL Documents and the Contribution Deferral Agreement and other Pension Fund Documents (or otherwise required by such agreements in effect on the Issue Date);

(B) the Series B Indenture, the Series B Notes (and any guarantees thereof), the Other Notes Indenture, the Other Notes (and any guarantees thereof) and the Collateral Documents (or otherwise required by such agreements);

(C) applicable law or any applicable rule, regulation or order;

(D) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (and proceeds and accessions thereto);

(E) contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

(F) Secured Indebtedness otherwise permitted to be Incurred pursuant to the Series B Indenture that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(G) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(H) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(I) purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired (or proceeds and accessions thereto);

(J) customary provisions contained in leases, subleases, licenses, sublicenses and other similar agreements entered into in the ordinary course of business;

(K) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(L) other Indebtedness, Disqualified Stock or Preferred Stock (a) of the Company or any Restricted Subsidiary that is a Guarantor or a Foreign Subsidiary or (b) of any Restricted Subsidiary that is not a Guarantor or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Company’s ability to make anticipated principal or interest payments on the Series B Notes (as determined in good faith by the Company), provided that in the case of each of clauses (a) and (b), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date pursuant to the covenant described under “—Limitation on Indebtedness”;

(M) any Restricted Investment not prohibited by the covenant described under “—Limitation on Restricted Payments” and any Permitted Investment;

(N) restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited hereunder; or

(O) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) of this covenant imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (N) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, restructurings or refinancings are, in the good faith judgment of the Company, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Company or a Restricted Subsidiary to other Indebtedness Incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Limitation on Asset Sales

(a) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Company or any Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Company) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(i) any liabilities (as shown on the Company’s or a Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or a Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Series B Notes or any Guarantee) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee,

(ii) any notes or other obligations or other securities or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received), and

(iii) any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Company), taken together with all other Designated Non-cash Consideration received pursuant to this clause (a)(iii) that is at that time outstanding, not to exceed the greater of 1.0% of Total Assets and $25.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be Cash Equivalents for the purposes of this paragraph (a).

(b) Subject to the terms, conditions and provisions of the Intercreditor Agreements, within 365 days after the Company’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

(i) to repay (A) Indebtedness constituting Senior Priority Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto or otherwise cash collateralize any such Senior Priority Lien Obligations); provided that the Lien on the assets that are the subject of the Asset Sale is senior in priority to the Lien securing the Notes Obligations pursuant to the terms of the Senior Priority Lien Intercreditor Agreement or the Asset Backed Credit Facility Intercreditor Agreement, (B) Indebtedness of a Restricted Subsidiary that is not a Guarantor, (C) Notes Obligations or (D) other senior Indebtedness that is secured by a Lien permitted under the Series B Indenture, including the Other Notes (“Pari Passu Indebtedness”) (provided that the Company will equally and ratably reduce Notes Obligations through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, the pro rata principal amount of Series B Notes), in each case other than Indebtedness owed to the Company or an Affiliate of the Company; or

(ii) to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Company), assets, or property or capital expenditures, in each case (a) used or useful in a Similar Business or (b) that replace, restore, repair or rebuild the properties and assets that are the subject of such Asset Sale.

In the case of clause (b)(ii), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the 18 month anniversary of the date of the receipt of such Net Proceeds; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Company or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within six months of such cancellation or termination of the prior binding commitment; provided, further, that the Company or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, or is not applied prior to such 18 month anniversary, then such Net Proceeds shall constitute Excess Proceeds.

Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by the Series B Indenture. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of this paragraph (b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Series B Notes, as described in clause (i) of this paragraph (b), shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall make an offer to all Holders of Series B Notes (and, at the option of the Company, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Series B Notes (and such Pari Passu Indebtedness), that is at least $1.00 and an integral multiple of $1.00 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and Liquidated Damages, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this covenant. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceed $15.0 million by mailing the notice required pursuant to the terms of paragraph (f) of this covenant, with a copy to the Trustee. To the extent that the aggregate amount of Series B Notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose that is not prohibited by the Series B Indenture. If the aggregate principal amount of Series B Notes (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Series B Notes to be purchased in the manner described in paragraph (e) of this covenant. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(c) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Series B Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Series B Indenture, The Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Series B Indenture by virtue thereof.

(d) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers’ Certificate certifying as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of paragraph (b) of this covenant. On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company or a Wholly-Owned Restricted Subsidiary is acting as the Paying Agent, segregate and hold in trust) an amount equal to the Excess Proceeds to be invested in Cash Equivalents, as directed in writing by the Company, and to be held for payment in accordance with the provisions of this covenant. Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Series B Notes or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Excess Proceeds delivered by the Company to the Trustee are greater than the purchase price of the Series B Notes tendered, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this covenant.

(e) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the end of the Offer Period more Series B Notes (and such Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Company is required to purchase, selection of such Series B Notes for purchase shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Series B Notes are listed, or if such Series B Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements). Selection of such Pari Passu Indebtedness shall be made pursuant to the terms of such Pari Passu Indebtedness.

(f) Notices of an Asset Sale Offer shall be delivered electronically or mailed first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each Holder of Series B Notes at such Holder’s registered address. If any Security is to be purchased in part only, any notice of purchase that relates to such Security shall state the portion of the principal amount thereof that has been or is to be purchased.

Limitation on Affiliate Transactions

(a) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $5.0 million, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable (taken as a whole) to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, the Company delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors, approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above.

(b) The provisions of paragraph (a) of this covenant shall not apply to the following:

(i) transactions between or among the Company and/or any of the Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of the Company and any direct parent of the Company; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Company and such merger, consolidation or amalgamation is otherwise in compliance with the terms of the Series B Indenture and effected for a bona fide business purpose;

(ii) Restricted Payments permitted by the covenant described under “—Limitation on Restricted Payments” and the definition of Permitted Investments;

(iii) the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company, any Restricted Subsidiary or any direct or indirect parent of the Company;

(iv) transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a)(i) of this covenant;

(v) payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors in good faith;

(vi) any agreement as in effect as of the Issue Date (or otherwise required pursuant to any agreement in effect on the Issue Date), any amendment, modification, supplement, extension, renewal, replacement or restructuring thereto (so long as any such agreement together with all amendments, modifications, supplements, extensions, renewals, replacements or restructurings thereto, taken as a whole, is not materially more disadvantageous to the Holders of the Series B Notes than the original agreement as in effect on the Issue Date), any agreement required thereby or any transaction contemplated thereby as determined in good faith by the Company;

(vii) the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under the terms of any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Holders of the Series B Notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;

(viii) the Transactions, and the payment of all fees and expenses related to the Transactions and the performance by the Company or any of its Restricted Subsidiaries of any agreement in connection with the Transactions;

(ix) (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Series B Indenture, which are fair to the Company and the Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;

(x) any transaction effected as part of a Qualified Receivables Financing;

(xi) the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Person;

(xii) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors or the board of directors of any direct or indirect parent of the Company or of a Restricted Subsidiary, as appropriate, in good faith;

(xiii) any contribution to the capital of the Company;

(xiv) transactions permitted by, and complying with, the covenant described under “—Consolidation, Merger and Sale of Assets”;

(xv) transactions between the Company or any Restricted Subsidiary and any Person, a director of which is also a director of the Company or any direct or indirect parent of the Company; provided, however, that such director abstains from voting as a director of the Company or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(xvi) pledges of Equity Interests of Unrestricted Subsidiaries;

(xvii) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(xviii) any employment agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business; and

(xix) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Company in an Officers’ Certificate) for the purpose of improving the consolidated tax efficiency of the Company and its Subsidiaries and not for the purpose of circumventing any provision set forth in the Series B Indenture.

Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, Incur or suffer to exist any Lien on or with respect to the Collateral other than Permitted Liens. Subject to the immediately preceding sentence, the Company will not, and will not permit any of its Restricted Subsidiaries to, create, Incur or suffer to exist any Lien, other than Permitted Liens, on any asset or property of the Company or any such Restricted Subsidiary of the Company, or any income or profits therefrom, or assign or convey any right to receive income therefrom, whether owned at the Issue Date or thereafter acquired unless the Notes Obligations are secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes Obligations shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien.

Any Lien on property securing the Notes Obligations for the benefit of the Secured Parties shall be automatically and unconditionally released and discharged in accordance with the terms and provisions of the Intercreditor Agreements and, to the extent applicable and not in conflict with the Intercreditor Agreements, the Series B Indenture and the other applicable Collateral Documents.

For purposes of determining compliance with this covenant, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens described in clauses (1) through (28) of the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens described in clauses (1) through (28) of the definition of “Permitted Liens”, the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the clauses of the definition of “Permitted Liens” and such Lien securing such item of Indebtedness will be treated as being Incurred or existing pursuant to only one of such clauses.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest or fees, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Company, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of “Indebtedness”.

Future Guarantors

The Company will cause each Domestic Subsidiary that guarantees any Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate amount of $5.0 million or more to (a) promptly execute and deliver to the Trustee a supplemental indenture to the Series B Indenture pursuant to which such Domestic Subsidiary shall guarantee the Secured Obligations on the same secured basis, (b) promptly execute and deliver to the Trustee and the Collateral Trustee a joinder to the Intercreditor Agreements and (c) within 45 days execute and deliver to the Collateral Trustee such Collateral Documents or supplements or joinders thereto as are necessary for such Domestic Subsidiary to become a grantor or mortgagor under all applicable Collateral Documents and take all actions so that the Lien of the Collateral Documents on the property and assets of such Domestic Subsidiary are perfected and have priority over other Liens to the extent required by, and in accordance with, the applicable terms and provisions of the Series B Indenture and the Collateral Documents.

SEC Reports

We will file with the Trustee, within 15 days after we file such annual and quarterly reports, information, documents and other reports with the SEC, copies of our annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event we are at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had we continued to have been subject to such reporting requirements. In such event, such reports shall be provided to the Trustee at the times we would have been required to provide reports had we continued to have been subject to such reporting requirements.

We will also disclose in our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K to be filed with the SEC from and after the Issue Date so long as any Series B Notes remain outstanding, which disclosure will set forth the then outstanding aggregate principal amount of the Series B Notes and the maximum number of shares of Common Stock which may be issued in connection therewith after taking into account any conversions of the Series B Notes and the payment of the Make Whole Premium as of the end of the fiscal period to which such report relates and, to the extent available, as of a more recent date for which such information is available at the time such report is filed with the SEC.

Modification and Waiver

Subject to certain exceptions, the Series B Indenture, any Guarantee and the Series B Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Series B Notes then outstanding and any existing default or compliance with any provisions thereof may also be waived with the consent of the Holders of a majority in principal amount of the Series B Notes then outstanding (other than Series B Notes beneficially owned by the Company or its Affiliates). However, without the consent of each Holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

•	change the Stated Maturity of the principal of, the time at which any Note may be redeemed, or payment date of any installment of interest or Liquidated Damages, if any, on any Series B Note;

•

reduce the principal amount of, the premium due in respect of, or the rate of interest on or Liquidated Damages, if any, on any Series B Note, or alter the manner of calculation of interest or Liquidated Damages, if any, or the rate of accrual, on any Series B Note;

•	change the currency in which the principal of any Series B Note or interest or Liquidated Damages, if any, is payable;

•

impair the right to receive payment of, or institute suit for the enforcement of any payment of, principal of, premium due in respect of, or interest or Liquidated Damages, if any, on, any Series B Note when due;

•	adversely affect any right provided in the Series B Indenture to convert any Series B Note including with respect to any Make Whole Premium;

•	modify the ranking of the Series B Notes or any Guarantee in a manner adverse to the rights of the Holders of the Series B Notes;

•	reduce the percentage in principal amount of the outstanding Series B Notes necessary to modify or amend the Series B Indenture or to consent to any waiver provided for in the Series B Indenture;

•	waive a default in the payment of principal of, premium due in respect of, or interest or Liquidated Damages, if any, on, any Series B Note;

•

modify or change the provision of the Series B Indenture regarding waiver of past defaults, the provision regarding rights of Holders to receive payment and the provision regarding amendments that require the consent of each Holder; or

•	make any change in the provisions in the Intercreditor Agreements or the Series B Indenture dealing with the application of proceeds of Collateral that would adversely affect the Holders.

Notwithstanding the preceding, without the consent of any Holder of the Series B Notes, the Company and Trustee may amend or supplement the Series B Indenture, the Collateral Documents, to which the Trustee is a party or the Series B Notes:

•	to cure any ambiguity, defect or inconsistency in the Series B Indenture;

•	to evidence a successor to us and the assumption by the successor of our obligations under the Series B Indenture, the Series B Notes and the Collateral Documents;

•	to make any change that does not adversely affect the rights of any Holder of the Series B Notes;

•	to provide the Holders of the Series B Notes with any additional rights or benefits;

•	to complete or make provision for certain other matters contemplated by the Series B Indenture;

•

to add additional Guarantors to the Series B Indenture, any Collateral Document or the Collateral Trust Agreement, or to add Collateral to secure the Notes Obligations or otherwise enter into additional or supplemental Collateral Documents pursuant to, and to the extent permitted by, the Series B Indenture, any Collateral Document or otherwise;

•	to release any Guarantor from any of its Notes Obligations under its Guarantee (to the extent in accordance with the provisions of the Series B Indenture and the Collateral Documents, as applicable);

•

to release Collateral from the Liens when permitted or required by the Series B Indenture, the Collateral Trust Agreement, the Senior Priority Lien Intercreditor Agreement and the other Collateral Documents;

•

to make, complete or confirm any grant of a Lien on Collateral permitted or required by the Series B Indenture or any of the Collateral Documents or, to the extent required under the Intercreditor Agreements, to conform any Collateral Documents to reflect permitted amendments or other modifications to comparable provisions under any security documents in respect of Bank Group Obligations, obligations incurred pursuant to an Asset Backed Credit Facility, if any, or Pension Fund Obligations;

•

to amend the Senior Priority Lien Intercreditor Agreement pursuant to the terms thereof or otherwise enter into an intercreditor agreement in respect of any Credit Agreement permitted by the Series B Indenture to the extent permitted under the Intercreditor Agreements and provided such intercreditor agreement is not less favorable to the Notes Secured Parties (taken as a whole) than the Intercreditor Agreements in effect as of the Issue Date (it being understood that an intercreditor agreement providing for the subordination of Liens granted to the Bank Group Agent and the Collateral Trustee in accounts receivable and related assets to secure an Asset Backed Credit Facility shall not be deemed less favorable so long as the terms of such lien subordination are consistent with the lien subordination terms set forth in the Senior Priority Lien Intercreditor Agreement as in effect on the Issue Date (assuming such lien subordination was applicable to accounts receivable and related assets)); or

•	to comply with the provisions of the Trust Indenture Act, or with any requirement of the SEC arising as a result of the qualification of the Series B Indenture under the Trust Indenture Act.

In addition, except as otherwise provided in the Documents, without the consent of the Holders of at least 66 2/3% in aggregate principal amount of Series B Notes then outstanding, no amendment or waiver may release all or substantially all of the Guarantors from their Notes Obligations under the Documents or all or substantially all of the Collateral from the Lien of the Series B Indenture and the Collateral Documents, or modify or supplement the Collateral Documents in any way that would be adverse to the Holders of the Series B Notes in any material respect.

The Collateral Documents may be amended or supplemented as set forth under the caption “—Security for the Series B Notes—Amendment of Collateral Documents” above.

Events of Default

Each of the following is an “Event of Default”:

(1)	a default in the payment of any interest, or Liquidated Damages, if any, upon any of the Series B Notes when due and payable and such default continues for a period of 30 days;

(2)	a default in the payment of the principal or premium of the Series B Notes when due;

(3)	a failure to comply with any of our agreements in the Series B Indenture or the Series B Notes which continues for 45 days;

(4) (i)	the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any of our or our Subsidiaries’ Indebtedness (including Indebtedness with respect to the Other Notes), or the acceleration of the final stated maturity of any such Indebtedness (other than Indebtedness with respect to the Other Notes) (which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by us or such Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 10-day period described above has elapsed), aggregates $15.0 million or more at any time; or (ii) the acceleration of the final stated maturity of the Indebtedness with respect to the Other Notes;

(5)	failure by us or any of our Significant Subsidiaries to pay when due any final, non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $15.0 million, which judgments are not stayed, bonded or discharged within 60 days after their entry;

(6)	our failure to issue Common Stock upon conversion of Series B Notes by a Holder in accordance with the provisions set forth in the Series B Indenture and the Series B Notes;

(7)	any Guarantee by a Significant Subsidiary shall for any reason cease to be in full force and effect or be asserted by the Company or any such guarantor, as applicable, not to be in full force and effect (except pursuant to the release of any such Guarantee in accordance with the provisions of the Series B Indenture);

(8)	the IBT MOU shall be declared invalid or illegal, shall be terminated, or shall no longer be in full force and effect

(9)	events of bankruptcy, insolvency or reorganization involving us or any of our Significant Subsidiaries;

(10)	unless such Liens have been released in accordance with the provisions of the Series B Indenture and the Collateral Documents, Liens in favor of the Collateral Trustee for the benefit of the Notes Secured Parties with respect to all or a substantial portion of the Collateral cease to be valid, enforceable, or perfected Liens (subject only to Permitted Liens) or the Company or any Guarantor asserts in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any Guarantor, the Company fails to cause such Guarantor to rescind such assertions within 30 days after the Company has actual knowledge of such assertions; or

(11)	the failure by the Company or any Guarantor to comply for 60 days after notice by the Trustee, Collateral Trustee or the Holders of at least 25% in aggregate principal amount of the Series B Notes at the time outstanding, with any of its agreements contained in the Collateral Documents except for a failure that would not be material to the Holders of the Series B Notes and would not materially affect the value of the Collateral taken as a whole.

If an Event of Default described above (other than an Event of Default specified in clause (4)(ii) or (9) above with respect to the Company) occurs and is continuing, subject to the provisions, terms and conditions of the Intercreditor Agreements, either the Trustee or the Holders of at least 25% in principal amount of the outstanding Series B Notes may declare the principal amount of and accrued and unpaid interest (including the payment of the Acceleration Premium), on all Series B Notes to be immediately due and payable in cash. This declaration may be rescinded if the conditions described in the Series B Indenture are satisfied. If an Event of Default of the type referred to in clause (4)(ii) or (9) above with respect to the Company occurs, the principal amount of and accrued and unpaid interest, and Liquidated Damages, if any, on the outstanding Series B Notes (including the Acceleration Premium) will automatically become immediately due and payable in cash.

Within 90 days following a Default, the Trustee must give to the registered Holders of Series B Notes notice of all uncured Defaults known to it. The Trustee will be protected in withholding the notice if it in good faith determines that the withholding of the notice is in the best interests of the registered Holders, except in the case of a default in the payment of the principal of, or interest, or Liquidated Damages, if any, on, any of the Series B Notes when due or due for purchase.

Subject to the provisions of the Series B Indenture, the Holders of a majority in principal amount of the outstanding Series B Notes may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. Subject to the provisions of the Series B Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Series B Indenture at the request or direction of any of the Holders of the Series B Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, or interest, when due or the right to convert a Series B Note in accordance with the Series B Indenture, no Holder may institute a proceeding or pursue any remedy with respect to the Series B Indenture or the Series B Notes unless the conditions provided in the Series B Indenture have been satisfied, including among other things:

•	Holders of at least a majority in principal amount of the outstanding Series B Notes have requested in writing that the Trustee pursue the remedy; and

•	Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense.

We are required to deliver to the Trustee annually a certificate indicating whether the officers signing the certificate know of any Default by us in the performance or observance of any of the terms of the Series B Indenture. If the officers know of a Default, the certificate must specify the status and nature of all Defaults.

Registration Rights

We and the Guarantors entered into a Registration Rights Agreement for the benefit of certain Holders of the Series B Notes and the shares of our Common Stock issuable on conversion of the Series B Notes or otherwise on account of the Series B Notes. Under the Registration Rights Agreement, we will at our cost, use our commercially reasonable efforts to keep the shelf registration statement to which this prospectus relates effective until the earlier of:

•	the sale under the shelf registration statement of all of the Series B Notes and any shares of our Common Stock issued on their conversion or otherwise under the terms of the Series B Notes; and

•

the date the Series B Notes and any shares of our Common Stock issued on their conversion or otherwise under the terms of the Series B Notes may be sold without restriction under Rule 144 of the Securities Act (such date, the “effective period”).

If we do not fulfill certain of our obligations under the Registration Rights Agreement, we will be required to pay additional amounts in partial liquidated damages in the form of additional Series B Notes to the holders party to the Registration Rights Agreement. See “Registration Rights.”

Satisfaction and Discharge

When (1) we deliver to the Trustee all outstanding Series B Notes for cancellation or (2) all outstanding Series B Notes have become due and payable or will become due and payable at the Stated Maturity within one year) and, in each case, we irrevocably deposit with the Trustee cash, in immediately available funds, sufficient to pay and discharge all amounts due and owing on all outstanding Series B Notes, together with irrevocable instructions from us directing the Trustee to apply such funds to the payment thereof at Stated Maturity, and if in each case all other Notes Obligations have been paid and satisfied in full, then the Series B Indenture shall, subject to certain exceptions, cease to be of further effect.

Governing Law

The Series B Indenture, the Series B Notes and the Guarantees will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

The definitions set forth under this subheading relate solely to the Series B Notes.

“ABL Agent” means JPMorgan Chase Bank, N.A., together with its successors and permitted assigns.

“ABL Borrower” means a special purpose, bankruptcy-remote Restricted Subsidiary of the Company.

“ABL Credit Agreement” means the Credit Agreement, dated as of the Issue Date, by and among the ABL Borrower, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent thereunder, together with its successors and permitted assigns, as amended or otherwise modified time to time and any documents related thereto; provided that any amendment or modification is not materially adverse to the Holders. For the avoidance of doubt, any amendment or modification that meets the conditions described in clause (b) of the definition of “Qualified Receivables Financing” shall not be deemed to be materially adverse to the Holders.

“ABL Documents” means the ABL Credit Agreement, any “sale” document pursuant to which the ABL Borrower acquires receivables, and the security documents, agreements and other documents entered into in connection with the ABL Credit Agreement (as in existence on the Issue Date or as otherwise permitted hereby).

“ABL Obligations” means (a) all principal of and interest (including without limitation any post-petition interest) and premium (if any) on all loans made pursuant to the ABL Credit Agreement and (b) all guarantee obligations, indemnification obligations, fees, expenses and other amounts payable from time to time pursuant to the ABL Documents, in each case whether or not allowed or allowable in an insolvency proceeding.

“ABL Secured Parties” means ABL Agent, the Secured Parties (as defined in the ABL Credit Agreement) and any other holders of the ABL Obligations.

“Acceleration Premium” shall mean, in connection with any accelerated payment of any of the Series B Notes pursuant to “—Events of Default”, the aggregate present value as of the date of such accelerated payment of the amount of unpaid interest (exclusive of interest that has been accrued to the date of such accelerated payment, but inclusive of any interest that would have become payable on Series B PIK Notes or on any increased principal amount of Series B Notes as a result of the payment of PIK Interest if such accelerated payment had not been made) that would have been payable in respect of the principal amount of the Series B Notes (including any Series B PIK Notes or any increase in the principal amount of the Series B Notes as a result of the payment of PIK Interest), then outstanding, with the present value determined by discounting, on a semi-annual basis, such interest at the Reinvestment Rate (determined on the third Business Day preceding the date such declaration of acceleration is made) from the respective dates on which such interest payments would have been payable if such accelerated payment had not been made.

“Acquired Indebtedness” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “Control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing. Solely for purposes of determining whether the Holders of the requisite Principal Amount of Series B Notes have given or concurred in any request, demand, authorization, direction, notice, consent or waiver under the Series B Indenture, no Person will be deemed to “Control” another Person solely by virtue of their ownership of less than 20 percent of the voting power of the voting securities of such other Person.

“Amended and Restated Credit Agreement” means the Credit Agreement, dated as of the Issue Date, among the Company, the lenders party thereto from time to time and JPMorgan Chase Bank, National Association, as administrative agent thereunder.

“Asset Backed Agent” means the agent under any Asset Backed Credit Facility together with its successors and assigns.

“Asset Backed Cash Management Obligations” means, with respect to any Asset Backed Loan Party any obligations of such Asset Backed Loan Party owed to any Asset Backed Secured Party (or an affiliate thereof) in respect of treasury management arrangements, depositary or other cash management services including in connection with any automated clearing house transfers of funds or similar transactions.

“Asset Backed Credit Facility” means (i) any credit facility (other than the ABL Credit Agreement) with an advance rate on the basis of the value of inventory of accounts receivable (and, in each case, related assets) to the Company or any of its Restricted Subsidiaries or similar instrument, that refinances, replaces or otherwise restructures the ABL Credit Agreement, including any agreement extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount loaned or issued thereunder or altering the maturity thereof, and (ii) any similar credit support agreements or guarantees Incurred from time to time, as amended, supplemented, modified, extended, restructured, renewed, restated, refinanced or replaced in whole or in part from time to time; provided that any credit facility that refinances or replaces an Asset Backed Credit Facility must comply with clause (i) of this definition in order to be an Asset Backed Credit Facility.

“Asset Backed Credit Facility Intercreditor Agreement” means any intercreditor agreement entered into by the Company and/or any of its Restricted Subsidiaries, the Asset Backed Agent, the Collateral Trustee and other applicable secured parties with respect to any shared collateral.

“Asset Backed Loan Party” means the Company or any Restricted Subsidiary party to an Asset Backed Credit Facility.

“Asset Backed Secured Party” means the agents under any Asset Backed Credit Facility and the holders of obligations under any Asset Backed Credit Facility.

“Asset Backed Swap Obligations” means any obligations of an Asset Backed Loan Party pursuant to any swap agreement or hedge agreement in respect of interest rates, currency exchange rates or commodity prices entered into by an Asset Backed Loan Party and any Asset Backed Secured Party (or any affiliate thereof) at the time such agreement is entered into.

“Asset Sale” means:

(1)	the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/ Leaseback Transaction) outside the ordinary course of business of the Company or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or

(2)	the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

(a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to “—Consolidation, Merger and Sale of Assets” or any disposition that constitutes a Change of Control;

(c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(d) any disposition of assets of the Company or any Restricted Subsidiary or issuance or sale of Equity Interests of the Company or any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Company) of less than $2.5 million;

(e) any disposition of property or assets, or the issuance of securities, by the Company or a Restricted Subsidiary to the Company or another Restricted Subsidiary;

(f) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Company and the Restricted Subsidiaries as a whole, as determined in good faith by the Company;

(g) foreclosure or any similar action with respect to any property or other asset of the Company or any of the Restricted Subsidiaries;

(h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) (x) leases, subleases and terminations and abandonment of any leasehold interest in real property and (y) granting of easements or rights of way in respect of real property, in each case, in the ordinary course of business consistent with past practices;

(j) any sale of inventory or other assets in the ordinary course of business;

(k) any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

(l) in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Company and the Restricted Subsidiaries as a whole, as determined in good faith by the Company;

(m) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(n) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including any Sale/Leaseback Transaction or asset securitization permitted by the Series B Indenture;

(o) dispositions in connection with Permitted Liens or the grant of Permitted Liens;

(p) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such

Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(q) the sale of any property in a Sale/Leaseback Transaction within six months of the acquisition of such property;

(r) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; and

(s) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind.

“Attributable Debt” means, as of any date of determination thereof, the net present value (discounted according to GAAP at the cost of debt implied in the lease) of the obligations of the lessee for rental payments during the then remaining term of any applicable lease in connection with a Sale/Leaseback Transaction.

“Bank Group Agent” means JPMorgan Chase Bank, National Association, in its capacity as administrative agent under the Bank Group Credit Agreement, together with its successors and permitted assigns.

“Bank Group Cash Management Obligations” means, with respect to any Bank Group Loan Party, any obligations of such Bank Group Loan Party owed to any Bank Group Secured Party in respect of treasury management arrangements, depositary or other cash management services pursuant to banking services agreements.

“Bank Group Credit Agreement” means (a) the Amended and Restated Credit Agreement and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Bank Group Credit Agreement (as in existence on the Issue Date), any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a Bank Group Credit Agreement hereunder.

“Bank Group Credit Documents” means any guarantee by any Bank Group Loan Party of any or all of the Bank Group Obligations, the “Security Agreement,” the “Mortgages,” the “Mortgage Instruments” and the other “Collateral Documents” as defined in the Bank Group Credit Agreement, and any other documents that are designated under the Bank Group Credit Agreement or any other Bank Group Credit Agreement as “Bank Group Credit Documents” for purposes of the Senior Priority Lien Intercreditor Agreement.

“Bank Group Loan Party” means the Company and each direct or indirect affiliate or shareholder (or equivalent) of the Company or any of its affiliates that is now or hereafter becomes a party to any Bank Group Credit Document as a “Borrower”, “Subsidiary Guarantor” or “Grantor” (as defined in the Bank Group Credit Agreement (as in existence on the Issue Date).

“Bank Group Obligations” means (a) all principal of and interest (including without limitation any post-petition interest) and premium (if any) on all loans made pursuant to the Bank Group Credit Agreement, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the Bank Group Credit Agreement, (c) all “Swap Obligations” (as defined in the Bank Group Credit Agreement (as in existence on the Issue Date), (d) all Bank Group Cash Management Obligations, (e) all guarantee obligations, indemnification obligations, fees, expenses and other amounts payable from time to time pursuant to the Bank Group Credit Documents, in each case whether or not allowed or allowable in an insolvency proceeding and (f) all other Secured Obligations (as defined in the Bank Group Credit Agreement (as in existence on the Issue Date).

“Bank Group Priority Collateral” means, with respect to the Bank Group Loan Parties (and subject to certain exceptions and qualifications): (i) assets (other than real estate) of the Bank Group Loan Parties on which the Bank Group Agent had the sole lien immediately prior to consummating the transactions to occur on the Issue Date (including certain accounts receivable, chattel paper, commercial tort claims, copyrights, deposit accounts, documents, equipment (including, without limitation, all tractor trailers), farm products, fixtures, general intangibles, goods, instruments, inventory, investment property, letters of credit, letter-of-credit rights, licenses, patents, pledged deposits, receivables, supporting obligations, trademarks and other collateral, and the proceeds (including stock rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto, in each case, to the extent not constituting Excluded Property); and (ii) real estate on which the Bank Group Agent had the sole lien immediately prior to consummating the transactions to occur on the Issue Date; provided that “Bank Group Priority Collateral” shall not include (1) those assets as to which the Bank Group Agent under the Bank Group Credit Agreement reasonably determines that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Bank Group Lenders of the security to be afforded thereby and (2) Excluded Property and certain other exceptions and qualifications.

“Bank Group Secured Parties” means the Bank Group Agent, the “Holders of Secured Obligations” as defined in the Bank Group Credit Agreement and any other holders of the Bank Group Obligations.

“Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and the Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended.

“Business Day” means a day, other than a Saturday or Sunday, that in The City of New York or at a place of payment is not a day on which banking institutions are authorized or required by law, regulation or executive order to close.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock or shares;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

provided, however, that all convertible Indebtedness, including the Series B Notes, the Other Notes and the Company’s 3.375% contingent convertible notes due 2023, 5% contingent convertible senior notes due 2023 and 6% convertible senior notes due 2014, shall be deemed Indebtedness, and not Capital Stock, unless and until the applicable part of any such Indebtedness is converted into Common Stock.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date; provided, that, for the avoidance of doubt, any obligations relating to a lease that was accounted for by such Person as an operating lease as of the Issue Date and any similar lease entered into after the Issue Date by such Person shall be accounted for as an operating lease and not a Capitalized Lease Obligation.

“Cash Equivalents” means:

(1)	cash;

(2)	direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) or any member state of the European Union, in each case maturing within one year from the date of acquisition thereof;

(3)	investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(4)	investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank (which has outstanding debt securities rated as referred to in paragraph (3) above) that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(5)	fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (2) above and entered into with a financial institution satisfying the criteria of clause (4) above;

(6)	investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (1) through (5) above; and

(7)	other short-term investments entered into in accordance with normal investment policies and practices of any Foreign Subsidiary consistent with past practices for cash management and constituting investments in governmental obligations and investment funds analogous to and having a credit risk not greater than investments of the type described in clauses (1) through (6) above.

“Certificate of Incorporation” means the Company’s certificate of incorporation, as it may be amended from time to time.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of the Company and each Guarantor, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Collateral Trustee and for the benefit of the Secured Parties to secure the Secured Obligations; provided, that, Collateral shall exclude Identified Collateral until the Bank Group Agent determines that its collateral shall include all or any portion of the Identified Collateral, and, at the time of each such determination such Identified Collateral shall be, and shall be deemed to be, Collateral for all purposes of the Documents; and provided, further, that Collateral shall exclude Excluded Property.

“Collateral Documents” means, collectively, the Security Agreement, the Security and Collateral Agency Agreement, the Mortgages, the Vehicle Title Custodial Agreement, the Intercreditor Agreements and all other agreements, instruments and documents executed in connection with the Series B Indenture that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, collateral trust agreements, intercreditor agreements or collateral sharing agreements, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by the Company or any Guarantor and delivered to the Collateral Trustee, in each case that is intended to create, perfect or evidence Liens to secure the Secured Obligations, as the same may be amended, amended and restated, restated, supplemented, renewed, extended, replaced or otherwise modified from time to time.

“Collateral Trust Agreement” means the Collateral Trust Agreement among the Company, the Subsidiaries of the Company from time to time party thereto, the Trustee, the Other Trustee and U.S. Bank National Association, as Collateral Trustee, dated as of the Issue Date, as it may be amended, restated, supplemented, modified, extended, renewed or replaced from time to time in accordance with its terms.

“Collateral Trustee” means U.S. Bank National Association, together with its successors and permitted assigns, in its capacity as collateral trustee under the Collateral Trust Agreement, the Security Agreement and any other Collateral Document (and to the extent applicable any co-trustee or separate trustee appointed by the Collateral Trustee pursuant to the Collateral Trust Agreement).

“Common Stock” shall mean shares of the Company’s Common Stock, $0.01 par value per share (as of the Issue Date), as they exist on the Issue Date or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

“consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“Consolidated Interest Expense” means, for any period, the sum of the total consolidated interest expense of the Company and its Restricted Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, (a) that portion of Capitalized Lease Obligations of the Company and its Restricted Subsidiaries representing the interest factor for such period, (b) the interest component of any lease payment under Attributable Debt transactions paid by the Company and its Restricted Subsidiaries for such period and (c) all commissions, discounts and other fees and charges owed by the Company or any of its Restricted Subsidiaries with respect to letters of credit, bankers’ acceptances, bank guaranties, letters of guaranty and similar obligations.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period (without deduction for minority interests); provided that (a) in determining Consolidated Net Income, the net income of any other Person which is not a Restricted Subsidiary of the Company or is accounted for by the Company by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to the Company or a Restricted Subsidiary thereof during such period, (b) the net income of any Restricted Subsidiary of the Company shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Restricted Subsidiary and (c) the net income (or loss) of any other Person acquired by the Company or a Restricted Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries or Restricted Subsidiaries to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (D) and (E) of the definition of “Cumulative Credit.”

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)	to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)	to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof; provided that the term Contingent Obligations shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

“Contribution Deferral Agreement” means that certain Amended and Restated Contribution Deferral Agreement, dated as of the Issue Date, by and between YRC Inc., USF Holland, Inc., New Penn Motor Express, Inc., USF Reddaway Inc., certain other of the Subsidiaries of the Company, the Trustees for the Central States, Southeast and Southwest Areas Pension Fund, the Pension Fund Entities (as defined in the Amended and Restated Credit Agreement) and each other pension fund from time to time party thereto and Wilmington Trust Company, and all agreements, instruments and other documentation related thereto, all as the same may be amended, amended and restated, restated, supplemented or otherwise modified in accordance with the terms hereof.

“Conversion Price” means, in respect of each Security, as of any date, $1.00 divided by the Conversion Rate as of such date.

“Credit Agreement” means (i) the Amended and Restated Credit Agreement, including the letter of credit facility, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced, renewed, extended or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, (ii) any Asset Backed Credit Facility and (iii) whether or not the Indebtedness referred to in clauses (i) or (ii) remains outstanding, if designated by the Company to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Agreement Documents” means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, any fee letters related thereto, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Cumulative Credit” means the sum of (without duplication):

(1)	50% of Consolidated Net Income for the period (taken as one accounting period), from , 2011 to the end of the Company’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(2)	100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Company) of property other than cash, received by the Company after the Issue Date (other than net proceeds to the extent such net proceeds have been used to Incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (b)(xiii) of the covenant described under “—Certain Covenants—Limitation on Indebtedness”) from the issue or sale of Equity Interests of the Company or any direct or indirect parent entity of the Company (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to the Company or a Restricted Subsidiary), plus

(3)	100% of the aggregate amount of contributions to the capital of the Company received in cash and the Fair Market Value (as determined in good faith by the Company) of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock and Disqualified Stock and other than contributions to the extent such contributions have been used to Incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (b)(xiii) of the covenant described under “—Certain Covenants—Limitation on Indebtedness”), plus

(4)	100% of the principal amount of any Indebtedness or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Company or any Restricted Subsidiary issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Company (other than Disqualified Stock) or any direct or indirect parent of the Company (provided in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(5)	100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Company) of property other than cash received by the Company or any Restricted Subsidiary from:

(a) the sale or other disposition (other than to the Company or a Restricted Subsidiary of the Company) of Restricted Investments made by the Company and the Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Company and the Restricted Subsidiaries by any Person (other than the Company or any Restricted Subsidiary) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (b)(vii) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments”),

(b) the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, or

(c) a distribution or dividend from an Unrestricted Subsidiary, plus

(6)

in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, the Fair Market Value (as determined in good faith by the Company) of the Investment of the Company or the Restricted Subsidiaries in such Unrestricted Subsidiary (which, if the Fair Market Value of such investment shall exceed $10.0 million, shall be determined by the Board of Directors, a copy of the resolution of which with respect thereto shall be delivered to the Trustee) at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (b)(vii) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or constituted a Permitted Investment).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Company) of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any direct or indirect parent of the Company (other than Disqualified Stock), that is issued for cash (other than to the Company or any of its Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof.

“Directing Parties” shall mean:

(1)	in the case of matters relating to requests by the Directing Parties to the Company and its Subsidiaries party to the Collateral Trust Agreement to grant or perfect Liens on Collateral as required by any Document or Other Notes Document, or to request additional information, such applicable Primary Holder Representative; and

(2)	in all other cases, including in the case of matters relating to the exercise of rights or remedies (including the taking or refraining from taking of any action) against or in respect of the Collateral or the enforcement of the Collateral Documents, both Primary Holder Representatives (each Primary Holder Representative determination to be made in accordance with the terms, conditions and provisions of the Indenture applicable to it) and, if the Primary Holder Representatives do not concur, Directing Parties shall mean (a) the Trustee at all times when the Notes Obligations represent 25% or greater of the aggregate of the Other Notes Obligations and the Notes Obligations, or (b) the Majority Holders at all times when the Notes Obligations represent less than 25% of the aggregate of the Other Notes Obligations and the Notes Obligations.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1)	matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person or any of its Restricted Subsidiaries, or

(3)	is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the maturity date of the Series B Notes or the date the Series B Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Documents” means the “New Money Convertible Note Documents” as defined in the Senior Priority Lien Intercreditor Agreement.

“Domestic Subsidiary” means a Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory or possession of the United States.

“EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, without duplication, (a) Consolidated Interest Expense, (b) expense for taxes paid or accrued, (c) depreciation (including that applied to the Company’s equity method investments), (d) amortization (including that applied to the Company’s equity method investments), (e) extraordinary, non-cash charges, expenses or losses incurred other than in the ordinary course of business, (f) non-recurring (including non-recurring and unusual) non-cash charges, expenses or losses (including non-cash impairment charges) incurred other than in the ordinary course of business, (g) non-cash expenses related to stock based compensation or stock appreciation rights, (h) the actual aggregate amount of transaction and restructuring professional fees paid by the Company and its Restricted Subsidiaries during such four fiscal quarters, (i) to the extent applicable charges, expenses and losses incurred in respect of the transaction consummated pursuant to the Project Delta Purchase Agreement, minus, to the extent included in Consolidated Net Income, (j) interest income, (k) income tax credits and refunds (to the extent not netted from tax expense), (l) any cash payments made during such period in respect of items described in clauses (e), (f) or (g) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred, (m) any income or gains resulting from the early retirement, redemption, defeasance, repayment or similar actions in respect of Indebtedness, (n) extraordinary, unusual or non-recurring income or gains realized other than in the ordinary course of business and (o) current and deferred financing, legal and accounting costs with respect to the Company’s indebtedness that are charged to non-interest expense on the Company’s income statement, all calculated for the Company and its Restricted Subsidiaries in accordance with GAAP on a consolidated basis.

“Escrow Accounts” means each escrow account established by the Company pursuant to the terms of the ABL Documents which provides for the release of escrowed money for specified purposes.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors) received by the Company after the Issue Date from:

(1)	contributions to its common equity capital, and

(2)	the sale (other than to a Subsidiary of the Company or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as Excluded Contributions pursuant to an Officers’ Certificate on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Excluded Property” means (a) (i) any property to the extent any grant of a security interest therein (A) is prohibited by applicable law or governmental authority or (B) is prohibited by or constitutes a breach or default under or results in the termination of, or requires any consent not obtained under any applicable shareholder or similar agreement or (ii) any lease, license, contract, property right or agreement to which any Subsidiary is a party or any of its rights or interests thereunder if, and only for so long as, the grant of a security interest shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement, other than in the case of each of clause (i) and (ii), to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-408 of the UCC of any relevant jurisdiction, provided, however, that any portion of any such property, lease, license, contract, property right or agreement shall cease to constitute Excluded Property at the time and to the extent that the grant of a security interest therein does not result in any of the consequences specified above, (b) any motor vehicle (other than tractor trailers and other rolling stock and equipment) consisting of a personal employee or light vehicle having an individual fair market value not in excess of $40,000 and the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction; provided, that, this clause (b) shall only exclude such vehicles having an aggregate fair market value of not more than $1,000,000, (c) deposit accounts for the sole purpose of funding payroll obligations, tax obligations or holding funds owned by Persons other than the Subsidiaries, (d) intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under Federal law, (e) any leasehold interest of the Company or any Subsidiary, (f) any Equity Interests and other securities of a Subsidiary to the extent that the pledge of such Equity Interests and other securities results in the Company being required to file separate financial statements of such Subsidiary with the SEC pursuant to Rule 3-16 of Regulation S-X under the Securities Act, but only to the extent necessary to not be subject to such requirement and (g) receivables and related assets sold to a special purpose vehicle pursuant to a Qualified Receivables Financing; provided, however, that Excluded Property will not include any proceeds, substitutions or replacements of any Excluded Property referred to above (unless such proceeds, substitutions or replacements would constitute Excluded Property).

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of EBITDA for such period to the Fixed Charges for such period. In the event that the Company or any of the Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Company may elect pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Company or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company as set forth in an Officers’ Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Swap Obligations applicable to such Indebtedness if such Swap Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Fixed Charges” means, for any period, the sum, without duplication, of:

(1)	Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs and excluding pay-in-kind interest in respect of the Series B Notes or the Other Notes) of the Company and its Restricted Subsidiaries for such period, and

(2)	all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of the Company and its Restricted Subsidiaries.

“Foreign Subsidiary” means a Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States of America on the Issue Date, except with respect to any reports or financial information required to be delivered pursuant to the covenant described under “—Certain Covenants—SEC Reports”, which shall be prepared in accordance with GAAP as in effect on the date thereof.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means an unconditional guaranty of the Notes Obligations given by any Subsidiary as described in “—Guarantees”.

“Guarantor” means each of (i) YRC Inc., a Delaware corporation, Roadway LLC, a Delaware limited liability company, Roadway Next Day Corporation, a Pennsylvania corporation, YRC Enterprise Services, Inc., a Delaware corporation, YRC Regional Transportation, Inc., a Delaware corporation, USF Sales Corporation, a Delaware corporation, USF Holland Inc., a Michigan corporation, USF Reddaway Inc., an Oregon corporation, USF Glen Moore Inc., a Pennsylvania corporation, YRC Logistics Services, Inc., an Illinois corporation, IMUA Handling Corporation, a Hawaii corporation, YRC Association Solutions, Inc., a Delaware corporation, Express Lane Service, Inc., a Delaware corporation, YRC International Investments, Inc., a Delaware corporation, USF RedStar LLC, a Delaware limited liability company, USF Dugan Inc., a Kansas corporation, USF Technology Services Inc., an Illinois corporation, YRC Mortgages, LLC, a Delaware limited liability company, New Penn Motor Express, Inc., a Pennsylvania corporation, Roadway Express International, Inc., a Delaware corporation, Roadway Reverse Logistics, Inc., an Ohio corporation, USF Bestway Inc., an Arizona corporation, USF Canada Inc., a Delaware corporation, USF Mexico Inc., a Delaware corporation and USFreightways Corporation, a Delaware corporation, (ii) each Subsidiary that executes and delivers a Guarantee pursuant to the terms of the Series B Indenture and (iii) each Subsidiary that otherwise executes and delivers a Guarantee, in each case, until such time as such Subsidiary is released from its Guarantee in accordance with the provisions of the Series B Indenture. References to Guarantor or Guarantors, where appropriate, shall include such Guarantor, or Guarantors, in its or their capacity as a grantor or mortgagor under the applicable Collateral Documents.

“Holder” or “Securityholder” means a Person in whose name a Note is registered on the registrar’s books.

“IBT MOU” means the Agreement for the Restructuring of the YRC Worldwide, Inc. Operating Companies, dated September 24, 2010, among YRC Inc., USF Holland, Inc. and New Penn Motor Express, Inc. and the Teamsters National Freight Industry Negotiating Committee.

“Identified Collateral” means any issued and outstanding equity interests of any Foreign Subsidiary (other than up to 65% of the issued and outstanding Equity Interests of any First Tier Foreign Subsidiary (as defined in the Security Agreement) to the extent directly owned by the Company or other Grantor party to the Security Agreement).

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1)

the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that (i) constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Swap Obligations, if and to the extent that any of the foregoing would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)	to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3)	to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Company) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations Incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; or (4) Obligations under or in respect of Qualified Receivables Financing.

Notwithstanding anything in the Series B Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Series B Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the Series B Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the Series B Indenture.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

“Intercreditor Agreements” means the Senior Priority Lien Intercreditor Agreement, the Collateral Trust Agreement, the Security and Collateral Agency Agreement and such other intercreditor agreements as may be entered into from time to time by the Company with respect to the Collateral.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)	securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among the Company and its Subsidiaries,

(3)	investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4)	corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1)	“Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Company) of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a)	the Company’s “Investment” in such Subsidiary at the time of such redesignation less

(b)	the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Company) of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Company) at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Issue Date” means July 22, 2011.

“Jiayu Acquisition” means the acquisition by YRC Logistics Asia Limited of 100% of the equity interests of Shanghai Jiayu Logistics Co., Ltd., pursuant to the terms of that certain Equity Interest Sale and Purchase Agreement dated as of December 20, 2007, by and among YRC Logistics Asia Limited, Guoliang Zhai and Fengjun Qian.

“Last Reported Sale Price” means, on any date, the closing sale price per share of the Common Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall mean the last quoted bid price for the Common Stock on the OTC Bulletin Board, or if not so reported, by Pink Sheets LLC or a successor organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall mean the average of the mid-point of the last bid and ask prices for the Common Stock on such date from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose.

“Lien” means, with respect to any property or asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such property or asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property or asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidated Damages” means Registration Rights Liquidated Damages and Required Charter Amendment Liquidated Damages.

“Majority Class Holders” means, on any date, each of the Majority Note Class Holders and the Majority Other Note Class Holders.

“Majority Holders” shall mean, on any date, holders of Notes Obligations and Other Notes Obligations holding more than 50% of the sum of the aggregate outstanding amount of the Series B Notes and Other Notes on such date.

“Majority Note Class Holders” means, on any date, Holders holding more than 50% of the aggregate outstanding amount of the Series B Notes outstanding on such date.

“Majority Other Note Class Holders” means, on any date, Other Holders holding more than 50% of the aggregate outstanding amount of the Other Notes outstanding on such date.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgage” means each mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Collateral Trustee for the benefit of the Secured Parties (as defined in the Collateral Trust Agreement), on owned real property of the Company or any Guarantor, including any amendment, amendment and restatement, restatement, modification, supplement, extension, renewal or replacement thereto.

“Mortgage Instruments” means title reports, ALTA title insurance policies (with endorsements), evidence of zoning compliance, property insurance, flood insurance, opinions of counsel, ALTA surveys, appraisals, flood certifications (and, if applicable FEMA form acknowledgements of insurance), environmental assessments and reports, mortgage tax affidavits and declarations and other similar information and related certifications.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related solely to such disposition), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to clause (b)(i) of the covenant described under “—Certain Covenants—Limitation on Asset Sales”) to be paid to a third Person, and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Notes Obligations” shall mean, collectively, the unpaid principal of and interest on the Series B Notes and all other obligations and liabilities of the Company or any other Grantor (as defined in the Collateral Trust Agreement) (including, without limitation, interest accruing at the then applicable rate provided in the Indenture after the maturity of the Series B Notes and Post-Petition Interest (as defined in the Collateral Trust Agreement)) to the Trustee or any holder of Series B Notes, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, that arise under, out of, or in connection with, the Documents, in each case whether on account of principal, interest, fees, prepayment premiums, indemnities, costs, expenses, Guarantees or otherwise (including, without limitation, all fees and disbursements of counsel, agents and professional advisors to the Trustee or any holder of Series B Notes that are required to be paid by the Company or any of the other Grantors pursuant to the terms of any of the foregoing agreements).

“Notes Secured Parties” means the Trustee, each Holder and each other holder of Notes Obligations.

“Obligations” means, with respect to any indebtedness, any obligation thereunder or in connection therewith, including, without limitation, principal, premium and interest (including post-petition interest thereon), penalties, liquidated damages, fees, costs, expenses, indemnifications, reimbursements, damages and other liabilities, whether now existing or hereafter arising, whether arising before or after the commencement of any case with respect to any obligor thereof under the Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured, and including without limitation Acceleration Premium.

“Officer” means the Chairman, Vice Chairman, Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the statements specified in the Series B Indenture, signed by any two Officers and delivered to the Trustee.

“Opinion of Counsel” means a written opinion containing the statements specified in the Series B Indenture, from legal counsel, who may be an employee of, or counsel to, the Company, who is acceptable to the Trustee and delivered to the Trustee.

“Other Notes” means the Company’s 10% Series A Convertible Senior Secured Notes due 2015 described under “Description of Series A Notes.”

“Other Notes Documents” means the “Restructuring Convertible Note Documents” as defined in the Senior Priority Lien Intercreditor Agreement.

“Other Notes Indenture” means the indenture, dated as of the Issue Date, among the Company, the guarantors party thereto and the Other Notes Indenture Trustee, pursuant to which the Other Notes will be issued on the Issue Date.

“Other Notes Obligations” shall mean, collectively, the unpaid principal of and interest on the Other Notes and all other obligations and liabilities of the Company or any other Grantor (as defined in the Collateral Trust Agreement) (including, without limitation, interest accruing at the then applicable rate provided in the Other Notes Indenture after the maturity of the Other Notes and Post-Petition Interest (as defined in the Collateral Trust Agreement)) to the Other Notes Trustee or any holder of Other Notes, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, that arise under, out of, or in connection with, the Other Notes Documents, in each case whether on account of principal, interest, fees, prepayment premiums, indemnities, costs, expenses, Guarantees or otherwise (including, without limitation, all fees and disbursements of counsel, agents and professional advisors to the Other Notes Trustee or any holder of Other Notes that are required to be paid by the Company or any of the other Grantors pursuant to the terms of any of the foregoing agreements).

“Other Notes Trustee” means U.S. Bank National Association in it capacity as trustee under the Other Notes Indenture, together with its successors.

“Pension Fund Agent” means Wilmington Trust Company, in its capacity as agent, together with its successors and permitted assigns.

“Pension Fund Agreement” means the collective reference to (a) that the Contribution Deferral Agreement, (b) any Additional Pension Fund Agreement (as defined in the Senior Priority Lien Intercreditor Agreement) and (c) any other agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Pension Fund Agreement (as in existence on the Issue Date), any Additional Pension Fund Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement expressly provides that it is not intended to be and is not a Pension Fund Agreement.

“Pension Fund Documents” means the Pension Fund Agreement, each of the “Collateral Documents” as defined in the Pension Fund Agreement and any documents that are designated under the Senior Priority Lien Intercreditor Agreement as “Pension Fund Security Documents” for purposes of the Senior Priority Lien Intercreditor Agreement and each guarantee by any Bank Group Loan Party of any or all of the Pension Fund Obligations.

“Pension Fund Obligations” means (a) all Deferred Pension Payments (as defined in the Pension Fund Agreement (dated as of the Issue Date)), any other obligations relating to deferred payments or otherwise in the nature of “principal” under the Pension Fund Agreement, interest (including without limitation any post-petition interest) on all payment obligations under the Pension Fund Agreement, and (b) all guarantee obligations, indemnification obligations, fees, expenses (including the fees and expenses of the Pension Fund Agent, the Pension Fund Agent’s agents, professional advisors and counsel) and other amounts payable from time to time pursuant to the Pension Fund Documents, in each case whether or not allowed or allowable in an insolvency proceeding.

“Pension Fund Obligors” means YRC Inc., USF Holland Inc., New Penn Motor Express, Inc., USF Reddaway Inc., USF Glen Moore Inc. and Transcontinental Lease, S. de R.L. de C.V. and each other Person (other than the Pension Fund Agent) who executes a guarantee of the Pension Fund Obligations.

“Pension Fund Priority Collateral” means owned real estate on which the Pension Fund Agent had a senior lien and the Bank Group Agent had a junior lien immediately prior to consummation of the Transactions to occur on the Issue Date.

“Pension Fund Secured Parties” means Pension Fund Agent, the “Funds” as defined in the Pension Fund Agreement, or any Persons that are designated under the Pension Fund Agreement as the “Pension Fund Creditors” for purposes of the Senior Priority Lien Intercreditor Agreement.

“Permitted Investments” means:

(1)	any Investment in the Company or any Restricted Subsidiary;

(2)	any Investment in Cash Equivalents or Investment Grade Securities;

(3)	any Investment by the Company or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4)	any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of the covenant described under “—Certain Covenants—Limitation on Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5)	any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the Series B Indenture;

(6)	advances to employees, taken together with all other advances made pursuant to this clause (6), not to exceed $2.0 million at any one time outstanding;

(7)	any Investment acquired by the Company or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Company or such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)	Investments Incurred pursuant to Swap Agreements permitted under clause (b)(x) of the covenant described under “—Certain Covenants—Limitation on Indebtedness”;

(9)	(i) acquisition and holding accounts receivables or other extensions of credit owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) endorsement of negotiable instruments for collection in the ordinary course of business, (iii) lease, utility and other similar deposits or any other advance or deposit in the ordinary course of business, (iv) pledges, deposits or advances constituting Permitted Liens, and (v) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(10)	additional Investments by the Company or any Restricted Subsidiary having an aggregate Fair Market Value (as determined in good faith by the Company), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $20.0 million and (y) 0.8% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not the Company or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Company or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be the Company or a Restricted Subsidiary;

(11)	loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Company or any direct or indirect parent of the Company;

(12)	Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock) or any direct or indirect parent of the Company, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of “Cumulative Credit”;

(13)	any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of paragraph (b) of the covenant described under “—Certain Covenants—Limitation on Affiliate Transactions” (except transactions described in clauses (ii), (iv), (vi), (vii) and (ix)(B) of such paragraph);

(14)	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15)	guarantees issued in accordance with the covenant described under “—Certain Covenants—Limitation on Indebtedness” and the covenant described under “—Certain Covenants—Future Guarantors”, including, without limitation, any guarantee or other obligation issued or Incurred under the Credit Agreement in connection with any letter of credit issued for the account of the Company or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

(16)	Investments consisting of purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(17)	any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(18)	Investments in deposit accounts or securities accounts opened in the ordinary course of business provided such deposit accounts or securities accounts are subject to deposit account control agreements or securities account control agreements if required hereunder;

(19)	any Investment in an entity which is not a Restricted Subsidiary to which a Restricted Subsidiary sells accounts receivable pursuant to a Qualified Receivables Financing;

(20)	[Reserved];

(21)	Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with or consolidated with the Company or a Restricted Subsidiary in a transaction that is not prohibited by “—Consolidation, Merger and Sale of Assets” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and

(22)	Investments in connection with contractual put rights or offer rights in respect of the Jiayu Acquisition.

For purposes of this definition, in the event that a proposed Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Investments described in clauses (1) through (22) above, or is otherwise entitled to be incurred or made pursuant to the covenant described under “—Certain Covenants—Limitation on Restricted Payments”, the Company will be entitled to classify, or later reclassify, such Investment (or portion thereof) in one or more of such categories set forth above or under “—Certain Covenants—Limitation on Restricted Payments”.

“Permitted Liens” means, with respect to any Person:

(1)	Liens for unpaid utilities and Liens imposed by law for taxes, in either case, that are not more than 30 days overdue or are being contested in good faith;

(2)	carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith;

(3)	Liens arising in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security or employment laws or regulations;

(4)	Liens securing the performance of bids, tenders, trade contracts, government contracts, leases, statutory obligations, surety and appeal bonds, performance and return of money bonds and other obligations of a like nature, in each case in the ordinary course of business other than for the payment of Indebtedness;

(5)

easements, zoning restrictions, rights-of-way, use restrictions, minor defects or irregularities in title, reservations (including reservations in any original grant from any government of any water or mineral rights or interests therein) and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any of its Subsidiaries;

(6)	(A) Liens on assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Indebtedness”, (B)(i) Liens arising under the Credit Agreement and the related collateral documents securing Indebtedness (including the Bank Group Documents) permitted to be Incurred under clause (b)(i)(A) of the covenant described under “—Certain Covenants—Limitation on Indebtedness”, provided (subject to Permitted Liens) the Notes Obligations are secured by Liens on the property and assets (other than Excluded Property) subject to such Liens on a Lien priority basis directly after, and immediately following, the Liens securing the Bank Group Obligations, in accordance with the terms and provisions of the Senior Priority Lien Intercreditor Agreement, (ii) Liens arising under any Asset Backed Credit Facility and the related collateral documents securing Indebtedness permitted to be Incurred under clause (b)(i)(B) of the covenant described under “—Certain Covenants—Limitation on Indebtedness”, (iii) Liens arising under the Contribution Deferral Agreement and the related collateral documents securing Indebtedness permitted to be Incurred under clause (b)(iii)(x) of the covenant described under “—Certain Covenants—Limitation on Indebtedness”, provided (subject to Permitted Liens) the Notes Obligations are secured by Liens on the property and assets (other than Excluded Property) subject to such Liens on a Lien priority basis directly after, and immediately following, the Liens securing the Bank Group Obligations, in accordance with the terms and provisions of the Senior Priority Lien Intercreditor Agreement and (iv) Liens arising under the Other Notes, the Other Notes Indenture and the related collateral documents (including the Restructuring Convertible Note Documents) securing Indebtedness permitted to be Incurred under clause (b)(iii)(y) of the covenant described under “—Certain Covenants—Limitation on Indebtedness”, provided the Notes Obligations are secured by Liens on the property and assets subject to such Liens on a pari passu basis, consistent with the Senior Priority Lien Intercreditor Agreement and in accordance with the Collateral Trust Agreement, (C) Liens securing Indebtedness permitted to be Incurred pursuant to clause (iv), (xii) or (xx) of paragraph (b) of the covenant described under “—Certain Covenants—Limitation on Indebtedness” (provided that in the case of clause (iv), such Lien does not extend to property or assets of the Company or any Restricted Subsidiary other than the property or equipment being financed (and proceeds and accessions thereto), in the case of clause (xii), such Lien is expressly subordinated to the Lien securing the Notes Obligations and, in the case of clause (xx), such Lien does not extend to the property or assets of any Subsidiary of the Company other than a Foreign Subsidiary), and (D) Liens securing the Notes Obligations arising under the Series B Indenture and the Collateral Documents;

(7)	Liens existing on the Issue Date (other than Liens provided for in clauses (1)-(6) or (8)-(28) of this definition) and Liens permitted to be Incurred under the Amended and Restated Credit Agreement as in effect on the Issue Date with respect to Sale/Leaseback Transactions permitted under the Amended and Restated Credit Agreement as in effect on the Issue Date;

(8)	Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (other than proceeds or accessions) unless otherwise permitted hereby;

(9)

Liens on assets or property at the time the Company or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens (other than Liens to secure Indebtedness permitted to be Incurred pursuant to clause (b)(xvi) of the covenant described under “—Certain Covenants—Limitation on Indebtedness”) are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens (other than Liens to secure Indebtedness permitted to be Incurred pursuant to clause (b)(xvi) of the covenant described under “—Certain Covenants—Limitation on Indebtedness”) may not extend to any other property owned by the Company or any Restricted Subsidiary;

(10)	Liens securing Indebtedness or other obligations of the Company or a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be Incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Indebtedness”; provided any such Liens are expressly subordinated to the Liens securing the Notes Obligations;

(11)	Liens securing Swap Obligations, Asset Backed Swap Obligations, Bank Group Cash Management Obligations permitted to be Incurred pursuant to clause (b)(x) of the covenant described under “—Certain Covenants—Limitation on Indebtedness” and ABL Cash Management Obligations;

(12)	Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)	Leases, licenses, subleases and sublicenses created in the ordinary course of business which do not interfere in any material respect with the business of the Company or any of the Restricted Subsidiaries;

(14)	Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and the Restricted Subsidiaries in the ordinary course of business;

(15)	Liens in favor of the Company or any Guarantor;

(16)	Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(17)	Liens arising in the ordinary course of business in connection with financing insurance premiums;

(18)	Liens on the Equity Interests of Unrestricted Subsidiaries;

(19)	grants of software and other technology licenses in the ordinary course of business;

(20)

Liens to secure any refinancing, restructuring, refunding, extension, renewal or replacement (or successive refinancings, restructurings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10) and (11); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10) and (11) at the time the original Lien became a Permitted Lien under the Series B Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (z) such new Lien shall not rank pari passu with, or have priority over, or rank ahead of, or otherwise be senior pursuant to the Intercreditor Agreements or any other intercreditor agreement to the Lien securing the Notes Obligations (but may have priority over, or rank ahead of, or otherwise be senior pursuant to the Intercreditor Agreements or any other intercreditor agreement to the original Lien securing the Indebtedness being refinanced, refunded, extended, renewed or replaced) unless (A) the new Lien being created, Incurred or existing pursuant to this clause (20) is being created, Incurred or existing to secure Indebtedness being Incurred to refinance, refund, extend, renew or replace Indebtedness that is secured by a Lien that has priority over, or ranks ahead of, or otherwise is senior pursuant to the Intercreditor Agreements or any other intercreditor agreement to the Lien securing the Notes Obligations, in which case such new Lien may have priority over, or rank ahead of, or otherwise be senior pursuant to the Intercreditor Agreements or any other intercreditor agreement to the original

Lien securing the Notes Obligations or (B) the new Lien being created, Incurred or existing pursuant to this clause (20) is being created, Incurred or existing to secure Indebtedness being Incurred to refinance, refund, extend, renew or replace Indebtedness that is secured by a Lien that ranks pari passu pursuant to the Intercreditor Agreements or any other intercreditor agreement to the Lien securing the Series B Notes, in which case such new Lien may rank pari passu pursuant to the Intercreditor Agreements or any other intercreditor agreement to the original Lien securing the Series B Notes; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B);

(21)	Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s or such Restricted Subsidiary’s client at which such equipment is located;

(22)	judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23)	(a) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (b) Liens (i) on cash advances or earnest money deposits in favor of the seller of any property to be acquired in the Jiayu Acquisition or other investments permitted hereby, which cash advances shall be applied against the purchase price for such Jiayu Acquisition or other investments permitted hereby; and (ii) consisting of an agreement to dispose of any property and (c) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24)	(i) other Liens securing obligations which obligations do not exceed $35.0 million at any one time outstanding; and (ii) Liens securing obligations of the type described in clause (b)(iv) under the covenant described under “—Certain Covenants—Limitation on Indebtedness”; provided such obligations do not exceed $15.0 million and such Liens do not extend to property or assets of the Company or any Restricted Subsidiary other than the property or equipment being financed (and proceeds and accessions thereto);

(25)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(26)	any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Company or any Restricted Subsidiary;

(27)	Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes, and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits, pooled deposits, sweep accounts or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institutions general terms and conditions; and

(28)	Liens on cash and Cash Equivalents to secure Obligations with respect to Indebtedness permitted by clause (b)(i)(C) under “—Limitation on Indebtedness”; provided that the aggregate amount of cash and Cash Equivalents subject to such Lien shall not exceed 105% of the amount of the Indebtedness secured thereby.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Principal Amount” or “principal amount” of a Series B Note means the Principal Amount as set forth on the face of the Series B Note or, in the case of a global note, as such Principal Amount may be increased or decreased as set forth in Schedule I attached thereto, in all cases including any increase in the principal amount of the Series B Notes as a result of the payment of PIK Interest.

“Primary Holder Representatives” means, collectively, the Trustee and the Other Notes Trustee.

“Principal Market” means The NASDAQ Global Select Market or such other stock exchange or electronic quotation system on which the Common Stock is listed or quoted as of the applicable Trading Day.

“Project Delta Purchase Agreement” means that certain Equity Interest Purchase Agreement, dated as of June 25, 2010, by and among the Company, certain of its Subsidiaries and CEG Holdings, Inc. as in effect on July 28, 2010 and without giving effect to any subsequent modifications thereto that would be materially adverse to the lenders under the Amended and Restated Credit Agreement (it being understood and agreed that any reduction of the purchase price thereunder (whether individually or in the aggregate) in excess of $1,000,000 shall be deemed to be materially adverse to such lenders).

“Qualified Receivables Financing” means (a) the Receivables Financing pursuant to the ABL Credit Agreement and (b) any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)	the Board of Directors shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Receivables Subsidiary;

(2)	all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Company); and

(3)	the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Company or any Restricted Subsidiary (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the Series B Notes or the Other Notes or any Refinancing Indebtedness with respect to the Series B Notes or the Other Notes shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Series B Notes for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company, the Company or any direct or indirect parent of the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Swap Obligations entered into by the Company or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means (a) the ABL Borrower or (b) a Wholly-Owned Restricted Subsidiary (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any such Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors (as provided below) as a Receivables Subsidiary and:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2) with which neither the Company nor any other Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(3) to which none of the Company or their other Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors pursuant to clause (b) of this definition shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, among the Company, the Guarantors party thereto and the Holders party thereto, relating to the Series B Notes.

“Registration Rights Liquidated Damages” means “Liquidated Damages” (as defined in the Registration Rights Agreement and calculated by the Company).

“Reinvestment Rate” shall mean with respect to the Series B Notes, 0.50% plus the arithmetic mean of the yields under the heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the accelerated payment date of the Series B Notes. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Acceleration Premium shall be used.

“Required Charter Amendment” means an amendment to the Certificate of Incorporation increasing the Company’s total number of shares of Common Stock authorized for issuance to no less than 6,045,422,914 shares of Common Stock.

“Required Charter Amendment Liquidated Damages” has the meaning set forth in the covenant described under “—Certain Covenants—Required Charter Amendment”.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that are contractually restricted from being distributed to the Company, except for such cash and Cash Equivalents subject only to such restrictions that are contained in agreements governing Indebtedness permitted under the Series B Indenture and that are secured by such cash or Cash Equivalents.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in the Series B Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Company.

“Restructuring Agreement” means the letter agreement related to restructuring, dated as of April 29, 2011, among the Company and the participating lenders party thereto.

“Restructuring Convertible Note Documents” has the meaning set forth in the Senior Priority Lien Intercreditor Agreement.

“Reversion Date” means the date on which one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Series B Notes below an Investment Grade Rating.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Obligations” means, collectively, (i) all Notes Obligations, (ii) all Other Notes Obligations and (iii) obligations owing to the Collateral Trustee under the Collateral Trust Agreement and under the other

Collateral Documents; provided, however, that to the extent any payment with respect to the Secured Obligations (whether by or on behalf of the Company or any Guarantor, as proceeds of Collateral, enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Secured Parties” means the Collateral Trustee, the Trustee, each Holder, the Other Note Trustee, each Other Note Holder and each other holder of Secured Obligations.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the Issue Date, by and among the Company, the Subsidiaries of the Company from time to time party thereto and the Collateral Trustee, for the benefit of the Secured Parties (as defined in the Collateral Trust Agreement), and any other pledge or security agreement entered into, after the date of the Series B Indenture by the Company or any Subsidiary (as required by the Series B Indenture or any Collateral Document), or any other Person, as the same may be amended, amended and restated, restated, supplemented, modified, extended, renewed or replaced from time to time.

“Security and Collateral Agency Agreement” means the Security and Collateral Agency Agreement, dated as of the Issue Date, among the Company, certain of the Subsidiaries of the Company from time to time party thereto, the Bank Group Agent, the Collateral Trustee and JPMorgan Chase Bank, National Association, as collateral agent for the benefit of the Bank Group Secured Parties (as defined in the Senior Priority Lien Intercreditor Agreement) and the Secured Parties (as defined in the Collateral Trust Agreement), as the same may be amended, amended and restated, restated, supplemented, renewed, extended, replaced or otherwise modified from time to time.

“Senior Priority After-Acquired Property” means any and all assets or property of the Company or any Guarantor that secures any Bank Indebtedness that is not already subject to the Lien under the Collateral Documents, except to the extent such asset or property constitutes Excluded Property.

“Senior Priority Lien Intercreditor Agreement” means the intercreditor agreement among the Bank Group Agent, the Collateral Trustee, the Pension Fund Agent, the ABL Agent (solely for purposes of acknowledging the ABL Standstill Period) and the other parties from time to time party thereto, to dated as of the Issue Date, as it may be amended, amended and restated, restated, supplemented, modified replaced, extended, restructured or renewed from time to time in accordance with the Series B Indenture.

“Senior Priority Lien Obligations” means (i) all Bank Indebtedness, (ii) Swap Obligations of the Company and its Subsidiaries, (iii) all Bank Group Cash Management Obligations, (iv) all obligations of the Company and its Subsidiaries secured pursuant to an Asset Backed Credit Facility, if any, and (v) and Pension Fund Obligations.

“Significant Subsidiary” has the meaning ascribed to such term in Regulation S-X (17 CFR Part 210). Unless the context requires otherwise, “Significant Subsidiary” shall refer to a Significant Subsidiary of the Company.

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Company and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary thereof which the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” when used with respect to any Series B Note, means the date on which the principal amount of such Series B Note becomes due and payable as therein or herein provided, whether at the date specified as the maturity date in the form of Series B Note, or by declaration of acceleration, call for redemption or otherwise (but excluding the repurchase of the Series B Note at the option of the Holder thereof upon the happening of a Change of Control unless such Change of Control has occurred).

“Statistical Release” shall mean the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Series B Indenture, then such other reasonably comparable index which shall be designated by the Company.

“Subordinated Indebtedness” means (a) with respect to the Company, any Indebtedness of the Company which is by its terms subordinated in right of payment to the Series B Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee.

“Subsidiary” means any Person of which at least a majority of the outstanding Voting Stock or the majority of the outstanding voting power of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

“Subsidiary Guarantor” means any Guarantor that is a Subsidiary of the Company.

“Suspension Period” means the period of time between a Covenant Suspension Event and the related Reversion Date.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any Subsidiary shall be a Swap Agreement.

“Swap Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder entered into with a counterparty that was a lender or an Affiliate of a lender under the Credit Agreement at the time such Swap Agreement was entered into, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Total Assets” means the total consolidated assets of the Company and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

“Trading Day” means a day during which trading in securities generally occurs on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

“Transactions” means (i) the execution, delivery and performance by the Company of the Amended and Restated Credit Agreement, the borrowing of loans thereunder and the use of the proceeds thereof, the issuance of letters of credit thereunder and the execution, delivery and performance by the Company and the Subsidiary Guarantors of the other Loan Documents (as defined in the Amended and Restated Credit Agreement), (ii) the consummation of the Non-US Tranche Conversion and Termination, the Swingline Loan Conversion, the Revolving Loan Conversion, the Deferred Amounts Conversion, the Term Loan Exchange and the Equity Exchange (all as defined in the Amended and Restated Credit Agreement) and (iii) the consummation of those certain transactions defined in the Restructuring Agreement.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the Issue Date, provided, however, that in the event the Trust Indenture Act is amended after such date, Trust Indenture Act means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Trustee” means U.S. Bank National Association until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary;

the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of the Restricted Subsidiaries; provided, further, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) (1) the Company could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in paragraph (a) of the covenant described under “—Certain Covenants—Limitation on Indebtedness”, or (2) the Fixed Charge Coverage Ratio would be greater than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y) no Event of Default shall have occurred and be continuing.

Any such designation by the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Vehicle Title Custodial Agreement” means that certain Amended and Restated Custodial Administration Agreement, dated as of the Issue Date, by and among the Company, certain of the Subsidiaries of the Company from time to time party thereto, VINtek, Inc., the Bank Group Agent, the Collateral Trustee and JPMorgan Chase Bank, National Association, as collateral agent under the Security and Collateral Agency Agreement, as the same may be amended, amended and restated, restated, supplemented, modified, replaced, renewed or extended from time to time.

“Voting Stock” of a Person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly-Owned Restricted Subsidiary” is any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a general description of the terms and provisions of our capital stock and is based upon our certificate of incorporation, as amended (“certificate of incorporation”), our bylaws, as amended (“bylaws”), and applicable provisions of law, in each case as currently in effect. In connection with the Charter Amendment Merger, on September 16, 2011, we amended and restated our certificate of incorporation to, among other things, increase the amount of authorized shares of common stock to a sufficient number of shares to (i) permit the automatic conversion of all the shares of our Series B Convertible Preferred Stock issued in the exchange offer into shares of our common stock and (ii) allow for conversion of the Series A Notes and the Series B Notes. Additionally, on September 16, 2011, we amended and restated our bylaws to conform to our certificate of incorporation, as amended and restated on such date. The following description is only a summary of the material provisions of our capital stock, the certificate of incorporation and bylaws and does not purport to be complete and is qualified in its entirety by reference to the provisions of the certificate of incorporation and bylaws. Our certificate of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference into this prospectus. See “Where You Can Find More Information.” We urge you to read the certificate of incorporation and bylaws because those documents, not this description, define your rights as holders of our common equity.

Preferred Stock

General

The following is a description of general terms and provisions of our preferred stock. As of the date of this prospectus, we had one share of our Series A Voting Preferred Stock outstanding. See “—Description of Series A Voting Preferred Stock” for a description of the Series A Voting Preferred Stock.

We are authorized to issue up to 5,000,000 shares of preferred stock, $1.00 par value per share. Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of a majority of the voting power (as defined below), without a separate class vote of the holders of the preferred stock.

Subject to limitations prescribed by law, the board of directors is authorized at any time to:

•	issue one or more series of preferred stock;

•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and

•	determine the number of shares in any series.

The board of directors is authorized to determine the terms with respect to the series of preferred stock being offered, which may include (without limitation) the following:

•	whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•	the dividend rate or method for determining the rate;

•	the liquidation preference per share of that series of preferred stock, if any;

•	the conversion provisions applicable to that series of preferred stock, if any;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the voting rights of that series of preferred stock, if any; and

•	the terms of any other powers, preferences or rights, if any, and the qualifications, limitations or restrictions thereof, applicable to that series of preferred stock.

The preferred stock, when issued, will be fully paid and nonassessable.

Description of Series A Voting Preferred Stock

We issued one share of Series A Voting Preferred Stock to the IBT in order to confer board representation upon the IBT as part of the restructuring plan. The share of Series A Voting Preferred Stock has a liquidation preference of $1.00 and does not pay any dividends. The IBT, as the holder of the one share of Series A Voting Preferred Stock, is permitted to appoint two directors to the Company’s Board, until such time at which the share is redeemed by the Company in accordance with its terms. The share of Series A Voting Preferred Stock will be redeemed if the IBT and the Company’s subsidiaries cease to be in a collective bargaining agreement which provides for such governance rights, if the IBT ceases to be the authorized representative of such subsidiaries’ employees or if the IBT transfers or attempts to transfer the share. Prior to any redemption of the share of Series A Voting Preferred Stock, the IBT will also be able to appoint one of its appointed directors to each of the governance, audit, finance and compensation committees of the Board, provided that such director satisfies certain independence requirements set forth in the Company’s bylaws.

Ranking

The Series A Voting Preferred Stock has a liquidation preference of $1.00 per share and ranks senior to our common stock and any other stock that ranks junior to the Series A Voting Preferred Stock with respect to distributions of assets upon liquidation, dissolution or winding up of the Company.

The Series A Voting Preferred Stock is an equity interest in the Company and does not constitute indebtedness. In the event of bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, our indebtedness will effectively rank senior to the Series A Voting Preferred Stock, and the holders of our indebtedness will be entitled to the satisfaction of any amounts owed to them prior to the payment of the liquidation preference of any capital stock, including the Series A Voting Preferred Stock.

Liquidation Rights

If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs (whether completely or partially), the holder of the Series A Voting Preferred Stock is entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made on our common stock or any of our other shares of stock ranking junior as to such a distribution to the Series A Voting Preferred Stock, a liquidating distribution in an amount in cash equal to $1.00. The holder of the Series A Voting Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Dividends

The holder of the share of Series A Voting Preferred Stock shall not be entitled to the payment of any dividends or distributions.

Redemption

The Series A Voting Preferred Stock is subject to mandatory redemption provisions and the share of Series A Voting Preferred Stock shall be automatically redeemed, with no further action required on the part of the holder of the Series A Voting Preferred Stock, if the IBT and the Company’s subsidiaries cease to be in a collective bargaining agreement which provides for such governance rights, if the IBT ceases to be the authorized representative of such subsidiaries’ employees or if the IBT transfers or attempts to transfer the share.

Conversion

The Series A Voting Preferred Stock is not convertible into any other security of the Company.

Governance Rights

So long any shares of Series A Voting Preferred Stock remain outstanding and such shares have not been redeemed in accordance with their terms, the IBT, as the holder of the share of Series A Voting Preferred Stock, will be entitled to elect two directors to the Board. Each such director elected by the IBT must not have previously been and is not permitted to become an officer, director, employee or member of the IBT during his or her term and must be determined by the Board to be an “Independent Director” as defined in NASDAQ Listing Rule 5605(a)(2) and to meet the independence requirements of Rule 10A-3(b)(1) under the Exchange Act, or such director must immediately resign from the board. The IBT may remove its appointed directors at any time, and will also be permitted to fill any vacancies to the Board resulting from death, resignation, retirement, disqualification or removal of its appointed directors. Additionally, for so long as the IBT has the right to appoint directors, the IBT will also have the right to appoint one of its directors to serve on each of the governance, audit, finance and compensation committees of the Board, provided that such director satisfies certain independence requirements set forth in the Company’s bylaws.

Listing of the Series A Voting Preferred Stock

The Series A Voting Preferred Stock is not listed, and we do note intend to list the Series A Voting Preferred Stock, on any national or regional securities exchange.

Transfer Rights

Neither the Series A Voting Preferred Stock nor any rights of its rights are transferrable, in whole or in part.

Delivery and Form

The share of Series A Voting Preferred Stock were issued in certificated form to the IBT.

Common Stock

General. Our certificate of incorporation authorizes us to issue 10,000,000,000 shares of common stock, $0.01 par value per share. Approximately 1.771 billion and approximately 2.336 billion shares of our common stock are reserved for issuance in respect of the Series A Notes and Series B Notes, respectively. As of September 19, 2011, there were 1,911,008,159 shares of common stock issued, which included 1,910,884,994 outstanding shares and 123,165 treasury shares.

Dividends. Subject to the preferences applicable to outstanding shares of preferred stock (if any), the holders of shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of the funds legally available for that purpose.

Liquidation. In the event of liquidation, holders of shares of common stock will be entitled to receive any assets remaining after the payment of our debts and the expenses of liquidation, subject to the preferences applicable to outstanding shares of preferred stock (if any).

Other. The holders of shares of common stock have no pre-emptive, subscription or conversion rights. All issued and outstanding shares of common stock are validly issued, fully paid and nonassessable and any shares of common stock to be issued pursuant to this prospectus will be fully paid and nonassessable.

Transfer Agent. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Voting Rights

Our common stock and Series A Voting Preferred Stock each are entitled to one vote per share. Pursuant to the terms of the indentures governing the Series A Notes and the Series B Notes, the Series A Notes and the Series B Notes are entitled to vote along with the common stock on an as converted basis, after giving effect to certain limitations set forth in the certificate of incorporation and such indentures. “Voting power” refers to the voting power of the outstanding capital stock of the Company and the voting power of the Series A Notes and the Series B Notes, voting together with the stockholders as a single class. The voting power of the Series A Notes and the Series B Notes may not be amended, altered or repealed while any of the Series A Notes or Series B Notes, as the case may be, are outstanding without the affirmative vote of the majority of the outstanding principal amount of the Series A Notes or Series B Notes, as the case may be.

Except as otherwise required by law, the certificate of incorporation, or any preferred stock designation, holders of common stock are not entitled to vote on any amendment to the certificate of incorporation or any preferred stock designation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled to vote thereon pursuant to the certificate of incorporation, any preferred stock designation, or the DGCL.

Delaware Anti-Takeover Law; No Super-Majority Approval

We are not subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the time that such person became an interested stockholder, unless certain conditions are satisfied.

The certificate of incorporation does not require “super-majority” approval of any business combination transactions.

Board Size; Director Election and Removal.

The board shall initially consist of 9 persons until the precise number of directors, other than those who may be elected by the holders of one or more series of preferred stock voting separately by class or series, shall be fixed from time to time pursuant to a resolution adopted by a majority of the whole board (the total number of directors the Company would have if there were no vacancies). Board members are elected annually at the annual meeting of stockholders and serve one-year terms to expire at the following annual meeting of stockholders. Newly created directorships resulting from any increase in the authorized number of directors or vacancies in the board of directors are filled by a majority vote of the directors then in office, and directors so chosen shall serve for a term expiring at the next annual meeting of stockholders.

Members of the board may be removed from office at any time, with or without cause, by the affirmative vote of holders of a majority of the voting power. However, vacancies on the board resulting from the removal of a director appointed by the IBT may be filled solely by the IBT as the holder of the one share of Series A Voting Preferred Stock.

Stockholder Meetings; Written Consent.

Stockholders are entitled to take action by written consent if the consent is signed by holders of not less than the minimum voting power that would be necessary to authorize or take the action at a stockholder meeting and if the board of directors approves in advance of the taking of such action. Special meetings of the stockholders may be called by the secretary of the Company upon the written request of at least 25% of the voting power if certain notice requirements are met.

Amendment of Bylaws.

The bylaws of the Company may be amended or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of the voting power or by the affirmative vote of a majority of the whole board of directors.

Director Indemnification.

The Company’s directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to permit further elimination or limitation of the personal liability of the directors, then the liability of the Company’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Corporate Governance

At the consummation of the exchange offer, the board of directors was restructured to consist of six members initially nominated by the Agent and the Steering Group, two members nominated by the IBT and one member that is the chief executive officer-director. All new members of our board of directors were designated or elected as continuing directors by our existing board of directors. A new chief executive officer and a new interim chief financial officer began employment at the Company following the close of the exchange offer. See our Current Report on Form 8-K filed with the SEC on July 25, 2011 incorporated by reference in this prospectus.

REGISTRATION RIGHTS

On July 22, 2011, we and our guarantor subsidiaries entered into registration rights agreements with those holders of our Series A Notes, Series B Notes and Series B Convertible Preferred Stock who owned securities that are, or are convertible into, 10% of more of our common stock or who otherwise may be deemed our affiliates upon closing of the exchange offer. Pursuant to the registration rights agreements, we agreed to prepare and file with the SEC a registration statement covering the resale of such Series A Notes and Series B Notes, as applicable, and the shares of our common stock such securities are convertible into, as well as the shares of our common stock issued upon the automatic conversion of the Series B Convertible Preferred Stock immediately following the Charter Amendment Merger on September 16, 2011, on or prior to the “filing deadline.” The “filing deadline” for the registration statement is the fifth business day following the date of the consummation of the Charter Amendment Merger, or September 23, 2011. The registration statement to which this prospectus relates (the “initial registration statement”) satisfied this requirement. We must use our commercially reasonable efforts to cause the initial registration statement to be declared effective by the SEC as soon as practicable, but no later than the “effectiveness deadline.” The “effectiveness deadline” for the initial registration statement is sixty (60) days after the filing deadline; provided, however, that if the Company is notified by the SEC that the initial registration statement will not be reviewed, the effectiveness deadline as to such registration statement shall be the second (2nd) business day following the date that such notice is received by the Company; provided, further, however, that if the Company is notified by the SEC that the initial registration statement will be reviewed and thereafter the Company is notified that the initial registration statement is no longer subject to further review and comments, the effectiveness deadline as to the initial registration statement shall be the fifth (5th) business day following the date on which the Company is so notified so long as such date shall not be after seventy-five (75) days after the filing deadline; provided, further, that if (i) the effectiveness deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the effectiveness deadline shall be extended to the next business day on which the SEC is open for business or (ii) the effectiveness deadline falls on a date on which the initial registration statement is not eligible to be declared effective under applicable rules and regulations of the SEC, the effectiveness deadline shall be extended to the first business day on which the initial registration statement is so eligible to be declared effective by the SEC.

Under each of the registration rights agreements, we will at our cost, use our commercially reasonable efforts to keep the shelf registration statement effective after its effective date until the earlier of:

•

the sale under the shelf registration statement of all of the Series A Notes and Series B Notes, as applicable, and any shares of our common stock issued on their conversion or the conversion of the Series B Convertible Preferred Stock on September 16, 2011; and

•

the date that all of the Series A Notes and Series B Notes, as applicable, and any shares of our common stock issued on their conversion or the conversion of the Series B Convertible Preferred Stock on September 16, 2011, may be sold without restriction under Rule 144 of the Securities Act (such date, the “effectiveness period”).

In the case of the Series A Notes and Series B Notes, if (i) the registration statement is not declared effective on or prior to its effectiveness deadline, or (ii) after the registration statement has been declared effective, we fail to keep the registration statement effective or the prospectus forming a part of such registration statement is not usable for more than an aggregate of 30 trading days (which need not be consecutive) (other than during a grace period) or (iii) a grace period exceeds the length of an allowable grace period (each of the events described in clauses (i) through (iii), an “event”) then, in each case, we are required to pay as partial liquidated damages to such holders of Series A Notes or Series B Notes, as applicable, an amount equal to 0.25% of the aggregate principal amount of such holders’ Series A Notes or Series B Notes, as applicable, for the first 30 days from the date of the event until the event is cured (which rate will be increased by an additional 0.25% per annum for each subsequent 30-day period that liquidated damages continue to accrue, provided that the rate at which such liquidated damages accrue may in no event exceed 2.00% per annum). No liquidated damages will be payable for any period after the effectiveness period. All liquidated damages will be paid on the same day that interest is payable on the Series A Notes or Series B Notes, as applicable, and will be paid-in-kind in Series A Notes or Series B Notes, as applicable.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

Shares of our common stock that directors and executive officers of the Company owned as of September 19, 2011 include:

•	shares in which they may be deemed to have a beneficial interest;

•	shares credited to individual accounts in the Company’s 401(k) plan;

•	restricted share units subject to the Company’s 2004 Long-Term Incentive and Equity Award Plan (“Equity Plan”); and

•	shares subject to options that are exercisable on or prior to November 18, 2011.

All of the executive officers and directors have sole voting and dispositive power with respect to the shares of common stock reported below, and none of the shares reported below is pledged as security by any executive officer or director. See footnote (2) below regarding adjusted ownership amounts and percentages due to unvested restricted share units.

Name	Shares of Common Stock Owned as of 9/19/11 (1)		Shares that Person has Right to Acquire On or Prior to 11/18/11	Total Beneficial Ownership	Percent of Class	Unvested Share Units (2)	Adjusted Total Beneficial Ownership (2)	Adjusted Percent of Class (2)
James L. Welch	254		0	254	*	0	254	*
Michael J. Naatz	1,216	(3)	124	1,340	*	0	1,340	*
Phil J. Gaines	1,731	(3)	204	1,935	*	91	2,026	*
James G. Kissinger	1,090	(3)	160	1,250	*	0	1,250	*
Sheila K. Taylor (4)	36		74	110	*	0	110	*
Daniel J. Churay (4)	329		0	329	*	0	329	*
William D. Zollars (5)	25,053	(3)	1,500	26,533	*	926	27,749	*
Michael J. Smid (6)	4,573	(3)	432	5,005	*	188	5,193	*
Raymond Bromark	0		0	0	*	0	0	*
Douglas Carty	0		0	0	*	0	0	*
Matthew Doheny	0		0	0	*	0	0	*
Robert L. Friedman	0		0	0	*	0	0	*
James Hoffman	0		0	0	*	0	0	*
Michael J. Kneeland	0		0	0	*	0	0	*
Harry Wilson	0		0	0	*	0	0	*
James F. Winestock	0		0	0	*	0	0	*
All Directors and Executive Officers as a Group (13 persons)	7,278	(3)	818	8,096	*	188	8,284	*

*	Indicates less than 1% ownership. The percentages in the “Percent of Class” and “Adjusted Percent of Class” columns are based on 1,910,884,994 outstanding shares of common stock on September 19, 2011.
(1)	Direct ownership except for shares held in the YRC Worldwide Inc. 401(k) Plan, as of August 31, 2011, as follows: Mr. Smid 45 shares; Mr. Naatz 17 shares; and Mr. Kissinger 16 shares.
(2)

The Company has granted rights to receive shares of the Company’s common stock called restricted share units under its Equity Plan. The restricted share units are subject to time vesting requirements. The unvested restricted share units are not included under the “Shares of Common Stock Owned as of 9/19/11” column and, except for restricted share units that vest on or prior to November 18, 2011, and are deemed to be beneficially owned, are not included in the “Shares that Person has Right to Acquire On or Prior to 11/18/11,” “Total Beneficial Ownership” and “Percent of Class” columns. However, to provide complete information regarding each of the Company’s directors’ and executive officers’ equity ownership in the

Company, the restricted share units that vest after November 18, 2011 are included in the “Unvested Share Units,” “Adjusted Total Beneficial Ownership” and “Adjusted Percent of Class” columns above.
(3)	Under the Company’s 2009 Long-Term Incentive Plan, participating executive officers, including Messrs. Zollars, Smid, Naatz, Gaines and Kissinger have received awards of restricted stock that will vest, in each case, on the third anniversary of the date of grant upon the achievement of performance goals measured by the share price appreciation of the Company’s common stock. The restricted stock awards are included in the amounts set forth above and are as follows:

Name of Executive Officer	Number of Restricted Shares
Michael J. Naatz	870
Phil J. Gaines	1,091
James G. Kissinger	1,074
William D. Zollars	9,247
Michael J. Smid	3,112
Other Executive Officers	0

(4)	Mr. Churay resigned from the Company on November 1, 2010 and Ms. Taylor resigned from the Company on March 31, 2011. We do not track open market transactions of former executives. Therefore, these amounts represent shares reported on the last Form 4 of Mr. Churay and Ms. Taylor filed before their resignations. In accordance with her separation agreement, Ms. Taylor’s options will continue to vest in accordance with their terms until March 31, 2012.
(5)	Effective with the closing of the exchange offer and related restructuring transactions on July 22, 2011, Mr. Zollars retired from the Company. We do not track open market transactions of former executives. Therefore, these amounts represent shares reported on the last Form 4 of Mr. Zollars filed before he retired. Mr. Zollars’ shares of restricted stock will continue to vest in accordance with their terms and the terms of his employment agreement, as amended.
(6)	Mr. Smid retired from the Company on July 29, 2011. We do not track open market transactions of former executives. Therefore, these amounts represent shares reported on the last Form 4 of Mr. Smid filed before his retirement. In accordance with his separation agreement, Mr. Smid’s shares of restricted stock will continue to vest in accordance with their terms.

SECURITY OWNERSHIP OF CERTAIN HOLDERS OF RECORD

As of September 16, 2011, the persons known to the Company to be holders of record of more than five percent of our common stock were:

	Common Stock
Name & Address of Holder of Record	Shares Held of Record as of 9/16/11 (1)		Shares that Person Has Right to Acquire on or Prior to 11/15/11 (2)		Total Ownership	% of Class (3)
Bank of America, N.A. 214 North Tryon St. Charlotte, North Carolina 28255	249,849,980		455,330,314		705,180,294	29.80%

Benefits Trust Company as custodian for Teamsters-National 401(k) Savings Plan Trust 5901 College Boulevard Suite 100 Overland Park, KS 66211	477,720,673		0		477,720,673	25.00%

Deutsche Bank AG 100 Plaza One, 2nd floor Jersey City, New Jersey 07311	161,339,531	(4)	311,004,344	(5)	472,343,875	21.26%

The Royal Bank of Scotland plc 600 Washington Blvd., 9th floor Stamford, Connecticut 06901	144,335,181		263,038,566		407,373,747	18.74%

Owl Creek Asset Management, L.P. 640 Fifth Avenue, Floor 20 New York, 10019	110,511,292	(6)	293,302,254		403,813,546	18.32%

FBC Holdings Sarl 600 Washington Blvd., 9th floor Stamford, Connecticut 06901	67,588,316		123,173,944		190,762,260	9.38%

Citigroup Global Markets Inc. 388 Greenwich Street, 22nd floor New York New York 10013	59,055,061		107,622,796		166,677,857	8.26%

Goldman Sachs & Co. 200 West Street New York, New York 10282	43,473,938		118,248,382		161,722,320	7.97%

Avenue Investments, LP 399 Park Avenue, 6th floor New York, New York 10022	51,295,142		93,481,007		144,776,149	7.22%

NB Distressed Debt Investment Fund Limited 190 South LaSalle Street, 23rd floor Chicago, IL 60603	40,366,328		68,238,076		108,604,404	5.49%

(1)	Except as noted, amounts shown are based on information provided to the transfer agent of the Company on September 16, 2011 in connection with the automatic conversion of all shares of the Series B Convertible Preferred Stock into shares of our common stock on such date.
(2)	Amounts shown are the estimated number of shares of common stock issuable upon conversion of the Series B Notes held by the holder as of July 22, 2011. The aggregate principal amount of Series B Notes held by the holder is based on information provided by such holder in a subscription certificate and credit agreement claims submitted in connection with the issuance of the Series B Notes on July 22, 2011 as part of the restructuring.
(3)	Based on 1,910,884,994 shares of our common stock issued and outstanding as of September 19, 2011.
(4)	Represents 93,742,118 shares of our common stock held by Deutsche Bank AG Cayman Islands Branch, 16,025,756 shares of our common stock held by Deutsche Bank AG New York Branch and 51,571,657 shares of our common stock held by Deutsche Bank Securities Inc.
(5)	Represents an estimated 46,182,369 shares of common stock issuable upon conversion of the Series B Notes held by Deutsche Bank AG New York Branch and an estimated 264,821,975 shares of common stock issuable upon conversion of the Series B Notes held by Deutsche Bank AG Cayman Islands Branch.
(6)	Based on a Form 4 filed by Owl Creek Asset Management, L.P. (“Owl Creek”) on September 21, 2011, Owl Creek I, L.P., Owl Creek II, L.P., Owl Creek Overseas Master Fund, Ltd. and Owl Creek SRI Master Fund, Ltd. together directly held 110,511,292 shares of our common stock as of September 16, 2011 and 75,011,292 shares of our common stock as of September 21, 2011. According to the Form 4, Owl Creek serves as the investment manager to, and has the power to direct the investment activities of, Owl Creek I, L.P., Owl Creek II, L.P., Owl Creek Overseas Master Fund, Ltd. and Owl Creek SRI Master Fund, Ltd.

As of July 22, 2011, the persons known to the Company to be holders of record of more than five percent of the Series A Notes were:

	Aggregate Principal Amount Held of Record
	Series A Notes (1)
Name & Address of Holder of Record	Aggregate Principal Amount (2)	% of Class (3)
Bank of America, N.A. 214 North Tryon St. Charlotte, North Carolina 28255	$17,330,555	12.38%

Owl Creek Asset Management, L.P. 640 Fifth Avenue, Floor 20 New York, New York 10019	$15,656,343	11.18%

Deutsche Bank AG (4) 100 Plaza One, 2nd floor Jersey City, New Jersey 07311	$14,993,612	10.71%

The Royal Bank of Scotland plc 600 Washington Blvd., 9th floor Stamford, Connecticut 06901	$13,582,863	9.70%

JPMorgan Chase Bank, National Association 383 Madison Avenue, 23th floor New York, New York 10179	$9,312,908	6.65%

Goldman Sachs & Co. 200 West Street New York, New York 10282	$8,210,718	5.86%

FBC Holdings Sarl 600 Washington Blvd., 9th floor Stamford, Connecticut 06901	$7,719,305	5.51%

(1)	At any time after the second anniversary of the issue date of the Series A Notes, subject to certain limitations on conversion and issuance of shares, holders of the Series A Notes may convert any outstanding Series A Notes into shares of our common stock at the initial conversion price per share of approximately $0.1134. This represents a conversion rate of approximately 8,822 shares of common stock per $1,000 principal amount of Series A Notes. The conversion price may be adjusted for certain anti-dilution adjustments. See “Description of Series A Notes—Conversion Rights—Conversion Rate Adjustments.” The Series A Notes entitle the holders thereof to vote with the common stock on As-Converted-to-Common-Stock-Basis, subject to certain limitations. See “Description of Series A Notes—Equity Voting Rights.”
(2)	Amounts shown are based on information provided by the holder in a letter of exchange and credit agreement claims submitted in connection with the issuance of the Series A Notes on July 22, 2011 as part of the restructuring.
(3)	Based on $140,000,000 aggregate principal amount of Series A Notes issued and outstanding as of July 22, 2011. Does not include Series A Notes paid-in-kind in respect of interest paid or to be paid on the Series A Notes.
(4)	Represents $2,204,399 aggregate principal amount of Series A Notes held by Deutsche Bank AG New York Branch and $12,789,213 aggregate principal amount of Series A Notes held by Deutsche Bank AG Cayman Islands Branch.

As of July 22, 2011, the persons known to the Company to be holders of record of more than five percent of the Series B Notes were:

	Aggregate Principal Amount Held of Record
	Series B Notes (1)
Name & Address of Holder of Record	Aggregate Principal Amount (2)	% of Class (3)
Bank of America, N.A. 214 North Tryon St. Charlotte, North Carolina 28255	$19,620,419	19.62%

Deutsche Bank AG (4) 100 Plaza One, 2nd floor Jersey City, New Jersey 07311	$13,401,338	13.40%

Owl Creek Asset Management, L.P. 640 Fifth Avenue, Floor 20 New York, New York 10019	$12,638,546	12.64%

The Royal Bank of Scotland plc 600 Washington Blvd., 9th floor Stamford, Connecticut 06901	$11,334,468	11.33%

FBC Holdings Sarl 600 Washington Blvd., 9th floor Stamford, Connecticut 06901	$5,307,629	5.31%

Goldman Sachs & Co. 200 West Street New York, New York 10282	$5,095,384	5.10%

(1)	As of September 16, 2011, holders of the Series B Notes may convert any outstanding Series B Notes into shares of our common stock at the initial conversion price per share of approximately $0.0618. This represents a conversion rate of approximately 16,187 shares of common stock per $1,000 principal amount of Series B Notes. The conversion price may be adjusted for certain anti-dilution adjustments. See “Description of Series B Notes—Conversion Rights—Conversion Rate Adjustments.” The Series B Notes entitle the holders thereof to vote with the common stock on As-Converted-to-Common-Stock-Basis, subject to certain limitations. See “Description of Series B Notes—Equity Voting Rights.”
(2)	Amounts shown are based on information provided by the holder in a subscription certificate and credit agreement claims submitted in connection with the issuance of the Series B Notes on July 22, 2011 as part of the restructuring.
(3)	Based on $100,000,000 aggregate principal amount of Series B Notes issued and outstanding as of July 22, 2011. Does not include Series B Notes paid-in-kind in respect of interest or make whole premium paid or to be paid on the Series B Notes.
(4)	Represents $1,990,022 aggregate principal amount of Series B Notes held by Deutsche Bank AG New York Branch and $11,411,316 aggregate principal amount of Series B Notes held by Deutsche Bank AG Cayman Islands Branch.

As of September 19, 2011 there is one share of Series A Voting Preferred Stock issued and outstanding. Holders of Series A Voting Preferred Stock are entitled to one vote per share on each matter on which common stock is entitled to vote. The IBT is the holder of the one outstanding share of the Series A Voting Preferred Stock.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of material U.S. federal income tax consequences to holders of the Series A Notes, the Series B Notes (collectively, the “Convertible Notes”) and YRCW common stock (the “Common Stock” and, together with the Convertible Notes, the “Securities”). This discussion is a summary for general information purposes only and does not consider all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their individual investment circumstances or to certain types of holders subject to special tax rules, including partnerships, banks, financial institutions or other “financial services” entities, broker-dealers, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, retirement plans, individual retirement accounts or other tax-deferred accounts, persons who use or are required to use mark-to-market accounting for the credit agreement claims, persons that hold the credit agreement claims as part of a “straddle,” a “hedge” or a “conversion transaction,” persons that have a functional currency other than the U.S. dollar, investors in pass-through entities, certain former citizens or permanent residents of the U.S. and persons subject to the alternative minimum tax. This discussion also does not address any federal non-income, state, local or foreign tax consequences of the exchange offer.

This summary is based on the U.S. Internal Revenue Code of 1986 (as amended, the “Code”) and applicable Treasury Regulations, rulings, administrative pronouncements and decisions as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Securities that is (1) a citizen or an individual resident of the U.S.; (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized, or treated as created or organized, in or under the laws of the U.S. or any political subdivision of the U.S.; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (i) if a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Securities, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. The partner and partnership should consult their tax advisors concerning the tax treatment of the Securities.

EACH HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF HOLDING OR DISPOSING OF THE SECURITIES.

IRS Circular 230 Disclosure:

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE U.S. INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY TAX ADVICE CONTAINED IN THIS PROSPECTUS WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER THE U.S. INTERNAL REVENUE CODE. THE TAX ADVICE CONTAINED IN THIS PROSPECTUS WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION(S) OR MATTER(S) ADDRESSED BY THE PROSPECTUS. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

I. TAX CONSEQUENCES TO U.S. HOLDERS

Ownership and Disposition of Common Stock

Dividends. Any distributions made on the YRCW stock will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. To the extent that a U.S. holder receives distributions that would otherwise constitute dividends for U.S. federal income tax purposes but that exceed our current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the U.S. holder’s basis in its shares. Any such distributions in excess of the U.S. holder’s basis in its shares (determined on a share-by-share basis) generally will be treated as capital gain. Subject to certain exceptions, dividends received by non-corporate U.S. holders prior to 2013 will be taxed under current law at a maximum rate of 15%, provided that certain holding period requirements and other requirements are met. The rate of taxation of any such dividends received after 2012 is highly uncertain.

Dividends paid to U.S. stockholders that are corporations generally will be eligible for the dividends-received deduction so long as we have sufficient earnings and profits. However, the dividends received deduction is only available if certain holding period requirements are satisfied. The length of time that a stockholder has held its stock is reduced for any period during which the stockholder’s risk of loss with respect to the stock is diminished by reason of the existence of certain options, contracts to sell, short sales or similar transactions. In addition, to the extent that a corporation incurs indebtedness that is directly attributable to an investment in the stock on which the dividend is paid, all or a portion of the dividends-received deduction may be disallowed.

The benefit of the dividends-received deduction to a corporate stockholder may be effectively reduced or eliminated by operation of the “extraordinary dividend” provisions of Section 1059 of the Code, which may require the corporate stockholder to reduce its adjusted tax basis in its shares by the amount excluded from income as a result of the dividends-received deduction. The excess of the excluded amount over the adjusted tax basis may be treated as capital gain. In the case of common stock, a dividend may be treated as “extraordinary” if (1) it equals or exceeds 10% of the holder’s adjusted tax basis in the stock (reduced for this purpose by the non-taxed portion of any prior extraordinary dividend), treating all dividends having ex-dividend dates within an 85-day period as one dividend, or (2) it exceeds 20% of the holder’s adjusted tax basis in the stock, treating all dividends having ex dividend dates within a 365-day period as one dividend. In the case of preferred stock, a dividend may be treated as “extraordinary” if (1) it equals or exceeds 5% of the holder’s adjusted tax basis in the stock (reduced for this purpose by the non-taxed portion of any prior extraordinary dividend), treating all dividends having ex-dividend dates within an 85-day period as one dividend, or (2) it exceeds 20% of the holder’s adjusted tax basis in the stock, treating all dividends having ex dividend dates within a 365-day period as one dividend.

Sale, Redemption or Repurchase. Unless a non-recognition provision applies U.S. holders generally will recognize capital gain or loss upon the sale, redemption or other taxable disposition of Common Stock in an amount equal to the difference between the U.S. holder’s adjusted tax basis in the Common Stock and the sum of the cash plus the fair market value of any property received from such disposition.

A reduced tax rate on long-term capital gain may apply to non-corporate U.S. holders. The deductibility of capital loss is subject to significant limitations.

Ownership and Disposition of the Convertible Notes

Treatment of the Convertible Notes as Debt or Equity

Whether the Convertible Notes are treated as debt or equity for U.S. federal income tax purposes will depend on a number of factual considerations, including the value of our common stock relative to the conversion price of the notes on the day the notes are issued. Based on recent trading prices, we now expect that we will treat both the Series A Notes and Series B Notes as debt, but our ultimate determination as to how we characterize the Convertible Notes may change depending on these various considerations, including our determination of the value of our common stock on the day the Convertible Notes were issued and our estimation of the likelihood that the Convertible Notes will ultimately be converted. Furthermore, regardless of how we characterize the Convertible Notes, the IRS could challenge our characterization.

To the extent that either the Series A Notes or Series B Notes are classified as equity, they will be treated for U.S. federal income tax purposes as described in “Ownership and Disposition of Common Stock,” above and any PIK Interest on the Convertible Notes will likely be taxable as a dividend as it accrues. The remainder of this discussion describes the treatment of the Convertible Notes if they are respected as debt.

Issue Price of the Convertible Notes

If the Series B Notes are treated as debt, their issue price will be equal to the amount paid for such notes pursuant to the initial offering plus the value of the rights to purchase such notes. We have not yet determined the value of the rights to purchase the Series B Notes. The determination of the “issue price” of the Series A Notes will depend, in part, on whether the Series A Notes or the credit agreement claims exchanged therefore were traded on an “established market” at any time during the 60-day period ending 30 days after the exchange. In general, a debt instrument (or the property exchanged therefor) will be treated as traded on an established market if (a) it is listed on (i) a qualifying national securities exchange, (ii) certain qualifying interdealer quotation systems, or (iii) certain qualifying foreign securities exchanges, (b) it appears on a system of general circulation that provides a reasonable basis to determine fair market value, or (c) the price quotations are readily available from dealers, brokers or traders. The issue price of a debt instrument that is traded on an established market or that is issued for another debt instrument so traded would be the fair market value of such debt instrument or such other debt instrument, as the case may be, on the issue date as determined by such trading. The issue price of a debt instrument that is neither so traded nor issued for another debt instrument so traded would be its stated principal amount.

Accordingly, if neither the Series A Notes nor the credit agreement claims were traded on an “established market” within the meaning of the applicable Treasury Regulations, the “issue price” of the Series A Notes should equal their stated principal amount. However, if the Series A Notes or credit agreement claims were traded on an “established market” within the meaning of the applicable Treasury Regulations, the issue price of the Series A Notes would be the fair market value, at the time of the exchange (or deemed exchange, as applicable), (1) of the Series A Notes if they are treated as traded on an “established market” or (2) of the credit agreement claims if they are treated as traded on an “established market” and the Series A Notes are not treated as traded on an “established market”. We have not yet determined whether the Series A Notes were traded on an established market.

Qualified Stated Interest

A U.S. holder generally will be required to recognize and include in gross income qualified stated interest on the Convertible Notes as ordinary income at the time it is paid or accrued on the Convertible Notes in accordance with such holder’s method of accounting for U.S. federal income tax purposes. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. The Convertible Notes do not currently provide for qualified stated interest.

Original Issue Discount

Because interest on the Convertible Notes is not unconditionally payable solely in cash at least annually, the Convertible Notes will be considered to be issued with OID. Under the rules governing OID, regardless of a U.S. holder’s method of accounting, a U.S. holder will be required to accrue its pro rata share of OID on the Convertible Notes on a constant yield basis and include such accruals in gross income, whether or not such U.S.

holder receives a payment of interest solely in cash on the Convertible Notes on the scheduled interest payment date. The amount of OID on the Convertible Notes is the difference between their “stated redemption price at maturity” (i.e., the sum of all payments to be made on the Convertible Notes other than “qualified stated interest,” as defined above) and their “issue price” (as defined above). Because interest on the Convertible Notes is paid entirely in payment-in-kind (“PIK”) interest instead of paying cash, the stated interest payments on the Convertible Notes will not constitute qualified stated interest. Additionally, we expect that the “stated redemption price at maturity” on the Convertible Notes will exceed their “issue price” by more than the de minimis threshold if either the credit agreement claims or Convertible Notes are treated as traded on an “established market.”

To determine the amount of OID that a U.S. holder must include in income, we will assume, as provided in the Treasury regulations, that we will make or not make elections to redeem the Convertible Notes in a manner that minimizes the yield on the Convertible Notes. These assumptions are made solely for United States federal income tax purposes and do not constitute a representation by us regarding the actual amounts, or the timing of amounts, that will be paid on the Convertible Notes. If the assumptions we make are contrary to actual circumstances (a “change in circumstances”), then solely for purposes of determining the amount of OID on the Convertible Notes, the Convertible Notes will be treated as retired and reissued on the date of the change in circumstances for an amount equal to the “adjusted issue price” of the Convertible Notes (as defined below).

The amount of OID that a U.S. holder is required to include in income is the sum of the “daily portions” of OID with respect to the Convertible Notes for each day during the taxable year in which the U.S. holder is the beneficial owner of the Convertible Notes. The “daily portions” of OID in respect of the Convertible Notes are determined by allocating to each day in an “accrual period” the ratable portion of interest on the Convertible Notes that accrues in the “accrual period.” The “accrual period” for the Convertible Notes may be of any length and may vary in length over the term of the Convertible Notes, provided that each “accrual period” is no longer than one year and that each scheduled payment of interest or principal occurs on the first or final day of an “accrual period.”

The amount of OID on the Convertible Notes that accrues in an “accrual period” is the product of the “yield to maturity” on the Convertible Notes (determined on the basis of compounding at the close of each accrual period and adjusted to reflect the length of the accrual period) and the “adjusted issue price” of the exchange notes at the beginning of such accrual period, reduced by any qualified stated interest allocable to the accrual period. The “yield to maturity” on the Convertible Notes is the discount rate that, when used in computing the present value of all payments to be made under the notes, produces an amount equal to their issue price. The “adjusted issue price” of the Convertible Notes at the beginning of the first “accrual period” will equal their “issue price” (as described above) and for any “accrual periods” thereafter will be (x) the sum of the “issue price” of the Convertible Notes and any OID previously accrued thereon minus (y) the amount of any payments previously made on the Convertible Notes other than payments of qualified stated interest.

The issuance of additional notes in respect of PIK interest is generally not treated as a payment of interest. Instead, the Convertible Notes and any additional notes issued in respect of PIK interest thereon are treated as a single debt instrument under the OID rules.

The rules regarding OID are complex and the rules described above may not apply in all cases. Accordingly, U.S. holders are urged to consult their own independent tax advisors regarding the application of the OID rules to the Convertible Notes.

Market Discount

If a U.S. holder’s initial tax basis in a Convertible Note is less than its issue price, subject to a de minimis exception, the U.S. holder will be treated as having purchased the note at a “market discount.” In such case, a U.S. holder will be required to treat any principal payment on, or any gain realized on the sale, exchange or other disposition of, the Convertible Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount accrued on the Convertible Note and not previously included in income (including any accrued but unrecognized market discount which was carried over from a credit agreement claim); a U.S. holder also may be required to defer the deduction of all or a portion of any interest paid or accrued on indebtedness incurred or maintained to purchase or carry the new convertible note. Alternatively, a U.S. holder may elect (with respect to the Convertible Note and all other market discount obligations acquired by the U.S. holder after the first day of the first taxable year to which such election applies) to include market discount in income currently as it accrues. This election may only be revoked with the consent of the IRS. Market discount is considered to accrue ratably during the period from the date of acquisition to the maturity date of the new convertible note, unless a U.S. holder elects to accrue market discount on the basis of a constant interest rate. Amounts includible in income as market discount generally are treated as ordinary interest income.

Acquisition Premium

If a U.S. holder’s adjusted tax basis in a Convertible Note, immediately after the acquisition of the Convertible Note, is greater than its issue price but is less than or equal to its stated principal amount, the amount by which the U.S. holder’s basis exceeds the issue price of the Convertible Notes will be “acquisition premium.” In such case, the daily portion of OID to be included with respect to the Convertible Notes will be reduced by an amount equal to the daily portion of OID that the U.S. holder would otherwise include in its gross income multiplied by a fraction. The numerator of such fraction is the amount of acquisition premium, and the denominator is the OID in the Convertible Notes. Alternatively, a U.S. holder may elect to amortize acquisition premium on a constant yield to maturity basis, as described above in “—Original Issue Discount.”

Bond Premium

If a U.S. holder’s initial tax basis in a Convertible Note (reduced by an amount equal to the value of the conversion feature) is greater than its stated principal amount, such U.S. holder will be treated as having acquired the note with “amortizable bond premium” equal in amount to such excess. A U.S. holder may elect (with respect to the Convertible Note and all of the U.S. holder’s other obligations with amortizable bond premium held on or acquired by such U.S. holder after the first day of the first taxable year to which such election applies) to amortize such premium using a constant yield method over the remaining term of the Convertible Note and may offset interest income otherwise required to be included in respect of the Convertible Note during any taxable year by the amortized amount of such excess for the taxable year. This election may only be revoked with the consent of the IRS.

Constructive Dividends

If at any time we adjust the conversion rate of the Convertible Notes, either at our discretion or pursuant to the anti-dilution provisions, the adjustment may be deemed to be the payment of a taxable dividend to the U.S. holders of the Convertible Notes. Generally, a reasonable adjustment in the conversion rate in the event of stock dividends or distributions of rights to subscribe for our common stock will not be a taxable dividend.

Sale, Conversion, Exchange, Redemption or Retirement of the Notes

Upon a sale, or exchange of a Convertible Note for cash or other property, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property realized on the sale or exchange (less an amount equal to any accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income by the U.S. holder) and such U.S. Holder’s adjusted tax basis in the new convertible note. Such capital gain or loss should be long-term capital gain or loss if the note was held for more than one year. A U.S. Holder’s adjusted tax basis in a Convertible Note will generally be equal to the U.S. Holder’s purchase price for the note (including the value of any rights to purchase such note), increased by any accrued OID.

Capital gains of non-corporate U.S. holders (including individuals) derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Upon conversion of a Convertible Note into YRCW stock, a U.S. holder should generally not recognize gain or loss for U.S. federal income tax purposes. A U.S. holder’s aggregate tax basis in the YRCW stock received in a conversion (except to the extent treated as received in respect of accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income by the U.S. holder, and possibly accrued OID) will equal the U.S. holder’s aggregate adjusted tax basis in the Convertible Note exchanged therefor. A U.S. holder’s holding period in the YRCW stock received (except to the extent treated as received in respect of accrued but unpaid interest and possibly accrued OID) will include the U.S. holder’s holding period in the Convertible Note exchanged therefor.

Information Reporting and Backup Withholding

Payments of interest (including accruals of OID) or dividends and any other reportable payments, possibly including amounts received pursuant to the exchange offer and payments of proceeds from the sale, retirement or other disposition of YRC stock or Convertible Notes, may be subject to “backup withholding” (currently at a rate of 28%) if a recipient of those payments fails to furnish to the payor certain identifying information, and in some cases, a certification that the recipient is not subject to backup withholding. Backup withholding is not an additional tax. Any amounts deducted and withheld should generally be allowed as a credit against that recipient’s U.S. federal income tax liability, provided that appropriate proof is timely provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments who is required to supply information but who does not do so in the proper manner. Backup withholding generally should not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the IRS concerning payments, unless an exemption applies. You should consult your own tax advisor regarding your qualification for exemption from backup withholding and information reporting and the procedures for obtaining such an exemption.

II. TAX CONSEQUENCES TO NON-U.S. HOLDERS

As used herein, the term “Non-US. holder” means a holder of credit agreement claims other than a partnership or a U.S. holder.

Ownership and Disposition of Common Stock

Dividends. Any distributions made on Common Stock will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Except as described below, dividends paid on Common Stock held by a Non-U.S. holder that are not effectively connected with a Non-U.S. holder’s conduct of a U.S. trade or business will be subject to U.S. federal withholding tax at a rate of 30% (or lower treaty rate or exemption from tax, if applicable). A Non-U.S. holder generally will be required to satisfy certain IRS certification requirements to claim a reduction of or exemption from withholding under a tax treaty by filing IRS Form W-8BEN or IRS Form W-8EXP (or, in either case, a successor form) upon which the Non-U.S. holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments. Dividends paid on Common Stock held by a Non-U.S. holder that are effectively connected with a Non-U.S. holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, are attributable to a permanent establishment maintained by such Non-U.S. holder in the United States) generally will be subject to U.S. federal income tax in the same manner as a U.S. holder, and a Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. holder’s effectively connected earnings and profits that are attributable to the dividends at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty).

Sale, Redemption or Repurchase. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or other taxable disposition (including a cash redemption) of Common Stock unless (1) such holder is an individual who was present in the United States for 183 days or more during the taxable year (and is not otherwise a resident alien subject to the rules discussed above under “Tax Consequences to U.S. Holders”) and has a “tax home” in the United States and certain conditions are met, (2) such gain is effectively connected with such Non-U.S. holder’s conduct of a trade or business within the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. holder in the United States) or (3) we are or have been a United States real property holding company (“USRPHC”) at any time within the shorter of the five-year period preceding such disposition or such holder’s holding period.

If the first exception applies, the Non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of the Common Stock. If the second exception applies, the Non-U.S. holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. holder, and a Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to earnings and profits effectively connected with a U.S. trade or business that are attributable to such gains at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty).

While we believe that we have not been a USRPHC for U.S. federal income tax purposes, and we consider it unlikely based on our current business plans and operations, if we were considered a USRPHC, a Non-U.S. holder might be subject to U.S. federal income tax (but not the branch profits tax) with respect to gain realized on the disposition of Common Stock. However, such gain would not be subject to U.S. federal income or withholding tax if (1) our stock is regularly traded on an established securities market and (2) the Non-U.S. holder disposing of Common Stock did not own, actually or constructively, at any time during the five-year period preceding the disposition, more than 5% of the value of our equity, including our Common Stock, and, if treated as equity, the Convertible Notes.

Ownership and Disposition of Convertible Notes

Treatment of the Convertible Notes as Debt or Equity

Whether the Convertible Notes are treated as debt or equity for U.S. federal income tax purposes will depend on a number of factual considerations, including the value of our common stock relative to the conversion price of the notes on the day the notes are issued. We now expect that we will treat both the Series A Notes and Series B Notes as debt, but our ultimate determination as to how we characterize the Convertible Notes may change depending on these various considerations, including our determination of the value of our common stock on the day the Convertible notes were issues and our estimation of the likelihood that the Convertible notes will ultimately be converted. Furthermore, regardless of how we characterize the Convertible Notes, the IRS could challenge our characterization.

To the extent that either the Series A Notes or Series B Notes are classified as equity, they will be treated for U.S. federal income tax purposes as described above in “Ownership and Disposition of Common Stock” above and any PIK Interest on the Convertible Notes will likely be taxable as a dividend as it accrues. The remainder of this discussion describes the treatment of the Convertible Notes if they are respected as debt.

To the extent that either the Series A Notes or Series B Notes are treated as indebtedness for U.S. federal income tax purposes, interest on the Convertible Notes, and gain on the sale, exchange, retirement or other disposition of the Convertible Notes will be considered “U.S. trade or business income” of a Non-U.S. holder if such income or gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. holder. The discussion below applies only with respect to Convertible Notes that are treated as indebtedness for U.S. federal income tax purposes.

Interest Accruals on the Convertible Notes

Subject to the discussion below concerning backup withholding, a Non-U.S. holder will not be subject to U.S. federal income or withholding tax (other than interest that is effectively connected with the conduct of a U.S. trade or business) in respect of interest paid on the Convertible Notes if the interest qualifies for the “portfolio interest exemption.” Interest generally will qualify for the portfolio interest exemption if each of the following requirements is satisfied:

•	the Non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the Company’s stock that are entitled to vote;

•	the Non-U.S. holder is not a controlled foreign corporation, within the meaning of the Code, that is actually or constructively related to the Company through sufficient stock ownership;

•	the Non-U.S. holder is not a bank whose receipt of interest on the Convertible Notes is described in section 881(c)(3)(A) of the Code;

•	such interest is not deemed to be contingent interest within the meaning of the portfolio interest exemption provisions of the Code, and

•	the Company or its paying agent has received appropriate documentation (generally, an IRS Form W-8BEN or applicable substitute form) establishing that the Non-U.S. holder is not a U.S. person.

Although not free from doubt, the Company believes that the payments on the Convertible Notes (to the extent respected as debt) should not be treated as contingent interest within the meaning of the portfolio interest exemption provisions of the Code. The certification requirement for the portfolio interest exemption generally will be satisfied if the Non-U.S. holder provides the withholding agent with a statement on IRS Form W-8BEN (or suitable substitute form), together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. holder and stating, among other things, that the Non-U.S. holder is not a United States person. Prospective Non-U.S. holders should consult their tax advisors regarding alternative methods for satisfying the certification requirement.

If the requirements of the portfolio interest exemption are not satisfied with respect to a Non-U.S. holder, a 30% U.S. federal income withholding tax will apply to amounts treated as interest paid on the Convertible Notes to such Non-U.S. holder, unless another exemption is applicable. For example, an applicable income tax treaty may reduce or eliminate such tax, in which event a Non-U.S. holder claiming the benefit of such treaty must provide the withholding agent with a properly executed IRS Form W-8BEN (or suitable substitute form). Alternatively, an exemption applies if the interest is U.S. trade or business income of a Non-U.S. holder and the Non-U.S. holder provides the withholding agent with a properly executed IRS Form W-8ECI (or suitable substitute form) or (in certain cases) IRS Form W-8BEN (or suitable substitute form). If the interest is U.S. trade or business income of a Non-U.S. holder, such Non-U.S. holder generally will be subject to U.S. federal income tax with respect to all interest from the Convertible Notes in the same manner as U.S. holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, Non-U.S. holders that are corporations generally will be subject to a branch profits tax with respect to any earnings and profits attributable to such U.S. trade or business income at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Sale, Exchange, or Retirement of the Convertible Notes

Generally, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain (if any) recognized on the taxable sale, exchange or retirement of the Convertible Notes (other than amounts received attributable to interest, which should be taxable as discussed above) unless:

•	the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business in the U.S.; or

•

the Non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the sale (and is not otherwise a resident alien subject to the rules discussed above under “Tax Consequences to U.S. Holders”), and certain other conditions are met.

A Non-U.S. holder described in the first bullet point above will be required to pay U.S. federal income tax on any gain derived from the sale generally in the same manner as if such Non-U.S. holder were a U.S. holder unless an applicable income tax treaty provides otherwise, and if such Non-U.S. holder is a foreign corporation, it may also be required to pay an additional branch profits tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty). A Non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate or an applicable lower treaty rate on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the Non-U.S. holder is not considered a resident of the U.S.

Information Reporting and Backup Withholding

A Non-U.S. holder generally will not be subject to backup withholding with respect to payments of interest (including accruals of OID) or dividends and any other reportable payments, including amounts received pursuant to the exchange offer and payments of proceeds from the sale, retirement or other disposition of the Common Stock, as long as (1) the payor or broker does not have actual knowledge or reason to know that the holder is a U.S. person, and (2) the holder has furnished to the payor or broker a valid IRS Form W-8BEN (or a successor form) certifying, under penalties of perjury, its status as a non-U.S. person or otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis. You should consult your own tax advisor regarding your qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable. In addition to the foregoing, we generally must report to a Non-U.S. holder and to the IRS the amount of interest (including OID) and dividends paid to each Non-U.S. holder during each calendar year and the amount of tax, if any, withheld from such payments. Copies of the information returns reporting such amounts and withholding may be made available by the IRS to the tax authorities in the country in which a Non-U.S. holder is a resident under the provision of an applicable income tax treaty or other agreement.

Reportable Transactions

Treasury regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of certain thresholds. You are urged to consult your own tax advisor regarding these regulations and whether the exchange offer would be subject to these regulations and require disclosure on your tax return.

SELLING SECURITYHOLDERS

The selling securityholders, may from time to time offer and sell pursuant to this prospectus any or all of the securities listed below.

The following table and related footnotes set forth information with respect to the selling securityholders and the amounts of the securities beneficially owned by each selling securityholder that may be offered under this prospectus. Unless set forth below, none of the selling securityholders has nor had within the past three years any material relationship with us or any of our predecessors or affiliates. The information is based on information provided by or on behalf of the selling securityholders to us in a selling securityholder questionnaire and is as of the date specified by the selling securityholders in such questionnaire. The selling securityholders may offer all, some or none of the securities. Because the selling securityholders may offer all or some portion of the securities, no estimate can be given as to the amount of the securities that will be held by the selling securityholders upon termination of any sales. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities since the date on which they provided the information regarding their securities in transactions exempt from the registration requirements of the Securities Act of 1933.

Information about the selling securityholders may change over time. Any changed information given to us by the selling securityholders will be set forth in prospectus supplements if and when necessary.

	Series A Notes Beneficially Owned Before the Offering
Selling Securityholder	Aggregate Principal Amount	Percent of Class	Aggregate Principal Amount of Series A Notes Paid-in-Kind That May be Paid (1)	Aggregate Principal Amount of Series A Notes That May be Sold	Estimated Shares of Common Stock Issuable Upon Conversion of the Series A Notes That May be Sold
Deutsche Bank AG New York Branch	$2,204,399	1.6%	$956,001	$3,160,400	27,881,049
Deutsche Bank AG Cayman Islands Branch	$12,789,213	9.1%	$5,546,413	$18,335,626	161,756,893

(1)	Equals the maximum aggregate principal amount of Series A Notes paid-in-kind in respect of interest paid or to be paid on the Series A Notes.

	Series B Notes Beneficially Owned Before the Offering
Selling Securityholder	Aggregate Principal Amount	Percent of Class	Aggregate Principal Amount of Series B Notes Paid-in-Kind That May be Paid (1)	Aggregate Principal Amount of Series B Notes That May be Sold	Estimated Shares of Common Stock Issuable Upon Conversion of the Series B Notes That May be Sold
Deutsche Bank AG New York Branch	$1,990,022	2.0%	$863,031	$2,853,053	46,182,369
Deutsche Bank AG Cayman Islands Branch	$11,411,316	11.4%	$4,948,848	$16,360,164	264,821,975

(1)	Equals the maximum aggregate principal amount of Series B Notes paid-in-kind in respect of interest or make whole premium paid or to be paid on the Series B Notes.

	Common Stock Beneficially Owned Before the Offering
Selling Securityholder	Shares		Percent of Class	Shares of Common Stock That May be Sold (1)
Deutsche Bank AG New York Branch	62,208,125	(2)	3.18%	16,025,756
Deutsche Bank AG Cayman Islands Branch	410,135,750	(3)	18.85%	145,313,775

(1)	Does not include shares of common stock issuable upon conversion of the Series A Notes and the Series B Notes that may be sold.
(2)	Includes 16,025,756 shares of common stock directly owned and an estimated 46,182,369 shares of common stock issuable upon conversion of the Series B Notes owned.
(3)	Includes 145,313,775 shares of common stock directly owned and an estimated 264,821,975 shares of common stock issuable upon conversion of the Series B Notes owned.

PLAN OF DISTRIBUTION

We are registering the Series A Notes (including guarantees attached thereto) and the Series B Notes (including guarantees attached thereto), issued to the selling securityholders, shares of Common Stock issuable to the selling securityholders upon conversion of the Series A Notes and the Series B Notes or otherwise issued or issuable to the selling securityholders pursuant to the terms of the indenture governing the Series A Notes (the “Series A Indenture”) and the indenture governing the Series B Notes (the “Series B Indenture”) to permit the resale of the Series A Notes, the Series B Notes and such shares of Common Stock by the holders of the shares of Common Stock and the Series A Notes and Series B Notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the Series A Notes, the Series B Notes or the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the Series A Notes, the Series B Notes and the shares of Common Stock.

The selling securityholders may sell all or a portion of the Series A Notes, the Series B Notes and/or the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Series A Notes, the Series B Notes or the shares of Common Stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling securityholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling securityholders also may resell all or a portion of the Series A Notes, the Series B Notes and/or the shares of Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act or 1933, as amended, which we refer to herein as the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. If the selling securityholders effect such transactions by selling Series A Notes, Series B Notes or shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the Series A Notes, the Series B Notes and/or the shares of Common Stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with sales of the Series A Notes, the Series B Notes and/or the shares of Common Stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling securityholders may also sell shares of Common Stock short and if such short sale shall take place after the date that the registration statement of which this prospectus forms a part is declared effective by the Commission, the selling securityholders may deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling securityholders have been advised that they may not use shares registered on the registration statement of which this prospectus forms a part to cover short sales of our common stock made prior to the date such registration statement has been declared effective by the SEC.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the Series A Notes, the Series B Notes or the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Series A Notes, the Series B Notes and/or the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the Series A Notes, the Series B Notes and/or the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealer or agents participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, which we refer to herein as the Exchange Act.

Each selling securityholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Series A Notes, the Series B Notes or the Common Stock. Upon the Company being notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of Series A Notes, Series B Notes and/or Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the Series A Notes, the Series B Notes and/or the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Series A Notes, the Series B Notes and/or the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling securityholder will sell any or all of the Series A Notes, the Series B Notes or the shares of Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling securityholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling securityholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Series A Notes, the Series B Notes and/or the shares of Common Stock to engage in market-making activities with respect to the Series A Notes, the Series B Notes and/or the shares of Common Stock. All of the foregoing may affect the marketability of the Series A Notes, the Series B Notes and the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Series A Notes, the Series B Notes or the shares of Common Stock.

We will pay all expenses of the registration of the Series A Notes, the Series B Notes and the shares of Common Stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling securityholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling securityholders will be entitled to contribution. We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling securityholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

NON-U.S. OFFER RESTRICTIONS

This prospectus will not, subject to limited exceptions, be distributed outside the United States and is not an offer to sell and it is not a solicitation of an offer to buy securities in any jurisdiction in which such offer or sale is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made into those countries and often impose stringent requirements about the form and content of offers made to the general public. We have not taken any action in any jurisdiction to facilitate a public offer of securities outside the United States. This prospectus does not constitute an invitation to participate in this offering in any jurisdiction in which it is unlawful to make such invitation under applicable securities laws. The distribution of this prospectus in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus comes are required by the Company to inform themselves about, and to observe, any such restrictions. No action has been or will be taken in any jurisdiction other than the United States by the Company in relation to this offering described herein that would permit a public offering of securities. Non-U.S. holders should consult their advisors in considering whether they may participate in this offering in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions that may apply in their home countries. We cannot provide any assurance about whether such limitations may exist.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered and certain other matters will be passed upon on our behalf by Kirkland & Ellis LLP, a limited liability partnership that includes professional corporations, Chicago, Illinois.

EXPERTS

The consolidated financial statements and schedule of the Company as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report of KPMG LLP on the aforementioned consolidated financial statements contains an explanatory paragraph stating that our significant declines in operations, cash flows and liquidity raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus is accurate as of the date appearing on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

YRC Worldwide Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred by the Company in connection with the offering of the securities registered under this registration statement. All amounts are estimated, except for the SEC registration fee.

(in millions)
SEC registration fee	$0.1
Printing expenses	0.2
Legal fees and expenses	23.9
Accounting fees and expenses	0.5
Miscellaneous expenses	9.2

Total	$33.9

Item 14. Indemnification of Directors and Officers

Delaware Law

YRC Worldwide Inc. (the “Company”), and registrants YRC Enterprise Services, Inc. (“YRC Enterprise”), YRC Regional Transportation, Inc. (“YRC Regional”), USF Sales Corporation (“USF Sales”), YRC Association Solutions, Inc. (“YRC Association”), Express Lane Service, Inc. (“Express Lane”), YRC International Investments, Inc. (“YRC International”), Roadway Express International, Inc. (“Roadway Express”), USF Canada Inc. (“USF Canada”), USF Mexico Inc. (“USF Mexico”) and USFreightways Corporation (“US Freightways”), are all incorporated under the laws of the State of Delaware.

The Certificate of Incorporation, as amended, of each of the Company, YRC Enterprise, YRC Regional, USF Sales, YRC Association, Express Lane, USF Canada, USF Mexico and USFreightways provides that such registrant’s directors shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the “DGCL”), or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation of YRC International provides that such registrant’s directors shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL, as the same exists or may be amended. The Certificate of Incorporation and Bylaws of each of the Company, YRC Regional, USF Sales, YRC Association, Express Lane and USFreightways also provide that if the DGCL is amended to permit further elimination or limitation of the personal liability of the directors, then the liability of such registrant’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Bylaws of each of the Company, YRC Enterprise, YRC Regional, USF Sales, YRC Association, Express Lane, YRC International, Roadway Express, USF Canada, USF Mexico and USFreightways, and DGCL Section 145 together provide that such registrants shall indemnify its present or former directors and officers, as well as other employees and may indemnify other individuals (each an “Indemnified Party”, and collectively, “Indemnified Parties”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than in connection with actions by or in the right of the Company (a “derivative action”), if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to the registrant’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred. A similar standard is applicable in the case of derivative actions, except that each registrant may only indemnify an Indemnified Party for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such derivative action. Additionally, in the context of a derivative action, DGCL Section 145 requires a court approval before there can be any indemnification where an Indemnified Party has been found liable to the applicable registrant. The statute provides that it is not exclusive of other indemnification arrangements that may be granted pursuant to a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Company maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain maters including fraudulent, dishonest or criminal acts or self-dealing. The Company also maintains an employed lawyers’ insurance policy for employees (including officers) that are licensed to practice law (“counsel”).

The Company has entered into indemnification agreements with certain of its directors, officers, and counsel. Under the indemnification agreements, the Company agreed to indemnify each indemnified party, subject to certain limitations, to the maximum extent permitted by Delaware law against all litigation costs, including attorneys fees and expenses, and losses, in connection with any proceeding to which the indemnified party is a party, or is threatened to be made a party, by reason of the fact that the indemnified party is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another entity related to the business of the Company. The indemnification agreements also provide (i) for the advancement of expenses by the Company, subject to certain conditions, (ii) a procedure for determining an indemnified party’s entitlement to indemnification and (iii) for certain remedies for the indemnified party. In addition, the indemnification agreements require the Company to cover the indemnified party under any directors’ and officers’ insurance policy or, with respect to counsel, under any employed lawyers insurance policy, maintained by the Company.

Roadway LLC (“Roadway”), USF RedStar LLC (“USF RedStar”) and YRC Mortgages, LLC (“YRC Mortgages”) are each organized as a limited liability company under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company, subject to any standards and restrictions in its limited liability company agreement, may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands. The limited liability company agreement of each of Roadway, USF RedStar and YRC Mortgages provides that, to the maximum extent permitted by law, the company shall indemnify any person who is or was a manager or member of the company, or who is or was serving at the request of the company as a manager, director or office of any other enterprise against reasonable expenses (including attorneys’ fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually incurred in connection with such action.

Pennsylvania Law

Roadway Next Day Corporation (“Roadway”), USF Glen Moore Inc. (“Glen Moore”) and New Penn Motor Express, Inc. (“New Penn”) are incorporated under the laws of the State of Pennsylvania. Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, provides that a business corporation has the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding and provides for mandatory indemnification under certain circumstances when the indemnified person has been successful in defense of a claim.

The Bylaws of Roadway provide that Roadway shall indemnify Indemnified Parties, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than in connection with a derivative action, if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to Roadway’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred. A similar standard is applicable in the case of derivative actions, except that each registrant may only indemnify an Indemnified Party for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such derivative action.

The Bylaws of each of Glen Moore and New Penn provide that the company shall indemnify, to the extent permitted by law, any and all directors and officers of the corporation and any other person designated by the board against any liability incurred in connection with any proceeding in which such person is involved by fact of serving in the capacity of director, officer, employee or agent of the corporation, or at the request of the company, as a director, officer, employee agent, fiduciary or trustee of another enterprise, except where the conduct has been finally determined (i) to constitute willful misconduct of recklessness, (ii) to be attributable to the receipt by such indemnified party of a benefit to which it is not legally entitled or (iii) otherwise adjudicated to be unlawful.

Michigan Law

USF Holland Inc. (“Holland”) is incorporated under the laws of the State of Michigan. Under Sections 561-571 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders. The Bylaws of Holland provide that Holland shall indemnify Indemnified Parties, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than in connection with a derivative action, if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to Holland’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred. A similar standard is applicable in the case of derivative actions, except that each registrant may only indemnify an Indemnified Party for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such derivative action.

Oregon Law

USF Reddaway Inc. (“Reddaway”) is incorporated under the laws of the State of Oregon. The Oregon Business Corporation Act (the “OBCA”) permits a corporation to include in its articles of incorporation a provision indemnifying a director if (i) the conduct of the individual was in good faith; (ii) the individual reasonably believed that the individual’s conduct was in the best interests of the corporation, or at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. In addition, the OBCA provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceedings. Reddaway’s articles of incorporation do not limit such right of indemnification.

Illinois Law

YRC Logistics Services, Inc. (“Logistics”) and USF Technology Services Inc. (“USF Technology”) are each incorporated under the laws of the State of Illinois. Under Section 8.75 of the Illinois Business Corporation Act of 1983, Logistics and USF Technology are empowered, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened action (other than an action by or in the right of the corporation) to which such person is made a party or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of Logistics or USF Technology, or serving or having served at the request of Logistics or USF Technology as a director, officer, employee or agent of another enterprise. Section 8.75 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, and that such indemnification shall continue as to a director, officer, employee or agent of Logistics or USF Technology who has ceased to serve in such capacity, and shall inure to the benefit of the heirs, executors and administrators of such a person. The Bylaws of Logistics provide that Logistics shall indemnify Indemnified Parties, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than in connection with a derivative action, if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to Logistics’ best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred. A similar standard is applicable in the case of derivative actions, except that each registrant may only indemnify an Indemnified Party for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such derivative action.

Hawaii Law

IMUA Handling Corporation (“IMUA”) is incorporated under the laws of the State of Hawaii. The Certificate of Incorporation of IMUA provides that directors shall not be personally liable to IMUA for any actions brought by shareholders or the corporation for monetary damages except for: (i) personal benefit received by a director to which the director is not entitled, (ii) an intentional inflection of harm on the corporation or the shareholders, (iii) a violation of Section 414-223 of the Hawaii Revised States (“HSR”) or (iv) an intentional violation of criminal law.

Pursuant to Section 414-242 of the HSR and resolutions adopted by the board of IMUA, IMUA indemnifies its officers and directors to the full extent permitted by law if (i) the conduct of the individual was in good faith; (ii) the individual reasonably believed that the individual’s conduct was in the best interests of the corporation, or at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Subject to the same exceptions, IMUA shall indemnify its officers and directors in any derivative action, except where the officer or director received a financial benefit to which it was not entitled. In addition, in accordance with resolutions of the board of IMUA and Section 414-223 of the HSR provides that, IMUA shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceedings.

Kansas Law

USF Dugan Inc. (“USF Dugan”) is incorporated under the laws of the State of Kansas. Section 17-6305 of the Kansas General Corporation Law authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement in connection with such action, including attorney’s fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Notwithstanding the preceding sentence, no indemnification is permitted in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless otherwise determined by the court in which such proceeding is pending. A Kansas corporation may also indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action, including attorney’s fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The Bylaws of USF Dugan provide that USF Dugan shall indemnify Indemnified Parties, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than in connection with a derivative action, if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to USF Dugan’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred. A similar standard is applicable in the case of derivative actions, except that each registrant may only indemnify an Indemnified Party for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such derivative action.

Ohio Law

Roadway Reverse Logistics, Inc. is incorporated under the laws of the State of Ohio. Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio authority to indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the corporation, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation, except that an indemnification shall not be made in respect of any claim, issue, or matter as to which (a) the person is adjudged to be liable for negligence or misconduct in the performance of their duty to the corporation unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper or (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

Arizona Law

USF Bestway Inc. (“USF Bestway”) is incorporated under the laws of the State of Arizona. Section 10-851 of the Arizona Revised Statutes authorizes a corporation to indemnify a director made a party to a proceeding in such capacity, provided that the individual’s conduct was in good faith and, when serving in an official capacity with the corporation, the individual reasonably believed that the conduct was in best interests of the corporation, or in all other cases, that the conduct was at least not opposed to its best interests. In the case of any criminal proceedings, indemnification is allowed if the individual had no reasonable cause to believe the conduct was unlawful. A corporation may also indemnify a director for conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to Section 10-202, subsection B, paragraph 2. Section 10-851 also provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under Section 10-851 in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor is limited to reasonable expenses incurred in connection with the proceeding.

Unless otherwise limited by its articles of incorporation, Section 10-852 of the Arizona Revised Statutes requires a corporation to indemnify (i) a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding, and (ii) an outside director, provided the proceeding is not one by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation, or one charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Section 10-856 of the Arizona Revised Statutes provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation to the same extent as a director.

The Articles of Incorporation of USF Bestway provide that USF Bestway shall indemnify any and all of its existing and former directors, officers, employees and agents against any and all expenses incurred, including but not limited to legal fees, judgments, penalties and amounts paid in compromise and settlement, which may arise or be incurred, rendered or levied in any legal action brought against them for or on account of any act or omission alleged to have been committed while acting within the scope of employment as director, officer, employee or agent of the corporation, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court, upon a determination that indemnification is proper in the circumstances because the party to be indemnified has met satisfactory standards of conduct appropriate in the circumstances. No such indemnification is available with respect to liabilities under the Securities Act of 1933 or comparable Arizona statutes, and USF Bestway has the right to refuse to indemnify in any instance in which the person to whom indemnification would otherwise have been applicable has unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action.

Item 15. Recent Sales of Unregistered Securities

On February 23, 2010 the Company sold $49.8 million in aggregated principal amount of its 6% convertible notes due 2014. On August 3, 2010 the Company sold an additional $20.2 million in aggregate principal amount of its 6% convertible notes due 2014. The offers, sales and issuances of these securities were deemed to be exempt from registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act since each such transaction did not involve a public offering. In that regard, each purchaser of these securities represented to the Company in connection with such offer and sale that it was an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act and that it was acquiring such securities in these transactions for investment only and not with a view to or for sale in connection with any distribution thereof.

Item 16. Exhibits and Financial Statement Schedules

A list of exhibits filed with this Registration Statement on Form S-1 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

YRC Worldwide Inc.

By:	/S/ JAMES L. WELCH
James L. Welch
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JAMES L. WELCH James L. Welch	Director and Chief Executive Officer (Principal Executive Officer)	September 23, 2011

/S/ JAMIE G. PIERSON Jamie G. Pierson	Interim Chief Financial Officer (Principal Financial Officer)	September 23, 2011

/S/ PAUL F. LILJEGREN Paul F. Liljegren	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	September 23, 2011

/S/ RAYMOND J. BROMARK Raymond J. Bromark	Director	September 23, 2011

/S/ DOUGLAS A. CARTY Douglas A. Carty	Director	September 23, 2011

/S/ MATTHEW A. DOHENY Matthew A. Doheny	Director	September 23, 2011

/S/ ROBERT L. FRIEDMAN Robert L. Friedman	Director	September 23, 2011

/S/ JAMES E. HOFFMAN James E. Hoffman	Director	September 23, 2011

/S/ MICHAEL J. KNEELAND Michael J. Kneeland	Director	September 23, 2011

Signature	Title	Date

/S/ HARRY J. WILSON Harry J. Wilson	Director	September 23, 2011

/S/ JAMES F. WINESTOCK James F. Winestock	Director	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

YRC Inc.

By:	/S/ PHIL J. GAINES
Phil J. Gaines
Senior Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JAMES L. WELCH James L. Welch	President (Principal Executive Officer) and Director	September 23, 2011

/S/ PHIL J. GAINES Phil J. Gaines	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) and Director	September 23, 2011

/S/ JEFF P. BENNETT Jeff P. Bennett	Vice President - Legal and Secretary and Director	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

YRC Enterprise Services, Inc.

By:	/S/ PHIL J. GAINES
Phil J. Gaines Senior Vice President - Finance

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PHIL J. GAINES Phil J. Gaines	Senior Vice President - Finance (Principal Executive, Financial and Accounting Officer) and Director	September 23, 2011

/S/ JEFF P. BENNETT Jeff P. Bennett	Vice President - Legal and Secretary and Director	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

Roadway LLC

By:	/S/ PHIL J. GAINES
Phil J. Gaines
Senior Vice President - Finance

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PHIL J. GAINES Phil J. Gaines	Senior Vice President - Finance (Principal Executive, Financial and Accounting Officer) and Manager	September 23, 2011

/S/ JEFF P. BENNETT Jeff P. Bennett	Vice President and Secretary and Manager	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

Roadway Next Day Corporation

By:	/S/ PAUL F. LILJEGREN
Paul F. Liljegren
Vice President - Finance

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PAUL F. LILJEGREN Paul F. Liljegren	Vice President - Finance (Principal Executive, Financial and Accounting Officer) and Director	September 23, 2011

/S/ JEFF P. BENNETT Jeff P. Bennett	Vice President and Secretary and Director	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

YRC Regional Transportation, Inc.

By:	/S/ PAUL F. LILJEGREN
Paul F. Liljegren
Vice President - Finance

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PAUL F. LILJEGREN Paul F. Liljegren	Vice President - Finance (Principal Executive, Financial and Accounting Officer) and Director	September 23, 2011

/S/ JEFF P. BENNETT Jeff P. Bennett	Vice President - Legal and Secretary and Director	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

USF Sales Corporation

By:	/S/ PAUL F. LILJEGREN
Paul F. Liljegren
Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JEFF P. BENNETT Jeff P. Bennett	President and Secretary (Principal Executive Officer) and Director	September 23, 2011

/S/ PAUL F. LILJEGREN Paul F. Liljegren	Vice President (Principal Financial and Accounting Officer) and Director	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holland, State of Michigan, on September 23, 2011.

USF Holland Inc.

By:	/S/ DANIEL L. OLIVIER
Daniel L. Olivier
Vice President - Finance

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JEFFREY A. ROGERS Jeffrey A. Rogers	President (Principal Executive Officer) and Director	September 23, 2011

/S/ DANIEL L. OLIVIER Daniel L. Olivier	Vice President - Finance (Principal Financial and Accounting Officer) and Director	September 23, 2011

/S/ JEFF P. BENNETT Jeff P. Bennett	Vice President - Legal and Secretary and Director	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clackamas, State of Oregon, on September 23, 2011.

USF Reddaway Inc.

By:	/S/ THOMAS S. PALMER
Thomas S. Palmer
Vice President - Finance and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. O’CONNOR Thomas J. O’Connor	President and Chief Executive Officer (Principal Executive Officer) and Director	September 23, 2011

/S/ THOMAS S. PALMER Thomas S. Palmer	Vice President - Finance and Chief Financial Officer (Principal Financial and Accounting Officer) and Director	September 23, 2011

/S/ JEFF P. BENNETT Jeff P. Bennett	Vice President - Legal and Secretary and Director	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

USF Glen Moore Inc.

By:	/S/ PAUL F. LILJEGREN
Paul F. Liljegren
Vice President - Finance

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ GARY PRUDEN Gary Pruden	President (Principal Executive Officer) and Director	September 23, 2011

/S/ PAUL F. LILJEGREN Paul F. Liljegren	Vice President - Finance (Principal Financial and Accounting Officer) and Director	September 23, 2011

/S/ JEFF P. BENNETT Jeff P. Bennett	Vice President - Legal and Secretary and Director	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

YRC Logistics Services, Inc.

By:	/S/ PAUL F. LILJEGREN
Paul F. Liljegren
Vice President - Finance

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PAUL F. LILJEGREN Paul F. Liljegren	Vice President - Finance (Principal Executive, Financial and Accounting Officer) and Director	September 23, 2011

/S/ JEFF P. BENNETT Jeff P. Bennett	Vice President and Secretary and Director	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

IMUA Handling Corporation

By:	/S/ PAUL F. LILJEGREN
Paul F. Liljegren
Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JEFF P. BENNETT Jeff P. Bennett	President and Secretary (Principal Executive Officer) and Director	September 23, 2011

/S/ PAUL F. LILJEGREN Paul F. Liljegren	Vice President (Principal Financial and Accounting Officer) and Director	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

YRC Association Solutions, Inc.

By:	/S/ PHIL J. GAINES
Phil J. Gaines
Senior Vice President - Finance

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PHIL J. GAINES Phil J. Gaines	Senior Vice President - Finance (Principal Executive, Financial and Accounting Officer) and Director	September 23, 2011

/S/ JEFF P. BENNETT Jeff P. Bennett	Vice President and Secretary and Director	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

Express Lane Service, Inc.

By:	/S/ PHIL J. GAINES
Phil J. Gaines
Senior Vice President - Finance

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PHIL J. GAINES Phil J. Gaines	Senior Vice President - Finance (Principal Executive, Financial and Accounting Officer) and Director	September 23, 2011

/S/ JEFF P. BENNETT Jeff P. Bennett	Vice President and Secretary and Director	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

YRC International Investments, Inc.

By:	/S/ PAUL F. LILJEGREN
Paul J. Liljegren
Vice President - Finance

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ERIC A. FRIEDLANDER Eric A. Friedlander	President (Principal Executive Officer) and Director	September 23, 2011

/S/ PAUL F. LILJEGREN Paul J. Liljegren	Vice President - Finance (Principal Financial and Accounting Officer) and Director	September 23, 2011

/S/ JEFF P. BENNETT Jeff P. Bennett	Vice President and Secretary and Director	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

USF RedStar LLC

By:	/S/ PAUL F. LILJEGREN
Paul F. Liljegren
Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JEFF P. BENNETT Jeff P. Bennett	President and Secretary (Principal Executive Officer) and Manager	September 23, 2011

/S/ PAUL F. LILJEGREN Paul F. Liljegren	Vice President (Principal Financial and Accounting Officer) and Manager	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

USF Dugan Inc.

By:	/S/ PAUL F. LILJEGREN
Paul F. Liljegren
Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JEFF P. BENNETT Jeff P. Bennett	President and Secretary (Principal Executive Officer) and Director	September 23, 2011

/S/ PAUL F. LILJEGREN Paul F. Liljegren	Vice President (Principal Financial and Accounting Officer) and Director	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

USF Technology Services Inc.

By:	/S/ PAUL F. LILJEGREN
Paul F. Liljegren
Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JEFF P. BENNETT Jeff P. Bennett	President and Secretary (Principal Executive Officer) and Director	September 23, 2011

/S/ PAUL F. LILJEGREN Paul F. Liljegren	Vice President (Principal Financial and Accounting Officer) and Director	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

YRC Mortgages, LLC

By:	/S/ PAUL F. LILJEGREN
Paul F. Liljegren
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PAUL F. LILJEGREN Paul F. Liljegren	President (Principal Executive, Financial and Accounting Officer) and Manager	September 23, 2011

/S/ JEFF P. BENNETT Jeff P. Bennett	Vice President and Secretary and Manager	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

New Penn Motor Express, Inc.

By:	/S/ PAUL F. LILJEGREN
Paul F. Liljegren
Vice President - Finance

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEVEN D. GAST Steven D. Gast	President and Chief Executive Officer (Principal Executive Officer) and Director	September 23, 2011

/S/ PAUL F. LILJEGREN Paul F. Liljegren	Vice President - Finance (Principal Financial and Accounting Officer) and Director	September 23, 2011

/S/ JEFF P. BENNETT Jeff P. Bennett	Vice President - Legal and Secretary and Director	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

Roadway Express International, Inc.

By:	/S/ PHIL J. GAINES
Phil J. Gaines
Senior Vice President - Finance

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PHIL J. GAINES Phil J. Gaines	Senior Vice President - Finance (Principal Executive, Financial and Accounting Officer) and Director	September 23, 2011

/S/ JEFF P. BENNETT Jeff P. Bennett	Vice President and Secretary and Director	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

Roadway Reverse Logistics, Inc.

By:	/S/ PHIL J. GAINES
Phil J. Gaines
Senior Vice President - Finance

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ RANDY RIDDELL Randy Riddell	President (Principal Executive Officer)	September 23, 2011

/S/ PHIL J. GAINES Phil J. Gaines	Senior Vice President - Finance (Principal Financial and Accounting Officer) and Director	September 23, 2011

/S/ JEFF P. BENNETT Jeff P. Bennett	Vice President and Secretary and Director	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

USF Bestway Inc.

By:	/S/ PAUL F. LILJEGREN
Paul F. Liljegren
Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JEFF P. BENNETT Jeff P. Bennett	President and Secretary (Principal Executive Officer) and Director	September 23, 2011

/S/ PAUL F. LILJEGREN Paul F. Liljegren	Vice President (Principal Financial and Accounting Officer) and Director	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

USF Canada Inc.

By:	/S/ PAUL F. LILJEGREN
Paul F. Liljegren
Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JEFF P. BENNETT Jeff P. Bennett	President and Secretary (Principal Executive Officer) and Director	September 23, 2011

/S/ PAUL F. LILJEGREN Paul F. Liljegren	Vice President (Principal Financial and Accounting Officer) and Director	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

USF Mexico Inc.

By:	/S/ PAUL F. LILJEGREN
Paul F. Liljegren
Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JEFF P. BENNETT Jeff P. Bennett	President and Secretary (Principal Executive Officer) and Director	September 23, 2011

/S/ PAUL F. LILJEGREN Paul F. Liljegren	Vice President (Principal Financial and Accounting Officer) and Director	September 23, 2011

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 2011.

USFreightways Corporation

By:	/S/ PAUL F. LILJEGREN
Paul F. Liljegren
Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Jeff P. Bennett, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JEFF P. BENNETT Jeff P. Bennett	President and Secretary (Principal Executive Officer) and Director	September 23, 2011

/S/ PAUL F. LILJEGREN Paul F. Liljegren	Vice President (Principal Financial and Accounting Officer) and Director	September 23, 2011

Schedule of Exhibits

1.1	At Market Issuance Sales Agreement, dated as of May 3, 2010, among the Company, Wm Smith & Co. and McNicoll, Lewis & Vlak LLC (incorporated by reference to Exhibit 1.1 to Current Report on Form 8-K, filed on May 4, 2010, File No. 000-12255).

2.1	Asset Purchase Agreement dated November 23, 2009 between YRC Logistics Services, Inc. and Greatwide Dedicated Transport, LLC (incorporated by reference to Exhibit 2.1 to Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010, File No. 000-12255).

2.2

Equity Interest Purchase Agreement, dated June 25, 2010, between the Company and CEG Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Quarterly Report on Form 10-Q for the quarter ended

June 30, 2010, filed on August 9, 2010, File No. 000-12255).

3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 6, 2003, File No. 000-12255), as amended by Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8, filed on December 23, 2003, File No. 333-111499), Certificate of Ownership and Merger (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on January 3, 2006, File No. 000-12255), Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1.4 to the Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010, File No. 000-12255), Certificate of Designations, Preferences, Powers and Rights of Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, filed on January 7, 2010, File No. 000-12255), Certificate of Elimination of Class A Convertible Stock of the Company (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, filed on April 30, 2010, File No. 000-12255), Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, filed on September 30, 2010, File No. 000-12255) and Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, filed on September 16, 2011, File No. 000-12255).

3.2	Amended and Restated Bylaws of the Company, adopted as of September 16, 2011 (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K, filed on September 16, 2011, File No. 000-12255).

3.3	Amended and Restated Certificate of Incorporation of YRC Inc., as further amended (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.4	Amended and Restated Bylaws of YRC Inc., f/k/a Roadway Express, Inc. (incorporated by reference to Exhibit 3.21 to Yellow Roadway Corporation’s Registration Statement on Form S-3 filed on February 23, 2004, File No. 333-113021).

3.5	Certificate of Formation of Roadway LLC, as amended (incorporated by reference to Exhibit 3.18 to Yellow Roadway Corporation’s Registration Statement on Form S-3 filed on February 23, 2004, File No. 333-113021).

3.6	Limited Liability Company Agreement of Roadway LLC (incorporated by reference to Exhibit 3.19 to Yellow Roadway Corporation’s Registration Statement on Form S-3 filed on February 23, 2004, File No. 333-113021).

3.7	Certificate of Incorporation of Roadway Next Day Corporation (incorporated by reference to Exhibit 3.22 to Yellow Roadway Corporation’s Registration Statement on Form S-3 filed on February 23, 2004, File No. 333-113021).

3.8	Bylaws of Roadway Next Day Corporation (incorporated by reference to Exhibit 3.23 to Yellow Roadway Corporation’s Registration Statement on Form S-3 filed on February 23, 2004, File No. 333-113021).

3.9	Certificate of Incorporation of YRC Enterprise Services, Inc., as amended (incorporated by reference to Exhibit 3.15 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.10	Bylaws of YRC Enterprise Services, Inc. (incorporated by reference to Exhibit 3.16 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.11	Certificate of Incorporation of YRC Regional Transportation, Inc., as amended (incorporated by reference to Exhibit 3.17 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.12	Amended and Restated Bylaws of YRC Regional Transportation, Inc., f/k/a USF Corporation (incorporated by reference to Exhibit 3.27 to Yellow Roadway Corporation’s Registration Statement on Form S-4 filed on June 21, 2005, File No. 333-126006).

3.13	Certificate of Incorporation of USF Sales Corporation, as amended (incorporated by reference to Exhibit 3.19 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.14	Amended and Restated Bylaws of USF Sales Corporation (incorporated by reference to Exhibit 3.20 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.15	Certificate of Incorporation of USF Holland Inc., as amended (incorporated by reference to Exhibit 3.21 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.16	Amended and Restated Bylaws of USF Holland Inc. (incorporated by reference to Exhibit 3.29 to Yellow Roadway Corporation’s Registration Statement on Form S-4 filed on June 21, 2005, File No. 333-126006).

3.17	Certificate of Incorporation of USF Reddaway Inc., as amended (incorporated by reference to Exhibit 3.23 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.18	Bylaws of USF Reddaway Inc. (incorporated by reference to Exhibit 3.24 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.19	Certificate of Incorporation of USF Glen Moore Inc., as amended (incorporated by reference to Exhibit 3.25 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.20	Bylaws of USF Glen Moore Inc. (incorporated by reference to Exhibit 3.26 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.21	Certificate of Incorporation of YRC Logistics Services, Inc., f/k/a USF Distribution Services, Inc., as amended (incorporated by reference to Exhibit 3.27 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.22	Amended and Restated Bylaws of YRC Logistics Services, Inc., as further amended (incorporated by reference to Exhibit 3.28 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.23	Certificate of Incorporation of IMUA Handling Corporation, as amended (incorporated by reference to Exhibit 3.29 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.24	Bylaws of IMUA Handling Corporation, as amended (incorporated by reference to Exhibit 3.30 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.25	Certificate of Incorporation of YRC Association Solutions, Inc. (incorporated by reference to Exhibit 3.25 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.26	Amended and Restated Bylaws of YRC Association Solutions, Inc. (incorporated by reference to Exhibit 3.26 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.27	Certificate of Incorporation of Express Lane Service, Inc (incorporated by reference to Exhibit 3.27 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.28	Bylaws of Express Lane Service, Inc. (incorporated by reference to Exhibit 3.28 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.29	Certificate of Incorporation of YRC International Investments, Inc. (incorporated by reference to Exhibit 3.29 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.30	Bylaws of YRC International Investments, Inc. (incorporated by reference to Exhibit 3.30 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.31	Certificate of Formation of USF RedStar LLC. (incorporated by reference to Exhibit 3.31 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.32	Limited Liability Company Agreement of USF RedStar LLC. (incorporated by reference to Exhibit 3.32 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.33	Articles of Incorporation of USF Dugan Inc., f/k/a Dugan Truck Line, Inc., as amended. (incorporated by reference to Exhibit 3.33 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.34	Amended and Restated Bylaws of USF Dugan Inc. (incorporated by reference to Exhibit 3.34 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.35	Articles of Incorporation of USF Technology Services Inc., as amended. (incorporated by reference to Exhibit 3.35 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.36	Bylaws of USF Technology Services Inc. (incorporated by reference to Exhibit 3.36 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.37	Certificate of Formation of YRC Mortgages, LLC, f/k/a YRC Mortgages, Inc. (incorporated by reference to Exhibit 3.37 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.38	Limited Liability Company Agreement of YRC Mortgages, LLC (incorporated by reference to Exhibit 3.38 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.39	Articles of Incorporation of New Penn Motor Express, Inc., f/k/a NPME, Inc., as amended. (incorporated by reference to Exhibit 3.39 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.40	Bylaws of New Penn Motor Express, Inc. (incorporated by reference to Exhibit 3.40 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.41	Certificate of Incorporation of Roadway Express International, Inc., as amended. (incorporated by reference to Exhibit 3.41 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.42	Amended and Restated Bylaws of Roadway Express International, Inc. (incorporated by reference to Exhibit 3.42 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.43	Articles of Incorporation of Roadway Reverse Logistics, Inc., f/k/a Roadway Managed Return Services, Inc., as amended. (incorporated by reference to Exhibit 3.43 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.44	Code of Regulations of Roadway Reverse Logistics, Inc., f/k/a Roadway Managed Return Services, Inc. (incorporated by reference to Exhibit 3.44 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.45	Articles of Incorporation of USF Bestway Inc., f/k/a Best-Way Transportation, as amended. (incorporated by reference to Exhibit 3.45 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.46	Bylaws of USF Bestway Inc. (incorporated by reference to Exhibit 3.46 to the Company’s Registration Statement on Amendment No. 2 to Form S-1, filed on July 8, 2011, File No. 333-174277).

3.47	Certificate of Incorporation of USF Canada Inc. (incorporated by reference to Exhibit 3.47 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.48	Amended and Restated Bylaws of USF Canada Inc. (incorporated by reference to Exhibit 3.48 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.49	Certificate of Incorporation of USF Mexico Inc. (incorporated by reference to Exhibit 3.49 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.50	Amended and Restated Bylaws of USF Mexico Inc. (incorporated by reference to Exhibit 3.50 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.51	Certificate of Incorporation of USFreightways Corporation, f/k/a USF Corporation, as amended. (incorporated by reference to Exhibit 3.51 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.52	Bylaws of USFreightways Corporation. (incorporated by reference to Exhibit 3.52 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

4.1.1	Indenture (including form of note) dated December 31, 2004, among the Company, certain subsidiary guarantors and Deutsche Bank Trust Company Americas, as trustee, relating to the Company’s 5.0% Net Share Settled Contingent Convertible Senior Notes due 2023 (incorporated by reference to Exhibit 4.7 to Amendment No. 1 to Registration Statement on Form S-4/A, filed on November 30, 2004, File No. 333-119990).

4.1.2	Supplemental Indenture, dated as of December 31, 2009, between the Company, the guarantors signatory thereto and Deutsche Bank Trust Company Americas, as trustee, supplementing the Indenture, dated as of December 31, 2004 (as supplemented and in effect as of the date of the Supplemental Indenture), relating to the 5.0% Net Share Settled Contingent Convertible Senior Notes due 2023 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K, filed on January 7, 2010, File No. 000-12255).

4.2.1	Indenture (including form of note) dated December 31, 2004, among the Company, certain subsidiary guarantors and Deutsche Bank Trust Company Americas, as trustee, relating to the Company’s 3.375% Net Share Settled Contingent Convertible Senior Notes due 2023 (incorporated by reference to Exhibit 4.8 to Amendment No. 1 to Registration Statement on Form S-4/A, filed on November 30, 2004, File No. 333-119990).

4.2.2	Supplemental Indenture, dated as of December 31, 2009, between the Company, the guarantors signatory thereto and Deutsche Bank Trust Company Americas, as trustee, supplementing the Indenture, dated as of December 31, 2004 (as supplemented and in effect as of the date of the Supplemental Indenture), relating to the 3.375% Net Share Settled Contingent Convertible Senior notes due 2023 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K, filed on January 7, 2010, File No. 000-12255).

4.3.1	Indenture (including form of note), dated as of February 23, 2010, by and among the Company, as issuer, the Guarantors and US Bank, National Association, as trustee, relating to the Company’s 6% Convertible Senior Notes due 2014 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K, filed on February 24, 2010, File No. 000-12255).

4.3.2	Supplemental Indenture, dated August 3, 2010, by and among the Company, as issuer, the Guarantors and U.S. Bank National Association, as trustee, relating to the Company’s 6% Convertible Senior Notes due 2014 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K, filed on August 3, 2010, File No. 000-12255).

4.3.3	Letter Agreement, dated August 2, 2010, by and among the Company and certain investors in the Company’s 6% Convertible Senior Notes due 2014 (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed on November 9, 2010, File No. 000-12255).

4.4

Indenture (including form of note), dated as of July 22, 2011, by and among the Company, as issuer, the subsidiaries party thereto as guarantors and U.S. Bank National Association, as trustee, related to the Company’s 10% Series A Convertible Senior Secured Notes due 2015 (incorporated by reference to Exhibit 10.7 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed on

August 8, 2011, File No. 000-12255).

4.5.1	Indenture (including form of note), dated as of July 22, 2011, by and among the Company, as issuer, the subsidiaries party thereto as guarantors and U.S. Bank National Association, as trustee, related to the Company’s 10% Series B Convertible Senior Secured Notes due 2015 (incorporated by reference to Exhibit 10.8 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed on August 8, 2011, File No. 000-12255).

4.5.2*	Supplemental Indenture, dated as of September 14, 2011, by and among the Company, as issuer, the subsidiaries party thereto as guarantors and U.S. Bank National Association, as trustee, supplementing the Indenture, dated as of July 22, 2011 (as supplemented and in effect as of the date of the Supplemental Indenture), relating to the Company’s 10% Series B Convertible Senior Secured Notes due 2015.

4.6	Registration Rights Agreement, dated as of July 22, 2011, among the Company, the guarantors named therein and the holders of the Company’s 10% Series A Convertible Senior Secured Notes due 2015 named therein (incorporated by reference to Exhibit 10.9 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed on August 8, 2011, File No. 000-12255).

4.7	Registration Rights Agreement, dated as of July 22, 2011, among the Company, the guarantors named therein and the holders of the Company’s 10% Series B Convertible Senior Secured Notes due 2015 named therein (incorporated by reference to Exhibit 10.10 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed on August 8, 2011, File No. 000-12255).

4.8	Registration Rights Agreement, dated as of July 22, 2011, among the Company and the holders of the Company’s Series B Convertible Preferred Stock named therein (incorporated by reference to Exhibit 10.11 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed on August 8, 2011, File No. 000-12255).

4.9	Certificate of Designations, Preferences, Powers and Rights of Series A Voting Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, filed on July 25, 2011, File No. 000-12255).

4.10	Certificate of Designations, Preferences, Powers and Rights of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K, filed on July 25, 2011, File No. 000-12255).

4.11.1	Indenture, dated as of May 5, 1999, among YRC Regional Transportation, Inc. (formerly, USFreightways Corporation), the Guarantors named therein and NBD Bank, as trustee (incorporated by reference to Exhibit 4.11 to Registration Statement on Form S-4, filed on June 21, 2005, File No. 333-126006).

4.11.2	Form of 8 1/2% Guaranteed Note due April 15, 2010 issued by YRC Regional Transportation, Inc. (formerly, USFreightways Corporation) (incorporated by reference to Exhibit 4.13 to Registration Statement on Form S-4, filed on June 21, 2005, File No. 333-126006).

4.11.3	Supplemental Indenture, dated as of June 27, 2005, among the Company, as New Guarantor, YRC Regional Transportation, Inc. (formerly, USF Corporation), the Existing Guarantor Subsidiaries under the Indenture and J.P. Morgan Trust Company, National Association as Trustee, supplementing the Indenture, dated as of May 5, 1999 (as supplemented and in effect as of the date of the Supplemental Indenture), relating to the YRC Regional Transportation, Inc. (formerly USFreightways Corporation) 8 1/2% Guaranteed Notes due April 15, 2010 (incorporated by reference to Exhibit 4.6 to the Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 15, 2006, File No. 000-12255).

4.11.4	Supplemental Indenture, dated as of December 31, 2009, between YRC Regional Transportation, Inc. (formerly USFreightways Corporation), the guarantors signatory thereto, and The Bank of New York Mellon Trust Company, N.A. (successor-in-interest to NBD Bank), as trustee, supplementing the Indenture, dated as of May 5, 1999 (as supplemented and in effect as of the date of the Supplemental Indenture), relating to the 8 1/2% Guaranteed Notes due April 15, 2010 (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K, filed on January 7, 2010, File No. 000-12255).

4.12.1	Indenture (including form of note) dated December 31, 2004, among the Company, certain subsidiary guarantors and Deutsche Bank Trust Company Americas, as trustee, relating to the Company’s 5.0% Net Share Settled Contingent Convertible Senior Notes due 2023 (incorporated by reference to Exhibit 4.7 to Amendment No. 1 to Registration Statement on Form S-4/A, filed on November 30, 2004, File No. 333-119990).

4.12.2	Supplemental Indenture, dated as of December 31, 2009, between the Company, the guarantors signatory thereto and Deutsche Bank Trust Company Americas, as trustee, supplementing the Indenture, dated as of December 31, 2004 (as supplemented and in effect as of the date of the Supplemental Indenture), relating to the 5.0% Net Share Settled Contingent Convertible Senior Notes due 2023 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K, filed on January 7, 2010, File No. 000-12255).

4.13.1	Indenture (including form of note) dated December 31, 2004, among the Company, certain subsidiary guarantors and Deutsche Bank Trust Company Americas, as trustee, relating to the Company’s 3.375% Net Share Settled Contingent Convertible Senior Notes due 2023 (incorporated by reference to Exhibit 4.8 to Amendment No. 1 to Registration Statement on Form S-4/A, filed on November 30, 2004, File No. 333-119990).

4.13.2	Supplemental Indenture, dated as of December 31, 2009, between the Company, the guarantors signatory thereto and Deutsche Bank Trust Company Americas, as trustee, supplementing the Indenture, dated as of December 31, 2004 (as supplemented and in effect as of the date of the Supplemental Indenture), relating to the 3.375% Net Share Settled Contingent Convertible Senior notes due 2023 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K, filed on January 7, 2010, File No. 000-12255).

4.14	Mutual Release, dated as of December 31, 2009, by and among the Company, YRC Regional Transportation, Inc. and certain holders of 8 1/2% Guaranteed Notes due April 15, 2010, 3.375% Contingent Convertible Senior Notes due 2023, 3.375% Net Share Settled Contingent Convertible Senior Notes due 2023, 5% Contingent Convertible Senior Notes due 2023 and 5% Net Share Settled Contingent Convertible Senior Notes due 2023 (incorporated by reference to Exhibit 1.1 to Current Report on Form 8-K, filed on January 7, 2010, File No. 000-12255).

4.15	Registration Rights Agreement, dated as of February 11, 2010, by and among the Company and persons defined as Purchasers and Guarantors therein (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K, filed on February 11, 2010, File No. 000-12255).

4.16	Indenture (including form of note), dated as of February 23, 2010, by and among the Company, as issuer, the Guarantors and US Bank, National Association, as trustee, relating to the Company’s 6% Convertible Senior Notes due 2014 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K, filed on February 24, 2010, File No. 000-12255).

4.17	Supplemental Indenture, dated August 3, 2010, by and among the Company, as issuer, the Guarantors and U.S. Bank National Association, as trustee, relating to the Company’s 6% Convertible Senior Notes due 2014 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K, filed on August 3, 2010, File No. 000-12255).

4.18	Letter Agreement, dated August 2, 2010, by and among the Company and certain investors in the Company’s 6% Convertible Senior Notes due 2014 (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed on November 9, 2010, File No. 000-12255).

5.1*	Opinion of Kirkland & Ellis LLP

5.2*	Opinion of Kobayashi, Sugita & Goda with respect to IMUA Handling Corporation.

5.3*	Opinion of Clark Hill PLC with respect to USF Holland Inc.

5.4*	Opinion of Stoel Rives LLP with respect to USF Reddaway Inc.

5.5*	Opinion of Morgan, Lewis & Bockius LLP with respect to Roadway Next Day Corporation, USF Glen Moore Inc. and New Penn Motor Express, Inc.

5.6*	Opinion of Husch Blackwell LLP with respect to USF Dugan Inc.

5.7*	Opinion of Snell & Wilmer L.L.P. with respect to USF Bestway Inc.

5.8*	Opinion of Baker & Hostetler LLP with respect to Roadway Reverse Logistics, Inc.

10.1	Support Agreement among the Company and certain lenders under its Credit Agreement (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K, filed on April 29, 2011, File No. 000-12255).

10.2	Support Agreement among the Company and TNFINC (incorporated by reference to Exhibit 99.3 to Current Report on Form 8-K, filed on April 29, 2011, File No. 000-12255).

10.2.1	Summary of Principal Terms of Proposed Restructuring, dated as of April 21, 2011 (incorporated by reference to Exhibit 99.2 to Current Report on Form 8-K, filed on April 29, 2011, File No. 000-12255).

10.3.1	Credit Agreement, dated as of August 17, 2007, among the Company; the Canadian Borrowers and UK Borrowers party thereto; the Lenders party thereto; Bank of America, N.A. and SunTrust Bank, as Syndication Agents; U.S. Bank National Association, Wachovia Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch, as Documentation Agents; JP Morgan Chase Bank, National Association, Toronto Branch, as Canadian Agent; J.P. Morgan Europe Limited, as UK Agent; and JPMorgan Chase Bank, National Association, as Administrative Agent (hereinafter referred to as the “Credit Agreement”) (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on August 22, 2007, File No. 000-12255).

10.3.2	Amendment No. 1, dated as of April 18, 2008, to the Credit Agreement (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on April 21, 2008, File No. 000-12255).

10.3.3	Waiver No. 1, dated as of January 15, 2009, to the Credit Agreement (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on January 22, 2009, File No. 000-12255).

10.3.4

Waiver and Amendment No. 2, dated as of February 12, 2009, and Consent, Waiver and Amendment No. 3, dated February 27, 2009, to the Credit Agreement (incorporated by reference to Exhibit 10.1.4 to Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 2, 2009,

File No. 000-12255).

10.3.5	Amendment No. 4, dated April 15, 2009, to the Credit Agreement (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 11, 2009, File No. 000-12255).

10.3.6	Amendment No. 5 (dated as of May 14, 2009), Amendment No. 6 (dated as of May 15, 2009) and Amendment No. 7 (dated as of June 17, 2009) to the Credit Agreement (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed on August 10, 2009, File No. 000-12255).

10.3.7	Amendment No. 8 (dated as of July 13, 2009), Amendment No. 9 (dated as of July 30, 2009), Amendment No. 10 (dated as of August 28, 2009), Waiver and Amendment No. 11 (dated as of October 9, 2009) and Waiver (dated as of October 26, 2009) to the Credit Agreement (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 9, 2009, File No. 000-12255).

10.3.8	Amendment No. 12 (dated as of October 27, 2009) to the Credit Agreement (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 9, 2009, File No. 000-12255).

10.3.9	Amendment No. 13 (dated as of December 15, 2009) and Amendment No. 14 (dated as of December 21, 2009) to the Credit Agreement (incorporated by reference to Exhibit 10.1.9 to Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010, File No. 000-12255).

10.3.10	Amendment No. 15 (dated as of February 10, 2010) to the Credit Agreement (incorporated by reference to Exhibit 99.3 to Current Report on Form 8-K, filed on February 11, 2010, File No. 000-12255).

10.3.11	Amendment No. 16 (dated as of March 11, 2010) to the Credit Agreement (incorporated by reference to Exhibit 10.1.11 to Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010, File No. 000-12255).

10.3.12	Amendment No. 17, dated May 3, 2010, to the Credit Agreement (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on May 4, 2010, File No. 000-12255).

10.3.13	Amendment No. 18, dated July 28, 2010, to the Credit Agreement (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed on November 9, 2010, File No. 000-12255).

10.3.14	Amendment No. 19 (dated December 20, 2010) and Amendment No. 20 (dated February 28, 2011) to the Credit Agreement (incorporated by reference to Exhibit 10.1.14 to Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 14, 2011, File No. 000-12255).

10.3.15	Amendment No. 21 (dated April 29, 2011) to the Credit Agreement (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 10, 2011, File No. 000-12255).

10.4	Amended and Restated Credit Agreement, dated as of July 22, 2011, by and among the Company, as borrower, JPMorgan Chase Bank, National Association, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed on August 8, 2011, File No. 000-12255).

10.5.1	Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008, among Yellow Roadway Receivables Funding Corporation, as Seller; Falcon Asset Securitization Company LLC, Three Pillars Funding LLC and Amsterdam Funding Corporation, as Conduits; YRC Assurance Co. Ltd., as an uncommitted purchaser; the financial institutions party thereto as Committed Purchasers; Wachovia Bank, National Association, as Wachovia Agent and LC Issuer; SunTrust Robinson Humphrey, Inc., as Three Pillars Agent, The Royal Bank of Scotland plc (successor to ABN AMRO Bank, N.V.), as Amsterdam Agent, and JPMorgan Chase Bank, N.A., as Falcon Agent and as Administrative Agent (hereinafter referred to as the “ABS Facility”) (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K, filed on April 21, 2008, File No. 000-12255).

10.5.2	Omnibus Consent and Amendment No. 1 to the ABS Facility, Amendment No. 4 to Receivables Sale Agreement among YRC Inc., USF Reddaway, Inc. and USF Holland, Inc., as Originators, and Yellow Roadway Receivables Funding Corporation, as Seller (hereinafter referred to as the “ABS Sale Agreement”) and Amendment No. 1 to Performance Undertaking, dated as of September 25, 2008, (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed on November 10, 2008, File No. 000-12255).

10.5.3	Limited Waiver and Second Amendment, dated as of January 15, 2009, to the ABS Facility (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K, filed on January 22, 2009, File No. 000-12255).

10.5.4	Omnibus Amendment [Waiver and Amendment No. 3 to the ABS Facility, and Amendment No. 4 to ABS Sale Agreement], dated as of February 12, 2009, and Waiver and Amendment No. 4 to the ABS Facility, dated February 27, 2009 (incorporated by reference to Exhibit 10.2.4 to Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 2, 2009, File No. 000-12255).

10.5.5	Amendment No. 5 (dated May 15, 2009) and Amendment No. 6 (dated May 20, 2009) to the ABS Facility (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed on August 10, 2009, File No. 000-12255).

10.5.6	Amendment No. 7 (dated July 30, 2009), Amendment No. 8 (dated August 28, 2009), Omnibus Amendment No. 9 (dated September 14, 2009), Amendment No. 10 (dated September 22, 2009), Waiver and Amendment No. 11 (dated October 9, 2009), Omnibus Amendment No. 12 (dated October 15, 2009) and Waiver and Amendment No. 13 (dated October 26, 2009) to the ABS Facility (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 9, 2009, File No. 000-12255).

10.5.7	Amendment No. 14 (dated October 27, 2009) to the ABS Facility (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 9, 2009, File No. 000-12255).

10.5.8	Amendment No. 15 (dated as of December 15, 2009) and Amendment No. 16 (dated as of December 21, 2009) to the ABS Facility (incorporated by reference to Exhibit 10.2.8 to Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010, File No. 000-12255).

10.5.9	Amendment No. 17, dated May 3, 2010, to the ABS Facility (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K, filed on May 4, 2010, File No. 000-12255).

10.5.10	Amendment No. 18, dated June 11, 2010, to the ABS Facility (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on June 14, 2010, File No. 000-12255).

10.5.11	Amendment No. 19, dated October 20, 2010, to the ABS Facility (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on October 26, 2010, File No. 000-12255).

10.5.12	Amendment No. 20 (dated November 8, 2010), Amendment No. 21 (dated December 20, 2010), and Omnibus Amendment No. 22 (dated February 28, 2011) to the ABS Facility (incorporated by reference to Exhibit 10.2.12 to Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 14, 2011, File No. 000-12255).

10.5.13	Amendment No. 23 (dated April 29, 2011) to the ABS Facility (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 10, 2011, File No. 000-12255).

10.6	Credit Agreement, dated as of July 22, 2011, by and among YRCW Receivables LLC, as borrower, the Company, as servicer, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed on August 8, 2011, File No. 000-12255).

10.7.1	National Master Freight Agreement, effective April 1, 2008, among the International Brotherhood of Teamsters, YRC Inc. (formerly, Yellow Transportation, Inc. and Roadway Express, Inc.), USF Holland Inc. and New Penn Motor Express, Inc. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on February 11, 2008, File No. 000-12255).

10.7.2	Amended and Restated Memorandum of Understanding on the Job Security Plan, dated July 9, 2009, among the International Brotherhood of Teamsters, YRC Inc., USF Holland Inc. and New Penn Motor Express, Inc. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on July 14, 2009, File No. 000-12255).

10.7.3	Agreement for the Restructuring of the YRC Worldwide Inc. Operating Companies and related Term Sheet/Proposal (the “Restructuring Plan”), dated September 24, 2010, among the International Brotherhood of Teamsters, YRC Inc., USF Holland Inc. and New Penn Motor Express, Inc. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on September 29, 2010, File No. 000-12255).

10.7.4	Certification and Amendment (dated December 31, 2010) and Certification and Second Amendment (dated February 28, 2011) to the Restructuring Plan Term Sheet (incorporated by reference to Exhibit 10.3.4 to Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 14, 2011, File No. 000-12255).

10.8.1	Contribution Deferral Agreement, dated as of June 17, 2009, by and between YRC Inc., USF Holland, Inc., New Penn Motor Express, Inc., USF Reddaway Inc., the Trustees for the Central States, Southeast and Southwest Areas Pension Fund and the other Funds from time to time party thereto and Wilmington Trust Company, as Agent (hereinafter referred to as the “Contribution Deferral Agreement”) (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed on August 10, 2009, File No. 000-12255).

10.8.2	Consent and Amendment Agreement (dated September 22, 2009) and Amendment 2 (dated November 5, 2009) to Contribution Deferral Agreement (incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 9, 2009, File No. 000-12255).

10.8.3	Amendment 3 (dated February 10, 2010) to Contribution Deferral Agreement (incorporated by reference to Exhibit 99.4 to Current Report on Form 8-K, filed on February 11, 2010, File No. 000-12255).

10.8.4	Amendment No. 4, dated May 3, 2010 to Contribution Deferral Agreement (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K, filed on May 4, 2010, File No. 000-12255).

10.8.5	Consent and Amendment 5, effective August 4, 2010, and Consent and Amendment 6, effective August 10, 2010, to Contribution Deferral Agreement (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed on November 9, 2010, File No. 000-12255).

10.8.6	Amendment No. 7 (dated December 30, 2010) and Consent and Amendment No. 8 (dated February 28, 2011) to Contribution Deferral Agreement (incorporated by reference to Exhibit 10.4.7 to Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 14, 2011, File No. 000-12255).

10.8.7	Amendment No. 9 (dated April 29, 2011) and Amendment No. 10 (dated April 29, 2011) to the Contribution Deferral Agreement (incorporated by reference to Exhibit 10.7 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 10, 2011, File No. 000-12255).

10.9	Amended and Restated Contribution Deferral Agreement, dated as of July 22, 2011, by and among YRC Inc., USF Holland Inc., New Penn Motor Express, Inc. and USF Reddaway Inc., collectively as primary obligors, the Trustees for the Central States, Southeast and Southwest Areas Pension Fund, the Wilmington Trust Company, as agent, and the other funds party thereto (incorporated by reference to Exhibit 10.6 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed on August 8, 2011, File No. 000-12255) .

10.10.1	Real Estate Sales Contract, effective December 19, 2008, between NATMI Truck Terminals, LLC and the Company, as amended by Amendment No. 1, effective January 21, 2009, and Amendment No. 2, effective February 12, 2009 (incorporated by reference to Exhibit 10.4 to Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 2, 2009, File No. 000-12255).

10.10.2	Amendment No. 3 (effective March 6, 2009), Amendment No. 4 (effective March 31, 2009) and Amendment No. 5 (effective April 21, 2009) to Real Estate Sales Contract, effective December 19, 2008, between NATMI Truck Terminals, LLC and the Company (incorporated by reference to Exhibit 10.8 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 11, 2009, File No. 000-12255).

10.11	Form of Real Estate Sales Contract, dated February 13, 2009, between Estes Express Lines and YRC Inc., USF Reddaway, Inc. or USF Holland Inc. (incorporated by reference to Exhibit 10.9 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 11, 2009, File No. 000-12255).

10.12.1	Real Estate Sales Contract, effective August 14, 2009, between North American Terminals Management, Inc. and the Company (hereinafter referred to as “First Pool Real Estate Sales Contract”) and First Amendment (effective August 21, 2009), Second Amendment (effective September 21, 2009), Third Amendment (effective September 23, 2009), Fourth Amendment (effective October 7, 2009), Fifth Amendment (effective October 9, 2009) and Sixth Amendment (effective November 4, 2009) to First Pool Real Estate Sales Contract (incorporated by reference to Exhibit 10.6 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 9, 2009, File No. 000-12255).

10.12.2	Real Estate Sales Contract, effective August 14, 2009, between North American Terminals Management, Inc. and the Company (hereinafter referred to as “Second Pool Real Estate Sales Contract”) and First Amendment (effective August 21, 2009), Second Amendment (effective September 21, 2009) and Third Amendment (effective November 4, 2009) to Second Pool Real Estate Sales Contract (incorporated by reference to Exhibit 10.7 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 9, 2009, File No. 000-12255).

10.12.3	Fourth Amendment (effective November 23, 2009), Fifth Amendment (effective December 2, 2009), Sixth Amendment (effective December 3, 2009), Seventh Amendment (effective December 9, 2009), Eighth Amendment (effective December 23, 2009) and Ninth Amendment (effective January 15, 2010) to Second Pool Real Estate Sales Contract (incorporated by reference to Exhibit 10.7.3 to Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010, File No. 000-12255).

10.13	Note Purchase Agreement, dated February 11, 2010, by and among the Company, the investors listed on the Schedule of Buyers attached as Annex I thereto, and the subsidiaries of the Company listed on the Schedule of Guarantors attached as Annex II thereto (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K, filed on February 11, 2010, File No. 000-12255).

10.14	Escrow Agreement, dated as of February 23, 2010, by and among the Company, the persons defined as Buyers therein, and U.S. Bank National Association, as escrow agent (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K, filed on February 24, 2010, File No. 000-12255).

10.15.1	YRC Worldwide Inc. Director Compensation Plan (incorporated by reference to Exhibit 10.12.1 to Annual Report on Form 10-K/A for the year ended December 31, 2010, filed on April 29, 2011, File No. 000-12255).

10.15.2	Form of Director Share Unit Agreement (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on July 25, 2005, File No. 000-12255).

10.16.1	Employment Agreement dated January 25, 2006, by and between the Company and William D. Zollars (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K, filed on January 26, 2006, File No. 000-12255).

10.16.2	Amendment effective December 30, 2008 to Employment Agreement, dated as of January 25, 2006, by and between the Company and William D. Zollars (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K, filed on January 6, 2009, File No. 000-12255).

10.16.3	Letter Agreement, dated September 28, 2010, between the Company and William D. Zollars (incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed on November 9, 2010, File No. 000-12255).

10.17	Form of Indemnification Agreement between the Company and each of its directors and executive officers (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K, filed on March 15, 2007, File No. 000-12255).

10.18	Form of Executive Severance Agreement between the Company and each of the following executive officers: William D. Zollars, Sheila K. Taylor, Michael J. Smid, Daniel J. Churay, Phil J. Gaines, James G. Kissinger, Paul F. Liljegren and Michael J. Naatz incorporated by reference to Exhibit 10.10 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 11, 2009, File No. 000-12255).

10.19	YRC Worldwide Inc. Executive Severance Policy (incorporated by reference to Exhibit 10.9 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 9, 2009, File No. 000-12255).

10.20	Yellow Corporation 1996 Stock Option Plan (incorporated by reference to Exhibit 10.6 to the Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 6, 2003, Reg. No. 000-12255).

10.21	Yellow Corporation 1997 Stock Option Plan (incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 15, 2005, Reg. No. 000-12255).

10.22	Yellow Corporation 2002 Stock Option and Share Award Plan (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-8, filed on May 15, 2002, File No. 333-88268).

10.23	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.8 to Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 6, 2003, File No. 000-12255).

10.24	YRC Worldwide Inc. 2004 Long-Term Incentive and Equity Award Plan, as amended with effect from June 29, 2010 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on June 29, 2010, File No. 000-12255).

10.25	Form of Share Unit Agreement (incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 29, 2008, File No. 000-12255).

10.26	Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on May 19, 2008, File No. 000-12255).

10.27	YRC Worldwide Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.19 to the Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 29, 2008, File No. 000-12255).

10.28	YRC Worldwide Inc. Annual Incentive Bonus Program (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K, filed on May 23, 2007, File No. 000-12255).

10.29.1	YRC Worldwide Inc. Supplemental Executive Pension Plan (Effective January 1, 2005) (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on July 25, 2006, File No. 000-12255).

10.29.2	Amendment to YRC Worldwide Inc. Supplemental Executive Pension Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed on July 8, 2008, File No. 000-12255).

10.30.1	YRC Worldwide Inc. Defined Contribution Supplemental Executive Retirement Plan (Effective January 1, 2005) (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K, filed on July 25, 2006, File No. 000-12255).

10.30.2	Amendment to YRC Worldwide Inc. Defined Contribution Supplemental Executive Retirement Plan (incorporated by reference to Exhibit 10.21.2 to Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 2, 2009, File No. 000-12255).

10.31.1	Yellow Corporation Pension Plan, amended and restated as of January 1, 2004 (incorporated by reference to Exhibit 10.27 to Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 15, 2004, File No. 000-12255).

10.31.2	Amendment No. 1 to Yellow Corporation Pension Plan, as amended and restated as of January 1, 2004 (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 9, 2005, File No. 000-12255).

10.31.3	Amendment No. 2 to Yellow Corporation Pension Plan, as amended and restated as of January 1, 2004 (incorporated by reference to Exhibit 10.28.3 to Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 14, 2011, File No. 000-12255).

10.31.4	Amendment No. 3 to Yellow Corporation Pension Plan, as amended and restated as of January 1, 2004 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed on July 8, 2008, File No. 000-12255).

10.31.5	Amendment No. 4 to Yellow Corporation Pension Plan, as amended and restated as of January 1, 2004 (incorporated by reference to Exhibit 10.22.5 to Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 2, 2009, File No. 000-12255).

10.31.6	Amendment No. 5 and Amendment No. 6 to Yellow Corporation Pension Plan, as amended and restated as of January 1, 2004 (incorporated by reference to Exhibit 10.28.6 to Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010, File No. 000-12255).

10.31.7	Amendment No. 7 to Yellow Corporation Pension Plan, as amended and restated as of January 1, 2004 (incorporated by reference to Exhibit 10.7 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed on August 9, 2010, File No. 000-12255).

10.32	YRC Worldwide Inc. Non-Union Employee Option Plan (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K, filed on January 6, 2009, File No. 000-12255).

10.33	YRC Worldwide Inc. Union Employee Option Plan (incorporated by reference to Exhibit 10.25 to Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 2, 2009, File No. 000-12255).

10.34	YRC Worldwide Inc. Second Union Employee Option Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on March 5, 2010, File No. 000-12255).

10.35	Form of YRC Worldwide Inc. Cash Performance and Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.1 Current Report on Form 8-K, filed on April 3, 2009, File No. 000-12255).

10.36

Retention Payment, Non-Competition, Non-Solicitation, Non-Disparagement, and Confidentiality Agreement dated June 2, 2009 by and between the Company and Michael J. Smid (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on June 2, 2009, File No.

000-12255).

10.37	Form of Non-Competition, Non-Solicitation, Non-Disparagement and Confidentiality Agreement between the Company and each of the following executive officers: Sheila K. Taylor, Daniel J. Churay, James G. Kissinger, and Michael J. Naatz (incorporated by reference to Exhibit 10.35 to Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010, File No. 000-12255).

10.38

Non-Competition, Non-Solicitation, Non-Disparagement and Confidentiality Agreement dated December 16, 2008 by and between the Company and Phil J. Gaines (as amended by that certain letter agreement dated November 24, 2009) (incorporated by reference to Exhibit 10.38 to Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010, File No.

000-12255).

10.39	Non-Competition, Non-Solicitation, Non-Disparagement and Confidentiality Agreement dated January 6, 2010 by and between the Company and Timothy A. Wicks (incorporated by reference to Exhibit 10.39 to Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010, File No. 000-12255).

10.40	Letter Agreement, dated November 8, 2010, between the Company and John A. Lamar (incorporated by reference to Exhibit 10.37 to Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 14, 2011, File No. 000-12255).

10.41	Separation Agreement and Release dated March 6, 2011, between the Company and Sheila K. Taylor (incorporated by reference to Exhibit 10.8 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 10, 2011, File No. 000-12255).

10.42	Amendment to Non-Competition, Non-Solicitation, Non-Disparagement and Confidentiality Agreement dated March 6, 2011, between the Company and Sheila K. Taylor (incorporated by reference to Exhibit 10.9 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 10, 2011, File No. 000-12255).

10.43	Letter Agreement, effective March 28, 2011, between the Company and Phil J. Gaines (incorporated by reference to Exhibit 10.10 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 10, 2011, File No. 000-12255).

10.44	Written Description of Compensatory Arrangement with William L. Trubeck, dated March 7, 2011 (incorporated by reference to Exhibit 10.11 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 10, 2011, File No. 000-12255).

10.45.1	Commitment Letter, dated as of May 15, 2011 and agreed and accepted by the Company on May 16, 2011, by and between the Company and Morgan Stanley (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K, filed on May 17, 2011, File No. 000-12255).

10.45.2	Termination Notice Letter to Morgan Stanley, dated July 7, 2011 (incorporated by reference to Exhibit 10.22 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed on August 8, 2011, File No. 000-12255).

10.46	Commitment Letter, dated July 7, 2011, between the Company and the Commitment Parties (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K, filed on July 8, 2011, File No. 000-12255).

10.47	Amended and Restated Pledge and Security Agreement, dated as of July 22, 2011, by and among the Company, the subsidiaries of the Company party thereto, as grantors, and JPMorgan Chase Bank, National Association, as administrative agent and as collateral agent (incorporated by reference to Exhibit 10.12 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed on August 8, 2011, File No. 000-12255).

10.48	Pledge and Security Agreement, dated as of July 22, 2011, by and among the Company, the subsidiaries of the Company party thereto, as grantors, and U.S. Bank National Association, as collateral trustee (incorporated by reference to Exhibit 10.13 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed on August 8, 2011, File No. 000-12255).

10.49	Amended and Restated Intercreditor Agreement, dated as of July 22, 2011, by and among the Company, the subsidiaries of the Company party thereto, JPMorgan Chase Bank, National Association, as bank group representative, Wilmington Trust Company, as pension fund representative, U.S. Bank National Association, as convertible note representative, JPMorgan Chase Bank, N.A., as ABL representative, and the other bank group loan parties party thereto (incorporated by reference to Exhibit 10.14 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed on August 8, 2011, File No. 000-12255).

10.50	Collateral Trust Agreement, dated as of July 22, 2011, by and among the Company, the subsidiaries of the Company party thereto, U.S. Bank National Association, as Series A Notes indenture trustee, U.S. Bank National Association, as Series B Notes indenture trustee, and U.S. Bank National Association, as collateral trustee (incorporated by reference to Exhibit 10.15 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed on August 8, 2011, File No. 000-12255).

10.51	Employment Agreement, dated as of July 22, 2011, by and among the Company and James L. Welch (incorporated by reference to Exhibit 10.16 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed on August 8, 2011, File No. 000-12255).

10.52*	Separation Agreement and Complete Release, dated as of August 5, 2011, between the Company and Michael J. Smid.

10.53.1*	YRC Worldwide Inc. Director Compensation Plan effective August 30, 2011.

10.53.2*	Form of Director Share Unit Agreement.

12.1*	Statements re Computation of Ratios.

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 14, 2011, File No. 000-12255).

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.3*	Consent of Kobayashi, Sugita & Goda (included in Exhibit 5.2).

23.4*	Consent of Clark Hill PLC (included in Exhibit 5.3).

23.5*	Consent of Stoel Rives LLP (included in Exhibit 5.4).

23.6*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.5).

23.7*	Consent of Husch Blackwell LLP (included in Exhibit 5.6).

23.8*	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.7).

23.9*	Consent of Baker & Hostetler LLP (included in Exhibit 5.8).

24.1*	Powers of Attorney (included in signature pages).

*	Indicates documents filed herewith.